                                                Filed Pursuant to Rule 424(b)(3)
                                                Registration No. 333-98047


                        CNL HOSPITALITY PROPERTIES, INC.

                   SUPPLEMENT NO. FOUR, DATED JANUARY 26, 2004
                       TO PROSPECTUS, DATED APRIL 30, 2003

         This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 30, 2003. This Supplement replaces all prior Supplements to the Prospectus. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

         Information as to the number and types of Properties acquired by the Company is presented as of December 18, 2003, with the exception of the borrowing information which is presented as of December 24, 2003, and all references to commitments or Property acquisitions should be read in that context. Proposed Properties for which the Company enters into initial commitments to acquire, as well as Property acquisitions that occur after December 18, 2003, will be reported in a subsequent Supplement.

                               RECENT DEVELOPMENTS

         On May 23, 2003, the Company acquired a newly constructed Marriott Hotel located in Seattle, Washington (the "Seattle Waterfront Property"). The Seattle Waterfront Property includes 358 guest rooms, an 8,200 square-foot ballroom, 11,000 square feet of meeting space, an indoor/outdoor pool and an exercise facility. The Property is located at the western end of the downtown retail and business district.

         On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT ("RFS"), and RFS Partnership, L.P. ("RFS OP") for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities (including transaction and severance costs which are expected to total approximately $55 million). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continues to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The former assets of RFS are now held by subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Previously, on May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS's common stock at a price per share of $12.35.

         The Company initially financed this transaction by using approximately $158 million from sales of Common Stock in this offering, borrowing approximately $43 million under its line of credit (which amount was subsequently repaid in November 2003), obtaining $50 million in Permanent Financing related to one of its Properties and obtaining a bridge loan of $101 million from an affiliate of Bank of America (the "Bridge Loan"). In August 2003, the Company obtained an additional $88 million on the Bridge Loan, which was repaid on September 30, 2003. A portion of these funds, approximately $44 million, were used to refinance former RFS debts, and the remaining $44 million was used by the Company to acquire additional Properties. On December 4, 2003, the Company obtained a loan totaling $130 million of which approximately $101 million was used to repay the Bridge Loan. This new loan bears interest at a rate of one-month LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. On December 24, 2003, the Company obtained an additional loan collateralized by the same 26 Properties in the amount of $35 million, which bears interest at a rate of one-month LIBOR plus 465 basis points, with a floor of 6.65%.

         In connection with this transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which these hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), DoubleTree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). This transaction provides further brand and geographic diversification to the Company's portfolio of hotels.

         Flagstone Hospitality Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating the existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management agreements and franchise licenses with internationally recognized hotel brand managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by March 31, 2004.

         On August 15, 2003, the Company acquired a Marriott Hotel located in Plano, Texas (the "Marriott Plano Property"). The Marriott Plano Property includes 404 rooms, 32,000 square feet of meeting space, an outdoor swimming pool and an exercise facility.

         On August 28, 2003, the Company acquired an interest in a Hyatt Regency Hotel located in Dearborn, Michigan (the "Dearborn Property"). The Dearborn Property includes 772 guest rooms, 52,000 square feet of meeting space, an indoor swimming pool and an exercise facility. The Property is located within Fairlane Town Center which surrounds Ford Motor Company's World Headquarters.

         On August 29, 2003, the Company acquired an interest in a newly constructed Hampton Inn located in the Chelsea district of Manhattan, New York (the "Chelsea-Manhattan Property"). The Property includes 144 guest rooms and an exercise facility.

         On August 29, 2003, the Company acquired a Courtyard by Marriott in Arlington, Virginia (the "Courtyard Crystal City Property"). The Courtyard Crystal City Property includes 272 guest rooms, 3,900 square feet of meeting space, an indoor swimming pool and an exercise facility.

         On August 29, 2003, the Company acquired a Marriott Hotel in Baltimore, Maryland (the "Marriott BWI Property"). The Marriott BWI Property includes 310 guest rooms, 15,400 square feet of meeting space, an indoor swimming pool and an exercise facility. The Property is located in close proximity to the Baltimore Washington International Airport.

         On December 15, 2003, the Company acquired a Wyndham Hotel located in Montreal, Quebec, which was immediately converted to a Hyatt Regency Hotel (the "Hyatt Regency Montreal Property"). The Hyatt Regency Montreal Property is a 20-story hotel, which includes 607 guest rooms. The Property has over 35,500 square feet of meeting space, one (three meal) restaurant, a lobby lounge and bar, indoor swimming pool and exercise facility. The Property is located within Complexe Desjardins, which is Montreal's largest mixed-use retail and commercial center.

         On December 17, 2003, the Company and Hilton Hotels Corporation ("Hilton") formed a joint venture (the "Hilton 3 Partnership"), which is 75% owned by the Company and 25% owned by Hilton. On December 17, 2003, the Hilton 3 Partnership acquired two Hilton Hotel Properties located in each of La Jolla, California (the "Torrey Pines Property") and Washington, D.C. (the "Capital Hilton Property").

         The Torrey Pines Property is a four-story hotel, which includes 394 guest rooms. The Property has over 26,000 square feet of indoor meeting space, 15,700 square feet of outdoor meeting space, one (three meal) restaurant, two lounges, outdoor swimming pool, whirlpool, spa and an exercise facility. The Property is located within the exclusive San Diego resort community of La Jolla, overlooking the California coastline and Torrey Pines Golf Course.

         The Capital Hilton Property is a 14-story hotel, which includes 544 guest rooms. The Property has approximately 33,000 square feet of meeting space, two restaurants, a lobby lounge and an exercise facility. The Property is located in the center of downtown Washington, D.C., two blocks from the White House and within walking distance from local attractions.

         On December 18, 2003, the Company and an unrelated third party formed a joint venture (the "Del Coronado Partnership"), which is 70% owned by the Company and 30% owned by KSL Recreation Corporation ("KSL"). The Del Coronado Partnership acquired the Hotel del Coronado on Coronado Island in California (the "Del Coronado Property"). The Del Coronado Property is a national historic landmark hotel built on 31 beachfront acres of Coronado Island, California. The Property includes 688 guest rooms and has approximately 63,000 square feet of indoor meeting space, eight food and beverage outlets, twenty-two retail outlets, two heated outdoor swimming pools, three tennis courts, bicycle and beach equipment rentals, and an exercise facility.

         As of December 18, 2003, the Company owned interests in 130 Properties, including 24 Properties through joint ventures and two Properties under development. The Company leases Properties, and expects to continue to lease its Properties, primarily to taxable REIT subsidiaries of the Company with management of the Properties performed by third-party hotel managers under affiliations with national hotel brands. Other Properties are leased on a triple-net basis to third-party operators. Of the Properties in which it owns interests, including the two Properties under development, the Company has leased or will lease 113 to subsidiaries of the Company or its various joint ventures with management performed by third-party managers, and it has leased 17 on a triple-net basis to unaffiliated third-party operators.

         The Board of Directors declared Distributions of $0.06458 per Share to stockholders of record on July 1, August 1 and September 1, 2003, which were paid by September 30, 2003. In addition, the Board of Directors declared Distributions of $0.06458 per Share to stockholders of record on October 1, November 1, and December 1, 2003, payable by December 31, 2003. Distributions for the 12-month period ended December 31, 2003 represent a historical return of 7.75%.

                                  THE OFFERINGS

         As of December 18, 2003, the Company had received subscriptions from this offering for approximately 104.4 million Shares totalling $1 billion in Gross Proceeds. As of December 18, 2003, the Company had received aggregate subscriptions for approximately 237 million Shares totalling approximately $2.4 billion in gross proceeds, including approximately 1.6 million Shares (approximately $16 million) issued pursuant to the Reinvestment Plan, from its Prior Offerings and this offering. As of December 18, 2003, net proceeds to the Company from its Prior Offerings and this offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and Offering Expenses, totalled approximately $3 billion. The Company had used approximately $1.3 billion of net offering proceeds and approximately $598 million of loan proceeds to invest in 106 hotel Properties. In addition, the Company had used approximately $469 million to invest in 24 Properties through 12 joint ventures, approximately $19 million to invest in securities of an operating partnership of a public REIT, approximately $14 million to redeem approximately 1.5 million Shares of Common Stock, approximately $365 million to pay down the various lines of credit and approximately $142 million to pay Acquisition Fees and certain Acquisition Expenses, leaving approximately $85 million available for investment in Properties, Mortgage Loans and other permitted investments.

         On July 23, 2003, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission. In connection therewith, the Board of Directors has approved a sixth public offering by the Company (the "2004 Offering") of 400 million Shares at $10.00 per Share ($4 billion), which is expected to commence following the completion of this offering. Of the 400 million Shares expected to be offered, up to 50 million ($500 million) are expected to be available to stockholders purchasing Shares through the Reinvestment Plan. The Board of Directors expects to submit, for a vote of the stockholders at the next annual meeting of stockholders, a proposal to increase the number of authorized Shares of Common Stock of the Company from 450 million to one billion. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2004 Offering will be limited to up to 142 million Shares. Net proceeds from the 2004 Offering are expected to be invested in additional Properties, Mortgage Loans and other permitted investments. The Company believes that the net proceeds received from the 2004 Offering and any additional offerings will enable the Company to continue to grow and take advantage of acquisition opportunities until such time, if any, that the Company's Shares are Listed on a national securities exchange or over-the-counter market. Under the Company's Articles of Incorporation, if the Company does not List by December 31, 2007, it will commence an orderly liquidation of its Assets, and the distribution of the proceeds therefrom to its stockholders.

                                  RISK FACTORS

REAL ESTATE AND OTHER INVESTMENT RISKS

         The following paragraph is inserted following the heading "Risk Factors -- Real Estate and Other Investment Risks" on page 14 of the Prospectus.

         THE COMPANY IS SUBJECT TO THE RISKS OF HOTEL OPERATIONS. The Company has invested primarily in hotels and hotel-related assets, and its hotels are subject to all of the risks common to the hotel industry. These risks could adversely affect hotel occupancy and the rates that can be charged for hotel rooms as well as hotel operating expenses, and generally include: (i) increases in supply of hotel rooms that exceed increases in demand; (ii) increases in energy costs and other travel expenses that reduce business and leisure travel;
(iii) reduced business and leisure travel due to continued geo-political uncertainty, including terrorism; (iv) adverse effects of declines in general and local economic activity; (v) adverse effects of a downturn in the hotel industry; and (vi) risks generally associated with the ownership of hotels and real estate, as discussed in the Prospectus.

         The following paragraphs are inserted following the second paragraph on page 15 of the Prospectus.

         According to Smith Travel Research, for all U.S. hotels, industry revenue per available room experienced year over year decreases of approximately 2.0% and 6.9% in 2002 and 2001, respectively, and is expected to increase slightly in 2003. If the Company is unable to sustain appropriate levels of revenue per available room, its operating margins will deteriorate.

         Certain of our leases and operating agreements contain credit enhancement features such as guarantees, which are intended to cover payment of minimum returns to the Company. However, these credit enhancements expire and there is no assurance that the existence of such credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged.

         The following paragraph is inserted following the fourth paragraph on page 15 of the Prospectus.

         USE OF THE TRS STRUCTURE INCREASES OUR DEPENDENCE ON THE OPERATING RESULTS OF THE HOTELS. Prior to January 1, 2001, substantially all of the Company's hotels were leased to unaffiliated third-parties under leases providing for the payment of rent based, in part, on revenues from the Company's hotels. Accordingly, operating risks were essentially limited to changes in hotel revenues and to the lessees' ability to pay the rent due under the leases. For properties leased to our subsidiaries that do not have credit enhancements in place, collection of amounts due under the related rental agreements are dependent on the profitable operations of the hotel properties. In addition to the ownership expenses previously borne by the Company, the Company is now subject to the risks of increased hotel operating expenses for the hotels now in the Company's TRS lessee structure, including but not limited to: (i) wage and benefit costs; (ii) repair and maintenance expenses; (iii) energy costs, which have increased significantly, especially at the California hotels; (iv) the costs of liability insurance; and (v) other operating expenses. Increases in these operating expenses can have a significant adverse impact on the Company's earnings and cash flow. Poor performance by the properties leased to subsidiaries will affect the Company's results of operations to a much greater extent than would performance by properties leased to third parties. We do, however, have the right under our agreements with the third party managers of these hotels to terminate the manager and engage a new manager in the event that the poor performance is attributable to the manager.

         The following paragraph is inserted following the sixth paragraph on page 15 of the Prospectus.

         SOME OF THE COMPANY'S HOTELS ARE SUBJECT TO COMPLIANCE WITH REQUIREMENTS OF FRANCHISE AGREEMENTS. Some of the Company's hotels are operated under franchise licenses. Each license agreement requires that the licensed hotel be maintained and operated in accordance with certain standards and requires the Company to pay a variety of franchise related fees to the franchisors. The franchisors also may require substantial improvements to the Company's hotels, for which the Company would be responsible, as a condition to the renewal or continuation of these franchise licenses. If a franchise license terminates due to the Company's failure to make required improvements or to otherwise comply with its terms, the Company may be liable to the franchisor for a termination payment. These termination payments would vary by franchise agreement and by hotel. Although the Company has never had a franchise agreement terminated by a franchisor, the loss of a substantial number of franchise licenses and the related termination payments could have a material adverse effect on its business, financial condition and results of operations.

FINANCING RISKS

         The following paragraph updates and replaces the first paragraph on page 19 of the Prospectus.

         WE CAN BORROW MONEY TO MAKE DISTRIBUTIONS. We may borrow money as necessary or advisable to make distributions, including, but not limited to, distributions for the purpose of the maintenance of our qualification as a

REIT for federal income tax purposes. In such an event, it is possible that we could make distributions in excess of our earnings and profits and, accordingly, that the distributions could constitute a return of capital for federal income tax purposes.

MISCELLANEOUS RISKS

         The following paragraph updates and replaces the corresponding paragraph on page 19 of the Prospectus.

         WE MAY NOT HAVE ADEQUATE INSURANCE. An uninsured loss or a loss in excess of insured limits could have a material adverse impact on our operating results and cash flows and returns to the stockholders could be reduced. The section entitled "Business -- Description of Property Leases -- Insurance, Taxes, Maintenance and Repairs" describes the types of insurance that the leases of the properties will require the tenant to obtain. The Company or its third-party tenants or management companies maintain comprehensive insurance on each of the Company's properties, including liability, fire and extended coverage, of the type and amount the Company believes is customarily obtained for or by hotel owners. Some of the Company's hotels in California and the Company's hotel in Hawaii are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes that were less stringent with regard to earthquake related requirements. An earthquake could render significant uninsured damage to the hotels. Additionally, areas in Florida and Louisiana, where certain of the Company's hotels are located, may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels located in seismic areas of California and in Hawaii, and has wind insurance policies on certain of its hotels located in Florida and Louisiana. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be commercially practical to insure. Additionally, deductibles on earthquake and wind insurance policies may be higher than general property insurance policies. With respect to some of the hotels in California, in addition to the applicable deductibles under the earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake.

         The following paragraph is inserted following the fifth paragraph on page 19 of the Prospectus.

         COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT MAY ADVERSELY AFFECT OUR FINANCIAL CONDITION. Under the Americans with Disabilities Act of 1990, all public accommodations, including hotels, are required to meet certain federal requirements for access and use by disabled persons. The Company believes that its hotels substantially comply with the requirements of the Americans with Disabilities Act. However, a determination that the hotels are not in compliance with that Act could result in liability for both governmental fines and damages to private parties. If the Company were required to make unanticipated major modifications to the hotels to comply with the requirements of the Americans with Disabilities Act, it could adversely affect the Company's ability to pay its obligations.

                             MANAGEMENT COMPENSATION

         For information concerning compensation and fees paid to the Advisor and its Affiliates, see "Certain Transactions."

                              CONFLICTS OF INTEREST

POSSIBLE LISTING OF SHARES

         A conflict could arise in connection with the determination of whether or not to List the Company's shares since the Advisor and other Affiliates may receive different amounts of compensation, if such Shares are Listed, and such compensation could be paid earlier if Listing occurs. The Board of Directors must approve the Listing of the Shares.

                                    BUSINESS

INDUSTRY PERFORMANCE

         The following information updates and replaces the corresponding information in the "Business -- Industry Performance" section beginning on page 43 of the Prospectus.

         The travel and tourism industry, the largest industry globally, is one of the largest industries in the United States. The lodging industry constitutes a vital part of travel and tourism in the United States. As reported by Smith Travel Research, a leading provider of lodging industry statistical data, in 2002, there were approximately 47,000 hotel properties in the United States that included over 4.4 million hotel rooms. These hotels generated approximately $102.6 billion in revenue in 2002.

         The hotel industry has grown in profitability at a compounded annual growth rate of 22.0% from 1993 to 2002 despite various economic fluctuations, including the combined effect of a slowing economy and the September 11, 2001 terrorist attacks. According to Smith Travel Research data, the United States lodging industry reached $102.6 billion in total revenue for 2002, the third highest year in history despite a slight drop from the prior year. In addition, in 2002, pre-tax profits were $14.2 billion, the sixth most profitable year in such 10-year period, despite a 12.3% drop from the prior year.

         The table below presents pre-tax profits for the hospitality industry by year.

         Pre-tax Profits
          (in billions)
--------------------------------
Year               Profitability
----               -------------
1993                   $ 2.4
1994                     5.5
1995                     8.5
1996                    12.5
1997                    17.0
1998                    20.9
1999                    22.1
2000                    26.4
2001                    16.2
2002                    14.2

Source: Smith Travel Research

PROPERTY ACQUISITIONS

         The following information should be read in conjunction with the "Business -- Property Acquisitions" section beginning on page 46 of the Prospectus.

         Between April 22, 2003 and December 18, 2003, the Company acquired interests in 67 Properties. In connection with the acquisition of ten of these Properties, the Company and/or its joint ventures (as applicable), as lessor, entered into lease agreements with various TRS entities and the management of these Properties is performed by third-party managers.

         By virtue of the merger transaction in which the Company acquired RFS Hotel Investors, Inc., a Tennessee REIT ("RFS") (the "RFS Transaction") (for more information regarding this transaction see the description at the end of this section), the Company and its subsidiaries succeeded to all of RFS's rights and obligations, including the rights and obligations under lease agreements with respect to the 57 properties previously owned by RFS. Of the 57 Properties, 52 are leased by the Company to certain of its TRS entities and are managed by third-party managers. In connection with the five remaining Properties, the Company, as lessor, is the successor to triple-net lease agreements with third-party operators. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business -- Description of Property Leases."

         The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be minimum rent. Additionally, if these conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

         The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries and guarantee the Company certain minimum returns on its Properties. Funding under these guarantees is either recognized as other income, as reductions in base management fees or as liabilities by the Company, depending upon the nature of each credit enhancement agreement and whether the funded amounts are required to be repaid by the Company in the future. All of the credit enhancements are subject to expiration or "burn-off" provisions over time or at such time that the funding limit has been reached. There is no assurance that market conditions will allow the Company to continue to obtain credit enhancements on Properties acquired in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay Distributions to stockholders may be affected. For more information regarding the credit enhancements see the "Business - Credit Enhancements" section below.

         The following table sets forth the location of the ten Properties acquired by the Company between April 22, 2003 and December 18, 2003, and the 57 Properties previously owned by RFS, and a summary of the principal characteristics and the lease terms of each Property.

                              PROPERTY ACQUISITIONS

                  From April 22, 2003 through December 18, 2003

                                          Date    Lease Expiration and           Minimum
         Property Location              Acquired     Renewal Options            Annual Rent            Percentage Rent
--------------------------------------  --------  --------------------  -------------------------  -----------------------
MARRIOTT HOTEL (1) (2) (3)              05/23/03  05/2008; five         The greater of (i)         See Minimum Annual Rent
(the "Seattle Waterfront Property")               five-year renewal     $5,334,000 or (ii) a
Newly constructed hotel                           options               percentage of gross
                                                                        revenues of the Property
The Seattle Waterfront Property is                                      ranging from 15% to 35%
located in Seattle, Washington, at the                                  for the applicable year,
western end of the downtown retail and                                  designed to result in a
business district.  The Property                                        minimum return of
includes 358 guest rooms, an 8,200                                      approximately 10.75% (1)
square-foot ballroom, 11,000 square
feet of meeting space, an
indoor/outdoor pool and an exercise
facility.

BEVERLY HERITAGE (1) (3) (4)            07/10/03         06/2007        The greater of (i)         See Minimum Annual Rent
(the "Beverly Heritage Milpitas                                         $2,395,750 or (ii) a
Property")                                                              percentage of room
Existing hotel                                                          revenues ranging from
                                                                        53.1% to 75% plus 5% of
The Beverly Heritage Milpitas Property                                  food revenues and 20% of
is located in Milpitas, California.                                     beverage revenues of the
The Property includes 237 guest rooms,                                  Property for the
3,470 square feet of meeting space, an                                  applicable year, designed
outdoor swimming pool and an exercise                                   to result in a minimum
room.                                                                   return of approximately
                                                                        12% (1)

COMFORT INN (1) (3) (4)                 07/10/03         12/2008        The greater of (i)         See Minimum Annual Rent
(the "Marietta Property")                                               $472,500 or (ii) a
Existing hotel                                                          percentage of room
                                                                        revenues ranging from
The Marietta Property is located in                                     27.5% to 60% plus 5% of
Marietta, Georgia.  The Property                                        food revenues and 20% of
includes 184 guest rooms, 285 square                                    beverage revenues of the
feet of meeting space, an outdoor                                       Property for the
swimming pool and an exercise room.                                     applicable year, designed
                                                                        to result in a minimum
                                                                        return of approximately
                                                                        12% (1)

                                          Date    Lease Expiration and            Minimum
         Property Location              Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  ------------------------------  -----------------------------------------------------
COURTYARD BY MARRIOTT (1) (3) (4)       07/10/03        12/2011         The greater of (i) $454,230   See Minimum Annual Rent
(the "Courtyard Flint Property")                                        or (ii) a percentage of room
Existing hotel                                                          revenues ranging from 41.5%
                                                                        to 70% plus 5% of food
The Courtyard Flint Property is                                         revenues and 20% of beverage
located in Flint, Michigan.  The                                        revenues of the Property for
Property includes 102 guest rooms, 624                                  the applicable year,
square feet of meeting space, an                                        designed to result in a
indoor swimming pool and an exercise                                    minimum return of
room.                                                                   approximately 12% (1)

DOUBLETREE HOTEL (1) (3) (4)            07/10/03        05/2011         The greater of (i)            See Minimum Annual Rent
(the "San Diego Property")                                              $1,162,000 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 26% to 70% plus
The San Diego Property is located in                                    5% of food revenues and 20%
San Diego, California.  The Property                                    of beverage revenues of the
includes 221 guest rooms, 6,485 square                                  Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center, an outdoor swimming pool and                                    a minimum return of
an exercise room.                                                       approximately 12% (1)

FOUR POINTS BY SHERATON (1) (3) (4)     07/10/03        01/2012         The greater of (i) $675,768   See Minimum Annual Rent
(the "Bakersfield Property")                                            or (ii) a percentage of room
Existing hotel                                                          revenues ranging from 23.5%
                                                                        to 65% plus 90% of other
The Bakersfield Property is located in                                  revenues (excluding food and
Bakersfield, California.  The Property                                  beverage revenues) of the
includes 198 guest rooms, 6,000 square                                  Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center, an outdoor swimming pool and                                    a minimum return of
an exercise room.                                                       approximately 12% (1)

                                          Date    Lease Expiration and            Minimum
        Property Location               Acquired    Renewal Options             Annual Rent                Percentage Rent
--------------------------------------  --------  --------------------  -----------------------------  -----------------------
FOUR POINTS BY SHERATON (1) (3) (4)     07/10/03         01/2012        The greater of (i) $1,635,160  See Minimum Annual Rent
(the "Pleasanton Property")                                             or (ii) a percentage of room
Existing hotel                                                          revenues ranging from 48.1%
                                                                        to 65% plus 5% of food
The Pleasanton Property is located in                                   revenues and 90% of other
Pleasanton, California.  The Property                                   revenues (excluding beverage
includes 214 guest rooms, 15,098                                        revenues) of the Property for
square feet of meeting space, a                                         the applicable year, designed
business center, an outdoor swimming                                    to result in a minimum return
pool and an exercise room.                                              of approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         05/2012        The greater of (i) $369,514    See Minimum Annual Rent
(the "Hampton Inn Chandler Property")                                   or (ii) a percentage of room
Existing hotel                                                          revenues ranging from 47.2%
                                                                        to 72% of the Property for
The Hampton Inn Chandler Property is                                    the applicable year,
located in Phoenix, Arizona.  The                                       designed to result in a
Property includes 101 guest rooms, 450                                  minimum return of
square feet of meeting space, an                                        approximately 12% (1)
outdoor swimming pool and an exercise
room.

HAMPTON INN (1) (3) (4)                 07/10/03         06/2007        The greater of (i) $398,397    See Minimum Annual Rent
(the "Sedona Property")                                                 or (ii) a percentage of room
Existing hotel                                                          revenues ranging from 43.6%
                                                                        to 72% of the Property for
The Sedona Property is located in                                       the applicable year,
Sedona, Arizona. The Property                                           designed to result in a
includes 56 guest rooms, 648 square                                     minimum return of
feet of meeting space, an outdoor                                       approximately 12% (1)
swimming pool and an exercise room.

                                          Date    Lease Expiration and             Minimum
           Property Location            Acquired     Renewal Options             Annual Rent               Percentage Rent
--------------------------------------  --------  --------------------  -----------------------------  -----------------------
HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i)             See Minimum Annual Rent
(the "Denver Property")                                                 $568,981 or (ii) a
Existing hotel                                                          percentage of room
                                                                        revenues ranging from
The Denver Property is located in                                       27.5% to 76.5% plus 5% of
Denver, Colorado.  The Property                                         food revenues and 20% of
includes 138 guest rooms, 900 square                                    beverage revenues of the
feet of meeting space and an exercise                                   Property for the
room.                                                                   applicable year, designed
                                                                        to result in a minimum
                                                                        return of approximately
                                                                        12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         03/2010        The greater of (i) $553,000    See Minimum Annual Rent
(the "Lakewood Property")                                               or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        33.5% to 70% plus 5% of
The Lakewood Property is located in                                     food revenues and 20% of
Lakewood, Colorado.  The Property                                       beverage revenues of the
includes 150 guest rooms, 700 square                                    Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center and an exercise room.                                            a minimum return of
                                                                        approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         04/2009        The greater of (i) $364,000    See Minimum Annual Rent
(the "Ft. Lauderdale Property")                                         or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        27.5% to 70% plus 5% of
The Ft. Lauderdale Property is located                                  food revenues and 20% of
in Ft. Lauderdale, Florida.  The                                        beverage revenues of the
Property includes 122 guest rooms, 576                                  Property for the applicable
square feet of meeting space, an                                        year, designed to result in
outdoor swimming pool and an exercise                                   a minimum return of
room.                                                                   approximately 12% (1)

HAMPTON INN (3) (4) (5)                 07/10/03         03/2008        The greater of (i) $428,871    See Minimum Annual Rent
(the "Hampton Inn Jacksonville                                          or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          31% to 70% plus 5% of food
                                                                        revenues and 20% of
The Hampton Inn Jacksonville Property                                   beverage revenues of the
is located in Jacksonville, Florida.                                    Property for the applicable
The Property includes 118 guest rooms,                                  year
1,000 square feet of meeting space, a
business center, an outdoor swimming
pool and an exercise room.

                                          Date    Lease Expiration and            Minimum
         Property Location              Acquired     Renewal Options            Annual Rent                Percentage Rent
--------------------------------------  --------  --------------------  -----------------------------  -----------------------
HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $556,693    See Minimum Annual Rent
(the "Indianapolis Property")                                           or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        40.5% to 72% plus 5% of
The Indianapolis Property is located                                    food revenues and 20% of
in Indianapolis, Indiana.  The                                          beverage revenues of the
Property includes 131 guest rooms, 896                                  Property for the applicable
square feet of meeting space, a                                         year, designed to result in
business center and an exercise room.                                   a minimum return of
                                                                        approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $613,288    See Minimum Annual Rent
(the "Hampton Inn Bloomington                                           or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          41.5% to 70% plus 5% of
                                                                        food revenues and 20% of
The Hampton Inn Bloomington Property                                    beverage revenues of the
is located in Bloomington, Minnesota.                                   Property for the applicable
The Property includes 135 guest rooms,                                  year, designed to result in
576 square feet of meeting space, a                                     a minimum return of
business center and an exercise room.                                   approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $348,052    See Minimum Annual Rent
(the "Minnetonka Property")                                             or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        38.5% to 70% plus 5% of
The Minnetonka Property is located in                                   food revenues and 20% of
Minnetonka, Minnesota.  The Property                                    beverage revenues of the
includes 127 guest rooms, 2,236 square                                  Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center and an exercise room.                                            a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and            Minimum
         Property Location              Acquired     Renewal Options            Annual Rent                Percentage Rent
--------------------------------------  --------  --------------------  -----------------------------  -----------------------
HAMPTON INN (1) (3) (4)                 07/10/03         04/2010        The greater of (i) $385,000    See Minimum Annual Rent
(the "Hattiesburg Property")                                            or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        36% to 65% plus 5% of food
The Hattiesburg Property is located in                                  revenues and 20% of
Hattiesburg, Mississippi.  The                                          beverage revenues of the
Property includes 154 guest rooms, 400                                  Property for the applicable
square feet of meeting space, a                                         year, designed to result in
business center and an outdoor                                          a minimum return of
swimming pool.                                                          approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $342,202    See Minimum Annual Rent
(the "Lincoln Property")                                                or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        30.5% to 70% plus 5% of
The Lincoln Property is located in                                      food revenues and 20% of
Lincoln, Nebraska.  The Property                                        beverage revenues of the
includes 111 guest rooms, 766 square                                    Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)


HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $463,545    See Minimum Annual Rent
(the "Omaha Property")                                                  or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        38% to 70% plus 5% of food
The Omaha Property is located in                                        revenues and 20% of
Omaha, Nebraska.  The Property                                          beverage revenues of the
includes 129 guest rooms, 900 square                                    Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center and an exercise room.                                            a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and            Minimum
         Property Location              Acquired     Renewal Options            Annual Rent                Percentage Rent
--------------------------------------  --------  --------------------  -----------------------------  ---------------------------
HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $489,631    See Minimum Annual Rent
(the "Oklahoma City Property")                                          or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        32.5% to 70% plus 5% of
The Oklahoma City Property is located                                   food revenues and 20% of
in Oklahoma City, Oklahoma.  The                                        beverage revenues of the
Property includes 134 guest rooms, 520                                  Property for the applicable
square feet of meeting space, a                                         year, designed to result in
business center and an outdoor                                          a minimum return of
swimming pool.                                                          approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         06/2009        The greater of (i) $423,390    See Minimum Annual Rent
(the "Tulsa Property")                                                  or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        33.5% to 70% plus 5% of
The Tulsa Property is located in                                        food revenues and 20% of
Tulsa, Oklahoma.  The Property                                          beverage revenues of the
includes 148 guest rooms, 1,425 square                                  Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center and an outdoor swimming pool.                                    a minimum return of
                                                                        approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03         09/2009        The greater of (i) $516,250    See Minimum Annual Rent
(the "Memphis Property")                                                or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        33% to 70% plus 5% of food
The Memphis Property is located in                                      revenues and 20% of
Memphis, Tennessee.  The Property                                       beverage revenues of the
includes 120 guest rooms, 475 square                                    Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center and an outdoor swimming pool.                                    a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and               Minimum
          Property Location             Acquired    Renewal Options                Annual Rent               Percentage Rent
--------------------------------------  --------  --------------------  -------------------------------  -----------------------
HAMPTON INN (1) (3) (4)                 07/10/03        07/2010         The greater of (i) $409,255      See Minimum Annual Rent
(the "Laredo Property")                                                 or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        21% to 70% plus 5% of food
The Laredo Property is located in                                       revenues and 20% of
Laredo, Texas. The Property includes                                    beverage revenues of the
119 guest rooms, 500 square feet of                                     Property for the applicable
meeting space and an outdoor swimming                                   year, designed to result in
pool.                                                                   a minimum return of
                                                                        approximately 12% (1)

HAMPTON INN (1) (3) (4)                 07/10/03        11/2011         The greater of (i) $450,052      See Minimum Annual Rent
(the "Hampton Inn Houston Property")                                    or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        35% to 65% of the Property
                                                                        for the applicable year,
The Hampton Inn Houston Property is                                     designed to result in a
located in Houston, Texas. The                                          minimum return of
Property includes 119 guest rooms, 475                                  approximately 12% (1)
square feet of meeting space, a
business center, an outdoor swimming
pool and an exercise room.

HILTON HOTEL (1) (3) (4)                07/10/03        12/2010         The greater of (i) $930,434      See Minimum Annual Rent
(the "Birmingham Property")                                             or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        15.4% to 75% plus 5% of
The Birmingham Property is located in                                   food revenues and 20% of
Birmingham, Alabama. The Property                                       beverage revenues of the
includes 205 guest rooms, 9,269 square                                  Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center, an outdoor swimming pool and                                    a minimum return of
an exercise room.                                                       approximately 12% (1)

HILTON HOTEL (1) (3) (4) (6)            07/10/03        12/2003         The greater of (i)               See Minimum Annual Rent
(the "Hilton San Francisco Property")                                   $2,812,226 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 20.6% to 75%
The Hilton San Francisco Property is                                    of the Property for the
located in San Francisco, California.                                   applicable year, designed
The Property includes 234 guest rooms,                                  to result in a minimum
2,766 square feet of meeting space, a                                   return of approximately 12% (1)
business center and an exercise room.

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
HOLIDAY INN (1) (3) (4)                 07/10/03        10/2010         The greater of (i)           See Minimum Annual Rent
(the "Crystal Lake Property")                                           $1,016,000 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 30% to 70%
The Crystal Lake Property is located                                    plus 5% of food revenues
in Crystal Lake, Illinois. The                                          and 20% of beverage
Property includes 197 guest rooms,                                      revenues of the Property
14,000 square feet of meeting space, a                                  for the applicable year,
business center, an indoor swimming                                     designed to result in a
pool and an exercise room.                                              minimum return of
                                                                        approximately 12% (1)

HOLIDAY INN (1) (3) (4)                 07/10/03        08/2008         The greater of (i) $409,727  See Minimum Annual Rent
(the "Louisville Property")                                             or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        23% to 60% plus 5% of food
The Louisville Property is located in                                   revenues and 20% of
Louisville, Kentucky. The Property                                      beverage revenues of the
includes 169 guest rooms, 3,420 square                                  Property for the applicable
feet of meeting space, an indoor                                        year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

HOLIDAY INN (1) (3) (4)                 07/10/03        10/2008         The greater of (i) $700,000  See Minimum Annual Rent
(the "Lafayette Property")                                              or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        24% to 70% plus 5% of food
The Lafayette Property is located in                                    revenues and 20% of
Lafayette, Louisiana. The Property                                      beverage revenues of the
includes 242 guest rooms, 9,800 square                                  Property for the applicable
feet of meeting space, an indoor                                        year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
HOLIDAY INN (1) (3) (4)                 07/10/03        10/2009         The greater of (i) $933,100  See Minimum Annual Rent
(the "Holiday Inn Flint Property")                                      or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        40% to 70% plus 5% of food
The Holiday Inn Flint Property is                                       revenues and 20% of
located in Flint, Michigan. The                                         beverage revenues of the
Property includes 171 guest rooms,                                      Property for the applicable
15,000 square feet of meeting space, a                                  year, designed to result in
business center, an indoor swimming                                     a minimum return of
pool and an exercise room.                                              approximately 12% (1)

HOLIDAY INN (1) (3) (4)                 07/10/03        08/2008         The greater of (i) $368,754  See Minimum Annual Rent
(the "Columbia Property")                                               or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        17.5% to 50% plus 5% of
The Columbia Property is located in                                     food revenues and 20% of
Columbia, South Carolina. The                                           beverage revenues of the
Property includes 175 guest rooms,                                      Property for the applicable
9,093 square feet of meeting space, a                                   year, designed to result in
business center, an outdoor swimming                                    a minimum return of
pool and an exercise room.                                              approximately 12% (1)

HOLIDAY INN EXPRESS (1) (3) (4)         07/10/03        06/2009         The greater of (i) $289,961  See Minimum Annual Rent
(the "Arlington Heights Property")                                      or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        38.5% to 70% plus 5% of
The Arlington Heights Property is                                       food revenues and 20% of
located in Arlington Heights,                                           beverage revenues of the
Illinois. The Property includes 125                                     Property for the applicable
guest rooms, 1,325 square feet of                                       year, designed to result in
meeting space and a business center.                                    a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
HOLIDAY INN EXPRESS (1) (3) (4)         07/10/03        06/2009         The greater of (i) $409,850  See Minimum Annual Rent
(the "Downers Grove Property")                                          or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        34.5% to 70% plus 5% of
The Downers Grove Property is located                                   food revenues and 20% of
in Downers Grove, Illinois. The                                         beverage revenues of the
Property includes 123 guest rooms,                                      Property for the applicable
1,200 square feet of meeting space and                                  year, designed to result in
a business center.                                                      a minimum return of
                                                                        approximately 12% (1)

HOLIDAY INN EXPRESS (1) (3) (4)         07/10/03        06/2009         The greater of (i) $515,793  See Minimum Annual Rent
(the "Holiday Inn Express Bloomington                                   or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          27.5% to 72% plus 5% of
                                                                        food revenues and 20% of
The Holiday Inn Express Bloomington                                     beverage revenues of the
Property is located in Bloomington,                                     Property for the applicable
Minnesota. The Property includes 142                                    year, designed to result in
guest rooms, 1,461 square feet of                                       a minimum return of
meeting space, an indoor swimming                                       approximately 12% (1)
pool and an exercise room.

HOLIDAY INN EXPRESS (1) (3) (4)         07/10/03        01/2010         The greater of (i) $367,500  See Minimum Annual Rent
(the "Austin Property")                                                 or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        36.5% to 65% plus 5% of
The Austin Property is located in                                       food revenues and 20% of
Austin, Texas. The Property includes                                    beverage revenues of the
125 guest rooms, 940 square feet of                                     Property for the applicable
meeting space and an outdoor swimming                                   year, designed to result in
pool.                                                                   a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
HOLIDAY INN EXPRESS (1) (3) (4)         07/10/03        06/2009         The greater of (i) $373,516  See Minimum Annual Rent
(the "Wauwatosa Property")                                              or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        40.5% to 70% plus 5% of
The Wauwatosa Property is located in                                    food revenues and 20% of
Wauwatosa, Wisconsin. The Property                                      beverage revenues of the
includes 122 guest rooms, 1,127 square                                  Property for the applicable
feet of meeting space and a business                                    year, designed to result in
center.                                                                 a minimum return of
                                                                        approximately 12% (1)

HOMEWOOD SUITES BY HILTON (1) (3) (4)   07/10/03        12/2010         The greater of (i) $447,400  See Minimum Annual Rent
(the "Homewood Suites Chandler                                          or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          31.1% to 70% of the
                                                                        Property for the applicable
The Homewood Suites Chandler Property                                   year, designed to result in
is located in Chandler, Arizona. The                                    a minimum return of
Property includes 83 guest suites, 240                                  approximately 12% (1)
square feet of meeting space, an
outdoor swimming pool and an exercise
room.

HOTEL REX (1) (3) (4)                   07/10/03        12/2010         The greater of (i)           See Minimum Annual Rent
(the "Hotel Rex San Francisco                                           $1,086,980 or (ii) a
Property") Existing hotel                                               percentage of room revenues
Existing hotel                                                          ranging from 50.7% to 82%
                                                                        plus 5% of food revenues
The Hotel Rex San Francisco Property                                    and 20% of beverage
is located in San Francisco,                                            revenues of the Property
California. The Property includes 94                                    for the applicable year,
guest rooms, 1,750 square feet of                                       designed to result in a
meeting space, a business center and                                    minimum return of
an exercise room.                                                       approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        01/2011         The greater of (i)           See Minimum Annual Rent
(the "Sacramento Property")                                             $1,008,000 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 40% to 70%
The Sacramento Property is located in                                   plus 20% of beverage
Sacramento, California. The Property                                    revenues of the Property
includes 176 guest suites, 525 square                                   for the applicable year,
feet of meeting space, an outdoor                                       designed to result in a
swimming pool and an exercise room.                                     minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2009         The greater of (i)           See Minimum Annual Rent
(the "Torrance Property")                                               $1,365,000 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 35% to 69%
The Torrance Property is located in                                     plus 5% of food revenues
Torrance, California. The Property                                      and 20% of beverage
includes 247 guest suites, 1,416                                        revenues of the Property
square feet of meeting space, an                                        for the applicable year,
outdoor swimming pool and an exercise                                   designed to result in a
room.                                                                   minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2009         The greater of (i) $703,500  See Minimum Annual Rent
(the "Wilmington Property")                                             or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        36% to 70% plus 5% of food
The Wilmington Property is located in                                   revenues and 20% of
Wilmington, Delaware. The Property                                      beverage revenues of the
includes 120 guest suites, 1,450                                        Property for the applicable
square feet of meeting space, an                                        year, designed to result in
outdoor swimming pool and an exercise                                   a minimum return of
room.                                                                   approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
RESIDENCE INN BY MARRIOTT (3) (4) (5)   07/10/03        10/2007         The greater of (i) $575,658  See Minimum Annual Rent
(the "Residence Inn Jacksonville                                        or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          34.6% to 70% plus 5% of
                                                                        food revenues and 20% of
The Residence Inn Jacksonville                                          beverage revenues of the
Property is located in Jacksonville,                                    Property for the applicable
Florida. The Property includes 120                                      year
guest suites, 600 square feet of
meeting space, an outdoor swimming
pool and an exercise room.

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2010         The greater of (i) $707,000  See Minimum Annual Rent
(the "Orlando Property")                                                or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        25% to 70% plus 5% of food
The Orlando Property is located in                                      revenues and 20% of
Orlando, Florida. The Property                                          beverage revenues of the
includes 176 guest suites, 625 square                                   Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (3) (4) (5)   07/10/03        05/2007         The greater of (i) $420,001  See Minimum Annual Rent
(the "West Palm Beach Property")                                        or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        44.2% to 68% of the
The West Palm Beach Property is                                         Property for the applicable
located in West Palm Beach, Florida.                                    year
The Property includes 78 guest suites,
400 square feet of meeting space, an
outdoor swimming pool and an exercise
room.

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2010         The greater of (i) $815,500  See Minimum Annual Rent
(the "Atlanta Property")                                                or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        30% to 70% plus 5% of food
The Atlanta Property is located in                                      revenues and 20% of
Atlanta, Georgia. The Property                                          beverage revenues of the
includes 128 guest suites, 734 square                                   Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2009         The greater of (i) $308,000  See Minimum Annual Rent
(the "Ann Arbor Property")                                              or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        24% to 69% plus 5% of food
The Ann Arbor Property is located in                                    revenues and 20% of
Ann Arbor, Michigan. The Property                                       beverage revenues of the
includes 114 guest suites, 300 square                                   Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        02/2009         The greater of (i) $406,000  See Minimum Annual Rent
(the "Kansas City Property")                                            or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        24% to 60% plus 5% of food
The Kansas City Property is located in                                  revenues and 20% of
Kansas City, Missouri. The Property                                     beverage revenues of the
includes 96 guest suites, 814 square                                    Property for the applicable
feet of meeting space, a business                                       year, designed to result in
center, an outdoor swimming pool and                                    a minimum return of
an exercise room.                                                       approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        11/2009         The greater of (i) $315,000  See Minimum Annual Rent
(the "Residence Inn Charlotte                                           or (ii) a percentage of
Property")                                                              room revenues ranging from
Existing hotel                                                          24% to 69% plus 5% of food
                                                                        revenues and 20% of
The Residence Inn Charlotte Property                                    beverage revenues of the
is located in Charlotte, North                                          Property for the applicable
Carolina. The Property includes 116                                     year, designed to result in
guest suites, 750 square feet of                                        a minimum return of
meeting space, an outdoor swimming                                      approximately 12% (1)
pool and an exercise room.

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        07/2009         The greater of (i) $888,822  See Minimum Annual Rent
(the "Fishkill Property")                                               or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        27.5% to 72% plus 5% of
The Fishkill Property is located in                                     food revenues and 20% of
Fishkill, New York. The Property                                        beverage revenues of the
includes 139 guest suites, 740 square                                   Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        07/2009         The greater of (i) $651,994  See Minimum Annual Rent
(the "Warwick Property")                                                or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        31% to 70% plus 5% of food
The Warwick Property is located in                                      revenues and 20% of
Warwick, Rhode Island. The Property                                     beverage revenues of the
includes 96 guest suites, 800 square                                    Property for the applicable
feet of meeting space, an indoor                                        year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        10/2009         The greater of (i) $812,000  See Minimum Annual Rent
(the "Fort Worth Property")                                             or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        41% to 70% plus 5% of food
The Fort Worth Property is located in                                   revenues and 20% of
Fort Worth, Texas. The Property                                         beverage revenues of the
includes 120 guest suites, 528 square                                   Property for the applicable
feet of meeting space, an outdoor                                       year, designed to result in
swimming pool and an exercise room.                                     a minimum return of
                                                                        approximately 12% (1)

                                          Date    Lease Expiration and             Minimum
          Property Location             Acquired    Renewal Options             Annual Rent              Percentage Rent
--------------------------------------  --------  --------------------  ---------------------------  -----------------------
RESIDENCE INN BY MARRIOTT (1) (3) (4)   07/10/03        08/2009         The greater of (i) $512,750  See Minimum Annual Rent
(the "Tyler Property")                                                  or (ii) a percentage of
Existing hotel                                                          room revenues ranging from
                                                                        26% to 67.5% plus 5% of
The Tyler Property is located in                                        food revenues and 20% of
Tyler, Texas. The Property includes                                     beverage revenues of the
128 guest suites, 680 square feet of                                    Property for the applicable
meeting space, an outdoor swimming                                      year, designed to result in
pool and an exercise room.                                              a minimum return of
                                                                        approximately 12% (1)

SHERATON (1) (3) (4)                    07/10/03        01/2012         The greater of (i)           See Minimum Annual Rent
(the "Sheraton Milpitas Property")                                      $2,199,601 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 47% to 65%
The Sheraton Milpitas Property is                                       plus 90% of other revenues
located in Milpitas, California. The                                    (excluding food and
Property includes 229 guest rooms,                                      beverage revenues) of the
11,509 square feet of meeting space, a                                  Property for the applicable
business center, an outdoor swimming                                    year, designed to result in
pool and an exercise room.                                              a minimum return of
                                                                        approximately 12% (1)

SHERATON (1) (3) (4)                    07/10/03        01/2012         The greater of (i)           See Minimum Annual Rent
(the "Sunnyvale Property")                                              $1,733,847 or (ii) a
Existing hotel                                                          percentage of room revenues
                                                                        ranging from 45.9% to 65%
The Sunnyvale Property is located in                                    plus 5% of food revenues
Sunnyvale, California. The Property                                     and 90% of other revenues
includes 173 guest rooms, 9,896 square                                  (excluding beverage
feet of meeting space, a business                                       revenues) of the Property
center, indoor and outdoor swimming                                     for the applicable year,
pools and an exercise room.                                             designed to result in a
                                                                        minimum return of
                                                                        approximately 12% (1)

                                             Date    Lease Expiration and            Minimum
           Property Location               Acquired    Renewal Options             Annual Rent              Percentage Rent
-----------------------------------------  --------  --------------------  ---------------------------  -----------------------
SHERATON (1) (3) (4)                       07/10/03         08/2008        The greater of (i) $557,228  See Minimum Annual Rent
(the "Clayton Property")                                                   or (ii) a percentage of
Existing hotel                                                             room revenues ranging from
                                                                           17% to 60% plus 5% of food
The Clayton Property is located in                                         revenues and 20% of
Clayton, Missouri. The Property includes                                   beverage revenues of the
257 guest rooms, 18,000 square feet of                                     Property for the applicable
meeting space, a business center, an                                       year, designed to result in
indoor swimming pool and an exercise                                       a minimum return of
room.                                                                      approximately 12% (1)

TOWNEPLACE SUITES BY MARRIOTT (3) (4) (5)  07/10/03         06/2009        The greater of (i) $450,617  See Minimum Annual Rent
(the "Miami Lakes Property")                                               or (ii) a percentage of
Existing hotel                                                             room revenues ranging from
                                                                           54.4% to 75% of the
The Miami Lakes Property is located in                                     Property for the applicable
Miami Lakes, Florida. The Property                                         year
includes 95 guest suites, an outdoor
swimming pool and an exercise room.

TOWNEPLACE SUITES BY MARRIOTT (3) (4) (5)  07/10/03         10/2009        The greater of (i) $453,751  See Minimum Annual Rent
(the "Miami West Property")                                                or (ii) a percentage of
Existing hotel                                                             room revenues ranging from
                                                                           57.4% to 75% of the
The Miami West Property is located in                                      Property for the applicable
Miami West, Florida. The Property                                          year
includes 95 guest suites, a business
center, an outdoor swimming pool and an
exercise room.

TOWNEPLACE SUITES BY MARRIOTT (1) (3) (4)  07/10/03         12/2010        The greater of (i) $474,210  See Minimum Annual Rent
(the "TownePlace Suites Fort Worth                                         or (ii) a percentage of
Property")                                                                 room revenues ranging from
Existing hotel                                                             45.5% to 77% of the
                                                                           Property for the applicable
The Forth Worth Property is located in                                     year, designed to result in
Fort Worth, Texas. The Property includes                                   a minimum return of
95 guest suites, an outdoor swimming                                       approximately 12% (1)
pool and an exercise room.

                                                                    Lease Expiration
                                          Purchase                        and                   Minimum
           Property Location             Price (3)   Date Acquired  Renewal Options           Annual Rent          Percentage Rent
--------------------------------------  -----------  -------------  -----------------  ------------------------  -------------------
MARRIOTT HOTEl (1) (3) (7)              $55,550,000    08/15/03     8/2008; five       The greater of (i)        See Minimum Annual
(the "Marriott Plano Property")                                     five-year renewal  $3,494,000 or (ii) a             Rent
Existing hotel                                                      options            percentage of gross
                                                                                       revenues of the Property
The Marriott Plano Property is                                                         ranging from 10% to 31%
located in Plano, Texas. The Property                                                  for the applicable year,
includes 404 guest rooms, 32,000                                                       designed to result in a
square feet of meeting space, a                                                        minimum return of
restaurant, a lounge, an outdoor                                                       approximately 10.25% (1)
swimming pool and spa, and a fitness
center.

HYATT REGENCY DEARBORN (3) (8)          $65,000,000    08/28/03     8/2008; five       The greater of (i)        See Minimum Annual
(the "Hyatt Dearborn Property")                                     five-year renewal  $4,251,000 or (ii) a             Rent
Existing hotel                                                      options            percentage of gross
                                                                                       revenues of the Property
The Hyatt Dearborn Property is located                                                 ranging from 16% to 24%
in Dearborn, Michigan. The Property                                                    for the applicable year,
includes 772 guest rooms, 52,000                                                       designed to result in a
square feet of meeting space, two                                                      minimum return of
restaurants, a lobby bar, a coffee                                                     approximately 11%
shop, an indoor swimming pool and an
exercise center.

HAMPTON INN NEW YORK-CHELSEA-           $28,300,000    08/29/03     8/2008; five       The greater of (i)        See Minimum Annual
MANHATTAN (3) (9)                                                   five-year renewal  $1,697,000 or (ii) a             Rent
(the "Chelsea-Manhattan Property")                                  options            percentage of gross
Newly constructed hotel                                                                revenues of the Property
                                                                                       ranging from 39% to 60%
The Hyatt Dearborn Property is                                                         for the applicable year,
located in Dearborn, Michigan. The                                                     designed to result in a
Property includes 772 guest rooms,                                                     minimum return of
52,000 square feet of meeting space,                                                   approximately 10.50%
two restaurants, a lobby bar, a
coffee shop, an indoor swimming pool
and an exercise center.

COURTYARD BY MARRIOTT (1) (3)           $35,000,000    08/29/03     8/2008; five       The greater of (i)        See Minimum Annual
(the "Courtyard Crystal City                                        five-year renewal  $2,178,000 or (ii) a             Rent
Property")                                                          options            percentage of gross
Existing hotel                                                                         revenues of the Property
                                                                                       ranging from 5% to 34%
The Courtyard Crystal City Property is                                                 for the applicable year,
located in Arlington, Virginia. The                                                    designed to result in a
Property includes 272 guest rooms,                                                     minimum return of
3,900 square feet of meeting space, a                                                  approximately 10.25% (1)
restaurant, a lounge, an indoor
swimming pool, a whirlpool and a
fitness center.

                                                                     Lease Expiration
                                          Purchase                         and                   Minimum
           Property Location             Price (3)    Date Acquired  Renewal Options           Annual Rent          Percentage Rent
--------------------------------------  ------------  -------------  -----------------  ------------------------  ------------------
MARRIOTT HOTEL (1) (3)                  $ 69,000,000    08/29/03     08/2008; five      The greater of (i)        See Minimum Annual
(the "Marriott BWI Property")                                        five-year renewal  $4,251,000 or (ii) a             Rent
Existing hotel                                                       options            percentage of gross
                                                                                        revenues of the Property
The Marriott BWI Property is located                                                    ranging from 12% to 32%
in Baltimore Maryland. The Property                                                     for the applicable year,
includes 310 guest rooms, 15,400                                                        designed to result in a
square feet of meeting space, a                                                         minimum return of
restaurant, a sports bar, an indoor                                                     approximately 10.25% (1)
swimming pool and a fitness center.

HYATT REGENCY MONTREAL (1) (3) (10)     $ 51,498,000    12/15/03     12/2006; five      The greater of (i)        See Minimum Annual
(the "Hyatt Regency Montreal                                         five-year renewal  $4,256,000 Canadian              Rent
Property")                                                           options            Dollars ($3,209,408
Existing hotel                                                                          U.S. Dollars as of
                                                                                        December 18, 2003) or
The Hyatt Regency Montreal Property is                                                  (ii) a percentage of
located in Montreal, Quebec. The                                                        gross revenues of the
Property includes 607 guest rooms,                                                      Property ranging from
35,500 square feet of meeting space,                                                    18% to 50% for the
an indoor pool and an exercise                                                          applicable year, designed
facility.                                                                               to result in a minimum
                                                                                        return of apprximately 10%

HILTON TORREY PINES (3) (11) (12)       $106,500,000    12/17/03     12/2008; five      The greater of (i)        See Minimum Annual
(the "Torrey Pines Property")                                        five-year renewal  $6,390,000 or (ii) a             Rent
Existing hotel                                                       options            percentage of gross
                                                                                        revenues of the Property
The Torrey Pines Property is located                                                    ranging from 25% to 40%
in La Jolla, California near San                                                        for the applicable year,
Diego. The Property includes 394                                                        designed to result in a
guest rooms, 41,700 square feet of                                                      minimum return of
meeting space, an outdoor pool and an                                                   approximately 11%
exercise facility.

                                                                     Lease Expiration
                                          Purchase                         and                   Minimum
           Property Location             Price (3)    Date Acquired  Renewal Options           Annual Rent          Percentage Rent
--------------------------------------  ------------  -------------  -----------------  ------------------------  ------------------
CAPITAL HILTON (3) (11) (12)                $105,500,000    12/17/03     12/2008; five      The greater of (i)        See Minimum
(the "Capital Hilton Property")                                      five-year renewal  $6,330,000 or (ii) a          AnnualRent
Existing hotel                                                       options            percentage of gross
                                                                                        revenues of the Property
The Capital Hilton Property is located                                                  ranging from 21% to 40%
in the center of downtown Washington,                                                   for the applicable year,
D.C. The Property includes 544 guest                                                    designed to result in a
rooms, approximately 33,000 square                                                      minimum return of
feet of meeting space and an exercise                                                   approximately 11%
facility.

HOTEL DEL CORONADO (3) (13) (14)            $418,000,000    12/18/03     12/2008; Five      The greater of (i)        See Minimum
(the "Del Coronado Property")                                        years; five        $23,099,000 or (ii) a         Annual Rent
Existing hotel                                                       five-year renewal  percentage of gross
                                                                     options            revenues of the Property
The Del Coronado Property is located                                                    ranging from 29% to 50%
on Coronado Island in California near                                                   for the applicable year,
downtown San Diego. The Property                                                        designed to result in a
includes 688 guest rooms,                                                               minimum return of
approximately 63,000 square feet of                                                     approximately 11%
meeting space, two heated outdoor
pools and an exercise facility.

-----------------------
FOOTNOTES:

(1) The lessee of this Property is an indirect wholly owned subsidiary of the Company and the Property is operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements generally will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2) The Company entered into a development services agreement for this Property under which a wholly owned subsidiary of the Advisor received a Development Fee equal to approximately 3% of the cost of development of the Property for providing development services to such Property. The hotel opened for business in April 2003. The purchase price was $88.9 million. On July 9, 2003, the Company obtained Permanent Financing totalling $50 million relating to this Property. The loan bears interest at 4.93% per annum and requires interest only payments through maturity on July 9, 2008 at which time all unpaid principal and interest are due.

(3) The approximate federal income tax basis of the depreciable portion (the building and equipment portion) of each of the Properties acquired is set forth below (the amounts are presented at the Company's 100% ownership interest, except for the Properties owned by joint ventures which are presented as follows: the 85% interest in the Hyatt Dearborn Property, the 66.67% interest in the Chelsea-Manhattan Property, the 75% interest in the Torrey Pines Property and the Capital Hilton Property, and the 70% interest in the Del Coronado Property):

Property                                       Federal Tax Basis
--------                                       -----------------
Seattle Waterfront Property                       $81,200,000
Beverly Heritage Milpitas Property                 26,131,000
Marietta Property                                   4,947,000
Courtyard Flint Property                            8,826,000
San Diego Property                                 21,429,000
Bakersfield Property                               10,243,000
Pleasanton Property                                19,250,000
Hampton Inn Chandler Property                       7,048,000
Sedona Property                                     4,570,000
Denver Property                                     9,951,000
Lakewood Property                                   1,659,000
Ft. Lauderdale Property                             9,126,000
Hampton Inn Jacksonville Property                   8,405,000
Indianapolis Property                               8,476,000
Hampton Inn Bloomington Property                    9,149,000
Minnetonka Property                                 8,235,000
Hattiesburg Property                               10,808,000
Lincoln Property                                    7,117,000
Omaha Property                                      6,259,000
Oklahoma City Property                              9,392,000
Tulsa Property                                      9,388,000
Memphis Property                                    4,665,000
Laredo Property                                     8,781,000
Hampton Inn Houston Property                        5,664,000
Birmingham Property                                19,983,000
Hilton San Francisco Property                      13,886,000
Crystal Lake Property                              16,973,000
Louisville Property                                11,862,000
Lafayette Property                                 20,847,000
Holiday Inn Flint Property                         12,943,000
Columbia Property                                  14,861,000
Arlington Heights Property                          3,628,000
Downers Grove Property                              5,907,000
Holiday Inn Express Bloomington Property            9,717,000
Austin Property                                     3,876,000
Wauwatosa Property                                  8,570,000
Homewood Suites Chandler Property                   7,316,000
Hotel Rex San Francisco Property                   14,659,000
Sacramento Property                                15,398,000
Torrance Property                                  29,600,000
Wilmington Property                                12,312,000
Residence Inn Jacksonville Property                 9,347,000
Orlando Property                                   14,561,000
West Palm Beach Property                            7,370,000
Atlanta Property                                    7,645,000
Ann Arbor Property                                 10,076,000
Kansas City Property                                6,057,000
Residence Inn Charlotte Property                    5,052,000
Fishkill Property                                  11,480,000
Warwick Property                                    8,418,000
Fort Worth Property                                11,166,000
Tyler Property                                     11,205,000
Sheraton Milpitas Property                         23,122,000
Sunnyvale Property                                 17,617,000
Clayton Property                                   17,618,000
Miami Lakes Property                                7,708,000
Miami West Property                                 7,705,000
TownePlace Suites Fort Worth Property               7,678,000
Marriott Plano Property                            53,000,000
Hyatt Dearborn Property                            42,800,000
Chelsea-Manhattan Property                         17,100,000
Courtyard Crystal City Property                    32,200,000
Marriott BWI Property                              63,545,000
Hyatt Regency Montreal Property                    46,348,000
Torrey Pines Property                              75,131,000
Capital Hilton Property                            69,731,000
Del Coronado Property                             184,940,000

(4)      This Property was acquired through the RFS Transaction.

(5) The lessee of this Property is an unrelated third party tenant. For Properties subject to this arrangement, the Company's financial statements will report rental income under operating leases.

(6) This Property is owned by a joint venture that is 75% owned by the Company and 25% owned by a private investment company. This Property is secured by Permanent Financing with an outstanding balance of approximately $17.8 million. The loan bears interest at a rate of 8.22% per annum and requires monthly principal and interest payments through maturity in November 2007.

(7) This Property was converted from a DoubleTree Hotel to a Marriott Hotel immediately upon acquisition. Additionally, the Company assumed Permanent Financing of $28.9 million relating to this Property. The loan bears interest at 8.11% per annum and requires monthly payments of principal and interest amortized over a period of 22 years. The loan matures in February 2011 at which time any remaining unpaid principal and interest are due.

(8) This Property is owned by a joint venture in which the Company owns an 85% equity interest and Ford Motor Land Company ("Ford") owns a 15% equity interest. The hotel is leased to a wholly owned subsidiary of the joint venture and is managed by a subsidiary of Hyatt Hotels & Resorts. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's share of the hotels' net income (loss) rather than rent contractually due under the leases with our subsidiaries. The joint venture is considering obtaining Permanent Financing to finance a portion of the purchase price. If obtained, the terms of this financing are expected to be consistent with the terms of the Company's current borrowings.

(9) This Property is owned by a joint venture in which the Company owns a 66.67% equity interest and Hersha Hospitality Limited Partnership ("HLP"), a subsidiary of Hersha Hospitality Trust ("HT") owns a 33.33% equity interest. The hotel is leased to a wholly owned subsidiary of the joint venture and is managed by Hersha Hospitality Management, LP, an affiliate of which is the current lessee for several Properties owned by HT. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's share of the hotels' net income (loss) rather than rent contractually due under the leases with our subsidiaries. The joint venture assumed a construction loan totalling $15.9 million to finance the purchase of this Property. The loan bears interest at LIBOR plus 3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006.

(10) The Company anticipates obtaining Permanent Financing in the near future to fund approximately 60% of the purchase price of the Hyatt Regency Montreal Property. The terms of the loan are expected to be consistent with the terms of the Company's existing Permanent Financing.

(11) This Property was acquired through a joint venture in which the Company owns a 75% equity interest and Hilton owns a 25% equity interest (the "Hilton 3 Partnership"). The lessee of this Property is an indirect wholly owned subsidiary of the Hilton 3 Partnership and the Property is managed by Hilton. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's share of the hotels' net income (loss) rather than rent contractually due under the leases with our subsidiaries.

(12) The Hilton 3 Partnership obtained Permanent Financing of approximately $127.8 million upon acquisition of the Properties. The loan bears interest at a rate of 200 basis points over the 5-year Treasury yield subject to a floor of 5.50%. Monthly payments of interest only are required through maturity with all principal and any unpaid interest due and payable in December 2008.

(13) This Property is owned through a joint venture in which the Company indirectly owns a 70% equity interest and KSL Recreation Corporation ("KSL") owns a 30% equity interest (the "Del Coronado Partnership"). The Property is leased to an indirect taxable REIT subsidiary of the Del Coronado Partnership and is operated by KSL. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's share of the hotels' net income
         (loss) rather than rent contractually due under the leases with our subsidiaries.

(14) In connection with the acquisition, the Del Coronado Partnership obtained Permanent Financing of $290 million. This debt has a blended interest rate of 285 basis points above 30-day LIBOR (4.02% as of November 30, 2003) and requires monthly interest only payments through maturity in December 2008, at which time all remaining principal and interest are due.

         The following information updates the corresponding information on page 73 of the Prospectus.

         The DoubleTree Lincoln Centre Property, which was acquired by the Hilton 2 Partnership on December 24, 2002, was converted to a Hilton Hotel on October 14, 2003.

         The following paragraph updates and replaces the last paragraph on page 73 of the Prospectus.

         In April 2003, the Company committed to invest approximately $25 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP") and up to $40 million in joint ventures with HLP. On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of HLP. In addition, in connection with the acquisition of an interest in the Chelsea-Manhattan Property, on August 29, 2003, the Company invested approximately $4 million in convertible preferred partnership units of HLP and approximately $8 million in a joint venture with HLP. The joint venture assumed approximately $16 million of debt related to the Chelsea-Manhattan Property. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any future investments in joint ventures with HLP are or will be structured to provide the Company with a 10.5% cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP is partially owned by Hersha Hospitality Trust ("HT"), an American Stock Exchange listed, self-advised REIT that invests in limited-service, mid-priced hotels located primarily in business districts and suburban office markets. HT, through HLP, currently owns interests in 18 hotels located in New York, Georgia, Pennsylvania and Maryland, which include brands such as Hampton Inn, Holiday Inn and Mainstay Suites(R). If it so chooses, the Company has the option of converting the HLP preferred partnership units into limited partnership units of HLP, common stock of HT and/or convertible preferred stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. Additionally, the Company's equity interest in joint ventures with HLP are convertible into limited partnership units of HLP or common stock of HT, subject to certain restrictions to protect HT's qualifications as a REIT. If the Company converts the HLP preferred partnership units into the convertible preferred stock of HT, the Company is expected to retain the 10.5% cumulative return subsequent to conversion.

         The following information is inserted following the last paragraph on page 73 of the Prospectus.

         On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT ("RFS"), and RFS Partnership, L.P. ("RFS OP") for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities (including transaction and severance costs which are expected to total approximately $55 million). Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and into RFS OP and RFS OP continues to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The former assets of RFS are now held by subsidiaries of the Company. By virtue of the closing of the transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Previously, on May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS's common stock at a price per share of $12.35.

         The Company initially financed this transaction by using approximately $158 million from sales of Common Stock in this offering, borrowing approximately $43 million under its line of credit (which amount was subsequently repaid in November 2003), obtaining $50 million in Permanent Financing related to one of its Properties and obtaining the Bridge Loan of $101 million. In August 2003, the Company obtained an additional $88 million on the Bridge Loan, which was repaid on September 30, 2003. A portion of these funds, approximately $44 million, were used to refinance former RFS debts, and the remaining $44 million was used by the Company to acquire additional Properties. On December 4, 2003, the Company obtained a loan totaling $130 million of which approximately $101 million was used to repay the Bridge Loan. This new loan bears interest at a rate of one-month LIBOR plus 189 basis points per year. The Company has pooled 26 Properties as collateral for this loan. On December 24, 2003, the Company obtained an additional loan collateralized by the same 26 Properties in the amount of $35 million, which bears interest at a rate of one-month LIBOR plus 465 basis points, with a floor of 6.65%.

         In connection with this transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. Brands under which these hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), DoubleTree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). This transaction provides further brand and geographic diversification to the Company's portfolio of hotels.

         Flagstone Hospitality Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating the existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management agreements and franchise licenses with internationally recognized hotel brand managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by March 31, 2004.

CREDIT ENHANCEMENTS

         The following information updates and replaces the "Business - Credit Enhancements" section beginning on page 74 of the Prospectus.

         The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay Distributions to stockholders may be affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

         LIMITED RENT GUARANTEES. Limited rent guarantees ("LRG") were provided by hotel managers to the Company for ten Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the Company. The expiration of LRGs may result in the inability of the Company to collect the full amount of rent from its third-party tenants. The following table summarizes the amounts and utilization of the LRGs which benefited the Company (in thousands):

                                                                                  Unconsolidated
                                                                       Company     Subsidiaries
                                                                      ----------  --------------
Amount of LRG available as of January 1, 2002                         $    5,911     $      -
Utilization during 2002                                                   (4,584)           -
Amount of LRG available as of December 31, 2002                            1,327            -
Utilization during nine months ended September 30, 2003                     (196)
Expirations during nine months ended September 30, 2003                   (1,131)           -
                                                                      ----------     --------
Amount of LRG available as of September 30, 2003                      $        -     $      -
                                                                      ==========     ========

         THRESHOLD GUARANTEES. Threshold guarantees ("TG") are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Generally, each TG is available for a specific Property or pool of Properties. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods. The following table summarizes the amounts and utilization of the Company's TGs (in thousands):

                                                                                  Unconsolidated
                                                                       Company     Subsidiaries
                                                                      ----------  --------------
Amount of TG available as of January 1, 2002                          $   50,000            -
New TG obtained during 2002                                                6,150            -
Utilization during 2002                                                  (18,279)           -
Amount of TG available as of December 31, 2002                            37,871            -
New TG obtained during 2003                                               20,900
Utilization during nine months ended September 30, 2003                  (22,436)           -
                                                                      ----------     --------
Amount of TG available as of September 30, 2003                       $   36,335     $      -
                                                                      ==========     ========

         During the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company recognized approximately $12.5 million and $10.3 million, respectively, in other income and approximately $2.4 million and $0, respectively, as a reduction in base management fees as a result of TG amounts that were utilized. As of September 30, 2003 and December 31, 2002, the Company has $0.5 million and $0, respectively, recorded as other liabilities related to funding under its TGs. The repayment of TG fundings that have been recorded as other liabilities is expected to be paid at such time that the operating cash flows are in excess of minimum returns to the Company. Of the total remaining amounts available under the TGs approximately $5.2 million is subject to repayment provisions if utilized.

         For ten of the Company's Properties leased to affiliates of Marriott, the TG funding was sent directly to the Company's third-party tenant lessee, which in turn allows them to make periodic rental payments to the Company. The TG applicable to these Properties was fully utilized and expired in the third quarter of 2003. Rent payments for these Properties total $26.7 million for a calendar year. Out of the total amount of rental income from operating leases earned from these Properties approximately $7.3 million was funded from TGs during the nine months ended September 30, 2003. There is no guarantee that the Company will continue to receive scheduled rental payments for these Properties. On November 10, 2003, the Company entered into an agreement whereby the TG available for three of its Properties acquired in 2003 will be used to fund short falls in rental payments to the Company.

         LIQUIDITY FACILITY LOANS. Liquidity Facility Loans ("LFL") are provided by hotel managers to the Company in order to guarantee a certain minimum distribution for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because the Company may be required to repay amounts funded. The expiration of LFLs for the Company's Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company's LFLs (in thousands):

                                                                                   Unconsolidated
                                                                       Company      Subsidiaries
                                                                      ----------   --------------
Amount of LFL available as of January 1, 2002                         $        -     $   46,951
New LFL obtained during 2002                                               6,594         12,000
Utilization during 2002                                                   (1,727)       (12,923)
Amount of LFL available as of December 31, 2002                            4,867         46,028
Utilization during nine months ended September 30, 2003                   (3,061)       (22,087)
                                                                      ----------     ----------
Amount of LFL available as of September 30, 2003                      $    1,806     $   23,941
                                                                      ==========     ==========

         As of September 30, 2003 and December 31, 2002, the Company had liabilities of approximately $8.5 million and $5.6 million, respectively, and the Company's unconsolidated subsidiaries had liabilities of approximately $40.3 million and $23.9 million, respectively, from LFL fundings. Utilization increased significantly during the nine months ended September 30, 2003, from the same period in 2002, primarily as a result of the opening of the Desert Ridge Property at the end of 2002. This Property was under construction for the majority of 2002 and, therefore, did not use a significant amount of LFL funding during such period. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties are in excess of minimum returns to the Company. The LFL for the Waikiki Beach Property, in which the Company owns a 49% joint venture interest, is expected to expire in the first quarter of 2004. As a result, the Company and its co-venturers may no longer receive cash distributions from this joint venture and may be required to make capital contributions to fund hotel operating shortfalls until the time that the operating performance of this Property improves. This may reduce cash flows available for Distribution to the stockholders of the Company. During the nine months ended September 30, 2003, the Company received approximately $3.6 million in distributions from the Waikiki Beach Property.

         SENIOR LOAN GUARANTEES. Senior loan guarantees ("SLG") are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded. The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company's ability to pay debt service. The following table summarizes the amounts and utilization of the Company's SLGs (in thousands):

                                                                                 Unconsolidated
                                                                       Company    Subsidiaries
                                                                       -------   --------------
Amount of SLG available as of January 1, 2002                          $     -     $   30,509
Utilization during 2002                                                      -         (9,411)
                                                                       -------     ----------
Amount of SLG available as of December 31, 2002                              -         21,098
Utilization during nine months ended September 30, 2003                      -         (6,098)
                                                                       -------     ----------
Amount of SLG available as of September 30, 2003                       $     -     $   15,000
                                                                       =======     ==========

         As of September 30, 2003 and December 31, 2002, the Company's unconsolidated subsidiaries had liabilities of approximately $22.1 million and $8.5 million, respectively, from SLG funding. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties are in excess of minimum returns to the Company. The SLG for the Waikiki Beach Property expired in the third quarter of 2003. As a result, the Company and its co-venturers may be required to make capital contributions to fund debt service until the operations of the Property improve. This may reduce cash flows available for Distribution to the stockholders of the Company. The maximum annual exposure to the Company to fund the senior debt service of the Waikiki Beach Property is approximately $5.4 million assuming its joint venture partners fund their pro rata share. This exposure is reduced by net operating income of the Waikiki Beach Property.


HOTEL BRANDS

         The following paragraph is inserted following the first full paragraph on page 77 of the Prospectus.

         Homewood Suites by Hilton is Hilton's upscale, extended stay hotel that features residential-style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. According to Hilton International. Inc.'s 2002 Form 10-K, as of December 31, 2002, there were 121 Homewood Suites, representing 13,728 rooms, located in 33 states, the District of Columbia and Canada. As of December 31, 2002, nine Homewood Suites hotels were under construction.

         The following paragraphs are inserted following the second full paragraph on page 77 of the Prospectus.

         Starwood Brands. The brands, Sheraton Hotels & Resorts and Four Points by Sheraton are part of Starwood Hotels & Resorts Worldwide, Inc.'s ("Starwood") portfolio of lodging brands. According to Starwood's 2002 Form 10-K, Starwood is one of the world's largest hotel and leisure companies. Starwood's brand names include St. Regis, The Luxury Collection, Sheraton, Westin, W and Four Points by Sheraton. Through these brands, Starwood is well represented in most major markets around the world. Starwood's operations are grouped into two business segments, hotels and vacation ownership operations. Starwood's hotel business emphasizes the global operation of hotels and resorts primarily in the luxury and upscale segment of the lodging industry. According to Starwood's 2002 Form 10-K, at December 31, 2002, Starwood's hotel portfolio included owned, leased, managed and franchised hotels totalling 748 hotels with approximately 227,000 rooms in 79 countries, and is comprised of 163 hotels that Starwood owns or leases or in which Starwood has a majority equity interest (substantially all of which hotels Starwood also manages), 277 hotels managed by Starwood on behalf of third-party owners (including entities in which Starwood has a minority equity interest) and 308 hotels for which Starwood receives franchise fees.

         Sheraton Hotels & Resorts are upscale, full service hotels and resorts which represent Starwood's largest brand serving the needs of upscale business and leisure travelers worldwide. Sheraton Hotels & Resorts offer the entire spectrum, from full service hotels in major cities to luxurious resorts. These hotels and resorts typically feature a wide variety of on-site business services and a full range of amenities, including rooms that feature generous work spaces.

         Four Points by Sheraton is a moderately priced full service hotel delivering extensive amenities and services such as room service, dry cleaning, fitness centers, meeting facilities and business centers to frequent business travelers at reasonable prices. These hotels provide a comfortable room, which typically includes a two-line telephone, a large desk for working or in-room dining, comfortable seating and full service restaurants.

         InterContinental Hotel Brands. The brands, InterContinental, Crowne Plaza, Staybridge Suites, Holiday Inn and Holiday Inn Express are part of InterContinental Hotels Group PLC's ("InterContinental") portfolio of lodging brands. With more than 3,300 owned, leased, managed and franchised hotels with approximately 515,000 guest rooms across nearly 100 countries and territories at the end of fiscal year 2002, InterContinental is the most global hotel business and the second largest in the world by number of rooms, according to InterContinental's Form 20-F for the fiscal year ended September 30, 2002.

         Holiday Inn is InterContinental's mid-scale full service brand. The brand is targeted at the mid-market guest and is InterContinental's largest global hotel brand based on room numbers. Holiday Inn is also one of the world's most recognized hotel brands. According to InterContinental's Form 20-F for the fiscal year ended September 30, 2002, there were 1,567 Holiday Inn hotels located in more than 70 countries which represented 57% of all InterContinental's rooms at the end of fiscal year 2002. The brand is predominantly franchised. Of the 1,567 Holiday Inn branded hotels, 73% are located in the Americas. As well as having the largest market share in the United States mid-scale full service segment, the brand has a significant position in the mid-scale segment in several European countries.

         Holiday Inn Express is InterContinental's mid-scale limited service hotel brand. The brand aims to provide the room quality of mid-scale hotels without the associated full range of facilities. The brand is targeted at the value-conscious guest. According to InterContinental's Form 20-F for the fiscal year ended September 30, 2002, there were 1,352 Holiday Inn Express hotels worldwide, which represented 21% of all InterContinental's rooms at the end of fiscal year 2002. Holiday Inn Express is the third largest brand in the United States mid-scale limited service segment based on room numbers, and over 90% of the Holiday Inn Express branded rooms are located in the Americas. Holiday Inn Express hotels are almost entirely franchised. Holiday Inn Express also has a solid and growing brand presence in the United Kingdom market.

         Comfort Inn. The brand, Comfort, which primarily operates as either Comfort Inns or Comfort Suites, is part of Choice Hotels International, Inc.'s portfolio of lodging brands. Comfort Inn offers rooms in the mid-scale category, without food and beverage, and is targeted to business and leisure travelers. Comfort Suites offer business and leisure guests a large room with separate living and sleeping areas. According to Choice Hotels International, Inc.'s 2002 Form 10-K, at December 31, 2002, there were 1,916 Comfort Inn properties and 352 Comfort Suites properties with a total of approximately 142,000 and 28,200 rooms, respectively, open and operating worldwide. An additional 188 Comfort Inn and Comfort Suites properties with a total of approximately 15,100 rooms were under development at December 31, 2002.

         The following information updates and replaces the corresponding information following the second full paragraph on page 77 of the Prospectus.

         OCCUPANCY RATES

         The following chart provides additional information on occupancy levels for Marriott systemwide lodging brands, Wyndham Hotels & Resorts, Hilton lodging brands, the Comfort Inn brand and Starwood North America:

                          TOTAL OCCUPANCY RATE FOR 2002
            MARRIOTT BRANDS, WYNDHAM HOTELS & RESORTS, HILTON BRANDS,
                  COMFORT INN BRAND AND STARWOOD NORTH AMERICA
                        COMPARED TO U.S. LODGING INDUSTRY

                                                              Occupancy Rate
                                                              --------------
U.S. Lodging Industry                                             59.2%
Residence Inn by Marriott                                         76.8%
Homewood Suites                                                   72.7%
TownePlace Suites by Marriott                                     72.4%
Wyndham Hotels & Resorts                                          69.9%

Embassy Suites                                                    69.3%
Courtyard by Marriott                                             69.3%
Marriott Hotels, Resorts and Suites                               68.7%
SpringHill Suites by Marriott                                     68.2%
Hilton                                                            68.1%
Hampton Inn                                                       67.1%
Renaissance Hotels, Resorts and Suites by Marriott                66.6%
DoubleTree                                                        66.1%
Fairfield Inn by Marriott                                         66.0%
Comfort Inn                                                       65.2%
Starwood North America                                            64.8%

Source: Smith Travel Research (U.S. Lodging Industry only), Marriott International, Inc. 2002 Form 10-K, Wyndham International, Inc. 2002 Form 10-K, Hilton Hotels Corporation 2002 Form 10-K, Choice Hotels International, Inc. 2002 Form 10-K and Starwood Hotels and Resorts Worldwide, Inc. 2002 Form 10-K (note that Starwood does not report separately for each of its brands).

PENDING INVESTMENTS

         The following information updates and replaces the "Business - Pending Investments" section beginning on page 77 of the Prospectus.

         As of December 18, 2003, the Company had not entered into any initial commitments to acquire additional interests in Properties.


BORROWING

         The following information should be read in conjunction with the "Business -- Borrowing" section beginning on page 89 of the Prospectus.

         As of December 18, 2003, the Company had approximately $24 million outstanding on the Revolving LOC.

         On July 9, 2003, the Company obtained Permanent Financing totaling $50 million relating to the acquisition of the Seattle Waterfront Property. The loan bears interest at 4.93% per annum and requires payments of interest only through maturity on July 9, 2008 at which time all unpaid principal and interest are due.

         On July 10, 2003, the Company acquired RFS and RFS OP for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities (including transaction and severance costs which are expected to total approximately $55 million). For more information regarding this transaction, see the "Business -- Property Acquisitions" section of this Prospectus Supplement. In connection with this transaction the Company obtained the Bridge Loan in the amount of approximately $101 million. In August 2003, the Company obtained an additional $88 million from the same Bridge Loan, of which approximately $44 million was used to retire RFS secured notes and $44 million was used to acquire additional Properties. In September 2003, the Company repaid $88 million on the Bridge Loan leaving a balance of $101 million. On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million was used to repay the Bridge Loan. This new loan bears interest at a rate of one-month LIBOR plus 189 basis points per year (3.04% as of December 18, 2003). Monthly payments of interest only are required through maturity with all principal and any unpaid interest due and payable in December 2006. The Company has pooled 26 Properties as collateral for this loan. On December 24, 2003, the Company obtained an additional loan collateralized by the same 26 Properties in the amount of $35 million, which bears interest at a rate of one-month LIBOR plus 465 basis points, with a floor of 6.65%.

         By virtue of the closing of the RFS Transaction, the Company and its subsidiaries (which now include RFS OP) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million). Such debt includes the $38.5 million which was outstanding under RFS's former line of credit and was paid off by the Company and terminated on July 10, 2003, as well as the following borrowings at July 10, 2003 (dollar amounts in thousands):

                                                                                                     COLLATERAL
                                                                                           ------------------------------
                                                                                            # OF        NET BOOK VALUE AT
                         BALANCE            INTEREST RATE          MATURITY                HOTELS          JULY 10, 2003
                        -------------------------------------------------------------------------------------------------
Senior Notes            $121,220            9.75%    Fixed        March 2012                  -             $      -
Mortgage                  89,659            7.83%    Fixed       December 2008               10              121,265
Mortgage                  17,763            8.22%    Fixed       November 2007                1               42,280
Mortgage                  50,279            8.00%    Fixed        August 2010                 8               81,155
                        --------                                                                            --------
                        $278,921                                                                            $244,700
                        ========                                                                            ========

         On February 26, 2002, the RFS OP sold $125 million in senior notes (the "Senior Notes"). The Senior Notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing as of September 1, 2002. The Senior Notes are unsecured obligations of the RFS OP and are guaranteed by the Company and certain of its subsidiaries. The indenture that governs the Senior Notes contains covenants that, among other things, restrict a subsidiary of the Company which is the successor to RFS, the RFS OP and their subsidiaries' ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The RFS OP was in compliance with these covenants at September 30, 2003. During the nine months ended September 30, 2003, RFS retired $3.8 million of Senior Notes. On August 29, 2003, in accordance with the terms of the indenture governing the Senior Notes, the RFS OP repurchased from existing holders approximately $42 million of its Senior Notes, as discussed above.

         The other borrowings of RFS to which the Company and its subsidiaries succeeded are nonrecourse to the Company and its subsidiaries and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. Payments are due monthly and include principal, interest and escrow amounts for real estate taxes, insurance and FF&E replacement reserves.

         On August 15, 2003, in connection with the acquisition of the Marriott Plano Property, the Company assumed Permanent Financing of $28.9 million. The loan bears interest at 8.11% per annum and requires monthly payments of principal and interest amortized over a period of 22 years. The loan matures in February 2011 at which time any remaining unpaid principal and interest are due.

         On August 29, 2003, in order to fund a portion of the acquisition of the Chelsea-Manhattan Property, the joint venture in which the Company owns a 66.67% interest assumed a construction loan totalling $15.9 million. The loan bears interest at LIBOR plus 3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006.

         The following subsection is inserted immediately following the "Business - Borrowing" section beginning on page 89 of the Prospectus.

LITIGATION

         On May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS's directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS's shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the plaintiff has not aggressively prosecuted its claims. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

         On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California, for the County of San Diego. In connection with the RFS Transaction, the Company has become a party to a lawsuit claiming damages relating to a dispute over a parcel of land located adjacent to one of its Properties. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages of up to $700,000.

                             SELECTED FINANCIAL DATA

         The following table sets forth certain financial information for the Company, and should be read in conjunction with the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus (amounts in thousands except per Share data). This table updates and replaces the "Selected Financial Data" section beginning on page 95 of the Prospectus.

                                    Nine Months Ended
                                       September 30,                           Year Ended December 31,
                                 -----------------------   --------------------------------------------------------------
                                    2003         2002         2002         2001         2000         1999         1998
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Revenues                         $  212,849   $  105,729   $  156,408   $   71,463   $   36,099   $   10,678   $    1,955
Income from continuing
  operations (1)                      1,358       10,751       15,810       19,328       20,670        7,516          959
Cash flows from operating
  activities                         72,833       50,648       70,340       52,937       43,651       12,890        2,777

Cash flows used in
  investing activities             (939,031)    (254,561)    (452,745)    (295,991)    (334,237)    (130,231)     (34,511)
Cash flows from financing
  activities                        850,729      222,762      386,573      237,681      238,811      206,085       36,093
Cash distributions
  declared (2)                       88,585       51,812       74,217       48,409       28,082       10,766        1,168
Funds from operations (3)            57,811       43,155       59,366       40,838       30,053       10,478        1,343
Income from continuing
  operations per Share:
     Basic                             0.01         0.12         0.16         0.30         0.53         0.47         0.40
     Diluted                           0.01         0.12         0.16         0.30         0.53         0.45         0.40
Cash distributions declared
  per Share                            0.58         0.58         0.78         0.77         0.74         0.72         0.47
Weighted average number of
  Shares outstanding:
     Basic                          156,647       90,622       97,874       64,458       38,698       15,890        2,402
     Diluted                        156,647       90,622       97,874       64,458       45,886       21,438        2,402

                                      September 30,                                 December 31,
                                 -----------------------   --------------------------------------------------------------
                                    2003         2002         2002         2001         2000         1999         1998
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total assets                     $2,561,564   $1,141,383   $1,303,860   $  901,406   $  653,962   $  266,968   $   48,857
Mortgages payable                   574,342      167,791      207,206      168,884      170,055           --           --
Other notes payable and
  line Of credit                    322,231       50,132       53,818       65,072       19,582           --        9,600
Total stockholders' equity        1,592,863      885,343    1,012,499      637,876      419,289      253,055       37,116

(1) To the extent that Operating Expenses payable or reimbursable by the Company in any Expense Year exceed the 2%/25% Guidelines (the "Expense Cap"), the Advisor shall reimburse the Company within 60 days after the end of the Expense Year the amount by which the total Operating Expenses paid or incurred by the Company exceed the Expense Cap. During the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000 and 1999, Operating Expenses did not exceed the Expense Cap. During the year ended December 31, 1998, the Company's Operating Expenses exceeded the Expense Cap by $92,733.

(2) Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 98%, 79%, 79%, 60%, 26%, 30%, and 18% of cash
         Distributions for the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash Distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. Historically, the Board of Directors has declared Distributions based on various factors, including cash from operations, rather than net earnings on a GAAP basis. Due to the fact that net earnings includes deductions for depreciation expense and other non-cash items, management believes that net earnings does not reflect the amount of funds available for distribution. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(3) Management considers funds from operations ("FFO") to be an indicative measure of operating performance due to the significant effect of depreciation of real estate assets on net earnings. FFO, based on the revised definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT") in October 1999 and as used herein, means net earnings determined in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization of real estate assets and after adjustments for unconsolidated partnerships. (Net earnings determined in accordance with GAAP includes the noncash effect of straight-lining rent increases throughout the lease terms. This straight-lining is a GAAP convention requiring real estate companies to report rental revenue based on the average rent per year over the life of the leases. During the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, net earnings included approximately $(6), $37, $35, $118, $117, $35 and $44, respectively, of these amounts.) FFO was developed by NAREIT as a relative measure of performance and liquidity of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO (i) does not represent cash generated from operating activities determined in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events that enter into the determination of net earnings), (ii) is not necessarily indicative of cash flow available to fund cash needs and (iii) should not be considered as an alternative to net earnings determined in accordance with GAAP as an indication of the Company's operating performance, or to cash flow from operating activities determined in accordance with GAAP as a measure of either liquidity or the Company's ability to make Distributions. FFO, as presented, may not be comparable to similarly titled measures reported by other companies. Accordingly, the Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be considered in conjunction with the Company's net earnings and cash flows as reported in the accompanying consolidated financial statements and notes thereto. See Financial Information commencing on page F-1 of this Prospectus Supplement and the Prospectus.

         The following is a reconciliation of net earnings to FFO for the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001, 2000, 1999 and 1998:

                                     Nine Months Ended
                                       September 30,                           Year Ended December 31,
                                 -----------------------   --------------------------------------------------------------
                                    2003         2002         2002         2001         2000         1999         1998
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net earnings                     $    2,132   $   10,751   $   15,810   $   19,328   $   20,670   $    7,516   $      959

   Adjustments:
     Effect of unconsolidated
       subsidiaries                  21,053        8,700       12,341        2,702        1,825        1,710           --

     Effect of minority interest       (178)        (178)        (237)        (941)        (272)         (16)          --
     Depreciation and amortization
       of real estate assets         34,804       20,306       27,876       19,749        7,830        1,268          384
     Effect of assumption of
       liabilities                       --        3,576        3,576           --           --           --           --
                                 ----------   ----------   ----------   ----------   ----------   ----------   ----------
   Funds from operations         $   57,811   $   43,155   $   59,366   $   40,838   $   30,053   $   10,478   $    1,343
                                 ==========   ==========   ==========   ==========   ==========   ==========   ==========

Weighted average shares:
     Basic                          156,647       90,622       97,874       64,458       38,698       15,890        2,402
                                 ==========   ==========   ==========   ==========   ==========   ==========   ==========
     Diluted                        156,647       90,622       97,874       64,458       45,886       21,438        2,402
                                 ==========   ==========   ==========   ==========   ==========   ==========   ==========

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion is based on the condensed consolidated financial statements of the Company as of September 30, 2003 and December 31, 2002 and for the quarters and nine months ended September 30, 2003 and 2002. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Prospectus and the accompanying unaudited consolidated financial statements and the notes thereto in Financial Information commencing on page F-1 of this Prospectus Supplement.

         The following information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as "believe," "expect" and "may." Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include the following: changes in general economic conditions, changes in local and national real estate conditions, terrorism, extended U.S. Military combat operations, availability of capital from borrowings under the Company's Revolving LOC and security agreement, continued availability of proceeds from the Company's offerings, the ability of the Company to obtain additional Permanent Financing on satisfactory terms, the ability of the Company to continue to identify suitable investments, the ability of the Company to continue to locate suitable managers and tenants for its Properties and borrowers for its Mortgage Loans, and the ability of such tenants and borrowers to make payments under their respective leases or Mortgage Loans. Given these uncertainties, readers are cautioned not to place undue reliance on such statements.

INTRODUCTION

         THE COMPANY

         The Company is a corporation which was organized pursuant to the laws of the State of Maryland on June 12, 1996 and operates for federal income tax purposes as a REIT. On June 15, 1998, the Company formed CNL Hospitality Partners, LP, a wholly owned Delaware limited partnership ("Hospitality Partners"). CNL Hospitality GP Corp. and CNL Hospitality LP Corp., wholly owned corporate subsidiaries of the Company which were organized in Delaware in June 1998, are the general and limited partner, respectively, of Hospitality Partners. Properties acquired are generally expected to be held by Hospitality Partners and, as a result, are owned by the Company through Hospitality Partners. The terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., Hospitality Partners, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, (formerly known as Courtyard Annex L.L.C., an 89 percent owned limited liability company), CNL Hotel Investors, Inc. ("Hotel Investors"), CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel Partnership, LP, CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Hotel RI Orlando, Ltd., CNL Hotel CY-Weston, Ltd., CNL Hotel CY-Edison, LP, CNL Tampa International Hotel, LP, RFS Partnership, L.P., RFS Financing Partnership, LP, RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, RFS SPE 2000 LLC, RFS SPE2 2000 LLC, RFS Financing Partnership II, LP, Wharf Associates and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries have been and may be formed or acquired in the future for purposes of holding or developing hotel Properties.

         The Company is engaged primarily in the acquisition, development and ownership of interests in hotel Properties generally located across the United States, and has retained CNL Hospitality Corp. as its Advisor to provide management, acquisition, advisory and certain administrative services. The hotel Properties may include limited service, extended stay and full service hotel Properties. As of September 30, 2003, the Company owned interests in 126 Properties. The Company leases most of its Properties to wholly owned taxable REIT subsidiary entities and contracts with third-party hotel management companies to operate these Properties. Hotel operating revenues and expenses for these Properties are included in the Company's consolidated results of operations. Interests in 21 Properties are owned through various joint ventures and are generally leased to wholly owned TRS entities of the joint ventures. Other Properties are leased on a triple-net basis to unrelated, third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. Substantially all of the Properties acquired since the beginning of 2002, and Properties expected to be acquired in the future, have been and are generally expected to be leased to TRS entities of the Company or of its joint ventures. Additionally, several previously entered into third-party leases were assumed by TRS entities of the Company during 2002 and the Company may assume additional leases in the future. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party hotel managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage. See "Business -- Credit Enhancements" for additional information on credit enhancements.


         The Company may also provide Mortgage Loans to operators of Hotel Brands, however, it has not done so as of September 30, 2003. In addition, the Company may invest up to a maximum of 5 percent of total assets in equity interests in Ancillary Businesses. As of September 30, 2003, the Company had limited investments in Ancillary Businesses (0.8% of total assets).

         On July 10, 2003, the Company completed the acquisition of RFS and RFS OP for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in liabilities including severance and transaction costs which are expected to total approximately $55 million. In connection with this transaction, the Company obtained interests in 57 Properties. See "Business - Property Acquisitions" in this Prospectus Supplement for additional information regarding the RFS Transaction.

LIQUIDITY AND CAPITAL RESOURCES

         The Company uses capital primarily to acquire interests in or develop hotel Properties and invest in joint ventures, which acquire and own hotel Properties. Additionally, the Company is required to distribute at least 90 percent of its taxable income to stockholders. The Company generally raised funds through the sales of Common Stock, the acquisition of Permanent Financing and through draws on its Revolving LOC.

Uses of Liquidity and Capital Resources

         PROPERTY ACQUISITIONS AND COMPLETED DEVELOPMENT PROPERTIES

         In addition to the interests in the Properties acquired as a result of the RFS Transaction discussed in "Business - Property Acquisitions," during the nine months ended September 30, 2003, the Company acquired the following
Properties:

   Brand Affiliation          Property Location         Date of Acquisition        Purchase Price
   -----------------          -----------------         -------------------        --------------
                                                                                   (in thousands)
         Hyatt                     Miami, FL             February 20, 2003           $  35,800
     JW Marriott               New Orleans, LA            April 21, 2003                92,500
       Marriott*                  Seattle, WA              May 23, 2003                 88,900
       Marriott                   Plano, TX               August 15, 2003               55,550
       Marriott                 Baltimore, MD             August 29, 2003               69,000
Courtyard by Marriott           Arlington, VA             August 29, 2003               35,000

* Newly constructed

         All of these Properties are leased to TRS entities of the Company or of its joint ventures and are operated by third-party hotel managers.

         Additionally, the Company is currently developing one hotel in California and another hotel in Florida, which are expected to be completed in February 2004 and July 2004, respectively. Construction in progress of approximately $16.3 million and approximately $0.9 million are included in Hotel Properties in the accompanying condensed consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. These Properties are expected to be leased to TRS entities of the Company and managed by a subsidiary of Marriott.

         In connection with the RFS Transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. One of the Properties is owned through a partnership in which the Company owns a 75% interest ("Wharf Associates"). Brands under which these hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), DoubleTree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). This transaction has provided further brand and geographic diversification to the Company's portfolio of hotels.

         Flagstone Hospitality Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating both existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management agreements and franchise licenses with internationally recognized hotel managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by December 31, 2003.

         INVESTMENTS

         In April 2003, the Company committed to invest approximately $25 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP") and up to $40 million in joint ventures with HLP. On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP"). In addition, in connection with the acquisition by a joint venture with HLP of an interest in the Hampton Inn Chelsea-Manhattan Property, on August 29, 2003, the Company invested approximately $4 million in additional convertible preferred partnership units of HLP. The investment in HLP is structured to provide the Company with a 10.5% cumulative preferred distribution, paid quarterly, and each of the current and any future investments in joint ventures with HLP are or will be structured to provide the Company with a 10.5% cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP declares dividends quarterly in arrears and, therefore, the Company received approximately $263,000 during the quarter ended September 30, 2003, which related to the second quarter. During October 2003, the Company received approximately $432,000 in distributions related to the third quarter.

         INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

         On February 20, 2003, the Company contributed a DoubleTree hotel located in Arlington, Virginia ("the Doubletree Crystal City Property"), which was originally acquired in December 2002, and Hilton conveyed a Hilton hotel located in Rye, New York (the "Hilton Rye Town Property") to the Hilton 2 Partnership. Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites Properties (one each located in Orlando, Florida; Arlington, Virginia; and Santa Clara, California) for a purchase price of $104.5 million. The Embassy Suites Properties were acquired from sellers that were not affiliated with the Hilton 2 Partnership. At the time of these transactions, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at 5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity. The Hilton 2 Partnership plans to make improvements at certain of its Properties for an estimated $20 million over the next two years. As of September 30, 2003, the Company had contributed approximately $119.3 million for its 75 percent interest in this partnership.

         On February 25, 2003, the Company and a subsidiary of Hersha Hospitality Trust ("Hersha") formed a partnership (the "Hersha Partnership") of which the Company owns a 66.67 percent interest and Hersha owns a 33.33 percent interest. In August 2003, Hersha Partnership acquired a newly constructed Property in Manhattan, New York (the "Hampton Inn Chelsea-Manhattan Property"), which was owned by a trustee of Hersha and was valued at approximately $28 million. The partnership assumed a construction mini-permanent loan totalling $16.4 million to finance the purchase of this Property. The loan bears interest at LIBOR plus 3.5% per annum and requires monthly payments of interest only for the first year and payments of principal and interest of $15,000 starting in the 13th month through maturity in August 2006. As of September 30, 2003, the Company had contributed approximately $8.1 million for its 66.67 percent interest in this partnership.

         CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest that owns EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

         In August 2003, the Company acquired an interest in a partnership (the "Dearborn Partnership") of which the Company owns an 85 percent interest and Ford Motor Land Development Corporation ("Ford") owns a 15 percent interest. The Dearborn Partnership owns a Property in Dearborn, Michigan, which was owned by Ford and was valued at $65 million. As of September 30, 2003, the Company had contributed approximately $56 million for its 85 percent interest in this partnership.

         The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities. Some of these unconsolidated subsidiaries may be consolidated with the financial statements of the Company in the future upon implementation of FIN 46 as discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Accounting Pronouncements."

         DISTRIBUTIONS

         During the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001 and 2000, the Company generated cash from operations of approximately $72.8 million, $70.3 million, $52.9 million, and $43.6 million, respectively. The Company declared and paid Distributions to its stockholders of approximately $88.6 million, $74.2 million, $48.4 million, and $28 million during the nine months September 30, 2003 and the years ended December 31, 2002, 2001 and 2000, respectively. In addition, on October 1, November 1, and December 1, 2003, the Company declared Distributions to stockholders of record on October 1, November 1, and December 1, 2003, respectively, totalling approximately $12.9 million, $13.8 million and $14.7 million, respectively, or $0.064583 per Share, payable by December 31, 2003.

         The Company has set its Distribution policy based on a balanced analysis of both current and long-term stabilized cash flows of its Properties and value creation. During the quarter and the nine months ended September 30, 2003, Distributions paid to stockholders were greater than cash flows generated from operations. This occurred predominantly because the Company's acquisition strategy has focused on opportunistically investing in larger portfolios, which allows the Company to obtain increased efficiencies as it invests the proceeds received from the sale of Shares of its Common Stock. As a result, larger cash outlays are required at the time of purchase which causes equity proceeds to accumulate for longer periods of time in cash and short-term investments prior to making such purchases. In addition, many of the larger Properties that the Company is currently operating through joint ventures are undergoing renovations or have recently been renovated and as a result the cash distributions that the Company has received from these joint ventures were less than what is ultimately expected to be received once these Properties stabilize and obtain their projected market share. Management expects this trend to continue at least through the remainder of 2003 as cash is invested and the renovated Properties stabilize. However, the expected increase in cash distributions from joint ventures may be delayed if economic recovery is further delayed. During the nine months ended September 30, 2003, the Company used borrowings on its Revolving LOC to fund a portion of its Distributions. During the nine months ended September 30, 2003, the Company also utilized funding under its credit enhancements to fund a portion of Distributions to stockholders.

         For the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2002, 2001 and 2000, approximately 35 percent, 60 percent, 51 percent, 52 percent and 63 percent, respectively, of the Distributions paid to stockholders were considered ordinary income and approximately 65 percent, 40 percent, 49 percent, 48 percent and 37 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2003 and 2002 and the years ended December 31, 2002, 2001 and 2000 were required to be or have been treated by the Company as a return of capital to stockholders for purposes of calculating the Stockholders' 8% Return on their Invested Capital.

         REDEMPTIONS

         In October 1998, the Board of Directors elected to implement the Company's redemption plan. Under the redemption plan, prior to such time, if any, as Listing occurs, any stockholder who has held Shares for at least one year may present all or any portion equal to at least 25 percent of their Shares to the Company for redemption in accordance with the procedures outlined in the redemption plan. Upon presentation, the Company may elect, at its discretion, to redeem the Shares, subject to certain conditions and limitations. However, at no time during a 12-month period may the number of Shares redeemed by the Company exceed five percent of the number of Shares of the Company's outstanding Common Stock at the beginning of the 12-month period. During the nine months ended September 30, 2003 and 2002, and the years ended December 31, 2002, 2001 and 2000, approximately 434,000 Shares, 239,000 Shares, 239,000 Shares, 251,000
Shares and 269,000 Shares, respectively, were redeemed at $9.20 per share (approximately $4.3 million, $2.4 million, $2.4 million, $2.3 million and $2.5 million, respectively), and retired from Shares outstanding of Common Stock.

Sources of Liquidity and Capital Resources

         EQUITY SALES

         As of September 30, 2003, net proceeds to the Company from its four prior public offerings and this offering, loan proceeds and capital contributions from the Advisor, after deduction of selling commissions, marketing support fees, due diligence expense reimbursements and organizational and offering expenses, totaled approximately $2.7 billion. As of such date, the Company had used approximately $1.6 billion of net offering proceeds and approximately $598 million of loan proceeds to invest in 126 hotel Properties including two parcels of land on which hotel Properties were being constructed (including ten unconsolidated subsidiaries which own 21 Properties), approximately $19 million to invest in other public REITs, approximately $14 million to redeem approximately 1.5 million Shares of Common Stock, approximately $292 million to pay down its lines of credit and approximately $126 million to pay Acquisition Fees and expenses, leaving approximately $51 million available for future investments.

         During the period October 1, 2003 through December 18, 2003, the Company received additional net offering proceeds of approximately $38 million from this offering. The Company expects to use the uninvested net proceeds from this offering and additional proceeds from this offering and any future offerings to purchase interests in additional Properties and, to a lesser extent, invest in Mortgage Loans or other permitted investments such as investments in other real estate companies and partnerships. Additionally, the Company intends to borrow money to acquire interests in additional Properties, to invest in Mortgage Loans and to pay certain related fees. The Company intends to encumber Assets in connection with such borrowings. The Company currently has a Revolving LOC of approximately $96.7 million as described below. As of December 18, 2003, the Company had approximately $24 million available under the Revolving LOC.


         DEBT FINANCING

         The Company's objectives and strategies with respect to long-term debt are to (i) minimize the amount of interest incurred on Permanent Financing while limiting the risk related to interest rate fluctuations through hedging activities and (ii) maintain the ability to refinance existing debt. Because some of the Company's mortgage notes bear interest at fixed rates, changes in market interest rates during the term of such debt will not affect the Company's operating results. The majority of the Company's fixed rate debt arrangements allow for repayment earlier than the stated maturity date. These prepayment rights may afford the Company the opportunity to mitigate the risk of refinancing at maturity at higher rates by refinancing prior to maturity. The weighted average effective interest rate on mortgages and other notes payable was approximately 6.7 percent as of September 30, 2003.

         The Company's Revolving LOC is used to temporarily fund acquisition and development of Properties, investments in Mortgage Loans and other permitted investments and for other permitted corporate purposes. The Company is able to receive cash advances of up to approximately $96.7 million until September 2006 subject to minor monthly reductions in total available capacity. Interest payments are due monthly with principal payments of $1,000 due at the end of each loan year. Advances under the Revolving LOC bear interest at an annual rate of 225 basis points above 30-day LIBOR (a total of 3.37 percent as of September 30, 2003) and are collateralized by certain hotel Properties. In July 2003, the Company borrowed the remaining available funds under the Revolving LOC in connection with the RFS Transaction and to pay a portion of the Distributions paid to stockholders for the nine months ended September 30, 2003. See "Business
- Property Acquisitions" for additional information regarding the RFS Transaction. As of December 18, 2003, the Company had approximately $72.7 million available under the Revolving LOC.

         On October 31, 2002, the Company obtained a loan in the amount of $90.7 million collateralized by eight of its hotel Properties. The loan has a term of five years and bears interest at 6.53 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 20-year amortization schedule through maturity. At closing, the Company borrowed approximately $9.1 million, and the remainder was borrowed in June 2003. Accordingly, approximately $90.8 million, including interest, was outstanding under the loan as of December 18, 2003.

         On November 25, 2002, the Company obtained a loan in the amount of $31 million collateralized by one of its hotel Properties. The loan has a term of five years and bears interest at 5.84 percent per annum. Payments of interest only are due monthly for the first two years of the loan, and monthly payments of principal and interest are due thereafter, calculated on a 25-year amortization schedule through maturity. Approximately $31.1 million, including interest, was outstanding under this loan as of December 18, 2003.

         In December 2002, the Company renegotiated its current construction loan facilities, which resulted in one construction loan facility with an increased total borrowing capacity under the facility of $64 million. This construction loan facility expires in December 2005, and bears interest at a floating rate with a floor of 6.75 percent. This facility is being used to fund the construction of one hotel Property in California and another hotel Property in Florida. Another Property in Florida was constructed and opened in 2002. The outstanding construction cost of this Property remains outstanding under this loan. This facility may be used to fund the construction of other hotel Properties in the future. Approximately $34.4 million was outstanding under the construction loan facility as of September 30, 2003. As of December 18, 2003, approximately $40.7 million was outstanding under the construction loan facility.


         On July 10, 2003, the Company acquired RFS and RFS OP for approximately $383 million in cash ($12.35 per share or limited partnership unit) and the assumption of approximately $409 million in debt and liabilities (including transaction and severance costs which are expected to total approximately $55 million). For more information regarding this transaction, see "Business - Property Acquisitions." In connection with this transaction, the Company obtained the Bridge Loan in the amount of approximately $101 million. In August 2003, the Company obtained an additional $88 million from the Bridge Loan, of which approximately $44 million was used to retire RFS secured notes and $44 million was used to acquire an additional Property. In September 2003, the Company repaid $88 million on the Bridge Loan leaving a balance of $101 million. On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million was used to repay the Bridge Loan. This new loan bears interest at a rate of one-month LIBOR plus 189 basis points per year (3.04% as of December 18, 2003). Monthly payments of interest only are required through maturity with all principal and unpaid interest due and payable in December 2006. The Company has pooled 26 Properties as collateral for this loan. On December 24, 2003, the Company obtained an additional loan collateralized by the same 26 Properties in the amount of $35 million, which bears interest at a rate of one-month LIBOR plus 465 basis points, with a floor of 6.65%.

         The Company has obtained or assumed various other debt issuances in connection with the acquisition of Properties throughout the year. The Company believes that the estimated fair value of the amounts outstanding on its fixed rate mortgages and notes payable under Permanent Financing arrangements as of September 30, 2003, approximated the outstanding principal amount. As of September 30, 2003, the Company's fixed and variable rate debt instruments, excluding debt of unconsolidated partnerships, were as follows (in thousands):

                                Principal and
                               Accrued Interest
                                 Balance (in                     Fixed Rate Per    Variable Rate
    Loan Description             thousands)        Maturity           Year           Per Year     Payments Due
    ----------------             ----------        --------           ----           --------     ------------
Three Properties in                $ 50,348      December 2007        8.34%             -           Monthly
Lake Buena Vista, FL

Seven Properties located             83,424        July 2009          7.67%(1)          -           Monthly
throughout the Western
United States

                                Principal and
                               Accrued Interest
                                 Balance (in                     Fixed Rate Per    Variable Rate
       Loan Description          thousands)        Maturity           Year           Per Year     Payments Due
       ----------------          ----------        --------           ----           --------     ------------
Property in
Philadelphia, PA                     32,019      December 2007        8.29%             -           Monthly

Tax Incremental
Financing Note ("TIF
Note") on Property in
Philadelphia, PA                      8,098        June 2018         12.85%(4)          -           Monthly

Portfolio of eight Marriott
Properties located throughout
the United States                    91,194      November 2007        6.53%             -           Monthly

One Property located in
New Jersey                           31,151      December 2007        5.84%             -           Monthly

Three developmental
Properties, one in
California and two in
Florida                              34,386      December 2005           -        LIBOR + 275       Monthly
                                                                                    bps (3)

One Property located in
New Orleans, LA                      46,780       August 2027         8.08%             -           Monthly

One Property located in
Seattle, WA                          50,245        July 2008          4.93%             -           Monthly

One Property located in
Plano, TX                            28,996      February 2011        8.11%             -           Monthly

Ten Properties
located throughout the United
States                               91,059      December 2008        7.83%             -           Monthly

                                Principal and
                               Accrued Interest
                                 Balance (in                     Fixed Rate Per    Variable Rate
 Loan Description                thousands)        Maturity           Year           Per Year     Payments Due
 ----------------                ----------        --------           ----           --------     ------------
One Property in
San Francisco, CA                    18,036      November 2007        8.22%             -           Monthly

Eight Properties
located throughout
the United States                    51,090       August 2010         8.00%             -           Monthly

Line of credit (2)                   96,994      September 2006          -          LIBOR + 225     Monthly
                                                                                       Bps

Secured notes                        81,753        March 2012         9.75%             -           Monthly

Bridge loan                         101,000       January 2004           -             (5)          Monthly

(1) Average interest rate as the loans bear interest ranging from 7.50 percent to 7.75 percent.

(2)      Revolving LOC.

(3)      The Construction LOC has an interest rate floor of 6.75 percent.

(4) Tax Incremental Financing which is paid down with incremental real estate taxes resulting in an interest rate of 12.85 percent.

(5) Interest is incurred at an annual rate equal to the average British Bankers Association Interest Settlement Rate for Deposits in Dollars with a term equivalent to one month (the "Eurodollar Rate") plus 3 percent.

         For information regarding Permanent Financing arrangements entered into subsequent to September 30, 2003, see "Business - Borrowing" in this Prospectus Supplement.

         EXPOSURE TO INTEREST RATE RISK

         The Company is subject to interest rate risk through outstanding balances on its variable rate debt. The Company may mitigate this risk by paying down additional outstanding balances on its variable rate loans from offering proceeds, refinancing with fixed rate permanent debt or obtaining cash flow hedges should interest rates rise substantially. As of September 30, 2003, approximately $232 million in variable rate debt was outstanding.

         Management estimates that a one-percentage point increase in interest rates for the nine months ended September 30, 2003, would have resulted in additional interest costs of approximately $1.2 million. This sensitivity analysis contains certain simplifying assumptions (for example, it does not consider the impact of changes in prepayment risk or credit spread risk). Therefore, although it gives an indication of the Company's exposure to interest rate change, it is not intended to predict future results and the Company's actual results will likely vary.

         The following is a schedule of the Company's fixed and variable rate debt maturities for the remainder of 2003, each of the next four years, and thereafter (in thousands):

                             Fixed Rate
                         Mortgages Payable                               Total Mortgages
                            and Accrued         Variable Rate Other      and Other Notes
                              Interest             Notes Payable             Payable
                              --------             -------------             -------
2003                         $  5,390                $      -               $  5,390
2004                            7,613                 101,000                108,613
2005                            8,772                  34,294                 43,066
2006                            9,405                  96,723                106,128
2007                          105,737                       -                105,737
Thereafter                    527,639                       -                527,639
                             --------                --------               --------
                             $664,556                $232,017               $896,573
                             ========                ========               ========

         HISTORICAL CASH FLOWS

         During the nine months ended September 30, 2003 and 2002, the Company generated cash from operating activities of approximately $72.8 million and $50.6 million, respectively, and cash used in investing activities was approximately $939 million and $254.6 million, respectively. Cash used in investing activities consists primarily of (i) cash used for the RFS Transaction of approximately $464.2 million in 2003, (ii) additions to hotel Properties of approximately $347.9 million and $181.2 million during the nine months ended September 30, 2003 and 2002, respectively, and (iii) investments in unconsolidated subsidiaries of approximately $90.3 million and $42 million during the nine months ended September 30, 2003 and 2002, respectively.

         Cash provided by financing activities was approximately $850.7 million and $222.8 million for the nine months ended September 30, 2003 and 2002, respectively. Cash provided by financing activities for the nine months ended September 30, 2003 and 2002, includes the receipt of approximately $743.2 million and $327.4 million, respectively, in subscriptions from stockholders. In addition, Distributions to stockholders for the nine months ended September 30, 2003 and 2002, were approximately $88.6 million and $51.8 million, respectively (or $0.58 per Share for each respective period). During the nine months ended September 30, 2003, Distributions to stockholders exceeded cash flows from operations. The Company used its Revolving LOC to pay a portion of these Distributions as discussed above.

         Until Properties are acquired, or Mortgage Loans or other permitted investments are entered into, Net Offering Proceeds are held in short-term (defined as investments with a maturity of three months or less), highly liquid investments, such as demand deposit accounts at commercial banks, certificates of deposit and money market accounts. This investment strategy provides high liquidity in order to facilitate the Company's use of these funds to acquire interests in Properties and to fund Mortgage Loans or other permitted investments. At September 30, 2003, the Company had approximately $33.5 million invested in short-term investments as compared to approximately $49.0 million at December 31, 2002. The decrease in the amount invested in short-term investments was primarily attributable to Property acquisitions (including the RFS Transaction and investments in joint ventures), offset by proceeds received from the sale of Common Stock.

         LIQUIDITY REQUIREMENTS

         The Company expects to meet its liquidity requirements, including payment of Offering Expenses, Property acquisitions and development, investments in Mortgage Loans and repayment of debt with proceeds from its equity offerings, cash flows from operations, Permanent Financing and refinancing of debt.

         Management believes that the Company has obtained reasonably adequate insurance coverage. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

OTHER INFORMATION

         RELATED PARTIES

         Certain Directors and officers of the Company hold similar positions with the Advisor and its Affiliates, including the Managing Dealer, CNL Securities Corp. These Affiliates are by contract entitled to receive fees and compensation for services provided in connection with Common Stock offerings, and the acquisition, development, management and sale of the Company's Assets.

         Amounts incurred relating to these transactions with Affiliates were as follows for the nine months ended September 30 (in thousands):

                                                                    2003          2002
                                                                    ----          ----
CNL Securities Corp.:

        Selling Commissions*                                      $ 54,897       $24,637
        Marketing support fee and due diligence
          reimbursements*                                            3,716         1,639
                                                                  --------       -------

                                                                    58,613        26,276
                                                                  --------       -------
Advisor and its Affiliates:

        Acquisition Fees                                            47,417        17,728
        Development Fees                                             1,968         3,394
        Asset Management Fees                                        8,410         4,819
                                                                  --------       -------
                                                                    57,795        25,941
                                                                  --------       -------
                                                                  $116,408       $52,217
                                                                  ========       =======

* The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

         Of these amounts, approximately $2.1 million and $2.5 million is included in due to related parties in the accompanying consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively.

         The Advisor and its Affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder Distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30 (in thousands):

                                                               2003            2002
                                                               ----            ----
Stock issuance costs                                          $3,660          $2,246
General operating and administrative expenses                  1,453             953
                                                              ------          ------

                                                              $5,113          $3,199
                                                              ======          ======

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $29.1 million and $14.9 million at September 30, 2003 and December 31, 2002, respectively.

         CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest which owns EMTG, LLC has engaged Dustin/Massagli LLC, a company in which one of the Company's Directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

         The Company owns a ten percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its Affiliates lease office space. The remaining interest in the limited partnership is owned by several Affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

         See "Certain Relationships and Related Transactions" for more information on amounts paid to related parties.

         COMMITMENTS AND CONTINGENCIES


         In connection with the RFS Transaction discussed in "Business - Property Acquisitions," on May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS's directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS's shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and
(v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the plaintiff has not aggressively prosecuted its claims. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

         On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California, for the County of San Diego. In connection with the RFS Transaction, the Company has become a party to this lawsuit in which the plaintiff is claiming damages relating to a dispute over a parcel of land located adjacent to one of the Properties previously owned by RFS. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages in an amount of up to $700,000.

         From time to time the Company may be exposed to litigation arising from the operation of its business. As of the date of this Prospectus, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         As of December 18, 2003, the Company had commitments to (i) complete construction on two Properties, with an estimated aggregate cost of approximately $64 million, (ii) fund the remaining total of approximately $20 million for property improvements of several Properties owned through a joint venture, and (iii) fund furniture, fixture and equipment replacements as needed at the Company's Properties. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships.

         The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties.

         In addition to its commitments to lenders under its loan agreements and obligations to fund Property acquisitions and development, the Company is a party to certain contracts which may result in future obligations to third parties. See description of obligations below:

         The following table presents the Company's contractual cash obligations and related payment periods as of September 30, 2003 (in thousands):

                                       Less than
  Contractual Cash Obligations          1 Year         2-3 Years        4-5 Years        Thereafter         Total
  ----------------------------          ------         ---------        ---------        ----------         -----
Mortgages and other notes                $5,390        $151,679          $211,865          $527,639        $896,573
     payable (including
     Revolving LOC and other
     liabilities)

Refundable tenant security
     deposits                                 -               -                 -            12,166          12,166
                                         ------        --------          --------          --------        --------
Total                                    $5,390        $151,679          $211,865          $539,805        $908,739
                                         ======        ========          ========          ========        ========

         Refundable Tenant Security Deposits. The Company is obligated to return security deposits to unrelated third-party tenants at the end of the lease terms in accordance with the lease agreements. The Company has recorded a liability for such security deposits totalling approximately $12.2 million as of September 30, 2003.

The following table presents the Company's future potential commitments, contingencies and guarantees, which can be assigned a monetary value, and the related estimated expiration periods as of September 30, 2003:

Commitments, Contingencies and  Less than
          Guarantees             1 Year    2-3 Years  4-5 Years  Thereafter   Total
          ----------             ------    ---------  ---------  ----------   -----
Guarantee of unsecured
  promissory note of
  unconsolidated subsidiary      $     -    $2,583       $ -      $     -    $ 2,583
Earnout provision                      -     2,442         -            -      2,442
Marriott put option                    -         -         -       13,990     13,990
Irrevocable letter of credit           -         -         -        1,375      1,375
Pending investments               66,000         -         -            -     66,000
                                 -------    ------       ---      -------    -------

 Total                           $66,000    $5,025       $ -      $15,365    $86,390
                                 =======    ======       ===      =======    =======


         The Company does not anticipate being required to fund any of the potential commitments in the above table, with the exception of the pending investments, which were subject to the completion of due diligence procedures and other factors. The following paragraphs briefly describe the nature of some of the above commitments and contractual cash obligations.

         Guarantee of Debt on Behalf of Unconsolidated Subsidiaries. The Company has severally guaranteed 16.67% of a $15.5 million note payable on behalf of a subsidiary of CNL Plaza, Ltd. The maximum obligation to the Company is approximately $2.6 million, plus interest. Interest accrues at a rate of LIBOR plus 200 basis points per annum on the unpaid principal amount. This guarantee shall continue through the loan maturity in November 2004.

         Guarantee of Other Obligations on Behalf of Unconsolidated Subsidiaries. The Company has generally guaranteed, in connection with loans to certain unconsolidated subsidiaries, the payment of obligations that may arise out of fraud or misconduct of the subsidiary borrower. This guarantee will be in effect until the loans have been paid in full.

         Earnout Provisions on Property Acquisitions. The Company is currently subject to earnout provisions on two of its Properties, whereby if the operating performance of the two Properties exceeds a certain predefined threshold, additional consideration will be due to the prior owner. The earnout provision will terminate on May 31, 2004, at which time the Company will have no further liability. The maximum amount of consideration that the Company may be obligated to pay is approximately $2.5 million.

         Marriott Put Option. Marriott has the right on certain partnerships with the Company to require the Company to buy a portion of Marriott's ownership. Certain of these rights are exercisable if predefined operating results are obtained. Should such conditions be met, the Company may be obligated to buy interests with an estimated value of approximately $14 million as of September 30, 2003.

         Irrevocable Letter of Credit. In 2002 and 2003, the Company obtained two irrevocable letters of credit for the benefit of two lenders, one in the amount of approximately $0.8 million and the other in the amount of approximately $0.6 million. The letters of credit are automatically extended each fiscal year until November 10, 2007 and October 25, 2007, respectively. The Company could be liable to the extent that drawings under the letters of credit occur.

         CREDIT ENHANCEMENTS

         The Company benefits from certain types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism, and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay Distributions to stockholders may be affected. Please see the "Business - Credit Enhancements" section of this Prospectus Supplement for a summary of the various types of credit enhancements that the Company benefits from.


         CRITICAL ACCOUNTING POLICIES

         Management reviews its Properties and investments in unconsolidated subsidiaries periodically (no less than once per year) for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through operations. Management determines whether impairment in value has occurred by comparing the estimated future undiscounted cash flows, including the residual value of the Property, with the carrying cost of the individual Property.

         The Company's leases have been accounted for as operating leases. Management estimates the economic life of the leased property, the residual value of the leased property and the present value of minimum lease payments to be received from the tenant.

         The Company accounts for its unconsolidated partnerships using the equity method of accounting. Under generally accepted accounting principles, the equity method of accounting is appropriate for subsidiaries that are partially owned by the Company, but for which operations of the investee are controlled by, or control is shared with, an unrelated third-party. If consolidation was required, amounts reported for net income and total stockholders' equity would be the same as what would be reported under the equity method of accounting.

         Acquisition costs that are directly identifiable with Properties that are probable of being acquired are capitalized and included in other assets. Upon the purchase of a Property, the costs that are directly identifiable with that Property or investment are reclassified to land, building and equipment. In the event a Property is not acquired or, is no longer expected to be acquired, any costs are charged to expense.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. In December 2003, the FASB issued a revision of FIN 46 to clarify and elaborate on certain provisions. FIN 46 as revised, is expected to result in the consolidation of several of the Company's joint ventures which historically have been reported as unconsolidated subsidiaries. The Company is required to implement the provisions of FIN 46 in financial statements for periods after March 15, 2004.


         In May 2003, the FASB issued FASB statement No. 150 ("FASB 150"), "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 will require issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. FASB 150 requires that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. Effective October 29, 2003, the FASB deferred implementation of FASB 150, as it applies to minority interests of finite lived entities. The Company adopted FAS 150 in the quarter ended September 30, 2003, except as discussed above, and it did not have a material impact on the Company's results of operations.

         SUBSEQUENT EVENTS AFTER SEPTEMBER 30, 2003


         During the period October 1, 2003 through December 18, 2003, the Company received subscription proceeds from this offering of approximately $358 million for approximately 35.8 million Shares of Common Stock.

         On October 1, November 1, and December 1, 2003, the Company declared Distributions to stockholders of record on October 1, November 1, and December 1, 2003, respectively, totalling approximately $12.9 million, $13.8 million and $14.7 million, respectively, or $0.064583 per Share, payable by December 31, 2003.

         From October 1, 2003 through December 18, 2003, the Company acquired interests in four Properties, three of which are owned through two joint ventures. In connection with the purchase of these Properties, the Company (where applicable), as lessor, entered into lease agreements with taxable REIT subsidiaries, as lessees. The management of these Properties is being performed by third-party managers.

         The following table sets forth the location of each of the Properties described above, the date of acquisition and the purchase price of each Property.

             Property Location                         Date Acquired            Purchase Price
             -----------------                         -------------            --------------
Hyatt Regency in Montreal, Quebec                        12/15/03                 $ 51,498,000
Hilton in La Jolla, California                           12/17/03                 $106,500,000
Hilton in Washington, DC                                 12/17/03                 $105,500,000
Hotel del Coronado in Coronado, California               12/18/03                 $418,000,000

         For a description of these Properties, the joint ventures, if applicable, and any financing obtained in connection with the Property acquisitions, see "Business - Property Acquisitions" in this Prospectus Supplement.

         In November 2003, the Company repaid approximately $73 million of approximately $97 million borrowed under its Revolving LOC.

         On December 4, 2003, the Company obtained a loan totalling $130 million of which approximately $101 million was used to repay the Bridge Loan. This new loan bears interest at a rate of 30-day LIBOR plus 189 basis points per year (3.06% as of November 30, 2003). Monthly payments of interest only are required through maturity with all principal and any unpaid interest due and payable in December 2006. The Company has pooled 26 Properties as collateral for this loan. On December 24, 2003, the Company obtained an additional loan collateralized by the same 26 Properties in the amount of $35 million.


         The Company currently is seeking additional Properties or other permitted real estate related investment opportunities, such as investments in other real estate companies or partnerships.

RESULTS OF OPERATIONS

         HOTEL OPERATING STATISTICS

         As of September 30, 2003, the Company had acquired interests, directly or indirectly through its unconsolidated subsidiaries, in 126 Properties, located in 37 states, consisting of land, buildings and equipment, including 21 Properties through interests in four partnerships with Marriott, two partnerships with Hilton, and four partnerships with other third parties. As of September 30, 2003, the Company was developing two hotels (one of which is on leased land). Of the 124 Properties currently operating, the Company leased 107 to TRS entities (including TRS entities owned through joint ventures), with management performed by third-party managers, and it leased 17 Properties to unaffiliated third-party operators on a triple-net basis. Management regularly reviews operating statistics such as revenue per available room ("REVPAR"), average daily rate ("ADR") and occupancy at the Company's Properties in order to gauge how well they are performing as compared with the industry and past results.

         The following table presents information related to the Company's 124 operating Properties as of September 30, 2003:

      BRAND AFFILIATION         HOTEL PROPERTIES        ROOMS
      -----------------         ----------------        -----
Full Service Hotels:
Doubletree                             2                  852
Embassy Suites                         4                  974
Hilton Hotels and Suites               8                3,023
Holiday Inn                            5                  954
Hyatt                                  2                1,014
Independent                            2                  331
Marriott Hotels, Resorts and
Suites                                 6                2,995

JW Marriott                            2                1,444
Sheraton                               3                  659
Sheraton Four Points                   2                  412
Wyndham                                2                  390
                                     ---               ------
                                      38               13,048
                                     ---               ------
Extended Stay Hotels:
Homewood Suites by Hilton              1                   83
Residence Inn by Marriott             26                3,905
TownePlace Suites by Marriott          8                  841
                                     ---               ------
                                      35                4,829
                                     ---               ------
Limited Service Hotels:
Comfort Inn                            1                  184
Courtyard by Marriott                 17                3,627
Fairfield Inn                          1                  388
Hampton Inn                           19                2,431
Holiday Inn Express                    5                  637
SpringHill Suites by Marriott          8                1,455
                                     ---               ------
                                      51                8,722
                                     ---               ------

Total                                124               26,599
                                     ===               ======

         Management regularly reviews operating statistics such as revenue per available room ("RevPAR"), average daily rate ("ADR") and occupancy at the Company's Properties in order to gauge performance as compared to the industry and past results.

         The following tables present information related to the Company's Properties by hotel brand for the quarter and nine months ended September 30, 2003. Operating statistics are presented for hotels on a comparable basis. Comparable hotels are defined as Properties owned by the Company during the entirety of both periods being compared. Unaudited hotel occupancy, ADR and RevPAR are presented for hotel brands for which the Company owned three or more hotels within each respective brand category.

          UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS BY BRAND
                  FOR THE QUARTER ENDED SEPTEMBER 30, 2003 (A)

                                                           Occupancy                 ADR                  RevPAR
                                                        ----------------    -------------------    -------------------
                                                                Variance               Variance               Variance
                                    Hotels    Rooms     2003    vs. 2002     2003      vs. 2002     2003      vs. 2002
Full Service Hotels:
Hilton                                 3       1,210    76.9%    7.2 ppt    $ 88.40     (4.7%)     $ 67.96       5.1%
Marriott                               3       1,923    73.3%    7.5 ppt     126.83      3.3%        92.93      15.1%

Extended Stay Hotels:

Residence Inn                         11       1,893    75.3%    0.1 ppt      88.31      1.6%        66.48       1.7%
TownePlace Suites                      5         556    77.5%  (1.3) ppt      69.23      0.6%        53.67      (1.0%)

Limited Service Hotels:
Courtyard by Marriott                 13       2,926    69.2%    3.5 ppt      99.43     (2.1%)       68.78       3.1%
SpringHill Suites by Marriott          8       1,455    71.6%    1.0 ppt      76.43      2.7%        54.69       4.2%

(A) Includes only brands in which the Company owns three or more Properties.

     UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS FOR ALL PROPERTIES
                  FOR THE QUARTER ENDED SEPTEMBER 30, 2003 (B)

Full Service Hotels                    9       3,799    74.1%    6.8 ppt    $109.32     (0.8%)     $ 81.02       9.2%
Extended Stay Hotels                  16       2,449    75.8%   (0.2)ppt      83.94      1.5%        63.61       1.2%
Limited Service Hotels                22       4,769    69.9%    2.5 ppt      88.48     (1.1%)       61.89       2.7%
                                      --      ------    ----    --------    -------      ---       -------       ---
Total Comparable Hotels               47      11,017    72.7%    3.5 ppt    $ 95.11      0.0%      $ 69.17       5.0%
                                      ==      ======    ====    ========    =======      ===       =======       ===

(B) Includes all comparable Properties.

          UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS BY BRAND
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (A)

                                                                Occupancy                   ADR                   RevPAR
                                                            -----------------       -------------------     ------------------
                                                                     Variance                  Variance               Variance
                                    Hotels    Rooms         2003     vs. 2002        2003      vs. 2002      2003     vs. 2002
                                    ---------------         ------------------------------------------------------------------
Full Service Hotels:
Hilton                                 3      1,210         74.6%      4.4 ppt      $ 96.23     (6.0%)      $71.83      0.0%
Marriott                               2      1,576         70.4%      5.7 ppt       120.12      4.6%        84.52     13.9%

Extended Stay Hotels:
Residence Inn                         10      1,543         75.6%     (1.7)ppt        94.83     (1.8%)       71.71     (3.9%)
TownePlace Suites                      4        412         67.6%    (12.4)ppt        64.10      3.5%        43.36    (12.5%)

Limited Service Hotels:
Courtyard by Marriott                 10      2,112         68.8%      1.0 ppt        95.88     (4.7%)       65.93     (3.3%)
SpringHill Suites by Marriott          6      1,090         68.2%      3.1 ppt        75.14     (2.0%)       51.22      2.8%

(A) Includes brands in which the Company owns three or more Properties.

     UNAUDITED COMPARABLE CNL HOTEL OPERATING STATISTICS FOR ALL PROPERTIES
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 (B)

Full Service Hotels                    8      3,452         70.5%     4.6 ppt       $107.89     (1.3%)      $76.04      5.6%
Extended Stay Hotels                  14      1,955         74.0%    (3.9) ppt        89.00     (0.2%)       65.83     (5.2%)
Limited Service Hotels                17      3,590         68.2%     1.4 ppt         85.54     (4.6%)       58.33     (2.5%)
                                      -------------         ------------------      ----------------        ---------------
Total Comparable Hotels               39      8,997         70.3%     1.5 ppt       $ 95.27     (1.8%)      $67.01      0.4%
                                      =============         ==================      ================        ===============

(B) Includes all comparable Properties.

         For the quarter ended September 2003, RevPAR for all comparable Properties was $69.17 for an increase of 5.0 percent compared to the same period in 2002. This RevPAR increase resulted from a 3.5 percentage point increase in occupancy to 72.7 percent while ADR remained at $95.11. During the quarter ended September 30, 2003, RevPAR increased for five out of the Company's six comparable brand categories for which the Company had three or more hotels within each brand category. The Marriott brand reported the largest increase of
15.1 percent and included double digit increases for the Marriott Waikiki Beach and the Marriott Suites Dallas, respectively. Additionally, the Company experienced double digit RevPAR growth at several of its Properties, including two Courtyards, four Springhill Suites and two TownePlace Suites during the quarter as compared to the prior year.

         For the nine months ended September 2003, RevPAR for comparable Properties was $67.01, for an increase of 0.4 percent compared to the same period in 2002. This RevPAR increase resulted from a 1.5 percentage point increase in occupancy to 70.3 percent offset by a 1.8 percent decrease in ADR to $95.27. RevPAR decreased for three out of the Company's five comparable brand categories during the nine months ended September 2003 primarily due to operations during the first six months of the year.

Comparison of the Company's operating results for the quarter ended and nine months ended September 30, 2003 to quarter ended and nine months ended September 30, 2002

                                                  Quarter Ended September 30,               Nine Months Ended September 30,
                                            ----------------------------------------    ----------------------------------------
                                                                                %                                           %
                                              2003         2002      Change   Change      2003         2002     Change    Change
                                            ----------------------------------------    ----------------------------------------
Revenues:
Hotel revenues                              $87,494      $37,648    $49,846    132%     $168,019     $70,175   $ 97,844    139%
Hotel expenses                               63,867       25,782     38,085    148%      118,923      45,582     73,143    160%
                                            --------------------                        --------------------
   Gross margin                             $23,627      $11,866                        $ 49,096     $24,593
                                            ====================                        ====================
   Gross margin percentage                       27%          32%                             29%         35%

Other Revenues:
Rental income from operating leases         $ 9,350      $ 7,249    $ 2,101     29%     $ 25,078     $29,289   $ (4,211)   -14%
FF&E reserve income                             850        1,063       (213)   -20%        2,583       3,440       (857)   -25%
Interest and other income                     9,638          316      9,322   2950%       17,169       2,825     14,344    508%

Other Expenses:
   Interest and loan cost amortization       14,764        4,669     10,095    216%       25,670      13,828     11,842     86%
   General operating and administrative       3,565        1,333      2,232    167%        7,972       4,118      3,854     94%
   Asset mgmt. fees to related party          3,178        1,744      1,434     82%        8,161       4,819      3,342     69%
   Depreciation and amortization             17,003        7,415      9,588    129%       34,804      20,306     14,498     71%

         As of September 30, 2003 and 2002, the Company owned interests in 126 and 51 hotel Properties, respectively. The increase in hotel revenues for the quarter and nine months ended September 30, 2003 and the decrease in rental income and FF&E Reserve income for the nine months ended September 30, 2003 was due to the Company investing in new Properties and leasing them to TRS entities, as well as taking assignment of leases on 11 existing Properties and engaging third-party managers to operate these Properties during 2002. For these Properties, rental income from operating leases that was recorded during the first half of 2002 has been replaced with hotel operating revenues and expenses during the first half of 2003. Additionally, most of the Properties acquired in 2002 and during the nine months ended September 30, 2003 are leased to TRS entities of the Company and are operated using third-party managers. The decrease in rental income resulting from the lease assumptions discussed above was offset somewhat by an increase in rental income from five Properties acquired in July 2003 as a result of the RFS Transaction (see "Business - Property Acquisitions" for more information regarding the RFS Transaction). These Properties are leased on a triple-net basis to unrelated third-party tenants. The increase in rental income for the quarter ended September 30, 2003, as compared to the same period in 2002, was also a direct result of these five Properties being acquired. Results of operations are not expected to be indicative of future periods due to the additional acquisitions in late 2002 and in during the nine months ended September 30, 2003 and the additional Property acquisitions that are expected to occur.

         The increase in hotel operating expenses during the quarter and nine months ended September 30, 2003, as compared to the same periods in 2002, was primarily due to the increase in the number of Properties leased to TRS entities, as described above. Hotel operating expenses increased at a faster rate than hotel revenues resulting in decreased margins as a result of the continued economic slowdown in the lodging industry. The Company currently expects these conditions to continue to affect our Properties at least through the second quarter of 2004. Similarly, interest expense increased due to additional proceeds from Permanent Financing used for acquisitions. Depreciation and amortization increased as a result of the additional Properties owned by the Company and Asset Management Fees increased due to additional fees earned on the new Properties acquired and owned by the Company.

         During the nine months ended September 30, 2003 and 2002, the Company earned approximately $17.2 million and $2.8 million in interest and other income, respectively, $9.6 million and $0.3 million of which was earned during the quarters ended September 30, 2003 and 2002, respectively. The increase in interest and other income during the quarter and nine months ended September 30, 2003, as compared to the same periods in 2002, was primarily due to income recognition from credit enhancements and guaranty payments in 2003 which did not exist in 2002 (see "Business - Credit Enhancements"). Interest income also increased slightly during the nine months ended September 30, 2003 as compared with the same period in 2002 as a result of an increase in the amount of average cash invested during the period in money market accounts and other short-term, highly liquid investments. As net offering proceeds are invested in Properties or other permitted investments, the percentage of the Company's total revenues from interest income is expected to decrease but will vary depending on the amount of offering proceeds, the timing of investments and interest rates in effect.

                                                       Nine Months Ended September 30,
                                         ------------------------------------------------------------
                                                     2003 % of Hotel                  2002 % of Hotel
                                           2003          Revenue             2002         Revenue
                                         ----------------------------      --------------------------
Hotel Operating Expenses:
  Room                                   $ 32,692          19%             $14,578          21%
  Food and beverage                        17,006          10%               4,080           6%
  Other hotel operating departments         2,785           2%               1,279           2%
  Property operations                      40,977          24%              16,383          23%
  Repairs and maintenance                   8,318           5%               2,090           3%
  Management fees                           6,172           4%               2,884           4%
  Sales and marketing                      10,973           7%               4,288           6%

  Total hotel operating expenses         $118,923          71%             $45,582          65%

         Total hotel operating expenses increased as a percentage of total hotel revenues during the nine months ended September 30, 2003, as compared to the same period in 2002. Increases occurred primarily in food and beverage expense and repairs and maintenance expense categories offset by a decrease in room expenses. The increase in food and beverage cost as a percentage of total hotel revenue was primarily due to the increase in full service hotels in the total mix of the Company's portfolio of Properties. Repairs and maintenance increased as a percentage of total hotel revenue primarily due to the increase in age of the Company's portfolio as a result of the RFS Transaction and recent other Property acquisitions.

         General operating and administrative expenses increased from approximately $4.1 million to approximately $8.0 million for the nine months ended September 30, 2003, (approximately $1.3 million to $3.6 million during the quarters ended September 30, 2003 and 2002, respectively) primarily due to an increase in state taxes of approximately $1.1 million which is mostly due to the growth experienced by the Company.

         LOSSES FROM UNCONSOLIDATED SUBSIDIARIES

         Losses from unconsolidated subsidiaries were approximately $15.8 million and $6.1 million for the nine-months ended September 30, 2003 and 2002, respectively, of which approximately $11 million and 2.9 million were incurred during the quarters ended September 30, 2003 and 2002, respectively. The losses were primarily due to (i) hotel operating losses incurred at the JW Marriott Desert Ridge Resort and Spa which normally experiences its significant off-season during the third quarter, the Waikiki Beach Marriott Resort and the Courtyard San Francisco, all of which are owned through partnerships with Marriott, and (ii) losses from a startup partnership which owns the licensing rights to the Mobil Travel Guide. The JW Marriott Desert Ridge Resort and Spa opened in November 2002 and the Waikiki Beach Marriott Resort completed significant renovations in December 2002. Losses at these Properties may continue until such time as these Properties establish market presence and capture market share, and could increase if the economy fails to recover. These losses were somewhat offset by net income from one of the Company's joint ventures with Hilton.

         DISCONTINUED OPERATIONS

         The Company accounts for certain revenues and expenses as originating from discontinued operations pursuant to FASB Statement No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB 144"). FASB 144 requires that sales of real estate, or the identification of a real estate asset as held for sale, be treated as discontinued operations. Any gain or loss from such disposition, and any income or expenses associated with real estate assets held for sale, are included in the income statement as discontinued operations. In connection with the RFS Transaction of July 2003, the Company decided to sell six non-strategic hotel Properties from the former RFS portfolio (see "Business - Property Acquisitions" for additional information regarding the RFS Transaction), and therefore, these Properties were classified as real estate held for sale as of September 30, 2003.

         The financial results for these hotel Properties are reflected as discontinued operations in the accompanying condensed consolidated financial statements. The operating results of discontinued operations are as follows for the quarter and nine months ended September 30 (in thousands):

                                                     2003
                                                   --------
Hotel revenues                                     $ 3,001
Hotel expenses                                      (2,178)
Asset management fees to related party                 (49)
                                                   -------

Income from discontinued operations                $   774
                                                   =======

         NET EARNINGS

         The decrease in earnings for the quarter and nine months ended September 30, 2003, as compared to the same periods in 2002, was primarily due to the continued economic downturn in the U.S. economy, particularly the travel and lodging industry, and the military activity in the Middle East. Since late 2001, the Company's net earnings, cash flows and Distributions have been significantly supported by credit enhancements. Net income may decrease further after credit enhancements expire (see "Business - Credit Enhancements") if the economy and the Company's hotel operations do not stabilize prior to that time.

         CONCENTRATION OF RISK

         A significant portion of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, poor performance by the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes that this risk may be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

         CURRENT ECONOMIC CONDITIONS

         The lodging industry has continued to be negatively impacted by a general slowdown in business activity. Management currently expects the economic slowdown to continue to affect the Company throughout the remainder of 2003. In addition, the continued military activity in the Middle East may further slow down the recovery in the lodging industry and other unexpected events such as terrorist strikes may worsen the future outlook. As a result of these conditions, most of our hotel operators and managers have reported slower than expected recovery in the operating performance of our hotels. Several of our leases and operating agreements contain credit enhancement features such as guarantees, which are intended to cover payment of minimum returns to the Company. However, there is no assurance that the existence of credit enhancements will provide the Company with uninterrupted cash flows to the extent that the recovery is prolonged. Additionally, if our tenants, hotel managers or guarantors default in their obligations to us, the Company's revenues and cash flows may decline or remain at reduced levels for extended periods.

         An uninsured loss or a loss in excess of insured limits could have a material adverse impact on the operating results of the Company. Management feels that the Company has obtained reasonably adequate insurance coverage on its Properties. However, certain types of losses, such as from terrorist attacks, may be either uninsurable, too difficult to obtain or too expensive to justify insuring against.

         From time to time the Company may be exposed to litigation arising from the operation of its business. Management does not believe that resolutions of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         Management of the Company currently knows of no other trends that would have a material adverse effect on liquidity, capital resources or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following three paragraphs update the corresponding information beginning on page 112 of the Prospectus.

         Effective as of May 1, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of the Company. Mr. Seneff continues to serve as Chairman of the Board of the Company and co-Chief Executive Officer and Chairman of the Board of the Advisor. In addition, effective May 1, 2003, Thomas J. Hutchison III, who previously served as co-Chief Executive Officer, was appointed sole Chief Executive Officer of the Company.

         Effective as of August 1, 2003, James M. Seneff, Jr. resigned as Chief Executive Officer of CNL Retirement Properties, Inc. and CNL Retirement Corp., its advisor. Mr. Seneff continues to serve as Chairman of the Board of CNL Retirement Properties, Inc. and CNL Retirement Corp. In addition, effective August 1, 2003, Thomas J. Hutchison III, who serves as President of CNL Retirement Properties, Inc. as well as President and director of CNL Retirement Corp., was appointed Chief Executive Officer of CNL Retirement Properties, Inc. and CNL Retirement Corp. In addition, effective September 5, 2003, James M. Seneff, Jr. resigned as co-Chief Executive Officer of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.). Mr. Seneff continues to serve as Chairman of the Board of CNL Restaurant Properties, Inc.

         On June 27, 2003, at the Company's annual meeting of stockholders, Robert A. Bourne was re-appointed a director of the Company and resumed the position of Vice Chairman of the Board of Directors. Matthew W. Kaplan's term as an Independent Director of the Company's Board expired upon the completion of the elections.

         On September 26, 2003, the Board of Directors unanimously voted to increase the size of the Board by one member, for a total of six, and elected Robert E. Parsons, Jr., age 48, as an Independent Director.

         The following paragraph is inserted following the second full paragraph on page 113 of the Prospectus.

         ROBERT E. PARSONS, JR., age 48, Independent Director. Since September 2003, Mr. Parsons has served as President of Wasatch Investments, which provides advisory and consulting services to the real estate and lodging industries. Prior to Wasatch Investments, Mr. Parsons spent 22 years at Host Marriott Corporation, a real estate investment trust owning full service hotel properties, where, from 1995 to May 2003 he served as Executive Vice President and Chief Financial Officer. He is a member of the Urban Land Institute and previously served as Chairman of the Hotel Development Council. Mr. Parsons received a B.A. in 1979 and an M.B.A. in 1981, from Brigham Young University.

         The following paragraph updates the corresponding information beginning on page 114 of the Prospectus.

         Effective as of October 31, 2003, Charles A. Muller resigned as Chief Operating Officer of the Company and the Advisor. Mr. Muller continues to serve as Executive Vice President of both the Company and the Advisor. Also effective as of October 31, 2003, John A. Griswold, the President of the Company and the Advisor, was appointed Chief Operating Officer of both the Company and the Advisor.

                     THE ADVISOR AND THE ADVISORY AGREEMENT

THE ADVISOR

         As of July 14, 2003, Marcel Verbaas no longer serves as Senior Vice President of Structured Investments for the Advisor.

         The following information is inserted following the first paragraph on page 118 of the Prospectus.

         PAUL WILLIAMS, age 39, joined the Advisor in July 2003 and serves as its Senior Vice President of Strategic and Financial Planning. Mr. Williams is responsible for developing corporate strategy and implementing financial plans and targets to achieve the Advisor's goals. In this capacity, Mr. Williams works closely with the acquisition and development departments to identify as well as execute corporate and asset investments which meet specified criteria. Mr. Williams brings 16 years of experience in the areas of investment banking, finance and real estate including mergers and acquisitions, capital markets, accounting and consulting. Immediately prior to his employment with the Advisor, Mr. Williams served six years as Principal in Mergers and Acquisitions with Banc of America Securities LLC. In doing so, he executed over $10 billion in corporate and asset transactions while specializing in identification and execution of mergers, acquisitions, sales and restructurings for real estate investment trusts and real estate opportunity funds. In addition, Mr. Williams spent 10 years with public accounting firms Price Waterhouse and Deloitte & Touche. Mr. Williams holds a bachelor's degree in accounting from the University of Florida.

         BARRY A.N. BLOOM, age 39, joined the Advisor in May 2003 and serves as its Senior Vice President of Portfolio Management & Administration. Mr. Bloom is responsible for the oversight of select hotel assets as well as directing the Advisor's efforts in management and franchise agreement administration, real estate ownership issues, hotel technology and integrating acquisitions into the Advisor's existing portfolio management systems. Immediately prior to joining the Advisor, Mr. Bloom served as Vice President - Investment Management for Hyatt Development Corporation for three years. At Hyatt, he was responsible for providing ownership discipline and oversight for over 50 hotels and provided direction and decision making for capital expenditures and real estate issues. Prior to serving as Vice President of Hyatt, Mr. Bloom was a Vice President at Tishman Hotel Corporation where he spent over 10 years in a variety of capacities including investment banking, asset management and property management. Prior to joining Tishman, he worked for VMS Realty Partners and Pannell Kerr Forster. Mr. Bloom holds an MBA from the Johnson School at Cornell University and a bachelor's degree from the School of Hotel Administration at Cornell University.

                              CERTAIN TRANSACTIONS

         The following information should be read in conjunction with the "Certain Transactions" section beginning on page 120 of the Prospectus.

         The Managing Dealer is entitled to receive Selling Commissions amounting to 7.5% of the total amount raised from the sale of Shares of Common Stock for services in connection with the offering of Shares, a substantial portion of which may be paid as commissions to other broker-dealers. During the period January 1, 2003 through December 18, 2003, the Company incurred approximately $95 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been paid by CNL Securities Corp. as commissions to other broker-dealers.

         In addition, the Managing Dealer is entitled to receive a marketing support fee equal to 0.5% of the total amount raised from the sale of Shares from the 2002 Offering and this offering, a portion of which may be reallowed to other broker-dealers. For the period January 1, 2003 through December 18, 2003, the Company incurred approximately $6 million of such fees in connection with its 2002 Offering and this offering, the majority of which has been reallowed to other broker-dealers.

         The Advisor is entitled to receive Acquisition Fees for services in identifying the Properties and structuring the terms of the acquisition and leases of the Properties and structuring the terms of the Mortgage Loans equal to 4.5% of the total amount raised from the sale of Shares and loan proceeds from Permanent Financing and the Line of Credit that are used to acquire Properties. However, no Acquisition Fees will be paid on loan proceeds from the Line of Credit until such time as all Net Offering Proceeds have been invested by the Company. For the period January 1, 2003 through December 18, 2003, the Company incurred approximately $57 million of such fees in connection with its 2002 Offering and this offering. Additionally, for the period January 1, 2003 through December 18, 2003, the Company incurred Acquisition Fees totalling approximately $42 million as the result of Permanent Financing used to acquire certain Properties.

         CNL Hotel Development Company, a subsidiary of the Advisor, is entitled to receive fees in connection with the development, construction, or renovation of certain Properties, generally equal to 4% to 5% of anticipated project costs. During the nine months ended September 30, 2003, the Company incurred approximately $2 million of such fees. Such fees are included in land, buildings and equipment on operating leases and investment in unconsolidated subsidiaries in the accompanying consolidated balance sheet included in Financial Information commencing on page F-1.

         The Company and the Advisor have entered into an Advisory Agreement pursuant to which the Advisor will receive a monthly Asset Management Fee of one-twelfth of 0.60% of the Company's Real Estate Asset Value and the outstanding principal balance of any Mortgage Loans as of the end of the preceding month. The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine. During the nine months ended September 30, 2003, the Company incurred approximately $8.4 million of such fees.

         The Company incurs operating expenses which, in general, are those expenses relating to administration of the Company on an ongoing basis. Pursuant to the Advisory Agreement described above, the Advisor is required to reimburse the Company the amount by which the total Operating Expenses paid or incurred by the Company exceed in any four consecutive fiscal quarters, the greater of 2% of Average Invested Assets or 25% of Net Income. During the nine months ended September 30, 2003, the Company's Operating Expenses did not exceed the Expense Cap.

         The Advisor and its Affiliates provide accounting and administrative services to the Company (including accounting and administrative services in connection with the offering of Shares) on a day-to-day basis. For the nine months ended September 30, 2003, the Company incurred a total of approximately $5.1 million for these services, approximately $3.7 million of such costs representing stock issuance costs and approximately $1.4 million representing general operating and administrative expenses, including costs related to preparing and distributing reports required by the Securities and Exchange Commission.

         The Company maintains bank accounts in a bank in which certain officers and Directors of the Company serve as directors and are stockholders. The amount deposited with this bank at December 18, 2003 was approximately $29.3 million. The terms and conditions offered by this bank are similar and competitive with terms offered by unrelated banks.

         EMTG, LLC, a partnership in which the Company has a 31.25% interest, has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

                               DISTRIBUTION POLICY

         The following information updates and replaces the table and footnotes on page 131 of the Prospectus.

DISTRIBUTIONS

         The following table presents total Distributions declared and Distributions per Share:

                                                                 Quarter
                                     ----------------------------------------------------------------
                                        First            Second            Third            Fourth             Year
                                     -----------      -----------       -----------      ------------      -----------
2003:
Total Distributions declared         $25,395,897      $29,010,372       $34,177,233               (1)
Distributions per Share                    0.194            0.194             0.194               (1)

2002:
Total Distributions declared         $15,431,508      $17,058,036       $19,321,343      $22,404,860       $74,217,458
Distributions per Share                    0.194            0.194             0.194            0.194             0.775

2001:
Total Distributions declared         $ 9,772,721      $11,256,998       $13,036,969      $14,342,972       $48,409,660
Distributions per Share                    0.191            0.191             0.194            0.194             0.770

2000:
Total Distributions declared         $ 5,522,124      $ 6,414,210       $ 7,533,536      $ 8,612,405       $28,082,275
Distributions per Share                    0.181            0.181             0.188            0.188             0.738

1999:
Total Distributions declared         $   998,652      $ 2,053,964       $ 3,278,456      $ 4,434,809       $10,765,881
Distributions per Share                    0.175            0.181             0.181            0.181             0.718

1998:
Total Distributions declared         $   101,356      $   155,730       $   362,045      $   549,014       $ 1,168,145
Distributions per Share                    0.075            0.075             0.142            0.175             0.467

(1) In October, November and December 2003, the Company declared Distributions totalling $12.9 million, $13.8 million and $14.7 million, respectively (representing $0.06458 per Share for each applicable record date), payable by December 31, 2003. Distributions for the 12-month period ended December 31, 2003 represent an historical return of 7.75%.

(2) For the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, approximately 35%, 51%,
         52%, 63%, 75% and 76%, respectively, of the Distributions declared and paid were considered to be ordinary income and approximately 65%, 49%, 48%, 37%, 25% and 24%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the periods presented are required to be or have been treated by the Company as return of capital for purposes of calculating the Stockholders' 8% Return on Invested Capital. Due to the fact that the Company had not yet acquired all of its Properties and was still in the offering stage as of December 31, 2002, the characterization of Distributions for federal income tax purposes is not necessarily considered by management to be representative of the characterization of Distributions in future periods. In addition, the characterization for tax purposes of Distributions declared for the nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003.

(3) Cash Distributions are declared by the Board of Directors and generally are based on various factors, including cash available from operations. Approximately 98%,

         79%, 60%, 26%, 30% and 18% of cash Distributions for the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively, represent a return of capital in accordance with generally accepted accounting principles ("GAAP"). Cash Distributions treated as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net earnings on a GAAP basis, including deductions for depreciation expense. Historically, the Board of Directors has declared Distributions based on various factors, including cash from operations, rather than net earnings on a GAAP basis. Due to the fact that net earnings includes deductions for depreciation expense and other non-cash items, management believes that net earnings does not reflect the amount of funds available for distribution. The Company has not treated such amounts as a return of capital for purposes of calculating Invested Capital and the Stockholders' 8% Return.

(4) Distributions declared and paid for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, represent historical distribution rates of 7.75%, 7.70%, 7.38%, 7.18% and 4.67%, respectively, of Invested
         Capital.

         The following paragraph updates and replaces the corresponding paragraph on page 132 of the Prospectus.

         The Company intends to continue to make regular Distributions to stockholders. The payment of Distributions commenced in December 1997. Distributions will be made to those stockholders who are stockholders as of the record date selected by the Directors. The Board of Directors currently declares Distributions on a monthly basis using the first day of the month as the record date. In order for an investor to receive a Distribution, they must be a stockholder of record as of the record date. Therefore, newly admitted investors, or investors redeeming or transferring Shares, will not receive a Distribution for a record date that they are not considered a stockholder of record. Currently, Distributions are declared monthly and paid quarterly, unless a stockholder elects to receive Distributions monthly, as described below, during the offering period. In addition, Distributions are expected to be declared monthly and paid quarterly during any subsequent offering, and declared and paid quarterly thereafter. However, in the future, the Board of Directors, in its discretion, may determine to declare Distributions on a daily basis during the offering period.

                                 SUMMARY OF THE
                      ARTICLES OF INCORPORATION AND BYLAWS

         At the Company's June 27, 2003 annual meeting, the stockholders approved amendments to the Company's Articles of Incorporation. Accordingly, the following section updates and replaces the "Summary of the Articles of Incorporation and Bylaws - Restriction of Ownership" section beginning on page 136 of the Prospectus.

RESTRICTION OF OWNERSHIP

         To qualify as a REIT under the Code, among other things, (i) not more than 50% of the value of the REIT's outstanding stock may be owned, directly or indirectly (applying certain attribution rules), by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (ii) the REIT's stock must be beneficially owned (without reference to any attribution rules) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and (iii) certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

         To ensure that the Company satisfies these requirements, the Articles of Incorporation restrict the direct or indirect ownership (applying certain attribution rules) of shares of Common Stock and Preferred Stock by any Person (as defined in the Articles of Incorporation) to no more than 9.8% of the outstanding shares of such Common Stock or 9.8% of any series of Preferred Shares (the "Ownership Limit"). It is the responsibility of each Person (as defined in the Articles of Incorporation) owning (or deemed to own) more than 5% of the outstanding shares of Common Stock or any series of outstanding Preferred Stock to give the Company written notice of such ownership. In addition, to the extent deemed necessary by the Directors, the Company can demand that each stockholder disclose to the Company in writing all information regarding the Beneficial and Constructive Ownership (as such terms are defined in the Articles of

Incorporation) of the Common Stock and Preferred Stock. However, the Articles of Incorporation generally provide that the Board of Directors, upon a receipt of a ruling from the Internal Revenue Service or an opinion of counsel or other evidence, representations or undertakings acceptable to the Board of Directors, may, in its sole discretion, waive the application of certain transfer restrictions or the Ownership Limit to a Person if the Board of Directors determines that such Person's ownership of Common Stock and/or Preferred Stock will not jeopardize the Company's status as a REIT under the Code. In addition, the restrictions on transfer, ownership limitations and information requirements described in this section will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT under the Code.

         Subject to the Board's ability to waive certain of the following restrictions in certain circumstances (as described below), transfers of shares of the Company's Common Stock or Preferred Stock or other events that would create a direct or indirect ownership of such stock that would (i) violate the Ownership Limit; (ii) result in the Company's disqualification as a REIT under the Code, including any transfer that results in: (a) the Company's Common Stock and/or Preferred Stock being owned by fewer than 100 Persons, or (b) the Company being "closely held" within the meaning of Section 856(h) of the Code; or (iii) potentially jeopardize the Company's status as a REIT under the Code, shall be null and void and of no effect with respect to the shares in excess of the applicable limit and, accordingly, the intended transferee (or "prohibited owner") shall acquire no right or interest in such shares. Any shares in excess of an applicable limitation will be converted automatically into an equal number of shares of the Company's excess stock that will be transferred by operation of law to an unaffiliated trust for the exclusive benefit of one or more qualified charitable organizations selected by the Company. As soon as practicable after the transfer of shares to the trust, the trustee of the trust will be required to sell the shares of excess stock to a Person or entity who could own the shares without violating the applicable limit and distribute to the prohibited owner an amount equal to the lesser of: (i) the proceeds of the sale; (ii) the price paid for the stock in excess of the applicable limit by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event; or (iii) the pro rata amount of the prohibited owner's initial capital investment in the Company properly allocated to such shares of excess stock.

         All dividends and other distributions received with respect to the shares of excess stock prior to their sale by the trust and any proceeds from the sale by the trust in excess of the amount distributable to the prohibited owner will be distributed to the beneficiary of the trust. In connection with any liquidation, however, the trust must distribute to the prohibited owner the amounts received upon such liquidation, but the prohibited owner is not entitled to receive amounts in excess of the price paid for such shares by the prohibited owner or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event. In addition to the foregoing transfer restrictions, the Company has the right, for a period of 90 days during the time any shares of excess stock are held by the trust, to purchase all or any portion of such shares of excess stock for the lesser of the price paid for such shares by the prohibited owner (or, in the event that the original violative transfer was a gift or an event other than a transfer, the market price of the shares on the date of the transfer or other event) or the market price of the Company's stock on the date the Company exercises its option to purchase, which amount will be paid to the prohibited owner. In all instances, the market price will be determined in the manner set forth in the Articles of Incorporation.

         For purposes of the Articles of Incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include (i) the Advisor during the period ending on December 31, 1997, or (ii) an underwriter which participated in a public offering of Shares for a period of sixty (60) days following the initial purchase by such underwriter of Shares therein, provided that the foregoing exclusions shall apply only if the ownership of such Shares by the Advisor or an underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

                        FEDERAL INCOME TAX CONSIDERATIONS

TAXATION OF THE COMPANY

         GENERAL.

         The following paragraph updates and replaces the second paragraph under the heading "Federal Income Tax Considerations - Taxation of the Company - General" beginning on page 140 of the Prospectus.

         If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is currently distributed to holders of Shares. This treatment substantially eliminates the "double taxation" (at the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the alternative minimum tax on its items of tax preference. Third, if the Company has net income from foreclosure property, it will be subject to tax on such income at the highest corporate rate. Foreclosure property generally means real property (and any personal property incident to such real property) which is acquired as a result of a default either on a lease of such property or on indebtedness which such property secured and with respect to which an appropriate election is made. Fourth, if the Company has net income derived from prohibited transactions, such income will be subject to a 100% tax. A prohibited transaction generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of business. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% test. Sixth, if, during each calendar year, the Company fails to distribute at least the sum of (i) 85% of its real estate investment trust ordinary income for such year; (ii) 95% of its real estate investment trust capital gain net income for such year; and (iii) any undistributed taxable income from prior periods, the Company will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e. a corporation generally subject to full corporate level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then, to the extent of such property's "built-in gain" (the excess of the fair market value of such property at the time of acquisition by the Company over the adjusted basis in such property at such time), such gain will be subject to tax at the highest regular corporate rate applicable. The rule described above with respect to the recognition of "built-in gain" will apply assuming the Company does not make an election under the applicable provision of the Treasury Regulations issued under Section 337 of the Internal Revenue Code. Eighth, the Company will be subject to a 100% tax on "redetermined rents," "redetermined deductions," or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of the Company to any of our tenants. See "Taxation of the Company - Asset Tests." Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of the Company for amounts paid to the Company that are in excess of the amounts that would have been deducted based on arms-length negotiations.

         INCOME TESTS.

         The following paragraph updates and replaces the fifth paragraph under the heading "Federal Tax Considerations - Taxation of the Company - Income Tests" beginning on page 143 of the Prospectus.

         In addition, the Company will be paid interest on the Mortgage Loans. All interest income qualifies under the 95% gross income test, and interest on Mortgage Loans secured by real property qualifies under the 75% gross income test, provided, in both cases, that the interest does not depend, in whole or in part, on the income or profits of any person (other than amounts based on a fixed percentage or percentages of receipts or sales). If a Mortgage Loan is secured by both real property and other property, all the interest on it will nevertheless qualify under the 75% gross income test if the amount of the loan did not exceed the fair market value of the real property at the time of the loan commitment. The Company has represented that this will always be the case. Therefore, in the opinion of Counsel, income generated through the Company's investments in Mortgage Loans will be treated as qualifying income under the 75% gross income test.

TAXATION OF STOCKHOLDERS

         TAXABLE DOMESTIC STOCKHOLDERS.

         The following paragraph is inserted following the fifth paragraph under the heading "Federal Income Tax Considerations -- Taxation of Stockholders -- Taxable Domestic Stockholders" on page 145 of the Prospectus.

         Recently enacted tax legislation lowers the maximum individual tax rate on capital gains and "qualified dividend income" to 15%. Capital gains on sales of Company Shares by individuals and "capital gain" dividends received by individuals will be eligible for the reduced 15% rate (except to the extent of the portion of capital gain dividend attributable to depreciation recapture on sales of real property which will continue to be taxed at a rate of 25%). Ordinary dividend distributions made by the Company will be treated as "qualified dividend income" and eligible for the 15% maximum rate only to the extent attributable to taxable income of the Company on which a corporate level tax has been imposed, e.g. dividend income received by the Company from a non-REIT U.S. "C"-corporation including a TRS, income of the Company subject to a "built-in-gains" tax in the prior taxable year (net of the taxes paid by the Company on such income), and taxable income retained by the Company in the prior taxable year (net of the taxes paid by the Company on such income). Generally the Company does not elect to retain taxable income in excess of the amount required to be distributed for REIT qualification purposes.

                                     EXPERTS

         The following paragraph is inserted following the first paragraph under the heading "Experts" on page 157 of the Prospectus.

         The financial statements of RFS Hotel Investors, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, and the financial statements of RFS Partnership, L.P. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, included in this Prospectus Supplement, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The financial statements of Crystal City Courtyard by Marriott, Marriott BWI and Hyatt Regency Dearborn as of December 31, 2002 and for the year then ended, included in this Prospectus Supplement, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

         The combined financial statements of the Hotel del Coronado Entities as of December 31, 2002 and 2001 and for each of the years in the two-year period ended December 31, 2002, included in this Prospectus Supplement, have been included in reliance on the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Capital Hilton (a wholly owned property of Hilton Hotel Corporation) as of December 31, 2002 and for the year then ended, included in this Prospectus Supplement, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                   DEFINITIONS

         The amendments to the Company's Articles of Incorporation which were approved by the stockholders at the annual meeting on June 27, 2003 included amendments to the definitions. Accordingly, the following definitions replace their corresponding definitions beginning on page 158 of the "Definitions" section of the Prospectus.

         "Line of Credit" means one or more lines of credit in an aggregate amount up to $350,000,000 (or such greater amount as shall be approved by the Board of Directors), the proceeds of which will be used to acquire Properties and make Mortgage Loans and for any other authorized purpose. The Line of Credit may be in addition to any Permanent Financing.

         "Properties" means interests in (i) the real properties, including the buildings located thereon and including Equipment; (ii) the real properties only, or (iii) the buildings only; any of which are acquired by the Company, either directly or indirectly through joint ventures, partnerships, or other legal entities.

                          INDEX TO FINANCIAL STATEMENTS

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

                                                                                                        Page
                                                                                                        ----
Pro Forma Consolidated Financial Information (unaudited):

      Pro Forma Consolidated Balance Sheet as of September 30, 2003                                     F-2

      Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2003         F-3

      Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2002                 F-4

      Notes to Pro Forma Consolidated Financial Statements for the nine months ended
         September 30, 2003 and the year ended December 31, 2002                                        F-5

Interim Unaudited Condensed Consolidated Financial Statements:

      Condensed Consolidated Balance Sheets as of September 30, 2003 and December 31, 2002              F-15

      Condensed Consolidated Statements of Earnings for the quarters and nine months ended
         September 30, 2003 and 2002                                                                    F-16

      Condensed Consolidated Statements of Stockholders' Equity for the nine months ended
         September 30, 2003 and the year ended December 31, 2002                                        F-17

      Condensed Consolidated Statements of Cash Flows for the nine months ended
         September 30, 2003 and 2002                                                                    F-19

      Notes to Condensed Consolidated Financial Statements for the quarters and nine months ended
         September 30, 2003 and 2002                                                                    F-21

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Consolidated Statements of Operations of CNL Hospitality Properties, Inc. and its subsidiaries (the "Company" or "CHP") for the nine months ended September 30, 2003 and the year ended December 31, 2002, and the Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2003 (together with the Unaudited Pro Forma Consolidated Statements of Operations, the "Pro Forma Consolidated Financial Statements"), have been prepared to illustrate the estimated effect of acquiring RFS Hotel Investors, Inc. ("RFS") (hereinafter referred to as the "RFS Transaction") and other recent transactions, more fully discussed below. The Pro Forma Consolidated Financial Statements do not reflect any anticipated cost savings from the RFS Transaction, any interest savings from any refinancing of long-term obligations or any synergies that are anticipated to result from the transaction, and there can be no assurance that any such savings or synergies will occur. The Unaudited Pro Forma Consolidated Statement of Operations has been adjusted to give pro forma effect to the RFS Transaction as if it had occurred on January 1, 2002. The Pro Forma Consolidated Financial Statements should be read in conjunction with the Company's consolidated financial statements and notes thereto included in the Prospectus and the separate historical condensed consolidated financial information of RFS included in "Other Financial Information" in this Supplement.

         The Unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2003, also gives effect to (i) the receipt of approximately $358.2 million in gross offering proceeds from the sale of approximately 35.8 million additional shares for the period October 1, 2003 through December 18, 2003 and
(ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) purchase interests in four Properties, of which three were acquired through joint ventures, and (c) invest in convertible preferred partnership units of Hersha Hospitality Limited Partnership, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2003 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2003. These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Balance Sheet.

         The Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, also includes the historical operating results of the RFS Transaction, the other Properties acquired and the yield on the convertible preferred partnership units described in (ii)(c) above, as well as the historical operating results of the Properties acquired by the Company prior to September 30, 2003 from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2002, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). These adjustments have been included in the column entitled "Other Pro Forma Adjustments" on the accompanying Unaudited Pro Forma Consolidated Statement of Operations.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003
                      (in thousands except per share data)

                                                    Historical       RFS                                             Consolidated
                                                       CHP       Transaction        Pro Forma      Other               Proforma
                                                  September 30,  Adjustments           CHP       Pro Forma           September 30,
                                                       2003          (a)          Consolidated  Adjustments              2003
                                                  -------------  -----------      ------------  -----------          -------------
Hotel properties, net of depreciation             $   1,980,135   $        -      $  1,980,135  $   625,860 (b)      $   2,605,995
Investments in unconsolidated subsidiaries              344,006            -           344,006      (23,481)(c)            320,525
Investments                                              19,000            -            19,000        6,000 (d)             25,000
Real estate held for sale                                36,796            -            36,796            -                 36,796
                                                                                                            (b,c,d,
Cash and cash equivalents                                33,524       64,000 (a)        97,524      128,412 e,f,g)         225,936
Restricted cash                                          40,100            -            40,100            -                 40,100
Receivables                                              26,540            -            26,540            -                 26,540
Due from related parties                                  5,300            -             5,300            -                  5,300
Prepaid expenses and other assets                        39,215            -            39,215        7,359 (b,f)           46,574
Loan costs, net of amortization                          10,373            -            10,373            -                 10,373
Intangible assets                                             -            -                 -       83,000 (b)             83,000
Deferred income taxes                                    26,575            -            26,575            -                 26,575
                                                  -------------  -----------      ------------  -----------          -------------
                                                  $   2,561,564   $   64,000      $  2,625,564  $   827,150          $   3,452,714
                                                  =============  ===========      ============  ===========          =============

Mortgages payable and accrued interest            $     574,342   $  165,000 (a)  $    739,342  $   430,944 (b,e)    $   1,170,286
Other notes payable                                     225,237     (101,000)(a)       124,237            -                124,237
Line of credit                                           96,994            -            96,994            -                 96,994
Other liabilities                                         9,648            -             9,648            -                  9,648
Accounts payable and accrued expenses                    48,242            -            48,242            -                 48,242
Due to related parties                                    2,072            -             2,072            -                  2,072
Security deposits                                        12,166            -            12,166            -                 12,166
                                                  -------------  -----------      ------------  -----------          -------------
    Total liabilities                                   968,701       64,000         1,032,701      430,944              1,463,645
                                                  -------------  -----------      ------------  -----------          -------------

Commitments and contingencies                                 -            -                 -            -                      -

Stockholders' equity
Preferred stock, without par value.
    Authorized and unissued 3,000 shares                      -            -                 -            -                      -
Excess shares. $.01 par value per share.
    Authorized and unissued 63,000 shares                     -            -                 -            -                      -
Common stock $.01 par value per share.
    authorized 450,000 shares; issued 237,144;
    outstanding 235,740 shares, as adjusted               2,000            -             2,000          358 (f)              2,325
Capital in excess of par value                        1,781,203            -         1,781,203      329,207 (f)          2,110,443
Accumulated distributions in excess
    in excess of net earnings                          (184,819)           -          (184,819)           -               (184,819)
Accumulated other comprehensive
    loss                                                 (4,008)           -            (4,008)           -                 (4,008)
Minority interests                                       (1,513)           -            (1,513)      66,641 (b,g)           65,128
                                                  -------------  -----------      ------------  -----------          -------------
    Total stockholders' equity                        1,592,863            -         1,592,863      396,206              1,989,069
                                                  -------------  -----------      ------------  -----------          -------------
                                                  $   2,561,564  $    64,000      $  2,625,564  $   827,150          $   3,452,714
                                                  =============  ===========      ============  ===========          =============

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003
                      (in thousands except per share data)

                                                        Historical
                                          Historical        RFS                                                       Consolidated
                                              CHP       Pre-Merger       RFS           Pro Forma      Other             Proforma
                                         September 30,    July 10,   Transaction          CHP       Pro Forma         September 30,
                                             2003        2003 (1)    Adjustments     Consolidated  Adjustments            2003
                                         -------------  -----------  -----------     ------------  -----------        -------------
Revenues:
Hotel revenue                            $     168,019  $    90,025  $         -     $    258,044  $   208,251(6)     $     466,295
Rental income                                   25,078        1,519            -           26,597            -               26,597
FF&E reserve income                              2,583            -            -            2,583            -                2,583
Interest and other income                       17,169          214            -           17,383        1,274(14)           18,657
                                         -------------  -----------  -----------     ------------  -----------        -------------
                                               212,849       91,758            -          304,607      209,525              514,132
                                         -------------  -----------  -----------     ------------  -----------        -------------
Expenses:
Hotel expenses                                 118,923       58,237            -          177,160      148,953(6)           326,113
Interest and amortization of
    loan costs                                  25,670       14,693        3,393 (2)       43,756       25,335(8)            69,091
General and administrative                       7,972       26,008      (17,232)          16,748            -               16,748
Asset management fees                            8,161            -        2,235 (4)       10,396        3,059(4)            13,455
Depreciation and amortization                   34,804       16,833       (1,867)(3)       49,770       19,964(7)            69,734
                                         -------------  -----------  -----------     ------------  -----------        -------------
                                               195,530      115,771      (13,471)         297,830      197,311              495,141
                                         -------------  -----------  -----------     ------------  -----------        -------------
Earnings (loss) before equity in
    earnings (loss) of unconsolidated
    subsidiaries, minority interest
    and other                                   17,319      (24,013)      13,471            6,777       12,214               18,991

Equity in earnings (loss) of
    unconsolidated subsidiaries                (15,802)           -            -          (15,802)         735(10,13)       (15,067)

Minority interest                                 (159)           -            -             (159)      (4,284)(17)          (4,443)

Benefit from income taxes                            -        1,546            -            1,546            -                1,546

                                         -------------  -----------  -----------     ------------  -----------        -------------
Income (loss) from continuing
    operations                                   1,358      (22,467)      13,471           (7,638)       8,665                1,027
                                         -------------  -----------  -----------     ------------  -----------        -------------

Discontinued operations:
    Income from discontinued
        operations, net                            774          607            -            1,381            -                1,381
    Loss on sale of assets                           -           (9)           -               (9)           -                   (9)

                                         -------------  -----------  -----------     ------------  -----------        -------------
Net earnings (loss)                      $       2,132  $   (21,869) $    13,471     $     (6,266) $     8,665        $       2,399
                                         =============  ===========  ===========     ============  ===========        =============

Earnings (loss) per share (9)
    (basic and diluted)
    Continuing operations                $        0.01                                $     (0.04)                    $           -
    Discontinued operations              $        0.00                                $      0.01                     $        0.01

Weighted average shares outstanding (9)
    Basic and diluted                          156,647                                    189,712                           222,228

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                      (in thousands except per share data)

                                          Historical  Historical     RFS             Pro Forma       Other            Consolidated
                                             CHP         RFS      Transaction          CHP         Pro Forma            Proforma
                                             2002      2002 (1)   Adjustments      Consolidated   Adjustments             2002
                                          ----------  ----------  -----------      ------------   -----------         ------------
Revenues:
Hotel revenue                             $  101,005  $  193,258  $         -      $    294,263   $   312,390  (6)    $    606,653
Rental income                                 37,341       5,229            -            42,570        (5,989) (6)          36,581
FF&E reserve income                            4,236           -            -             4,236             -                4,236
Interest and other income                     13,826         411            -            14,237         2,625  (14)         16,862
                                          ----------  ----------  -----------      ------------   -----------         ------------
                                             156,408     198,898            -           355,306       309,026              664,332
                                          ----------  ----------  -----------      ------------   -----------         ------------
Expenses:
Hotel expenses                                65,601     130,421            -           196,022       236,402  (6)         432,424
Interest and amortization of
    loan costs                                18,330      27,101        5,164  (2)       50,595        41,471  (8)          92,066
General and administrative                     5,667       4,211            -            9,878             -                9,878
Asset management fees                          6,696           -        4,271  (4)       10,967         7,781  (4)          18,748
Depreciation and amortization                 27,876      29,812       (1,213) (3)       56,475        31,914  (7)          88,389
                                          ----------  ----------  -----------      ------------   -----------         ------------
                                             124,170     191,545        8,222           323,937       317,568              641,505
                                          ----------  ----------  -----------      ------------   -----------         ------------
Earnings (loss) before equity in
    earnings (loss) of unconsolidated
    subsidiaries, minority interest
    and other                                 32,238       7,353       (8,222)           31,369        (8,542)              22,827

Equity in earnings (loss) of                                                                                   10,11
    unconsolidated subsidiaries              (16,164)          -            -           (16,164)        9,159  12,13)       (7,005)

Minority interest                               (264)        654         (654)(15)         (264)       (1,638) (17)         (1,902)

Benefit from income taxes                          -       1,096            -             1,096             -                1,096

Debt extinguishments and swap
    termination costs                              -     (10,122)       6,900(16)        (3,222)            -               (3,222)
                                          ----------  ----------  -----------      ------------   -----------         ------------
Income (loss) from continuing
    operations                            $   15,810  $   (1,019) $    (1,976)     $     12,815   $    (1,021)        $     11,794
                                          ==========  ==========  ===========      ============   ===========         ============

Earnings per share (9)
(basic and diluted)
Continuing operations                     $     0.16                               $       0.10                       $       0.07

Weighted average shares outstanding(9)
    Basic and diluted                         97,874                                    130,939                            174,184

See accompanying notes to unaudited pro forma consolidated financial statements.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Balance Sheet:

(a) The Unaudited Pro Forma Consolidated Balance Sheet does not include proforma adjustments for the RFS Transaction except for certain adjustments relating to additional debt which was obtained in December 2003 (the RFS Transaction occurred on July 10, 2003, and therefore, it is included in the historical accounts of the Company as of September 30, 2003).

         The RFS Transaction was initially financed with a portion of the proceeds from a bridge loan. The bridge loan was refinanced in December 2003 with permanent financing of $165 million. Of this amount, approximately $101 million was used to repay the bridge loan and approximately $64 million was available to the Company for other acquisitions.

(b) Represents the use of cash and cash equivalents to reflect the December 2003 purchases of one wholly owned Property and three Properties owned through two consolidated joint ventures. The Properties were acquired for an aggregate purchase price of approximately $708.9 million (which included closing costs of approximately $4.3 million, acquisition costs and fees of approximately $8.8 million, which had been recorded as other assets as of September 30, 2003, and have been reclassified to hotel properties, and debt acquisition fees of approximately $14.3 million). Total cash paid is shown net of approximately $430.9 million, which represent mortgages on the Properties that were obtained or are expected to be obtained by the Company. Total cash paid is also shown net of approximately $66.6 million, which represents third party minority interests in the consolidated joint ventures. The following is a summary of these acquisitions (in thousands):

                                                                 Estimated
                                                               Costs and Fees
                                                                Allocated to
                         Ownership Interest   Purchase Price    Investments       Total
                         ------------------   --------------   --------------   ---------
Montreal Property               100%          $       51,498   $        4,658   $  56,156
Torrey Pines Property            75%                 110,000            5,355     115,355
Capital Hilton Property          75%                 102,000            5,063     107,063
Del Coronado Property*           70%                 418,000           12,286     430,286

                                              --------------   --------------   ---------
               Total                          $      681,498   $       27,362   $ 708,860
                                              ==============   ==============   =========

* The Del Coronado Property purchase price was allocated in the following manner:

                                            Allocation of
                                            Purchase Price
                                            --------------
Land                                        $       70,800
Building                                           231,176
Equipment                                           33,024
Intangible assets (indefinite lives)                83,000

                                            --------------
               Total                        $      418,000
                                            ==============

(c) Total cash paid is also shown net of approximately $23.5 million, which represents a distribution to the Company from an existing joint venture that is expected to obtain permanent financing on its Property.

(d) Represents the Company's commitment to invest up to an additional $6.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(e) Represents aggregate permanent financing of $430.9 million obtained or to be obtained on the four Properties acquired, as discussed in Note
         (c).

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND
                        THE YEAR ENDED DECEMBER 31, 2002

(f) Represents gross proceeds of approximately $358.2 million from the sale of approximately 35.8 million shares and the payment of approximately $16.1 million for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of approximately $26.9 million (7.5% of gross proceeds) and marketing support fees of approximately $1.8 million (0.5% of proceeds) which have been netted against stockholders' equity.

(g) Represents approximately $66.6 million paid by the partners for their interests in the consolidated joint ventures.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

Unaudited Pro Forma Consolidated Statement of Operations:

(1) The Unaudited Pro Forma Consolidated Statement of Operations assumes that the RFS Transaction occurred on January 1, 2002. For purposes of the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company's historical Statement of Operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 were combined with RFS's historical Statement of Operations for the period from January 1, 2003 to July 10, 2003 (on July 10, 2003 the RFS Transaction occurred) and with RFS's historical Statement of Operations for the year ended December 31, 2002, respectively.

(2) Reflects additional interest and loan cost amortization expense as a result of the Company's acquisition of $165.0 million in new permanent financing, including estimated debt acquisition costs. This is offset by a reduction resulting from the repayment of a loan facility of approximately $7.0 million (approximately $8.5 million average outstanding during the period from January 1, 2003 to July 10, 2003) and the repayment of secured notes of approximately $41.8 million. The following is a summary of the interest expense adjustment calculation for the year ended December 31, 2002 (in thousands):

                                                                                                 Estimated
                                                                                    Estimated      Annual
                                                                       Balance         Rate      Interest
                                                                      ----------    ----------   ---------
Additional interest and loan cost amortization
     as a result of RFS Transaction:
     Acquisition of permanent financing                               $  165,000       3.82%     $   6,303
     Annual loan cost amortization
        (including debt acquisition fees) ($26,212 for 6 years)                                      4,369
                                                                                                 ---------
     Total additional expenses                                                                      10,672
                                                                                                 ---------
Reduction in interest and loan cost amortization
     as a result of repayment:
     Loan facility                                                         6,950       3.32%           231
     Repayment of secured notes                                           41,770       9.75%         4,073
     Annual loan cost amortization ($7,225 for 6 years)                                              1,204
                                                                                                 ---------
     Total expense reduction                                                                         5,508
                                                                                                 ---------
Net increase in interest and loan cost amortization
     under new debt structure                                                                    $   5,164
                                                                                                 =========

     In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by approximately $0.2 million.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     The following is a summary of the interest expense adjustment calculation for the nine months ended September 30, 2003 (in thousands):

                                                                                                 Estimated
                                                                                    Estimated    Quarterly
                                                                        Balance        Rate       Interest
                                                                      ----------    ---------    ---------
Additional interest and loan cost amortization
     As a result of RFS Transaction:
     Acquisition of permanent financing*                              $  165,000       3.82%     $   3,298
     Quarterly loan cost amortization
        (including debt acquisition fees) ($26,212 for 6 years)                                      3,277
                                                                                                 ---------
     Total additional expenses                                                                       6,575
                                                                                                 ---------

Reduction in interest and loan cost amortization
     As a result of repayment:
     Loan facility                                                         8,500      3.32%            148
     Repayment of secured notes                                           41,770      9.75%          2,131
     Quarterly loan cost amortization ($7,225 for 6 years)                                             903
                                                                                                 ---------
     Total expense reduction                                                                         3,182
                                                                                                 ---------

Net increase in interest and loan cost amortization
     under new debt structure                                                                    $   3,393
                                                                                                 =========

* A portion of the new financing was outstanding from July 10, 2003 to September 30, 2003 in the form of a bridge loan. Accordingly, interest expense from the bridge loan is included in the historical results of operation of the Company. A portion of the new permanent financing was used to repay the bridge loan and, therefore, the pro forma adjustment to interest expense only includes the incremental increase in interest.

     In the event that interest rates on floating rate debt increase by one-eighth of one percent, the pro forma adjustment for interest expense would increase by less than $0.1 million.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(3) Adjustments for estimated pro forma depreciation and amortization of real estate assets are based on the adjusted basis of hotel Property assets and their estimated fair values and the effect of the adjustment to reflect the Company's basis for calculating depreciation. The increase in the historical cost basis of hotel Properties acquired by the Company through the RFS Transaction was approximately $118.5 million for the year ended December 31, 2002 and at the time of closing. The following table summarizes the adjustments to depreciation and amortization of real estate assets (in thousands):

                                                                                   Period from
                                                                                    January 1,
                                                              Year Ended             2003 to
                                                             December 31,            July 9,
                                                                 2002                 2003
                                                             ------------          -----------
Assigned value of Hotel Properties after application of
     purchase accounting                                     $    711,809          $   711,809
                                                             ============          ===========

Estimated allocation between land, buildings and
     equipment:
Land                                                         $     71,181    10%   $    71,181     10%
Buildings                                                         533,857    75%       533,857     75%
Equipment                                                         106,771    15%       106,771     15%
                                                             ------------          -----------
        Total                                                $    711,809   100%   $   711,809    100%
                                                             ============          ===========

Annual estimated depreciation expense
Buildings (40 years)                                         $     13,346          $     6,984
Equipment (7 years)                                                15,253                7,982
                                                             ------------          -----------
        Total estimated depreciation expense                       28,599               14,966

Less historical RFS depreciation expense                          (29,812)             (16,833)

                                                             ------------          -----------
Estimated adjustment to depreciation expense                 $     (1,213)         $    (1,867)
                                                             ============          ===========

(4) Represents increase in asset management fees relating to the Properties acquired by the Company as a result of the pro forma transactions. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus. These fees are paid by the Company to its Advisor on a monthly basis.

(5) Represents severance and termination costs of approximately $17.2 million (including approximately $11.6 million in severance costs, approximately $4.5 million in advisory fees and approximately $1.1 million in other miscellaneous fees) paid by the Company in connection with the RFS Transaction. These amounts have been excluded as they are directly related to the RFS transaction but are not relevant to ongoing operations.

(6) For the year ended December 31, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for other Properties acquired and leased to taxable REIT subsidiaries of the Company as of December 18, 2003 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of approximately $312.4 million offset by hotel operating expenses of approximately $236.4 million and assumes the elimination of approximately $6.0 million in rental income from operating leases.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     For the nine months ended September 30, 2003, the amount represents adjustments to hotel operating revenues and hotel operating expenses for Properties acquired by the Company as of December 18, 2003, which results in hotel operating revenues of approximately $208.3 million offset by hotel operating expenses of approximately $149.0 million.

     The following presents the actual date the other Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the other Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statement of Operations (in thousands).

                                                                                  Date the Property
                                                                                       Became
                                                                                Operational For Pro
                                                          Date Acquired             Forma Leased              Purchase
                                                          by the Company              Purposes                 Price
                                                        ------------------      -------------------           --------
Marriott Bridgewater, NJ                                September 14, 2002          April 2, 2002             $61,500
Hampton Inn Houston, TX                                 September 4, 2002          January 1, 2002             14,300
Courtyard Newark, CA                                     October 25, 2002          August 1, 2002              25,500
Residence Inn Newark, CA                                November 15, 2002         November 1, 2002             27,300
SpringHill Suites in Plymouth Meeting, PA                January 18, 2002          January 1, 2002             27,000
SpringHill Suites in Manhattan Beach, CA                 January 18, 2002          January 1, 2002             20,000
TownePlace Suites in Manhattan Beach, CA                 January 18, 2002          January 1, 2002             15,000
Courtyard in Basking Ridge, NJ                            March 1, 2002            January 1, 2002             35,750
Hyatt Regency Coral Gables Miami, FL                    February 20, 2003          January 1, 2002             36,000
JW Marriott New Orleans, LA                               April 21, 2003           January 1, 2002             92,500
Seattle Waterfront Marriott Seattle, WA*                   May 23, 2003            April 21, 2003              88,900
Marriott Plano, TX                                       August 15, 2003           January 1, 2002             55,550
Marriott BWI Baltimore, MD                               August 29, 2003           January 1, 2003             69,000
Courtyard Arlington, VA                                  August 29, 2003           January 1, 2003             35,000
Wyndham in Montreal, Canada                             December 15, 2003          January 1, 2002             51,498
Torrey Pines Hilton in La Jolla, CA                     December 17, 2003          January 1, 2002            110,000
Capital Hilton in Washington, D.C.                      December 17, 2003          January 1, 2002            102,000
Del Coronado Hotel, Del Coronado, CA                    December 18, 2003          January 1, 2002            335,000

* The Seattle Waterfront Marriott is a newly constructed Property which opened to the public on April 21, 2003. The Property did not have operating results during the Pro Forma Period presented.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

     The following represents the date the other Pro Forma Operating Properties were treated as becoming operational as a TRS Property for purposes of the other Pro Forma Consolidated Statement of Operations.

                                                      Date the Property
                                                      Became Operational
                                                        For Pro Forma
                                                          Purposes
                                                      -----------------
Courtyard in Alpharetta, GA                            January 1, 2002
Residence Inn in Cottonwood, UT                        January 1, 2002
TownePlace Suites in Tewksbury, MA                     January 1, 2002
TownePlace Suites in Mt. Laurel, NJ                    January 1, 2002
TownePlace Suites in Scarborough, ME                   January 1, 2002
Courtyard in Orland Park, KS                           January 1, 2002
SpringHill Suites in Durham, NC                        January 1, 2002
SpringHill Suites in Centreville, VA                   January 1, 2002
SpringHill Suites in Charlotte, NC                     January 1, 2002
Residence Inn in Gwinnett, GA                          January 1, 2002
Residence Inn in Buckhead, GA                          January 1, 2002

(7) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of approximately $31.9 million and $20.0 million for the year ended December 31, 2002, and the nine months ended September 30, 2003, respectively. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

     The following presents the amount of land, building and FF&E for each of the other pro forma Properties (in thousands):

                                                               Land              Building              FF&E
                                                            ----------          ----------           ---------
TownePlace Suites Manhattan Beach, CA                       $    1,748          $   11,886           $     616
SpringHill Suites Plymouth Meeting, PA                           1,846              23,917               1,237
SpringHill Suites Manhattan Beach, CA                            2,680              16,322                 998
Courtyard Newark, CA                                             1,760              20,216               3,524
Residence Inn Newark, CA                                         1,697              21,802               3,801
Courtyard Basking Ridge, NJ                                      3,628              31,987               1,885
Marriott Bridgewater, NJ                                         1,046              55,247               5,207
Hyatt Regency Coral Gables Miami, FL                             5,195              29,624               3,580
JW Marriott New Orleans, LA*                                     9,802              78,410               9,801
Seattle Waterfront Marriott Seattle, WA                         12,037              74,033               7,242
Marriott Plano, TX*                                              5,886              47,089               5,886
Marriott BWI Baltimore, MD*                                      7,060              56,484               7,061
Courtyard Arlington, VA*                                         3,581              28,651               3,582
Wyndham in Montreal, Canada*                                     5,188              41,502               5,188
Torrey Pines Hilton in La Jolla, CA*                            11,131              89,045              11,131
Capital Hilton in Washington, D.C.*                             10,331              82,644              10,331
Del Coronado Hotel, Del Coronado, CA*                           70,800             231,176              33,024

* Amounts are estimated values.

(8) Represents estimated interest incurred on new debt or debt currently being placed (other than for the RFS Transaction) for existing and acquired Properties for the period from when the Properties or loans were acquired at the beginning of the Pro Forma by the Company through the end of the Pro Forma Period at a weighted average interest rate of approximately 6.5 percent.

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(9) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the year and nine months ended December 31, 2002 and September 30, 2003. As a result of receipt of gross proceeds from the sale of shares, through December 18, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares as if the proceeds were available in connection with the acquisition of the pro forma Properties and other investments described in Notes above.

(10) Represents adjustments to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary formed in December 2002 in which the Company owns a 75% interest, for the Pro Forma Period. The following information represents historical information for the year ended December 31, 2002 and for the period from January 1, 2003 through the date of acquisition (in thousands):

                                      December 31,            September 30,
                                         2002                     2003
                                      ------------            -------------
Revenues:
Hotel revenues                         $ 138,105                $ 7,714

Expenses:
Hotel expense                            101,619                  5,292
Depreciation                              13,495                    911
Interest                                  13,419                  1,875
                                       ---------                -------
Net income (loss)                          9,572                   (364)

Ownership percentage                       75.00%                 75.00%
                                       ---------                -------
Equity in earnings (loss)              $   7,179                $  (273)
                                       =========                =======

(11) Represents an adjustment to equity in loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the Hampton Inn in Houston for the period from January 1, 2002 through the date of acquisition in September 2002 (in thousands):

Revenues:
Hotel revenues                         $   3,419

Expenses:
Hotel expense                              2,798
Depreciation                                 332
Interest                                     484
                                       ---------

Net loss                                    (195)

Ownership percentage                       85.00%
                                       ---------
Equity in loss                         $    (166)
                                       =========

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(12) Represents an adjustment to equity in loss of the San Francisco Joint Venture, an unconsolidated subsidiary formed in September 2002 in which the Company owned a 50% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2002 through the date of acquisition (in thousands):

Revenues:
Hotel revenues                         $   5,938

Expenses:
Hotel expense                              3,995
Depreciation                               1,289
Interest                                   1,797
                                       ---------

Net loss                                  (1,143)

Ownership percentage                       50.00%
                                       ---------
Equity in loss                         $    (572)
                                       =========

(13) Represents adjustments to equity in earnings/loss of the Hyatt Dearborn Joint Venture, an unconsolidated subsidiary formed in August 2003 in which the Company owns an 85% interest during the Pro Forma Period. The following information represents historical information for the Hyatt Dearborn Joint Venture for the year ended December 31, 2002 and for the period from January 1, 2003 through the date of acquisition (in thousands):

                                      December 31,            September 30,
                                         2002                     2003
                                      ------------            -------------
Revenues:
Hotel revenues                         $  35,426                $ 21,762

Expenses:
Hotel expense                             27,933                  17,743
Depreciation                               2,361                   1,567
Interest                                   1,934                   1,266
                                       ---------                --------

Net income (loss)                          3,198                   1,186

Ownership percentage                          85%                     85%
                                       ---------                --------
Equity in earnings (loss)              $   2,718                $  1,008
                                       =========                ========

                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND THE YEAR
                             ENDED DECEMBER 31, 2002

(14) For the year ended December 31, 2003, the amount represents the Company's
     10.5 percent preferred return on its expected investment of $25.0 million in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

     For the nine months ended September 30, 2003, the amount represents the Company's 10.5 percent preferred return on its $19.0 million investment and assumed $6.0 million of additional investments in convertible preferred partnership units of Hersha Hospitality Limited Partnership.

(15) Represents an adjustment to reflect the impact of the acquisition of the minority interest in OP units of RFS by the Company.

(16) Represents an adjustment to conform the RFS presentation to the accounting policies of the Company, as the Company did not early adopt Statement of Financial Accounting Standards, No. 145 ("SFAS 145"), "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections," as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that required the loss on the extinguishments of debt of approximately $6.9 million (excludes the $3.2 million swap terminations costs) to be reported net of tax as an extraordinary item. Accordingly, the effect of these debt extinguishment costs is not reflected in the accompanying Unaudited Pro Forma Consolidated Statement of Operations since extraordinary items are generally not included for pro forma purposes.

(17) Represents the minority interest share of net earnings of the three Properties owned through two joint ventures, which were acquired during the Pro Forma Period.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)
                                 (in thousands)

                                                                     September 30,                 December 31,
                                                                         2003                          2002
                                                                    ---------------               --------------
                     ASSETS

Hotel properties, less accumulated depreciation of
  $91,212 and $56,408, respectively                                 $     1,980,135               $      988,646
Investment in unconsolidated subsidiaries                                   344,006                      202,554
Real estate held for sale                                                    36,796                            -
Cash and cash equivalents                                                    33,524                       48,993
Restricted cash                                                              40,100                       18,822
Receivables                                                                  26,540                       11,382
Due from related parties                                                      5,300                        3,164
Prepaid expenses and other assets                                            58,215                       25,177
Loan costs, less accumulated amortization of
  $3,566 and $2,180, respectively                                            10,373                        5,122
Deferred income taxes, less valuation allowance of
  $4,566 in 2003                                                             26,575                            -
                                                                    ---------------               --------------
                                                                    $     2,561,564               $    1,303,860
                                                                    ===============               ==============
   LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgages payable and accrued interest                              $       574,342               $      207,206
Other notes payable                                                         225,237                       29,739
Line of credit                                                               96,994                       24,079
Accounts payable and accrued expenses                                        48,242                        9,256
Other liabilities                                                             9,553                        5,632
Distributions payable                                                            95                          106
Due to related parties                                                        2,072                        2,460
Security deposits                                                            12,166                       12,883
                                                                    ---------------               --------------
     Total liabilities                                                      968,701                      291,361
                                                                    ---------------               --------------
Commitments and contingencies
Stockholders' equity:
    Preferred stock, without par value.
             Authorized and unissued 3,000 shares                                 -                            -
    Excess shares, $.01 par value per share.
             Authorized and unissued 63,000 shares                                -                            -
    Common stock, $.01 par value per share.
          Authorized 450,000 shares; issued 201,322
          and 126,802 shares, respectively; outstanding
          199,918 and 126,030 shares, respectively                            2,000                        1,260
    Capital in excess of par value                                        1,781,203                    1,115,745
    Accumulated distributions in excess of net earnings                    (184,819)                     (98,366)
    Accumulated other comprehensive loss                                     (4,008)                      (4,316)
    Minority interest distributions in excess of
          contributions and accumulated earnings                             (1,513)                      (1,824)
                                                                    ---------------               --------------
    Total stockholders' equity                                            1,592,863                    1,012,499
                                                                    ---------------               --------------
                                                                    $     2,561,564               $    1,303,860
                                                                    ===============               ==============

     See accompanying notes to condensed consolidated financial statements.

                         CNL HOSPITALITY PROPERTIES, INC
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                              Quarter Ended                 Nine Months Ended
                                                               September 30,                  September 30,
                                                             2003         2002              2003          2002
                                                           --------     --------          ---------     --------
Revenues:
      Hotel revenues:
         Room                                              $ 74,568     $ 32,522          $ 141,909     $ 62,221
         Food and beverage                                    9,948        3,765             20,828        5,235
         Other hotel operating departments                    2,978        1,361              5,282        2,719
      Rental income from operating leases                     9,350        7,249             25,078       29,289
      FF&E reserve income                                       850        1,063              2,583        3,440
      Interest and other income                               9,638          316             17,169        2,825
                                                           --------     --------          ---------     --------
                                                            107,332       46,276            212,849      105,729
                                                           --------     --------          ---------     --------

Expenses:
      Hotel expenses:
         Room                                                17,548        5,939             32,692       14,578
         Food and beverage                                    8,588        2,937             17,006        4,080
         Other hotel operating departments                    1,490          833              2,785        1,279
         Property operations                                 23,591       10,380             40,977       16,383
         Repairs and maintenance                              4,411        1,418              8,318        2,090
         Hotel management fees                                2,727        1,509              6,172        2,884
         Sales and marketing                                  5,512        2,766             10,973        4,288
      Interest and loan cost amortization                    14,764        4,669             25,670       13,828
      General operating and administrative                    3,565        1,333              7,972        4,118
      Asset management fees to related party                  3,178        1,744              8,161        4,819
      Depreciation and amortization                          17,003        7,415             34,804       20,306
                                                           --------     --------          ---------     --------
                                                            102,377       40,943            195,530       88,653
                                                           --------     --------          ---------     --------

Income before equity in loss of unconsolidated
          subsidiaries and minority interests                 4,955        5,333             17,319       17,076

Equity in loss of unconsolidated subsidiaries               (10,960)      (2,927)           (15,802)      (6,129)

Minority interests                                              (57)         (63)              (159)        (196)
                                                           --------     --------          ---------     --------
Income (loss) from continuing operations                     (6,062)       2,343              1,358       10,751
                                                           --------     --------          ---------     --------

Discontinued operations:
      Income (loss) from discontinued operations, net           774            -                774            -
                                                           --------     --------          ---------     --------

Net earnings (loss)                                        $ (5,288)    $  2,343          $   2,132     $ 10,751
                                                           ========     ========          =========     ========

Earnings (loss) per share of common stock
      (basic and diluted):
      Continuing operations                                $  (0.03)    $   0.02          $    0.01      $  0.12
      Discontinued operations
                                                                  -            -                  -            -
                                                           --------     --------          ---------     --------
                                                           $  (0.03)    $   0.02          $    0.01      $  0.12
                                                           ========     ========          =========     ========
Weighted average number of shares of
      common stock outstanding:
         Basic and diluted                                  181,941      100,749            156,647       90,622
                                                           ========     ========          =========     ========

     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
      Nine Months Ended September 30, 2003 and Year Ended December 31, 2002
                (UNAUDITED) (in thousands, except per share data)

                                                    Common Stock                       Accumulated    Accumulated
                                                  -----------------     Capital in    distributions      other
                                                  Number of   Par     excess of par    in excess of   comprehensive
                                                   shares    value        value       net earnings        loss
                                                  --------- -------   -------------   -------------   -------------
Balance at December 31, 2001                        77,358  $   773   $     681,152   $     (39,959)    $ (1,190)

Subscriptions received for common
    stock through public offerings
    and distribution reinvestment plan              48,911      489         488,622               -            -

Retirement of common stock                            (239)      (2)         (2,389)              -            -

Stock issuance costs                                     -        -         (51,640)              -            -

Net earnings                                             -        -               -          15,810            -

Minority interest distributions in
    excess of contributions and
    accumulated earnings                                 -        -               -               -            -

Current period adjustments to
    recognize changes in value of
    cash flow hedges of equity investees                 -        -               -               -       (3,126)

Total comprehensive income                               -        -               -               -            -

Distributions declared and paid
    ($.78 per share)                                     -        -               -         (74,217)           -
                                                  --------  -------   -------------   -------------     ---------

Balance at December 30, 2002                       126,030  $ 1,260   $   1,115,745   $     (98,366)    $ (4,316)
                                                  ========  =======   =============   =============     ========

                                                        Minority interest
                                                        distributions in
                                                         excess of contr.
                                                            and accum.                  Comprehensive
                                                             earnings        Total          income
                                                        ----------------- ------------  -------------
Balance at December 31, 2001                                $ (2,900)      $  637,876     $      -

Subscriptions received for common
    stock through public offerings
    and distribution reinvestment plan                             -          489,111            -

Retirement of common stock                                         -           (2,391)           -

Stock issuance costs                                                          (51,640)

Net earnings                                                                   15,810       15,810

Minority interest distributions in
    excess of contributions and
    accumulated earnings                                       1,076            1,076            -

Current period adjustments to
    recognize changes in value of
    cash flow hedges of equity investees                           -           (3,126)      (3,126)
                                                                                          --------
Total comprehensive income                                         -                -     $ 12,684
                                                                                          ========
Distributions declared and paid
    ($.78 per share)                                               -          (74,217)
                                                            --------       ----------

Balance at December 30, 2002                                $ (1,824)      $1,012,499
                                                            ========       ==========

     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
      CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY - CONTINUED
      Nine Months Ended September 30, 2003 and Year Ended December 31, 2002
                (UNAUDITED) (in thousands, except per share data)


                                                     Common Stock                      Accumulated     Accumulated
                                                  ------------------   Capital in     distributions       other
                                                  Number of    Par    excess of par    in excess of   comprehensive
                                                    Shares    value       value        net earnings       loss
                                                  ---------  -------  -------------   -------------   -------------
Balance at December 31, 2002                       126,030   $ 1,260  $   1,115,745   $    (98,366)     $(4,316)

Subscriptions received for common
    stock through public offerings
    and distribution reinvestment plan              74,322       744        742,472              -            -

Retirement of common stock                            (434)       (4)        (4,327)             -            -

Stock issuance costs                                     -         -        (72,687)             -            -

Net earnings                                             -         -              -          2,132            -

Minority interest distributions in
    excess of contributions and
    accumulated earnings                                 -         -              -              -            -

Current period adjustments to
   recognize changes in value of
   cash flow hedges of equity investees                  -         -              -              -          308

Total comprehensive income                               -         -              -              -            -

Distributions declared and paid
    ($.58 per share)                                     -         -              -        (88,585)           -
                                                   -------   -------  -------------   ------------      -------

Balance at September 30, 2003                      199,918   $ 2,000  $   1,781,203   $   (184,819)     $(4,008)
                                                   =======   =======  =============   ============      =======

                                                  Minority interest
                                                   distributions in
                                                   excess of contr.
                                                      and accum.                     Comprehensive
                                                       earnings          Total           income
                                                  -----------------   -----------    -------------
Balance at December 31, 2002                           $(1,824)       $ 1,012,499      $     -

Subscriptions received for common
    stock through public offerings
    and distribution reinvestment plan                       -            743,216            -

Retirement of common stock                                   -             (4,331)           -

Stock issuance costs                                         -            (72,687)           -

Net earnings                                                 -              2,132        2,132

Minority interest distributions in
    excess of contributions and
    accumulated earnings                                   311                311            -

Current period adjustments to
   recognize changes in value of
   cash flow hedges of equity investees                      -                308          308
                                                                                       -------
Total comprehensive income                                   -                  -      $ 2,440
                                                                                       =======
Distributions declared and paid
    ($.58 per share)                                         -            (88,585)
                                                       -------        -----------

Balance at September 30, 2003                          $(1,513)       $ 1,592,863
                                                       =======        ===========

     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (in thousands)

                                                                   Nine Months Ended September 30,
                                                                      2003                  2002
                                                                   ----------            ----------
Net cash provided by operating activities                          $   72,833            $   50,648
                                                                   ----------            ----------
Cash flows from investing activities:
    Additions to land, buildings and
       equipment on operating leases                                 (347,856)             (181,242)
    RFS Merger                                                       (464,160)                    -
    Investment in unconsolidated subsidiaries                         (90,292)              (42,007)
    Deposit on real estate assets and other
       investments                                                    (30,977)               (8,104)
    Increase in restricted cash                                       (12,209)               (5,554)
    Decrease (increase) in other assets                                 6,463               (17,654)
                                                                   ----------            ----------

       Net cash used in investing activities                         (939,031)             (254,561)
                                                                   ----------            ----------
Cash flows from financing activities:
    Proceeds from mortgage loans                                      131,630                     -
    Principal payments on mortgage loans                               (1,886)               (1,093)
    Net proceeds (reduction) of other notes
       payable                                                         71,837               (31,519)
    Draw on  line of credit                                            72,915                16,652
    Subscriptions received from
       stockholders                                                   743,216               327,357
    Distributions to stockholders                                     (88,585)              (51,812)
    Distributions to minority interest                                   (287)                 (308)
    Retirement of common stock                                         (4,331)               (2,417)
    Payment of stock issuance costs                                   (72,687)              (33,294)
    Payment of loan costs                                              (1,093)                 (804)
                                                                   ----------            ----------

       Net cash provided by financing activities                      850,729               222,762
                                                                   ----------            ----------
Net increase (decrease) in cash and cash
    equivalents                                                       (15,469)               18,849

Cash and cash equivalents at beginning of
    period                                                             48,993                44,825
                                                                   ----------            ----------

Cash and cash equivalents at end of period                         $   33,524            $   63,674
                                                                   ==========            ==========

     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONT'D
                                   (UNAUDITED)
                                 (in thousands)

                                                                   Nine Months Ended September 30,
                                                                         2003           2002
                                                                      ----------       ------
Supplemental schedule of non-cash investing activities:

   RFS Merger transaction (see Note 13, "RFS Merger"):
      Purchase accounting:
      Assets acquired:
         Cash and cash equivalents                                    $    5,612       $    -
         Restricted cash                                                   9,069            -
         Accounts receivable                                               5,442            -
         Loan costs                                                        5,544            -
         Prepaid expenses and other assets                                 8,595            -
         Deferred tax asset                                               26,048            -
         Hotel properties                                                711,809            -
                                                                      ----------       ------
         Total                                                        $  772,119       $    -
                                                                      ==========       ======
      Liabilities assumed:
         Accounts payable and accrued expenses                        $   23,207       $    -
         Mortgages payable                                               160,731            -
         Other notes payable                                             124,021            -
                                                                      ----------       ------
         Total                                                        $  307,959       $    -
                                                                      ==========       ======

      Net assets acquired                                             $  464,160       $    -
                                                                      ----------       ------
         Net of cash                                                  $  458,548       $    -
                                                                      ==========       ======

   Hotel Properties acquired as a result of the RFS transaction
   (see Note 13, "RFS Merger") classified as Real Estate Held
   for Sale                                                           $   36,796       $    -
                                                                      ==========       ======

   Contribution of one hotel Property to an unconsolidated
   joint venture                                                      $   72,180       $    -
                                                                      ==========       ======

   Amounts incurred but not paid for construction in progress         $    3,282       $  886
                                                                      ==========       ======

Supplemental schedule of non-cash financing activities:

   Distributions declared but not paid to minority interest           $       96           95
                                                                      ==========       ======
   Reduction in tax incremental financing note through tax
      payments by tenant                                                     360           74
                                                                      ==========       ======
   Loan costs capitalized to construction in progress                 $       52           61
                                                                      ==========       ======
   Assumption of loan with Crestline lease assumption                          -        3,576
                                                                      ==========       ======
   Loans assumed as a result of the acquisition of hotel
      Properties                                                          75,571            -
                                                                      ==========       ======

     See accompanying notes to condensed consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 (in thousands)

1.       Organization:

         CNL Hospitality Properties, Inc. (the "Company") was organized pursuant to the laws of the State of Maryland on June 12, 1996. As of September 30, 2003, the terms "Company" or "Registrant" include, unless the context otherwise requires, CNL Hospitality Properties, Inc., CNL Hospitality Partners, LP, CNL Hospitality GP Corp., CNL Hospitality LP Corp., CNL Philadelphia Annex, LLC, CNL Hotel Investors, Inc., CNL LLB SHS Management, LP, CNL LLB F-Inn Management, LP, CNL LLB C-Hotel Management, LP, CNL Bridgewater Hotel Partnership, LP, CNL Hotel MI-4, LP, CNL Foothill Hotel Partnership, LP, CNL Rose Acquisition Corp., CNL Rose GP Corp., CNL Hotel RI Orlando, Ltd., CNL Hotel CY-Weston, Ltd., CNL Hotel CY-Edison, LP, CNL Tampa International Hotel, LP, RFS Partnership, LP, RFS Financing Partnership, LP, RFS SPE 1 1998 LLC, RFS SPE 2 1998 LLC, RFS SPE 2000 LLC, RFS SPE2 2000 LLC, RFS Financing Partnership II, LP, Wharf Associates and each of their wholly owned subsidiaries. Various other wholly owned subsidiaries are utilized to hold or develop hotel properties. The Company operates for federal income tax purposes as a real estate investment trust (a "REIT") and is engaged in the acquisition, development and ownership of hotel properties ("Properties"). The Company has contracted with CNL Hospitality Corp. (its "Advisor") to conduct the day-to-day operations of its business.

         On July 10, 2003, the Company completed the acquisition of RFS Hotel Investors, Inc. and RFS Partnership, LP (collectively, "RFS") for approximately $383 million in cash ($12.35 per share) and the assumption of approximately $409 million in liabilities including transaction and severance costs which are expected to total approximately $55 million. In connection with this transaction, the Company obtained interests in 57 Properties. See Note 13, "RFS Merger" for additional information related to this transaction.

         As of September 30, 2003 the Company owned interests in 126 Properties. The Company leases most of its Properties to wholly owned taxable REIT subsidiary ("TRS") entities and contracts with third-party hotel management companies to operate these Properties. Hotel operating revenues and expenses for these Properties are included in the consolidated results of operations. Interests in 21 Properties are owned through various partnerships and are generally leased to wholly owned TRS entities of the partnerships. Other Properties are leased on a triple-net basis to unrelated third-party tenants who operate the Properties or contract with hotel managers to run their hotel operations. Rental income from operating leases is included in the consolidated results of operations for these Properties. With respect to certain of its Properties, the Company has received various credit enhancement guarantees from third-party hotel managers who, subject to certain limitations, have guaranteed a certain level of performance for Properties they manage. See Note, 15, "Credit Enhancements," for additional information on credit enhancements.

2.       Summary of Significant Accounting Policies:

         Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and do not include all of the information and note disclosures required by generally accepted accounting principles. The unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring adjustments, which are, in the opinion of management, necessary for the fair presentation of the results for the interim period presented. The accompanying condensed consolidated financial statements include managements current best estimates of all costs incurred related to the acquisition of RFS. It is possible that these estimates may change and affect the purchase accounting related to this acquisition, although no significant revisions are anticipated. Operating results for the quarter ended and nine months ended September 30, 2003, may not be indicative of the results that may be expected for the year ending December 31, 2003. Amounts as of December 31, 2002, included in the condensed consolidated financial statements have been derived from audited consolidated financial statements as of that date. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
                                   (UNAUDITED)
                                 (in thousands)

2.       Summary of Significant Accounting Policies - Continued:

         Principles of Consolidation - The accompanying consolidated financial statements include the accounts of CNL Hospitality Properties, Inc. and each of its wholly owned and majority controlled subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Interests of unaffiliated third parties are reflected as minority interest for less than 100 percent owned and majority controlled entities.

         Reclassification - Certain items in the prior year's consolidated financial statements have been reclassified to conform to the 2003 presentation. These reclassifications had no effect on stockholders' equity or net earnings.

         Income Taxes - Under the provisions of the Internal Revenue Code and applicable state laws, each TRS entity of the Company is subject to taxation of income on the profits and losses from its tenant operations.

         The Company accounts for federal and state income taxes with respect to its TRS subsidiaries using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax-credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         Segment Information - The Company derives all significant revenues from a single line of business, hotel real estate ownership and operation.

         Recent Accounting Pronouncements - In January 2003, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". FIN 46 requires that a variable interest entity be consolidated by a company if that company is subject to a majority risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Prior to FIN 46, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. The consolidation requirements of FIN 46 initially applied immediately to variable interest entities created after January 31, 2003, and to older entities in the first fiscal year or interim period beginning after June 15, 2003. Effective October 8, 2003, the FASB deferred implementation of FIN 46 prospectively to reporting periods ending after December 15, 2003. As of September 30, 2003, the Company is evaluating the effect of FIN 46 on its unconsolidated subsidiaries. Under the terms of some or all of the Company's unconsolidated subsidiaries' formation agreements, the Company is required to fund its pro rata share of losses of these entities in order to maintain its current ownership share. The Company has also guaranteed a portion of the debt on CNL Plaza, Ltd. (see Note 13, "Commitments and Contingencies"). These or other variable interests could result in the consolidation of one or more unconsolidated subsidiaries or other investments upon implementation of FIN 46.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
                                   (UNAUDITED)
                                 (in thousands)

2.       Summary of Significant Accounting Policies - Continued:

         In May 2003, the FASB issued FASB Statement No.150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" ("FASB 150"). FASB 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. FASB 150 requires issuers to classify certain financial instruments as liabilities (or assets in some circumstances) that previously were classified as equity. FASB 150 requires that minority interests for majority owned finite lived entities be classified as a liability and recorded at fair market value. Effective October 29, 2003, the FASB deferred implementation of FASB 150, as it applies to minority interests of finite lived Partnerships. The Company adopted FAS 150 in the quarter ended September 30, 2003, except as it applies to minority interest, and it did not have a material impact on the Company's results of operations.

3.       Hotel Properties:

         In addition to the interests in the Properties acquired as a result of the RFS Merger discussed in Note 13, "RFS Merger", during the nine months ended September 30, 2003, the Company acquired the following Properties (in thousands):

Brand Affiliation             Property Location        Date of Acquisition        Purchase Price
-----------------             -----------------        -------------------        --------------
        Hyatt                     Miami, FL             February 20, 2003           $ 35,800
     JW Marriott               New Orleans, LA           April 21, 2003               92,500
      Marriott*                  Seattle, WA              May 23, 2003                88,900
       Marriott                   Plano, TX              August 15, 2003              55,550
       Marriott                 Baltimore, MD            August 29, 2003              69,000
Courtyard by Marriott           Arlington, VA            August 29, 2003              35,000

         * Newly constructed

         All of the above listed Properties are leased to TRS entities of the Company and are operated by third-party managers. The Properties were recorded at cost, which was allocated between land, building, and equipment based on replacement cost using appraisal data. Hotel operating assets, liabilities, and any related intangible assets are also recorded based on their fair values. The results of operations of the Properties since the date of acquisition are included in the consolidated results of operations.

         Additionally, the Company is currently developing one hotel in California and another hotel in Florida, which are expected to be completed in January 2004 and June 2004, respectively. Construction in progress of approximately $16.3 million and approximately $0.9 million are included in hotel Properties in the accompanying condensed consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. These Properties are expected to be leased to TRS entities of the Company and managed by a subsidiary of Marriott International, Inc. ("Marriott").

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
                                   (UNAUDITED)
                                 (in thousands)

3.       Hotel Properties - Continued:

         The following presents unaudited estimated pro forma results of operations of the Company as if the Properties were owned during the entire period for the nine months ended September 30, 2003 and 2002 excluding the effect of the RFS Merger (see Note 13, "RFS Merger") (in thousands, except per share data):

                                                               September 30,
                                                          2003              2002
                                                        ---------        ----------
Revenues                                                $ 250,192        $  175,719
Expenses                                                  232,715           154,680
Net earnings                                                2,339            14,714
Basic and diluted earnings per share                         0.01              0.12
Weighted average number of common shares
  outstanding - basic and diluted                         187,809           122,260

4.       Investments in Unconsolidated Subsidiaries:

         Hilton 2 Partnership

         On February 20, 2003, the Company contributed a Doubletree hotel located in Arlington, Virginia, which was originally acquired in December 2002, and Hilton Hotels Corporation ("Hilton") conveyed a Hilton hotel located in Rye, New York, to an existing partnership in which the Company owns 75 percent and Hilton owns 25 percent (the "Hilton 2 Partnership"). Simultaneously, the Hilton 2 Partnership acquired three Embassy Suites Properties (one each located in Orlando, Florida; Arlington, Virginia; and Santa Clara, California) for a purchase price of $104.5 million. At the time of these transactions, the Hilton 2 Partnership obtained term financing of $145 million, which was allocated between these five Properties. The loan bears interest at
         5.95 percent per annum and matures on March 1, 2010. Payments of interest only are due monthly through maturity. The Hilton 2 Partnership plans to make improvements at certain of its Properties for an estimated $20 million over the next two years. As of September 30, 2003, the Company had contributed approximately $119.3 million for its 75 percent interest in this partnership.

         Hersha Partnership

         On February 25, 2003, the Company and a subsidiary of Hersha Hospitality Trust ("Hersha") formed a partnership (the "Hersha Partnership") of which the Company owns a 66.67 percent interest and Hersha owns a 33.33 percent interest. In August 2003, Hersha Partnership acquired a newly constructed Property in Manhattan, New York (the "Hampton Inn Chelsea-Manhattan Property"), which was owned by a trustee of Hersha and was valued at approximately $28 million. The partnership assumed a construction mini-permanent loan totaling $15.9 million to finance the purchase of this Property. The loan bears interest at LIBOR plus 3.5 percent per annum (4.62 percent as of September 30, 2003) and requires monthly payments of interest only for the first year and payments of interest plus principal in the amount of $15,000 starting in the 13th month through maturity in August 2006. As of September 30, 2003, the Company had contributed approximately $8.1 million for its 66.67 percent interest in this partnership.

         Exxon Mobil Travel Guide

         CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest through its interest in EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership through its interest in CTM Partners, LLC. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
                                   (UNAUDITED)
                                 (in thousands)

4.       Investments in Unconsolidated Subsidiaries - Continued:

         Dearborn Partnership

         In August 2003, the Company acquired an interest in a partnership (the "Dearborn Partnership") of which the Company owns an 85 percent interest and Ford Motor Land Development Corporation ("Ford") owns a 15 percent interest. The Dearborn Partnership owns a Property in Dearborn, Michigan, which was owned by Ford and was valued at $65 million. As of September 30, 2003, the Company had contributed approximately $56 million for its 85 percent interest in this partnership.

         The Company has investments in several other joint ventures and partnerships with third parties who share the decision-making and control for these entities. The borrowers on the loans are legally separate entities, having separate assets and liabilities from the Company and, therefore, the assets and credit of the respective entities may not be available to satisfy the debts and other obligations of the Company. Likewise, the assets and credit of the Company may not be available to satisfy the debts and other obligations of the borrowers on the loans of these other entities. Some of these unconsolidated subsidiaries may be consolidated with the financial statements of the Company in the future upon implementation of FIN 46 as discussed in Note 2.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents unaudited condensed financial information for these investments as of September 30, 2003 (in thousands):

                                      Desert
                                      Ridge
                                      Resort    WB Resort    CNL HHC                       CY-SF         CTM
                                    Partners,   Partners,   Partners,       CNL IHC        Hotel      Partners,
                                       LLC         LP          LP        Partners, LP    Parent, LP     LLC
                                    ---------   ---------   ---------    ------------    ----------   ---------
Hotel Properties                    $ 263,426   $ 192,576   $ 220,676    $     34,836    $   78,516   $       -
Other assets                           13,097      14,664      13,400           2,471         7,515      12,049
Mortgages and other notes payable     260,416     171,986      99,271          15,703        60,707       5,586
Other liabilities                      16,812      11,776       5,538             811         6,063         626
Partners' capital (deficit)              (705)     23,478     129,267          20,793        19,261       5,837

Difference between carrying amount
     of investment and Company's
     share of partners' capital         4,414       4,646       7,671           1,484         1,746           -

Company's ownership interest at
     end of period                      44.00%      49.00%      70.00%          85.00%        50.00%      31.25%

                                                    CNL HHC       HT/CNL       Dearborn
                                     CNL Plaza,   Partners II,    Metro          Hotel
                                        Ltd.           LP       Hotels, LP   Partners, LP       Total
                                     ----------   ------------  ----------   ------------   -----------
Hotel Properties                     $        -   $    366,582  $   28,396   $     64,085   $ 1,249,093
Other assets                             62,950         25,824         438          3,483       155,891
Mortgages and other notes payable        63,252        224,741      15,578              -       917,240
Other liabilities                         1,048         11,408       1,144          1,523        56,749
Partners' capital (deficit)              (1,350)       156,257      12,112         66,045       430,995

Difference between carrying amount
     of investment and Company's
     share of partners' capital               -         13,707           -              -        33,668

Company's ownership interest at
     end of period                        10.00%         75.00%      66.67%         85.00%

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents condensed financial information for these investments as of December 31, 2002 (in thousands):

                                            Desert
                                             Ridge        WB          CNL           CNL           CY-SF
                                             Resort     Resort        HHC           IHC           Hotel        CTM
                                           Partners,   Partners,   Partners,     Partners,       Parent,     Partners,
                                              LLC         LP          LP             LP            LP           LLC
----------------------------------------------------   ---------   ---------    ------------    ----------   ---------
Hotel Properties                           $ 269,925   $ 198,140   $ 218,268    $     35,073    $   80,374   $       -
Other assets                                  20,543      22,091       9,439           2,995         3,733      12,623
Mortgages and other
    notes payable                            230,176     157,798     100,000          15,909        57,160       2,247
Other liabilities                             41,065      15,834       7,075             814         3,725         220
Partners' capital (deficit)                   19,227      46,599     120,632          21,345        23,222      10,156

Difference between carrying amount of
     investment and company's share of
     partners' capital                         3,642       3,503       7,302           2,050         1,831           -

Company's ownership  interest at end of
    period                                      44.0%       49.0%       70.0%           85.0%         50.0%      31.25%

                                                            CNL        HT/CNL        Dearborn
                                              CNL           HHC         Metro         Hotel
                                             Plaza,       Partners     Hotels,      Partners,
                                              Ltd.         II, LP        LP*            LP*          Total
-----------------------------------------------------   ------------  ----------   ------------   -----------
Hotel Properties                           $        -   $    122,493  $        -   $          -   $   924,273
Other assets                                   63,735          5,291           -              -       140,450
Mortgages and other
    notes payable                              64,061         78,650           -              -       706,001
Other liabilities                                 398          5,673           -              -        74,804
Partners' capital (deficit)                      (724)        43,461           -              -       283,918

Difference between  carrying amount of
    investment and company's share of
    partners' capital                               -          4,501           -              -        22,829

Company's ownership
    interest at end of
    period                                       10.0%          75.0%          -              -

* These entities were not formed until 2003 and therefore are not presented as of December 31, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents unaudited condensed financial information for these investments for the quarter ended September 30, 2003 (in thousands):

                                    Desert
                                     Ridge
                                    Resort      WB Resort     CNL HHC      CNL IHC      CY-SF          CTM
                                   Partners,    Partners,    Partners,    Partners,     Hotel       Partners,
                                      LLC          LP           LP           LP       Parent, LP       LLC
                                  ----------   ----------   ----------   ----------   ----------   ----------
Revenues                          $   12,161   $   14,203   $   14,708   $    2,373   $    3,673   $        -
Cost of sales                         (8,359)      (5,603)      (6,573)        (661)      (1,212)      (1,628)
Expenses                             (15,580)     (13,640)      (9,488)      (1,562)      (3,485)        (579)
Minority interest in loss                  -            -            -            -            -          510
                                  ----------   ----------   ----------   ----------   ----------   ----------

Net income (loss)                 $  (11,778)  $   (5,040)  $   (1,353)  $      150   $   (1,024)  $   (1,697)
                                  ==========   ==========   ==========   ==========   ==========   ==========

Income (loss) allocable to
    the Company                   $   (5,182)  $   (2,470)  $     (947)  $      128   $     (512)  $     (531)
                                  ==========   ==========   ==========   ==========   ==========   ==========

Other comprehensive
    income allocable to the
    Company                       $      735   $        -   $       36   $        -   $        -   $        -
                                  ==========   ==========   ==========   ==========   ==========   ==========
Company's ownership
     interest at end of  period         44.0%        49.0%        70.0%        85.0%        50.0%       31.25%

                                     CNL         CNL HHC        HT/CNL       Dearborn
                                    Plaza,     Partners II,      Metro        Hotel
                                     Ltd.          LP         Hotels, LP   Partners, LP     Total
                                  ----------   -----------    ----------   ------------   ----------
Revenues                          $    2,620   $   30,563     $      401   $    3,010     $   83,712
Cost of sales                           (808)     (13,605)          (236)      (1,608)       (40,293)
Expenses                              (1,721)     (19,120)          (133)      (1,231)       (66,539)
Minority interest in loss                  -            -              -            -            510
                                  ----------   ----------     ----------   ----------     ----------

Net income (loss)                 $       91   $   (2,162)    $       32   $      171     $  (22,610)
                                  ==========   ==========     ==========   ==========     ==========

Income (loss) allocable to
    the Company                   $        9   $   (1,621)    $       21   $      145     $  (10,960)
                                  ==========   ==========     ==========   ==========     ==========

Other comprehensive
    income allocable to the
    Company                       $        -   $        -     $        -   $        -     $      771
                                  ==========   ==========     ==========   ==========     ==========
Company's ownership
     interest at end of  period         10.0%        75.0%         66.67%        85.0%

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents unaudited condensed financial information for these investments for the quarter ended September 30, 2002 (in thousands):

                                Desert Ridge
                                   Resort       WB Resort     CNL HHC      CNL IHC      CY-SF         CTM
                                  Partners,     Partners,    Partners,    Partners,     Hotel       Partners,
                                    LLC            LP           LP           LP       Parent, LP       LLC
                                -----------------------------------------------------------------------------
Revenues                        $        816   $   12,415   $   15,371   $    1,891   $    5,221   $      610
Cost of sales                         (1,128)      (5,294)      (6,327)        (475)      (1,637)      (1,006)
Expenses                              (1,811)     (11,199)      (9,114)      (1,033)      (4,049)      (1,156)
Minority interest in loss                  -            -            -            -            -          737
                                -----------------------------------------------------------------------------
Income (loss)                   $     (2,123)  $   (4,078)  $      (70)  $      383   $     (465)  $     (815)
                                =============================================================================

Income (loss) allocable to
    the Company                 $       (774)  $   (1,998)  $      (49)  $      325   $     (233)  $     (204)
                                =============================================================================
Other comprehensive
    (loss) allocable to the
    Company                     $     (1,759)  $        -   $     (118)  $        -   $        -   $        -
                                =============================================================================
Company's ownership
     interest at end of period          39.5%        49.0%        70.0%        85.0%        50.0%       25.00%

                                   CNL         CNL HHC        HT/CNL       Dearborn
                                  Plaza,     Partners II,     Metro          Hotel
                                   Ltd.          LP *      Hotels, LP*   Partners, LP*     Total
                                ------------------------------------------------------------------
Revenues                        $    2,694   $         -   $         -   $          -   $   39,018
Cost of sales                       (2,283)            -             -              -      (18,150)
Expenses                              (332)            -             -              -      (28,694)
Minority interest in loss                -             -             -              -          737
                                ------------------------------------------------------------------
Income (loss)                   $       79   $         -   $         -   $          -   $   (7,089)
                                ==================================================================

Income (loss) allocable to
    the Company                 $        6   $         -   $         -   $          -   $   (2,927)
                                ==================================================================
Other comprehensive
    (loss) allocable to the
    Company                     $        -   $         -   $         -   $          -   $   (1,877)
                                ==================================================================
Company's ownership
     interest at end of period        10.0%            -             -              -

* These entities were not formed until 2003 and therefore are not presented for the quarter ended September 30, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents unaudited condensed financial information for these investments for the nine months ended September 30, 2003 (in thousands):


                                 Desert Ridge                                                   CY-SF          CTM
                                    Resort        WB Resort     CNL HHC       CNL IHC       Hotel Parent,   Partners,
                                 Partners, LLC  Partners, LP  Partners, LP   Partners, LP        LP            LLC
                                  -----------------------------------------------------------------------------------
Revenues                          $   64,944     $   41,469   $     46,637   $      7,214   $     10,950   $    1,894
Cost of sales                        (30,133)       (16,605)       (19,810)        (1,916)        (3,650)      (6,126)
Expenses                             (49,468)       (40,674)       (27,367)        (4,777)       (10,316)      (1,984)
Minority interest in loss                  -              -              -              -              -        1,423
                                  -----------------------------------------------------------------------------------
                                  $  (14,657)    $  (15,810)  $       (540)  $        521   $     (3,016)  $   (4,793)
                                  ===================================================================================
Income (loss) allocable to
    the Company                   $   (6,449)    $   (7,747)  $       (378)  $        443   $     (1,508)  $   (1,498)
                                  ===================================================================================
Other comprehensive
    income allocable to the
    Company                       $      275     $        -   $         33   $          -   $          -   $        -
                                  ===================================================================================
Company's ownership
     interest at end of  period         44.0%          49.0%          70.0%          85.0%          50.0%       31.25%

                                                                           Dearborn
                                                CNL HHC        HT/CNL        Hotel
                                 CNL Plaza,   Partners II,     Metro       Partners,
                                    Ltd.           LP        Hotels, LP        LP        Total
                                 ----------------------------------------------------------------
Revenues                         $    7,958   $     91,433   $      401   $    3,010   $  275,910
Cost of sales                        (2,466)       (38,713)        (236)      (1,608)    (121,263)
Expenses                             (5,215)       (51,199)        (133)      (1,231)    (192,364)
Minority interest in loss                 -              -            -            -        1,423
                                 ----------------------------------------------------------------
                                 $      277   $      1,521   $       32   $      171   $  (36,294)
                                 ================================================================
Income (loss) allocable to
    the Company                  $       28   $      1,141   $       21   $      145   $  (15,802)
                                 ================================================================
Other comprehensive
    income allocable to the
    Company                      $        -   $          -   $        -   $        -   $      308
                                 ================================================================
Company's ownership
     interest at end of  period        10.0%          75.0%       66.67%        85.0%

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The following presents unaudited condensed financial information for these investments for the nine months ended September 30, 2002 (in thousands):

                                  Desert
                                   Ridge
                                  Resort      WB Resort     CNL HHC     CNL IHC        CY-SF         CTM
                                 Partners,    Partners,    Partners,   Partners,       Hotel      Partners,
                                    LLC          LP          LP           LP        Parent, LP       LLC
                                ---------------------------------------------------------------------------
Revenues                        $    3,324   $   34,523   $   47,707   $    4,640   $    5,221   $    1,410
Cost of sales                       (2,610)     (14,856)     (19,381)      (1,235)      (1,637)      (2,693)
Expenses                            (5,073)     (30,205)     (26,859)      (2,638)      (4,049)      (1,994)
Minority interest in loss                -            -            -            -            -          737
                                ----------   ----------   ----------   ----------   ----------   ----------
                                $   (4,359)  $  (10,538)  $    1,467   $      767   $     (465)  $   (2,540)
                                ==========   ==========   ==========   ==========   ==========   ==========

Income (loss) allocable to
    the Company                 $   (1,720)  $   (5,164)  $    1,027   $      590   $     (233)  $     (635)
                                ==========   ==========   ==========   ==========   ==========   ==========

Other comprehensive
    (loss) allocable to the
    Company                     $   (2,553)  $        -   $     (533)  $        -   $        -   $        -
                                ==========   ==========   ==========   ==========   ==========   ==========
Company's ownership
     interest at end of period        39.5%        49.0%        70.0%        85.0%        50.0%       25.00%

                                                                         Dearborn
                                   CNL         CNL HHC        HT/CNL       Hotel
                                  Plaza,     Partners II,      Metro     Partners,
                                   Ltd.          LP *       Hotels, LP*     LP*         Total
                                ----------------------------------------------------------------
Revenues                        $    3,591   $          -   $        -   $        -   $  100,416
Cost of sales                       (2,552)             -            -            -      (44,964)
Expenses                              (982)             -            -            -      (71,800)
Minority interest in loss                -              -            -            -          737
                                ----------   ------------   ----------   ----------   ----------
                                $       57   $          -    $       -   $        -   $  (15,611)
                                ==========   ============   ==========   ==========   ==========

Income (loss) allocable to
    the Company                 $        6   $          -   $        -   $        -   $   (6,129)
                                ==========   ============   ==========   ==========   ==========

Other comprehensive
    (loss) allocable to the
    Company                     $        -   $          -   $        -   $        -   $   (3,086)
                                ==========   ============   ==========   ==========   ==========
Company's ownership
     interest at end of period        10.0%             -            -            -

* These entities were not formed until 2003 and therefore are not presented for the nine months ended September 30, 2002.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

4.       Investments in Unconsolidated Subsidiaries - Continued:

         The difference between the carrying amount of the investments in the above entities and the Company's share of partners' capital results from various acquisition costs and fees which are not shared by the co-venturers. These amounts are amortized over 36 years, the estimated weighted average depreciable lives of the Company's hotel Properties.

         The Company is generally entitled to receive cash distributions in proportion to its ownership interest in each partnership. During the nine months ended September 30, 2003 and 2002, the Company recorded the following distributions, which reduce the carrying value of the investment (in thousands):

                                                               September 30,
                                                           2003            2002
                                                         -------         -------
Desert Ridge Resort Partners, LLC                        $ 2,162         $   724
WB Resort Partners, LP                                     3,582           2,928
CNL HHC Partners, LP                                           -           4,620
CNL IHC Partners, LP                                         667             567
CY-SF Hotel Parent, LP                                       973             388
CNL HHC Partners II, LP                                    4,028               -
                                                         -------         -------
                                                         $11,412         $ 9,227
                                                         =======         =======

5.       Discontinued Operations:

         The Company accounts for certain revenues and expenses as originating from discontinued operations pursuant to FASB Statement No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB 144"). FASB 144 requires that sales of real estate, or the identification of a real estate asset as held for sale, be treated as discontinued operations. Any gain or loss from such disposition, and any income or expenses associated with real estate assets held for sale, are included in the income statement as discontinued operations. In connection with the RFS transaction in July 2003, the Company decided to sell six non-strategic hotel Properties from the former RFS portfolio (see Note 13, "RFS Merger"), and therefore, these Properties were classified as real estate held for sale as of September 30, 2003.

         The financial results for these hotel Properties are reflected as discontinued operations in the accompanying condensed consolidated financial statements. The operating results of discontinued operations are as follows for the quarter and nine months ended September 30 (in thousands):

                                                       2003
                                                     -------
Hotel revenues                                       $ 3,001
Hotel expenses                                        (2,178)
Asset management fees to related party                   (49)
                                                     -------

Income from discontinued operations                  $   774
                                                     =======

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

6.       Investments:

         On April 21, 2003 and May 21, 2003, the Company invested $10 million and $5 million, respectively, in convertible preferred partnership units of Hersha Hospitality Limited Partnership ("HLP"). In addition, in connection with the acquisition of an interest in the Hampton Inn Chelsea-Manhattan Property, on August 29, 2003, the Company invested approximately $4 million in additional convertible preferred partnership units of HLP. The investment in HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution, paid quarterly, and each of the current and any proposed investments in joint ventures with HLP is structured to provide the Company with a 10.5 percent cumulative preferred distribution on its unreturned capital contributions. There is no assurance, however, that such distributions or returns will be paid. HLP declares dividends quarterly in arrears. The Company received approximately $263,000 during the quarter ended September 30, 2003, which related to the second quarter. During October 2003, the Company received approximately $432,000 in distributions related to the third quarter.

7.       Income Taxes

         As of September 30, 2003, the Company's total deferred tax asset was approximately $31.1 with a valuation allowance of approximately $4.6 million. Prior to the RFS Merger (see Note 13, "RFS Merger"), the types of temporary differences between the tax basis of assets and liabilities and their GAAP financial statement reporting amounts were principally attributable to net operating losses at our TRS entities. The Company has never recorded this future potential benefit because its TRS subsidiaries do not have sufficient historical earnings on which to base a potential future benefit. Upon the acquisition of RFS the Company obtained additional deferred tax assets, which as of September 30, 2003, amounted to approximately $27.9 million with a valuation allowance of approximately $1.3 million. The majority of this amount relates to amortization of certain lease termination costs with the remainder due to net operating losses at RFS's TRS entities. The deferred tax assets of the RFS TRS entities are not available to offset taxable income for the Company's existing TRS subsidiaries and, likewise, the deferred tax assets of the existing TRS entities are not available to offset taxable income of the RFS TRS entities.

8.       Indebtedness:

         Indebtedness consisted of the following at (in thousands):

                                                    September 30, 2003    December 31, 2002
                                                    ------------------    -----------------
Mortgages payable and accrued interest                   $574,342              $207,206
Construction loan facilities                               34,386                21,280
Tax incremental financing note                              8,098                 8,459
Secured notes                                              81,753                     -
Bridge loan                                               101,000                     -
Line of credit                                             96,994                24,079
                                                         --------              --------

                                                         $896,573              $261,024
                                                         ========              ========

         In connection with the RFS Merger (see Note 13, "RFS Merger"), the Company obtained a bridge loan (the "Bridge Loan") in the amount of approximately $101 million. The Bridge Loan requires monthly payments of interest only. Interest is incurred at an annual rate equal to the average British Bankers Association Interest Settlement Rate for Deposits in Dollars with a term equivalent to one month (the "Eurodollar Rate") plus 3% (the "Applicable Rate"). The Eurodollar Rate on the date of closing was 1.05%. The Applicable Rate increased by 0.5% on November 7, 2003, and will continue to do so on the last day of each subsequent three-month period thereafter. Amounts borrowed under the Bridge Loan and any interest accrued thereon, is due and payable by the Company no later than January 10, 2004.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

9.       Distributions:

         For the nine months ended September 30, 2003 and 2002, approximately 35 percent and 60 percent, respectively, of the distributions paid to stockholders were considered ordinary income and approximately 65 percent and 40 percent, respectively, were considered a return of capital to stockholders for federal income tax purposes. No amounts distributed to the stockholders for the nine months ended September 30, 2003 or 2002 are required to be or have been treated by the Company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

10.      Related Party Transactions:

         Certain directors and officers of the Company hold similar positions with the Advisor and its affiliates, including the managing dealer for the Company's equity offerings, CNL Securities Corp. These affiliates are by contract entitled to receive fees and compensation for services provided in connection with common stock offerings, and the acquisition, development, management and sale of the Company's assets.

         Amounts incurred relating to these transactions with affiliates were as follows for the nine months ended September 30 (in thousands):

                                             2003         2002
                                           --------     --------
CNL Securities Corp.:
    Selling commissions*                   $ 54,897     $ 24,637
    Marketing support fee and due
       diligence reimbursements*              3,716        1,639
                                           --------     --------

                                             58,613       26,276
                                           --------     --------
Advisor and its affiliates:
    Acquisition fees                         47,417       17,728
    Development fees                          1,968        3,394
    Asset management fees                     8,410        4,819
                                           --------     --------

                                             57,795       25,941
                                           --------     --------

                                           $116,408     $ 52,217
                                           ========     ========

         * The majority of these commissions, fees and reimbursements were reallowed to unaffiliated broker-dealer firms.

         Of these amounts, approximately $2.1 million and $2.5 million are included in due to related parties in the accompanying consolidated balance sheets as of September 30, 2003 and December 31, 2002, respectively. The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings), on a day-to-day basis. The expenses incurred for these services were classified as follows for the nine months ended September 30 (in thousands):

                                                        2003        2002
                                                       ------      ------
Stock issuance costs                                   $3,660      $2,246
General operating and administrative expenses           1,453         953
                                                       ------      ------

                                                       $5,113      $3,199
                                                       ======      ======

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

10.      Related Party Transactions - Continued:

         The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amounts deposited with this bank were approximately $29.1 million and $14.9 million at September 30, 2003 and December 31, 2002, respectively.

         CTM Partners, LLC, a partnership in which the Company has a 31.25 percent interest which owns EMTG, LLC, has engaged Dustin/Massagli LLC, a company in which one of the Company's directors is president, a director and a principal stockholder, to manage its business. In June 2003, the Company contributed an additional $726,563 to the partnership. Simultaneously, the other co-venturers also made contributions in amounts that maintained the existing ownership interests of each venturer.

         The Company owns a 10 percent interest in CNL Plaza, Ltd., a limited partnership that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. In connection with this acquisition, the Company has severally guaranteed a 16.67 percent share, or approximately $2.6 million, of a $15.5 million unsecured promissory note of the limited partnership.

11.      Concentration of Credit Risk:

         A significant portion of the Company's rental income and hotel revenues were earned from Properties operating as various Marriott and Hilton brands. Additionally, the Company relies on Marriott to provide credit enhancements for certain of its Properties. Although the Company carefully screens its managers and tenants and has obtained interests in non-Marriott and non-Hilton branded Properties, poor performance by the Marriott or Hilton brands could significantly impact the results of operations of the Company. Management believes this risk may be reduced through future acquisitions and diversification, and through the initial and continuing due diligence procedures performed by the Company.

12.      Stockholders' Equity:

         On August 13, 2002, the Company filed a registration statement on Form S-11 with the Securities and Exchange Commission (the "Commission") in connection with the proposed sale by the Company of up to 175 million shares of common stock at $10 per share ($1.75 billion) (the "2003 Offering"). The 2003 Offering commenced immediately following the completion of the Company's fourth public offering on February 4, 2003. Of the 175 million shares of common stock offered pursuant to the 2003 Offering, up to 25 million shares are available to stockholders purchasing shares through the Company's reinvestment plan. On July 23, 2003, the Company filed a registration statement on Form S-11 with the Commission in connection with the proposed sale by the Company of up to 400 million shares of common stock at $10 per share ($4 billion) (the "2004 Offering"). Of the 400 million shares of common stock to be offered, up to 50 million are expected to be available to stockholders purchasing shares through the reinvestment plan. The Board of Directors expects to submit, for a vote of the stockholders at the next annual meeting of stockholders, a proposal to increase the number of authorized Shares of Common Stock of the Company from 450 million to one billion. Until such time, if any, as the stockholders approve an increase in the number of authorized Shares of Common Stock of the Company, the 2004 Offering will be limited up to 142 million Shares. The 2004 Offering is expected to commence immediately following the termination of the 2003 Offering. CNL Securities Corp., an affiliate of the Advisor, is the managing dealer for the Company's equity offerings.

13.      RFS Merger:

         On July 10, 2003, the Company, through its subsidiaries, acquired RFS Hotel Investors, Inc., a Tennessee REIT ("RFS") and RFS Partnership, L.P. ("RFS OP"), for approximately $383 million in cash ($12.35 per share) and the assumption of approximately $409 million in liabilities including transaction and severance costs which are expected to total approximately $55 million. Upon consummation of this transaction, RFS was merged with and into a subsidiary of the Company and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of the Company was merged with and

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

13.      RFS Merger - Continued:

         into RFS OP and RFS OP continues to exist as a separate entity. Prior to the closing of this transaction, RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The former assets of RFS are now held by subsidiaries of the Company. Upon closing of the transaction, in July 2003, the Company and its subsidiaries (which now include RFS OP) became responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million).

         The Company initially financed this transaction by using approximately $158 million from sales of common stock in its current offering, borrowing approximately $43 million under its line of credit (amount was subsequently repaid in November 2003), obtaining $50 million in permanent financing related to one of its Properties, obtaining an additional $81 million in permanent debt funding from an existing loan and obtaining a bridge loan of $101 million (the "RFS Bridge Loan"). On August 27, 2003, the Company borrowed temporarily an additional $88 million on the bridge loan which was repaid on September 30, 2003. A portion of these funds, approximately $44 million, were used to refinance temporarily former RFS debts, and the remaining $44 million was used by the Company to acquire additional Properties. The outstanding balance of the bridge loan is expected to be repaid with proceeds from the issuance of debt securities and proceeds that the Company receives from the sale of its common stock through its offering. Previously, on May 9, 2003, in a separate transaction, the Company purchased from RFS one million newly issued shares of RFS's common stock at a price per share of $12.35.

         The following presents unaudited pro forma results of operations of the Company as if the RFS transaction had occurred as of January 1, 2002 (in thousands):

                                                              September 30,
                                                          2003           2002
                                                       ----------     ----------
Revenues                                               $ 348,068      $ 247,850
Expenses                                                 340,776        246,848
Net Earnings                                              (7,846)        (5,473)
Basic and diluted earnings per share                       (0.05)         (0.05)
Weighted average number of common shares
     outstanding - basic and diluted                     157,307        112,550

         In connection with the RFS transaction, the Company acquired 57 hotels with approximately 8,300 rooms located in 24 states. One of the Properties is owned through a Partnership in which the Company owns a 75% interest ("Wharf Associates"). Brands under which these hotels are operated include Sheraton(R), Residence Inn(R) by Marriott(R), Hilton(R), DoubleTree(R), Holiday Inn(R), Hampton Inn(R), and Homewood Suites by Hilton(R). This transaction has provided further brand and geographic diversification to the Company's portfolio of hotels.

         Flagstone Hospitality Management LLC ("Flagstone") previously managed 50 of the 57 hotel Properties. In October 2003, the Company began terminating both existing management agreements with Flagstone and franchise licenses for many of these Properties and entering into new management and franchise licenses agreements with internationally recognized hotel managers. Management contracts for all 50 Properties are expected to be completely transitioned to new internationally recognized hotel managers and franchisers by December 31, 2003.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

14.      Commitments and Contingencies:

         In connection with the RFS transaction discussed in Note 13, "RFS Merger," on May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS's directors and the Company. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS's shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties due to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS Board and its financial advisor, (iii) the Company aided and abetted the RFS Board in connection with their breach of fiduciary duties, (iv) the RFS Board violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other things, the amended complaint seeks certification of the class action, an injunction enjoining RFS and the Company from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On July 1, 2003 the Company filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Since that ruling, the Plaintiff has not aggressively prosecuted its claims. Based upon the information currently available to the Company, the Company believes the allegations contained in the amended complaint are without merit and intends to vigorously defend the action.

         On August 26, 2002, Carmel Valley, LLC filed a lawsuit against RFS and certain of its subsidiaries in the Superior Court of the State of California, for the County of San Diego. In connection with the RFS transaction, the Company has become a party to this lawsuit claiming damages relating to a dispute over a parcel of land located adjacent to one of its Properties. The Company has unsuccessfully attempted to mediate this case. At this time, management believes that the damages claimed against the Company lack sufficient factual support and will continue to vigorously defend the action. However, it is possible that losses could be incurred by the Company if the plaintiff ultimately prevails. The plaintiff is seeking monetary damages in an unspecified amount.

         From time to time the Company may be exposed to litigation arising from the operations of its business. At this time, management does not believe that resolution of these matters will have a material adverse effect on the Company's financial condition or results of operations.

         As of September 30, 2003, the Company had an initial commitment to (i) complete construction on two Properties, with an estimated aggregate cost of approximately $64 million (ii) fund the remaining total of approximately $20 million for property improvements of several Properties owned through a joint venture, (iii) acquire two Properties for approximately $66 million, which are expected to be acquired through a joint venture, and (iv) fund furniture, fixture and equipment replacements as needed at the Company's Properties. The Company also has committed to fund its pro rata share of working capital shortfalls and construction commitments for its partnerships, if shortfalls arise, and has guaranteed the debt service for several of its subsidiaries and partnerships. In order to enter into these and other transactions, the Company must obtain additional funds through the receipt of additional offering proceeds and/or advances on its revolving line of credit (the "Revolving LOC") and permanent financing.

         The Company has entered into an agreement whereby if certain conditions are met, the leases with respect to ten Properties currently leased to third-party tenants on a triple-net basis must be assumed by the Company on or before March 31, 2004. In order for this to occur, the Properties must have operating results above a certain minimum threshold. If these conditions are met and the Company does not assume these leases by the deadline, the Company has agreed to return approximately $3 million in security deposits it holds on three of the Properties. If these conditions are met and the Company does assume these leases, the Company will not be obligated to pay any additional consideration for the leasehold position and the manager will be

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

14.      Commitments and Contingencies (Continued):

         allowed to participate, through incentive fees, in any additional earnings above what would otherwise be the minimum rent. Additionally, if the conditions are met and the Company assumes these leases, it would be released from its current obligation to return the security deposits it holds on these three Properties. There is no assurance that these conditions will be met or that these leases will be assumed.

         In November 2003, the Company expects to obtain new permanent financing totaling $175 million (consisting of two loans; one each for $130 million and $45 million), of which $101 million will be used to repay the RFS Bridge Loan. The loans are expected to bear interest at a blended rate of LIBOR plus 260 basis points per year (3.72 percent as of September 30, 2003). The Company is planning to pool 26 Properties as collateral for this loan.

15.      Credit Enhancements:

         The Company benefits from various types of credit enhancements that have been provided by the managers of many of its hotel Properties. These credit enhancements may be provided to the Company directly or indirectly through unconsolidated subsidiaries. All of the credit enhancements are subject to expiration, or "burn-off" provisions over time. There is no guarantee that the Company will continue to be able to obtain credit enhancements in the future. As a result of the downturn in the overall economy and the threat of terrorism and their adverse effect on the Company's operations, the Company has been relying on credit enhancements to substantially enhance its net earnings and cash flows. To the extent that this trend continues and current credit enhancements are fully utilized or expire, the Company's results of operations and its ability to pay distributions to stockholders may be affected. The following are summaries of the various types of credit enhancements that the Company benefits from:

         Limited Rent Guarantees - Limited rent guarantees ("LRG") are provided by hotel managers to the Company for certain Properties which the Company leases on a triple-net basis to unrelated third-party tenants. These credit enhancements guarantee the full, complete and timely payment of rental payments to the Company. The expiration of LRGs may result in the inability of the Company to collect the full amount of rent from its third party tenants. The following table summarizes the amounts and utilization of the LRGs which benefit the Company (in thousands):

                                                                                 Unconsolidated
                                                                  Company         Subsidiaries
                                                                  -------        --------------
Amount of LRG available as of December 31, 2002                   $ 1,327             $ -

Utilization during nine months ended September 30, 2003              (196)              -

Expirations during the nine months ended September 30, 2003        (1,131)
                                                                  -------             ---

Amount of LRG available as of September 30, 2003                  $     -             $ -
                                                                  =======             ===

         Threshold Guarantees - Threshold guarantees ("TG") are provided by third-party hotel managers to the Company in order to guarantee a certain minimum return for each of the Properties covered by the TG. Generally, each TG is available for a specific Property or pool of Properties. Funding under these guarantees is either recognized as other income, as a reduction in base management fees or as liabilities by the Company, depending upon the nature of each agreement and whether the funded amounts are required to be repaid by the Company in the future. The expiration of TGs may result in a reduction of other income and cash flows derived from these Properties in future operating periods. The following table summarizes the amounts and utilization of the Company's TGs (in thousands):

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

15.      Credit Enhancements - Continued:

                                                                             Unconsolidated
                                                              Company         Subsidiaries
                                                              -------        --------------
Amount of TG available as of December 31, 2002                $ 37,871             $ -

New TG obtained                                                 20,900               -

Utilization during nine months ended September 30,
   2003                                                        (22,436)              -
                                                              --------             ---

Amount of TG available as of September 30, 2003               $ 36,335             $ -
                                                              ========             ===

         During the nine months ended September 30, 2003 and 2002, the Company recognized approximately $12.5 million and $0 million, respectively, in other income and approximately $2.4 million and $0, respectively, as a reduction in base management fees as a result of TG amounts that were utilized. As of September 30, 2003 and December 31, 2002, the Company has $0.5 million and $0, respectively, recorded as other liabilities related to funding under its TGs. The repayment of TG fundings that have been recorded as other liabilities is expected to be paid from future operating cash flows in excess of minimum returns to the Company. Of the total remaining amounts available under the TGs approximately $5.2 million is subject to repayment provisions if utilized.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

15.      Credit Enhancements - Continued:

         For ten of the Company's Properties leased to affiliates of Marriott, the TG funding was sent directly to the Company's third-party tenant lessee, which in turn allows them to make periodic rental payments to the Company. The TG applicable to these Properties was fully utilized and expired in the third quarter of 2003. Rent payments for these Properties total $26.7 million for a calendar year. Out of the total amount of rental income from operating leases earned from these Properties approximately $7.3 million was funded from TGs during the nine months ended September 30, 2003. There is no guarantee that the Company will continue to receive scheduled rental payments for these Properties. There are certain circumstances whereby the Company may be required to assume the leases for these ten Properties (See Note 14, "Commitments and Contingencies"). If this occurs, the Company will be required to assume a liability for the TG funding that were previously paid to the third-party lessees. These amounts may be required to be paid back by the Company using the net operating income of these Properties in excess of a minimum return threshold to the Company. There is no guarantee that these leases will be assumed by the Company. On November 10, 2003, the Company entered into an agreement whereby the TG available for three of its Properties acquired in 2003 will be used to fund short falls in rental payments to the Company.

         Liquidity Facility Loans - Liquidity Facility Loans ("LFL") are provided by hotel managers to the Company in order to guarantee a certain minimum distribution for each of the Properties covered by the LFL. Funding under LFLs is recognized as a liability by the Company and its unconsolidated subsidiaries because the Company may be required to repay amounts funded. The expiration of LFLs for the Company's Properties may result in a reduction in cash flows derived from these Properties. The following table summarizes the amounts and utilization of the Company's LFLs (in thousands):

                                                                     Unconsolidated
                                                           Company    Subsidiaries
                                                           -------   --------------
Amount of LFL available as of December 31, 2002           $  4,867     $ 46,028

Utilization during nine months ended September
   30, 2003                                                 (3,061)     (22,087)
                                                          --------     --------

Amount of LFL available as of September 30, 2003          $  1,806     $ 23,941
                                                          ========     ========

         As of September 30, 2003 and December 31, 2002, the Company had liabilities of approximately $8.5 million and $5.6 million, respectively, and the Company's unconsolidated subsidiaries had liabilities of approximately $40.3 million and $23.9 million, respectively, from LFL fundings. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties in excess of minimum returns to the Company. The LFL for the Waikiki Beach Marriott Property, in which the Company owns a 49% joint venture interest, is expected to expire in the first quarter of 2004. As a result, the Company and its co-venturers may no longer receive cash distributions from this joint venture and may be required to make capital contributions to fund hotel operating shortfalls until the time that the operating performance of this Property improves. This may reduce cash flows available for distribution to the stockholders of the Company.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

15.      Credit Enhancements - Continued:

         Senior Loan Guarantees - Senior loan guarantees ("SLG") are provided by hotel managers to the Company in order to guarantee the payment of senior debt service for each of the Properties covered by the SLG. Funding under SLGs is recognized as a liability by the Company and its unconsolidated subsidiaries because in the future the Company may be required to repay the amounts funded. The expiration of SLGs from Properties owned directly by the Company or through unconsolidated subsidiaries may result in a decrease in the cash distributions that the Company receives from such subsidiaries and may affect the Company's ability to pay debt service. The following table summarizes the amounts and utilization of the Company's SLGs (in thousands):

                                                                     Unconsolidated
                                                           Company    Subsidiaries
                                                           -------   --------------
Amount of SLG available as of December 31, 2002             $ -        $   21,098
Utilization during nine months ended September 30, 2003       -            (6,098)
                                                            ---        ----------
Amount of SLG available as of September 30, 2003            $ -        $   15,000
                                                            ===        ==========

         As of September 30, 2003 and December 31, 2002, the Company's unconsolidated subsidiaries had liabilities of approximately $22.1 million and $8.5 million, respectively, from SLG funding. The repayment of these liabilities is expected to be paid at such time that the operating cash flows of these Properties are in excess of minimum returns to the Company. The SLG for the Waikiki Beach Marriott Property expired in the third quarter of 2003. As a result, the Company and its co-venturers may be required to make capital contributions to fund debt service until the operations of the Property improve. This may reduce cash flows available for distribution to the stockholders of the Company.

16.      Subsequent Events:

         During the period October 1, 2003 through November 3, 2003, the Company received subscription proceeds from its fifth public offering of approximately $144.7 million for approximately 14.5 million shares of common stock.

         On October 1, 2003 and November 1, 2003, the Company declared distributions to stockholders of record on October 1, 2003 and November 1, 2003, respectively, totaling approximately $12.9 million and $13.8 million, respectively, or $0.064583 per share, payable by December 31, 2003.

         During October 2003, the Company entered into a contract to acquire one hotel Property on Coronado Island, in California (the "Del Coronado Property") for approximately $383 million. The Del Coronado Property is expected to be acquired through a joint venture in which the Company is expected to own a 70% equity interest. The Property is expected to be leased to a TRS and is expected to be managed by the Company's joint venture partner. The acquisition of this Property is subject to the fulfillment of certain conditions. There can be no assurance that any or all of these conditions will be satisfied, or, if satisfied, that this Property will be acquired by the Company. The Del Coronado Property is currently subject to permanent financing of approximately $149 million which bears interest at a rate of 6.9% per year and matures on January 1, 2008. This loan is expected to be repaid at the time the Property is acquired. A portion of the acquisition is expected to be financed with the issuance of new permanent financing of up to $290 million. The new loan is expected to bear interest at LIBOR plus 285 basis points and have an initial term of three years. It is expected that the acquisition costs of the Property will include approximately $22 million in defeasance costs associated with the prepayment of the current loan.

         In November 2003, the Company repaid approximately $73 million of approximately $97 million borrowed under its Revolving LOC.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
          NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - CONT'D
           Quarters and Nine Months Ended September 30, 2003 and 2002

16.      Subsequent Events - Continued:

         On September 26, 2003, the Board of Directors (the "Board") of the Company unanimously voted to increase the size of the Board by one member, for a total of six, and elected Robert E. Parsons, Jr. as an independent director. At the September 26, 2003 Board meeting, Mr. Parsons was also appointed to serve as a member of the Company's Audit Committee.

                       INDEX TO OTHER FINANCIAL STATEMENTS

The Company is required to file audited consolidated financial statements as well as interim unaudited consolidated financial statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P. ("RFS") due to the significance of the results of operations of these unconsolidated subsidiaries. The consolidated financial statements presented for RFS as of December 31, 2002 and 2001, and for each of the years ended December 31, 2002, 2001 and 2000, were obtained from the Form 10-K filed by RFS with the Commission for the fiscal year ended December 31, 2002.

                                                                                                          Page
                                                                                                          ----
RFS HOTEL INVESTORS, INC.

    Consolidated Balance Sheets as of June 30, 2003 and December 31, 2002                                 F-45
    Consolidated Statements of Operations for the three and six months ended June 30, 2003 and 2002       F-46
    Consolidated Statements of Cash Flows for the six months ended June 30, 2003 and 2002                 F-47
    Notes to Consolidated Financial Statements                                                            F-48
    Report of Independent Accountants                                                                     F-58
    Consolidated Balance Sheets as of December 31, 2002 and 2001                                          F-59
    Consolidated Statements of Operations for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-60
    Consolidated Statements of  Comprehensive Income (Loss) for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-61
    Consolidated Statements of Shareholders' Equity for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-62
    Consolidated Statements of Cash Flows for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-63

RFS PARTNERSHIP, L.P.

    Report of Independent Accountants                                                                     F-64
    Consolidated Balance Sheets as of December 31, 2002 and 2001                                          F-65
    Consolidated Statements of Operations for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-66
    Consolidated Statements of Comprehensive Income (Loss) for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-67
    Consolidated Statements of Partners' Capital for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-68
    Consolidated Statements of Cash Flows for the years ended
      December 31, 2002, 2001 and 2000                                                                    F-69

Notes to Consolidated Financial Statements of RFS Hotel Investors, Inc. and RFS Partnership, L.P.         F-70

The Company is required to file audited financial statements as well as interim unaudited financial statements relating to the Crystal City Courtyard by Marriott, the Marriott BWI, the Hyatt Regency
Dearborn, the del Coronado and the Capital Hilton Properties due to the significance of the results of operations of these acquisitions.

Acquired:
    Crystal City Courtyard by Marriott Property                                                           F-95
    Marriott BWI Property                                                                                 F-109
    Hyatt Regency Dearborn Property                                                                       F-123
    Hotel del Coronado Entities                                                                           F-137
    Capital Hilton                                                                                        F-155

                      INDEX TO OTHER FINANCIAL INFORMATION

The following summarized financial information is filed as part of this report as a result of Marriott guaranteeing payments for several of the Company's tenants whose aggregate carrying value represents more than 20 percent of the Company's total assets for the year ended December 31, 2002. The summarized financial information presented for Marriott as of January 3, 2003 and December 28, 2001, and for each of the years ended January 3, 2003, December 28, 2001 and December 29, 2000, was obtained from the Form 10-K filed by Marriott with the Commission for the year ended January 3, 2003. The summarized financial information presented for Marriott as of September 12, 2003, was obtained from the Form 10-Q filed by Marriott for the thirty-six weeks ended September 12, 2003.

Marriott International, Inc. and Subsidiaries:

    Selected Financial Data as of September 12, 2003, January 3, 2003 and
      December 28, 2001 and for the thirty-six week period ended September 12,
      2003 and the years ended January 3, 2003, December 28, 2001 and December
      29, 2000                                                                                            F-169

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                         JUNE 30,  DECEMBER 31,
                                                                                           2003       2002
                                                                                         --------  ------------
ASSETS
Investment in hotel properties, net.................................................     $587,660    $593,289
Cash and cash equivalents...........................................................        5,894       1,938
Restricted cash.....................................................................        5,474       4,383
Accounts receivable.................................................................        5,058       4,698
Deferred expenses, net..............................................................        7,779       8,805
Other assets........................................................................        4,105       3,712
Deferred income taxes...............................................................       27,376      25,830
                                                                                         --------    --------
      Total assets..................................................................     $643,346    $642,655
                                                                                         ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses...............................................      $23,412     $22,160
Borrowings on Line of Credit........................................................        8,500       6,950
Mortgage notes payable..............................................................      157,941     159,279
Senior notes payable................................................................      121,220     125,000
Minority interest in Operating Partnership, 2,422 and 2,459 units issued and
   outstanding at June 30, 2003 and December 31, 2002, respectively                        27,080      28,047
                                                                                         --------    --------
      Total liabilities.............................................................      338,153     341,436
                                                                                         --------    --------
Commitments and contingencies
Shareholders' equity:
   Common Stock, $.01 par value, 100,000 shares authorized, 30,096 and 29,043 shares issued at June 30, 2003 and
      December 31, 2002, respectively                                                         301         290
Additional paid-in capital                                                                421,113     408,017
Treasury stock, at cost, 576 shares                                                        (8,100)     (8,100)
Distributions in excess of earnings                                                      (108,121)    (98,988)
                                                                                         --------    --------
      Total shareholders' equity                                                          305,193     301,219
                                                                                         --------    --------
        Total liabilities and shareholders' equity..................................     $643,346    $642,655
                                                                                         ========    ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                        JUNE 30,                JUNE 30,
                                                                  2003         2002         2003         2002
                                                               ---------    ---------    ---------    ---------
Revenue:
   Rooms....................................................   $  41,683    $  45,866    $  80,046    $  86,275
   Food and beverage........................................       4,464        4,674        8,635        8,877
   Other operating departments..............................       1,399        1,714        2,808        3,307
   Lease revenue............................................       1,227        1,234        2,842        2,868
   Deferred revenue.........................................        (474)        (491)      (1,461)      (1,503)
   Other....................................................         169          107          208          261
                                                               ---------    ---------    ---------    ---------
      Total hotel revenue...................................      48,468       53,104       93,078      100,085
                                                               ---------    ---------    ---------    ---------
Hotel operating expenses:
   Rooms....................................................       8,577        9,010       16,829       17,347
   Food and beverage........................................       3,246        3,346        6,247        6,507
   Other operating departments..............................         399          458          825          924
Undistributed operating expenses:
   Property operating costs.................................       5,748        5,361       11,468       10,621
   Property taxes, insurance and other......................       3,185        3,153        6,113        6,488
   Franchise costs..........................................       4,030        4,339        7,751        8,152
   Maintenance and repair...................................       2,840        2,463        5,360        4,744
   Management fees..........................................       1,309        1,256        2,653        2,507
   Depreciation.............................................       7,517        7,539       15,038       14,785
   Amortization of franchise fees and unearned compensation.         295          319          581          638
   General and administrative...............................       5,348        4,995       10,001        9,734
                                                               ---------    ---------    ---------    ---------
      Total operating expenses..............................      42,494       42,239       82,866       82,447
                                                               ---------    ---------    ---------    ---------
Operating income............................................       5,974       10,865       10,212       17,638
   Debt extinguishments and swap termination costs..........                                             10,122
   Amortization of loan origination costs...................         421          420          784          777
   Interest expense.........................................       6,485        6,511       13,143       12,555
                                                               ---------    ---------    ---------    ---------
Income (loss) from continuing operations before income taxes        (932)       3,934       (3,715)      (5,816)
Minority interest in income (loss) of Operating Partnership          (34)         119         (174)        (676)
   Provision for (benefit from) income taxes................        (549)         130       (1,546)        (380)
                                                               ---------    ---------    ---------    ---------
Income (loss) from continuing operations....................        (349)       3,685       (1,995)      (4,760)
Income from discontinued operations.........................                       94                        19
Gain (loss) on sale of assets...............................                      (10)          (9)         962
                                                               ---------    ---------    ---------    ---------
Net income (loss)...........................................        (349)       3,769       (2,004)      (3,779)
   Loss on redemption of Preferred Stock....................                   (1,890)                   (1,890)
   Preferred stock dividends................................                     (781)                   (1,562)
                                                               ---------    ---------    ---------    ---------
NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS.........   $    (349)   $   1,098    $  (2,004)   $  (7,231)
                                                               =========    =========    =========    =========

Earnings (loss) per share data:

Basic earnings (loss) per share from continuing operations..   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
   Discontinued operations..................................        0.00         0.00         0.00         0.00
                                                               ---------    ---------    ---------    ---------
   Basic earnings (loss) per share..........................   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
                                                               =========    =========    =========    =========

Diluted earnings (loss) per share from continuing operations   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
   Discontinued operations..................................        0.00         0.00         0.00         0.00
                                                               ---------    ---------    ---------    ---------
   Diluted earnings (loss) per share........................   $   (0.01)   $    0.04    $   (0.07)   $   (0.27)
                                                               =========    =========    =========    =========
Weighted average common shares outstanding -- basic.........      29,102       27,046       28,811       26,407
Weighted average common shares outstanding -- diluted.......      29,102       27,046       28,811       26,407

   The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2003 AND 2002
                                 (IN THOUSANDS)

                                                                                                             2003       2002
                                                                                                          ---------   --------
Cash flows from operating activities:
   Net loss...........................................................................................    $ (2,004)  $ (3,779)
   Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization...................................................................      16,403     16,348
      Minority Interest in Operating Partnership                                                              (174)      (676)
      Write-off of deferred expenses..................................................................         122      1,361
      Loss (gain) on sale of assets...................................................................           9       (962)
      Changes in assets and liabilities:
        Accounts receivable...........................................................................        (360)       428
        Other assets..................................................................................        (429)      (396)
        Deferred income taxes.........................................................................      (1,546)      (380)
        Accounts payable and accrued expenses.........................................................       1,252      7,281
                                                                                                          --------   --------
           Net cash provided by operating activities..................................................      13,273     19,225
                                                                                                          --------   --------
Cash flows from investing activities:
   Investment in hotel properties.....................................................................      (9,388)    (4,646)
   Restricted cash....................................................................................      (1,091)     1,442
   Cash returned for franchise fees...................................................................         107
   Proceeds from sale of assets.......................................................................           6      1,111
                                                                                                          --------   --------
           Net cash used by investing activities......................................................     (10,366)    (2,093)
                                                                                                          --------    -------
Cash flows from financing activities:
   Net proceeds (payments) on line of credit..........................................................       1,550    (71,938)
   Proceeds from issuance of (payments to retire) Senior Notes........................................      (3,780)   125,000
   Payments on mortgage notes payable.................................................................      (1,338)   (59,417)
   Redemption of preferred units......................................................................                (25,850)
   Distributions to unitholders.......................................................................      (7,735)   (15,838)
   Issuance of common and preferred units.............................................................      12,408     39,653
   Loan fees paid.....................................................................................         (56)    (4,004)
                                                                                                          --------   --------
           Net cash provided (used) by financing activities...........................................       1,049    (12,394)
                                                                                                          --------   --------
Net increase in cash and cash equivalents.............................................................       3,956      4,738
Cash and cash equivalents at beginning of period......................................................       1,938      5,735
                                                                                                          --------   --------
Cash and cash equivalents at end of period............................................................    $  5,894   $ 10,473
                                                                                                          ========   ========

Supplemental disclosure of non-cash activities:

In 2003, the Company issued 37 thousand shares of common stock with a value of $0.4 million in exchange for 37 thousand Operating Partnership units.

In 2002, the Company recorded a $0.2 million allocation from paid-in capital to minority interest.

  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         1. ORGANIZATION. RFS Hotel Investors, Inc. ("RFS"), was a publicly held hotel real estate investment trust which, at June 30, 2003, owned interests in 57 hotels with 8,271 rooms located in 24 states (collectively the "Hotels") through its approximate 92% equity interest in RFS Partnership, L.P. (the "Operating Partnership"). At June 30, 2003, third party limited partners owned the remaining 8%. RFS was the general partner in the Operating Partnership. On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL Hospitality Properties, Inc. ("CNL") for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The common stock of RFS has since been removed from listing on the New York Stock Exchange. RFS filed a Form 15 on July 14, 2003, terminating its filing requirements with the Securities and Exchange Commission ("SEC"). See
Note 14, Subsequent Events.

         These unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements pursuant to the rules and regulations of the SEC. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for audited financial statements and should be read in conjunction with the financial statements and notes thereto of the Operating Partnership included in the combined RFS and Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2002. The following notes to the consolidated financial statements highlight significant changes to notes included in the Form 10-K and present interim disclosures required by the SEC.

         The accompanying consolidated financial statements reflect, in the opinion of management, all adjustments necessary for a fair presentation of the interim financial statements. All such adjustments are of a normal and recurring nature. In preparing financial statements that conform with generally accepted accounting principles, management must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and amounts of revenues and expenses reflected during the reporting period. The results of operations for the three and six months ended June 30, 2003 and 2002 are not necessarily indicative of the results of operations to be expected for the full year or future periods.

         2. BASIC AND DILUTED EARNINGS PER SHARE OR UNIT. Basic earnings (loss) per share or unit from continuing operations is computed by dividing income
(loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share or unit from continuing operations is computed by dividing income
(loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets by the weighted average number of common shares or units and equivalents outstanding.

         Basic earnings per share or unit is computed by dividing net income
(loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders or unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options.

         For the three months ended June 30, 2002, there were 171 thousand unit equivalents pursuant upon the exercise of options and for the three and six months ended June 30, 2003, and for the six months ended June 30, 2002, one thousand, 15 thousand and 147 thousand unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per unit. In addition, the Series B Preferred Units are non-convertible and accordingly, are not included in the computation of diluted earning per unit.

         3. DECLARATION OF DIVIDENDS. On March 3, 2003, the Board of RFS declared a $0.25 dividend on each share of Common Stock outstanding to shareholders of record on March 17, 2003. The dividend on Common Stock was paid on March 31, 2003. Correspondingly, the Partnership declared a $0.25 dividend on each general partnership and limited partnership unit outstanding to unitholders of record on March 17, 2003. A portion ($23 thousand) of the dividend payable to the minority interest holders (limited partnership unitholders) was paid on March 31, 2003 and the remainder ($582 thousand) was paid on April 1, 2003.

         4. REVENUE RECOGNITION. In accordance with Staff Accounting Bulletin
(SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with provisions of the percentage lease agreements. SAB 101 effectively defers the recognition of revenue from its percentage leases for the first and second quarters to the third and fourth quarters. At June 30, 2003, deferred revenue of $1.5 million is included in accounts payable and accrued expenses. The lessees are in compliance with their rental obligations under the Percentage Leases. For the three and six months ended June 30, 2003 and 2002, five hotels were leased to third-party lessees.

         5. DEBT. During the first quarter of 2003, the Company borrowed approximately $3.8 million under the Line of Credit to retire $3.8 million of Senior Notes. The Senior Notes were purchased in open market transactions at then prevailing market prices. As a result of the prepayment of the $3.8 million Senior Notes, the Company expensed $122 thousand in unamortized debt issuance costs and $29 thousand of costs related to acquiring the Senior Notes.

         At June 30, 2003, the Company was in violation of certain financial covenants under the Line of Credit. The covenant violations have no impact on the Company because the Line of Credit was terminated in connection with the acquisition of RFS by CNL on July 10, 2003. Deferred issuance costs of approximately $1.8 million will be written off as part of the termination.

         6. ISSUANCE OF SHARES OR UNITS. On May 9, 2003, RFS sold 1.0 million shares of common stock for $12.35 per share. Proceeds of approximately $12.3 million were contributed to the Operating Partnership in exchange for the issuance of 1.0 million Operating Partnership units. The Operating Partnership used the proceeds to reduce the outstanding balance on the line of credit.

         7. GAIN (LOSS) ON SALE OF ASSETS. The loss of $9 thousand relates to losses incurred on the sale of several hotel vans. In the first quarter 2002, the Company recognized a gain of approximately $1.0 million on the sale of an unconsolidated joint venture for approximately $1.1 million.

         8. INCOME TAXES. Income taxes are accounted for in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS No. 109, income taxes are recognized using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

         The components of income tax benefit for the three and six months ended June 30, 2003 are as follows:

                                                          THREE MONTHS    SIX MONTHS
                                                             ENDED          ENDED
                                                          ------------    ----------
Deferred:
   Federal............................................       $(549)        $(1,546)
                                                             -----         -------
   Benefit from income taxes..........................       $(549)        $(1,546)
                                                             =====         =======

         The deferred benefit from income taxes and related deferred tax asset was calculated using an effective tax rate of 38% applied to the income or loss of the TRS Lessees, wholly owned subsidiary companies which lease 52 of the 57 hotels owned by the Company, adjusted for temporary differences related mainly to the Hilton lease termination transaction and operating losses.

         The deferred tax asset is provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities, resulting primarily from the Hilton lease termination, and for operating loss carryforwards. The Company believes that the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset. Accordingly, no valuation allowance has been recorded at June 30, 2003.

         9. COMPREHENSIVE INCOME. SFAS No. 130, "Reporting Comprehensive Income," requires the disclosure of the components included in comprehensive income (loss). For the three and six months ended June 30, 2003, there were no items of other comprehensive income.

         10. SEGMENT INFORMATION. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

         11. DISCONTINUED OPERATIONS. In November 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. The results of operations for this hotel for the three and six months ended June 30, 2002 are included on the consolidated statement of operations under the heading, "income from discontinued operations." There were no results of operations for this hotel in 2003. The results of operations for this hotel have been reclassified as Income from Discontinued Operations on the Consolidated Statements of Operations for the three and six months ended June 30, 2002. The components of income from discontinued operations for the three and six months ended June 30, 2002 are shown below:

                                                                                  THREE MONTHS   SIX MONTHS
                                                                                     ENDED          ENDED
                                                                                  ------------   ----------
Hotel revenue...................................................................      $ 524        $ 820
Hotel operating costs...........................................................       (335)        (608)
Property taxes and insurance....................................................        (22)         (45)
Depreciation....................................................................        (73)        (148)
                                                                                      -----        -----
Income from discontinued operations.............................................      $  94        $  19
                                                                                      =====        =====

         12. STOCK BASED COMPENSATION. The FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company applies the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

         There were no grants of options to purchase shares of RFS common stock made during the three and six months ended June 30, 2003. In May 2002, 40,000 options to purchase shares of RFS common stock were granted to each of the seven independent directors. Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below for the three and six months ended June 30, 2003 and 2002, respectively:

                                                                            THREE MONTHS ENDED       SIX MONTHS ENDED
                                                                                 JUNE 30,                JUNE 30,
                                                                           -------------------    --------------------
                                                                            2003         2002       2003        2002
                                                                           -------      ------    --------    --------
Net income (loss) applicable to shareholders:
   As reported..........................................................   $ (349)      $1,098    $(2,004)    $(7,231)
   Pro forma............................................................   $ (449)      $  979    $(2,204)    $(6,994)
Basic and diluted earnings (loss) per share:
   As reported..........................................................   $(0.01)      $ 0.04    $ (0.07)    $ (0.27)
   Pro forma............................................................   $(0.02)      $ 0.04    $ (0.08)    $ (0.26)

         13. CONSOLIDATING FINANCIAL INFORMATION OF RFS PARTNERSHIP, L.P. RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership ("Guarantor Subsidiaries"), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership's Senior Notes. RFS Leasing II and RFS Leasing VII had no substantial operations prior to January 1, 2002. RFS Leasing II leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII leases 21 hotels from the Operating Partnership. As of and for the three and six months ended June 30, 2003 and 2002, RFS Leasing II and RFS Leasing VII did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002 was formed to facilitate the issuance of the Senior Notes. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the Senior Notes. RFS Financing Corporation and RFS Financing 2002 have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, RFS Leasing VII, RFS Financing 2002 or RFS Financing Corporation to provide credit support for the Senior Notes, RFS Leasing II, RFS Leasing VII, RFS Financing 2002 and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the Senior Notes.

         The following tables present consolidating information for the Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

                           CONSOLIDATING BALANCE SHEET
                                  JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
ASSETS
Investment in hotel properties, net......................     $212,909       $132,070       $242,681                     $587,660
Investment in consolidated entities......................      245,280                        16,871     $(262,151)            --
Cash and cash equivalents................................          260          3,566          2,068                        5,894
Restricted cash..........................................                                      5,474                        5,474
Accounts receivable......................................          896          9,674          6,702       (12,214)         5,058
Deferred expenses, net...................................        5,810             78          1,891                        7,779
Other assets.............................................        1,732          1,055          1,318                        4,105
Deferred income taxes....................................                      15,654         11,722                       27,376
                                                              --------       --------       --------     ---------       --------
   Total assets..........................................     $466,887       $162,097       $288,727     $(274,365)      $643,346
                                                              ========       ========       ========     =========       ========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses....................     $  6,936       $ 15,558       $ 15,174     $ (12,214)      $ 25,454
Borrowings on Line of Credit.............................        8,500                                                      8,500
Mortgage notes payable...................................                                    157,941                      157,941
Senior Notes Payable.....................................      121,220                                                    121,220
                                                              --------       --------       --------     ---------       --------
   Total liabilities.....................................      136,656         15,558        173,115       (12,214)       313,115
                                                              --------       --------       --------     ---------       --------
Redeemable units at redemption value.....................       29,837                                                     29,837
                                                              --------       --------       --------     ---------       --------
General partnership units................................      300,394        146,539        115,612      (262,151)       300,394
                                                              --------       --------       --------     ---------       --------
   Total partners' capital...............................      300,394        146,539        115,612      (262,151)       300,394
                                                              --------       --------       --------     ---------       --------
   Total liabilities and partners' capital...............     $466,887       $162,097       $288,727     $(274,365)      $643,346
                                                              ========       ========       ========     =========       ========

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                                RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
ASSETS
Investment in hotel properties, net......................     $212,823       $133,507       $246,959                     $593,289
Investment in consolidated entities......................      253,921                        18,962     $(272,883)            --
Cash and cash equivalents................................          446            825            667                        1,938
Restricted cash..........................................                                      4,383                        4,383
Accounts receivable......................................        2,596         12,439         10,901       (21,238)         4,698
Deferred expenses, net...................................        6,578            176          2,051                        8,805
Other assets.............................................        1,478            620          1,614                        3,712
Deferred income taxes....................................                      14,384         11,446                       25,830
                                                              --------       --------       --------     ---------       --------
   Total assets..........................................     $477,842       $161,951       $296,983     $(294,121)      $642,655
                                                              ========       ========       ========     =========       ========

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses....................     $ 18,668       $  9,432       $ 17,340     $ (21,238)      $ 24,202
Borrowings on Line of Credit.............................        6,950                                                      6,950
Mortgage notes payable...................................                                    159,279                      159,279
Senior Notes Payable.....................................      125,000                                                    125,000
                                                              --------       --------       --------     ---------       --------
   Total liabilities.....................................      150,618          9,432        176,619       (21,238)       315,431
                                                              --------       --------       --------     ---------       --------
Redeemable units at redemption value.....................       26,702                                                     26,702
                                                              --------       --------       --------     ---------       --------
General partnership units................................      300,522        152,519        120,364      (272,883)       300,522
                                                              --------       --------       --------     ---------       --------
   Total partners' capital...............................      300,522        152,519        120,364      (272,883)       300,522
                                                              --------       --------       --------     ---------       --------
   Total liabilities and partners' capital...............     $477,842       $161,951       $296,983     $(294,121)      $642,655
                                                              ========       ========       ========     =========       ========

                      CONSOLIDATING STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
Revenue:
   Rooms.................................................                    $27,746        $13,937                      $41,683
   Food and beverage.....................................                      3,013          1,451                        4,464
   Other operating departments...........................                        744            655                        1,399
   Lease revenue.........................................     $ 6,579          4,960            655       $(10,967)        1,227
   Deferred revenue......................................        (105)                         (369)                        (474)
   Other.................................................         275             21             50           (177)          169
                                                              -------        -------        -------       --------       -------
      Total hotel revenue................................       6,749         36,484         16,379        (11,144)       48,468
                                                              =======        =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                      5,788          2,789                        8,577
   Food and beverage.....................................                      2,380            866                        3,246
   Other operating departments...........................                        296            103                          399
Undistributed operating expenses:
   Property operating costs..............................                      4,009          1,739                        5,748
   Property taxes, insurance and other...................       1,057            908          1,220                        3,185
   Franchise costs.......................................         (51)         2,556          1,525                        4,030
   Maintenance and repair................................                      1,900            940                        2,840
   Management fees.......................................                        868            441                        1,309
   Percentage lease expense..............................                     10,967                       (10,967)
   Depreciation..........................................       2,579          1,727          3,211                        7,517
   Amortization of franchise fees and unearned
      compensation                                                276             11              8                          295
   General and administrative............................         870          2,671          1,807                        5,348
                                                              -------        -------        -------       --------       -------
      Total operating expenses...........................       4,731         34,081         14,649        (10,967)       42,494
                                                              -------        -------        -------       --------       -------
Operating income.........................................       2,018          2,403          1,730           (177)        5,974
Amortization of loan origination costs...................         345              1             75                          421
Interest expense.........................................       3,310            177          3,175           (177)        6,485
Equity in (earnings) loss of consolidated subsidiaries...      (1,254)                          969            285
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................        (383)         2,225         (2,489)           285          (932)
Benefit from income taxes................................                      (474)            (75)                        (549)
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations.................        (383)         2,699         (2,414)           285          (383)
Gain (loss) on sale of assets............................
                                                              -------        -------        -------       --------       -------
Net income (loss)........................................        (383)         2,699         (2,414)           285          (383)
Preferred unit dividends.................................
                                                              -------        -------        -------       --------       -------
Net income (loss) applicable to unitholders..............     $  (383)       $ 2,699        $(2,414)      $    285       $  (383)
                                                              =======        =======        =======       ========       =======

                      CONSOLIDATING STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
Revenue:
   Rooms.................................................                    $30,381        $15,485                      $45,866
   Food and beverage.....................................                      3,186          1,488                        4,674
   Other operating departments...........................                        921            793                        1,714
   Lease revenue.........................................     $ 7,291          5,841            609       $(12,507)        1,234
   Deferred revenue......................................        (163)                         (328)                        (491)
   Other.................................................         232              8             52           (185)          107
                                                              -------        -------        -------       --------       -------
      Total hotel revenue................................       7,360         40,337         18,099        (12,692)       53,104
                                                              =======        =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                      6,077          2,933                        9,010
   Food and beverage.....................................                      2,445            901                        3,346
   Other operating departments...........................                        315            143                          458
Undistributed operating expenses:
   Property operating costs..............................                      3,737          1,624                        5,361
   Property taxes, insurance and other...................         888            933          1,332                        3,153
   Franchise costs.......................................         (40)         2,716          1,663                        4,339
   Maintenance and repair................................                      1,660            803                        2,463
   Management fees.......................................                        825            431                        1,256
   Percentage lease expense..............................                     12,507                       (12,507)
   Depreciation..........................................       2,592          1,762          3,185                        7,539
   Amortization of franchise fees and unearned
      compensation                                                302             11              6                          319
   General and administrative............................         194          2,687          2,114                        4,995
                                                              -------        -------        -------       --------       -------
      Total operating expenses...........................       3,936         35,675         15,135        (12,507)       42,239
                                                              -------        -------        -------       --------       -------
Operating income.........................................       3,424          4,662          2,964           (185)       10,865
Debt extinguishments and swap termination costs..........
Amortization of loan origination costs...................         344                            76                          420
Interest expense.........................................       3,285            186          3,225           (185)        6,511
Equity in (earnings) loss of consolidated subsidiaries...      (4,103)                          483          3,620
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................       3,898          4,476           (820)        (3,620)        3,934
Benefit from income taxes................................                       (296)           426                          130
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations.................       3,898          4,772         (1,246)        (3,620)        3,804
Earnings from discontinued operations....................                         94                                          94
Gain (loss) on sale of assets............................         (10)                                                       (10)
                                                              -------        -------        -------       --------       -------
Net income (loss)........................................       3,888          4,866         (1,246)        (3,620)        3,888
Loss on sale of Preferred Units..........................      (1,890)                                                    (1,890)
Preferred unit dividends.................................        (781)                                                      (781)
                                                              -------        -------        -------       --------       -------
Net income (loss) applicable to unitholders..............     $ 1,217        $ 4,866        $(1,246)      $ (3,620)      $ 1,217
                                                              =======        =======        =======       ========       =======

                      CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                               RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
Revenue:
   Rooms.................................................                    $52,704        $27,342                      $80,046
   Food and beverage.....................................                      6,014          2,621                        8,635
   Other operating departments...........................                      1,525          1,283                        2,808
   Lease revenue.........................................     $13,178          9,199          1,419       $(20,954)        2,842
   Deferred revenue......................................        (613)                         (848)                      (1,461)
   Other.................................................         462             22             78           (354)          208
                                                              -------        -------        -------       --------       -------
      Total hotel revenue................................      13,027         69,464         31,895        (21,308)       93,078
                                                              =======        =======        =======       ========       =======

Hotel operating expenses:
   Rooms.................................................                     11,209          5,620                       16,829
   Food and beverage.....................................                      4,625          1,622                        6,247
   Other operating departments...........................                        601            224                          825
Undistributed operating expenses:
   Property operating costs..............................                      8,016          3,452                       11,468
   Property taxes, insurance and other...................       1,620          1,836          2,657                        6,113
   Franchise costs.......................................        (102)         4,883          2,970                        7,751
   Maintenance and repair................................                      3,599          1,761                        5,360
   Management fees.......................................                      1,770            883                        2,653
   Percentage lease expense..............................                     20,954                       (20,954)
   Depreciation..........................................       5,159          3,469          6,410                       15,038
   Amortization of franchise fees and unearned
      compensation.......................................         548             19             14                          581
   General and administrative............................       1,087          5,295          3,619                       10,001
                                                              -------        -------        -------       --------       -------
      Total operating expenses...........................       8,312         66,276         29,232        (20,954)       82,866
                                                              -------        -------        -------       --------       -------
Operating income.........................................       4,715          3,188          2,663           (354)       10,212
Amortization of loan origination costs...................         633              2            149                          784
Interest expense.........................................       6,818            354          6,325           (354)       13,143
Equity in (earnings) loss of consolidated subsidiaries...        (568)                        2,375         (1,807)
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations before income
   taxes.................................................      (2,168)         2,832         (6,186)         1,807        (3,715)
Benefit from income taxes................................                     (1,270)          (276)                      (1,546)
                                                              -------        -------        -------       --------       -------
Income (loss) from continuing operations.................      (2,168)         4,102         (5,910)         1,807        (2,169)
Gain (loss) on sale of assets............................         (10)             1                                          (9)
                                                              -------        -------        -------       --------       -------
Net income (loss)........................................      (2,178)         4,103         (5,910)         1,807        (2,178)
Preferred unit dividends.................................
                                                              -------        -------        -------       --------       -------
Net income (loss) applicable to unitholders..............     $(2,178)       $ 4,103        $(5,910)      $  1,807       $(2,178)
                                                              =======        =======        =======       ========       =======

                      CONSOLIDATING STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                RFS
                                                            PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                     TOTAL
                                                                L.P.       SUBSIDIARIES   SUBSIDIARIES  ELIMINATIONS   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------   ------------
Revenue:
   Rooms.................................................                    $57,170        $29,105                     $ 86,275
   Food and beverage.....................................                      6,232          2,645                        8,877
   Other operating departments...........................                      1,830          1,477                        3,307
   Lease revenue.........................................     $14,338         10,807          1,325       $(23,602)        2,868
   Deferred revenue......................................        (740)                         (763)                      (1,503)
   Other.................................................         514             22             93           (368)          261
                                                              -------        -------        -------       --------      --------
      Total hotel revenue................................      14,112         76,061         33,882        (23,970)      100,085
                                                              =======        =======        =======       ========      ========

Hotel operating expenses:
   Rooms.................................................                     11,702          5,645                       17,347
   Food and beverage.....................................                      4,827          1,680                        6,507
   Other operating departments...........................                        642            282                          924
Undistributed operating expenses:
   Property operating costs..............................                      7,396          3,225                       10,621
   Property taxes, insurance and other...................       1,752          1,792          2,944                        6,488
   Franchise costs.......................................         (91)         5,055          3,188                        8,152
   Maintenance and repair................................                      3,214          1,530                        4,744
   Management fees.......................................                      1,640            867                        2,507
   Percentage lease expense..............................                     23,602                       (23,602)
   Depreciation..........................................       5,075          3,442          6,268                       14,785
   Amortization of franchise fees and unearned
      compensation                                                604             21             13                          638
   General and administrative............................         304          5,346          4,084                        9,734
                                                              -------        -------        -------       --------      --------
      Total operating expenses...........................       7,644         68,679         29,726        (23,602)       82,447
                                                              -------        -------        -------       --------      --------
Operating income.........................................       6,468          7,382          4,156           (368)       17,638
Debt extinguishments and swap termination costs..........       3,210          6,912                                      10,122
Amortization of loan origination costs...................         613             14            150                          777
Interest expense.........................................       5,238          1,259          6,426           (368)       12,555
Equity in (earnings) loss of consolidated subsidiaries...       2,837                           600         (3,437)
                                                              -------        -------        -------       --------      --------
Income (loss) from continuing operations before income
   taxes.................................................      (5,430)          (803)        (3,020)         3,437        (5,816)
Benefit from income taxes................................                       (368)           (12)                        (380)
                                                              -------        -------        -------       --------      --------
Income (loss) from continuing operations.................      (5,430)          (435)        (3,008)         3,437        (5,436)
Earnings from discontinued operations....................                         19                                          19
Gain (loss) on sale of assets............................         975                           (13)                         962
                                                              -------        -------        -------       --------      --------
Net income (loss)........................................      (4,455)          (416)        (3,021)         3,437        (4,455)
Loss on sale of Preferred Units..........................      (1,890)                                                    (1,890)
Preferred unit dividends.................................      (1,562)                                                    (1,562)
                                                              -------        -------        -------       --------      --------
Net income (loss) applicable to unitholders..............     $(7,907)       $  (416)       $(3,021)      $  3,437      $ (7,907)
                                                              =======        =======        =======       ========      ========

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2003
                                 (IN THOUSANDS)

                                                                            GUARANTOR    NON-GUARANTOR    TOTAL
                                                              LP ONLY      SUBSIDIARIES  SUBSIDIARIES   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------
Cash flows from (used in) operating activities...........     $(5,991)       $ 9,070        $10,194       $ 13,273
Cash flows from (used in) investing activities...........       3,417         (6,329)        (7,454)       (10,366)
Cash flows from (used in) financing activities...........       2,388              -         (1,339)         1,049
                                                              -------        -------        -------       --------
Net increase in cash and cash equivalents................        (186)         2,741          1,401          3,956
Cash and cash equivalents at beginning of period.........         446            825            667          1,938
                                                              -------        -------        -------       --------
Cash and cash equivalents at end of period...............     $   260        $ 3,566        $ 2,068       $  5,894
                                                              -------        -------        -------       --------

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                     FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                 (IN THOUSANDS)

                                                                            GUARANTOR    NON-GUARANTOR     TOTAL
                                                               LP ONLY     SUBSIDIARIES  SUBSIDIARIES   CONSOLIDATED
                                                            ------------   ------------  -------------  ------------
Cash flows from (used in) operating activities...........    $ 28,965        $  1,973      $(11,713)      $ 19,225
Cash flows from (used in) investing activities...........     (72,474)         56,576        13,805         (2,093)
Cash flows from (used in) financing activities...........      47,035         (58,191)       (1,238)       (12,394)
                                                             --------        --------      --------       --------
Net increase in cash and cash equivalents................       3,526             358           854          4,738
Cash and cash equivalents at beginning of period.........         263           3,467         2,005          5,735
                                                             --------        --------      --------       --------
Cash and cash equivalents at end of period...............    $  3,789        $  3,825      $  2,859       $ 10,473
                                                             --------        --------      --------       --------

         14. SUBSEQUENT EVENTS - On July 10, 2003, RFS and the Operating Partnership were acquired by subsidiaries of CNL for approximately $383 million in cash ($12.35 per share and per unit). Upon consummation of this transaction, RFS was merged with and into a subsidiary of CNL and RFS ceased to exist as a separate corporate entity. Further, upon consummation of this transaction, a subsidiary of CNL was merged with and into the Operating Partnership and the Operating Partnership continues to exist as a separate entity and an indirect wholly owned subsidiary of CNL. Prior to the closing of this transaction the common stock of RFS was publicly traded on the New York Stock Exchange under the symbol "RFS." The common stock of RFS has since been removed from listing on the New York Stock Exchange. The former assets of RFS are now held by subsidiaries of CNL. By virtue of the closing of the transaction, CNL and its subsidiaries (which now include the Operating Partnership) are responsible for the former debts and obligations of RFS and its subsidiaries (approximately $318 million).

         On May 13, 2003, A. Bruce Chasen, as class representative, filed a putative class action lawsuit in the Circuit Court of Shelby County, Tennessee, 30th Judicial District against RFS, RFS's directors and CNL. On June 6, 2003, the complaint was amended. The amended putative class action complaint alleges, among other things, that (i) the merger consideration to be received by RFS's shareholders is significantly less than the intrinsic value of RFS, (ii) the RFS directors breached their fiduciary duties due to shareholders on a variety of grounds including failing to ascertain the true value of RFS, failing to determine whether there were any other bidders for RFS, and failing to avoid certain alleged conflicts of interest shared by members of the RFS board of directors and its financial advisor, (iii) CNL aided and abetted the RFS board of directors in connection with their breach of fiduciary duties, (iv) the RFS board of directors violated portions of the Tennessee Investor Protection Act, and (v) the RFS proxy statement is false and misleading. Among other relief, the amended complaint seeks certification of the class action, an injunction enjoining RFS and CNL from completing the merger, monetary damages in an unspecified amount, the payment of attorney's fees, and rescissory damages. On June 23 and on July 1, 2003, respectively, RFS and CNL filed an answer to the amended complaint setting forth an affirmative defense and its general denials of the allegations set forth therein. The plaintiff's motion for a temporary restraining order for purposes of enjoining the transaction, which was argued by the plaintiff on July 8, 2003, was denied by the Circuit Court of Shelby County, Tennessee, 30th Judicial District on said date. Based upon the information currently available to the Operating Partnership and CNL, the Operating Partnership and CNL believe the allegations contained in the amended complaint are without merit and CNL intends to vigorously defend the action.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
Shareholders of RFS Hotel Investors, Inc.

         In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of RFS Hotel Investors, Inc. ("RFS") at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of RFS' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, RFS adopted the provisions of FASB No. 133, "Accounting for Derivative Instruments and Hedging Activities;" and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, RFS adopted FASB No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets," and FASB No. 145, "Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections."

PricewaterhouseCoopers LLP

Dallas, Texas
January 29, 2003, except for Note 13, as to which the date is March 3, 2003

                            RFS HOTEL INVESTORS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                                     DECEMBER  31,   DECEMBER 31,
                                                                                                         2002           2001
                                                                                                     -------------   ------------
                                     ASSETS
Investment in hotel properties, net................................................................    $593,289        $615,562
Cash and cash equivalents..........................................................................       1,938           5,735
Restricted cash....................................................................................       4,383           6,817
Accounts receivable................................................................................       4,698           5,533
Deferred expenses, net.............................................................................       8,805           6,964
Other assets.......................................................................................       3,712           3,517
Deferred income taxes..............................................................................      25,830          24,734
                                                                                                       --------        --------
      Total assets.................................................................................    $642,655        $668,862
                                                                                                       ========        ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses..............................................................    $ 22,160        $ 20,857
Borrowings on Line of Credit.......................................................................       6,950          81,188
Mortgage notes payable.............................................................................     159,279         219,947
Senior notes payable...............................................................................     125,000
Minority interest in Operating Partnership, 2,459 units issued and outstanding at December 31,
   2002 and December 31, 2001, respectively and other consolidated subsidiaries....................      28,047          31,059
                                                                                                       --------        --------
      Total liabilities............................................................................     341,436         353,051
                                                                                                       --------        --------
Series B Preferred Stock, $0.01 par value, 5,000 shares authorized, 250 shares
issued and outstanding at December 31, 2001........................................................                      25,000
                                                                                                       --------        --------
Commitments and contingencies
Shareholders' equity:
   Common Stock, $.01 par value, 100,000 shares authorized, 29,043 and 25,811 shares issued at
      December 31, 2002 and December 31, 2001, respectively........................................         290             258
   Additional paid-in capital......................................................................     408,017         368,361
   Other comprehensive income......................................................................                      (3,220)
   Treasury stock, at cost, 576 shares.............................................................      (8,100)         (8,100)
   Distributions in excess of earnings.............................................................     (98,988)        (66,488)
                                                                                                       --------        --------
      Total shareholders' equity...................................................................     301,219         290,811
                                                                                                       --------        --------
        Total liabilities and shareholders' equity.................................................    $642,655        $668,862
                                                                                                       ========        ========

   The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       2002         2001         2000
                                                                                     ---------    ----------   ----------
Revenue:
   Rooms .........................................................................   $ 169,357    $ 187,144
   Food and beverage .............................................................      17,452       17,695
   Other operating departments ...................................................       6,449        9,044
   Lease revenue .................................................................       5,229        5,782    $ 106,001
   Other .........................................................................         411          573          785
                                                                                     ---------    ---------    ---------
      Total hotel revenue ........................................................     198,898      220,238      106,786
                                                                                     ---------    ---------    ---------
Hotel operating expenses:
   Rooms .........................................................................      34,679       36,617
   Food and beverage .............................................................      12,793       13,533
   Other operating departments ...................................................       1,874        2,163
Undistributed operating expenses:
   Property operating costs ......................................................      21,798       22,193
   Property taxes, insurance and other ...........................................      12,536       12,767       10,678
   Franchise costs ...............................................................      16,265       16,857
   Maintenance and repair ........................................................       9,485        9,576
   Management fees ...............................................................       4,876        5,721
   Depreciation ..................................................................      29,812       29,290       26,920
   Lease termination .............................................................                   65,489
   Amortization of franchise fees and unearned compensation ......................       1,247        1,384          674
   General and administrative ....................................................      19,079       19,246        6,304
                                                                                     ---------    ---------    ---------
      Total operating expenses ...................................................     164,444      234,836       44,576
                                                                                     ---------    ---------    ---------
Operating income (loss) ..........................................................      34,454      (14,598)      62,210
   Debt extinguishments and swap termination costs ...............................      10,122
   Amortization of loan origination costs ........................................       1,617        1,354        1,036
   Interest expense ..............................................................      25,484       24,688       23,016
                                                                                     ---------    ---------    ---------
Income (loss) from continuing operations before minority interest and income taxes      (2,769)     (40,640)      38,158
   Minority interest .............................................................        (654)      (1,150)       3,200
   Benefit from income taxes .....................................................      (1,096)     (24,714)
                                                                                     ---------    ---------    ---------
Income (loss) from continuing operations .........................................      (1,019)     (14,776)      34,958
Earnings (losses) from discontinued operations ...................................      (3,719)         (80)         208
Gain (loss) on sale of assets ....................................................         950        1,127       (4,376)
                                                                                     ---------    ---------    ---------
Net income (loss) ................................................................      (3,788)     (13,729)      30,790
   Gain (loss) on redemption of preferred Stock ..................................      (1,890)       5,141
   Preferred stock dividends .....................................................      (1,562)      (3,125)      (1,412)
                                                                                     ---------    ---------    ---------
NET INCOME (LOSS) APPLICABLE TO COMMON SHAREHOLDERS ..............................   $  (7,240)   $ (11,713)   $  29,378
                                                                                     =========    =========    =========

Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations .......................   $   (0.12)   $   (0.47)   $    1.19
   Discontinued operations .......................................................       (0.14)        0.00         0.01
                                                                                     ---------    ---------    ---------
   Basic earnings (loss) per share ...............................................   $   (0.26)   $   (0.47)   $    1.20
                                                                                     =========    =========    =========

Diluted earnings (loss) per share from continuing operations .....................   $   (0.12)   $   (0.47)   $    1.19
   Discontinued operations .......................................................       (0.14)        0.00         0.01
                                                                                     ---------    ---------    ---------
   Diluted earnings (loss) per share .............................................   $   (0.26)   $   (0.47)   $    1.20
                                                                                     =========    =========    =========

Weighted average common shares outstanding -- basic ..............................      27,446       25,045       24,559
Weighted average common shares outstanding -- diluted ............................      27,446       25,045       24,566

   The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                 2002       2001        2000
                                                              ---------   ---------   --------
Net income (loss) .........................................   $ (3,788)   $(13,729)   $ 30,790
Reclassification adjustment for losses included in earnings      3,220
Unrealized holding loss on interest rate swaps ............                 (3,220)
                                                              --------    --------    --------
Comprehensive income (loss) ...............................   $   (568)   $(16,949)   $ 30,790
                                                              ========    ========    ========

   The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        COMMON STOCK
                                                    --------------------  ADDITIONAL
                                         PREFERRED  NUMBER OF              PAID-IN
                                           STOCK     SHARES      AMOUNT    CAPITAL
                                         ---------  ---------  ---------  ----------
Balances at December 31, 1999 .......... $      10     25,062  $     251  $  374,087
Purchase of treasury shares ............
Issuance of common shares ..............                   26                    162
Distributions on common shares,
   ($1.54 per share) ...................
Distributions on Series A preferred
   shares, ($1.54 per share) ...........
Amortization of unearned compensation ..                                         661
Net income .............................
                                         ---------  ---------  ---------  ----------
Balances at December 31, 2000 .......... $      10     25,088  $     251  $  374,910
Redemption of Series A preferred
   shares, including $5,141 gain on
   redemption ..........................       (10)                          (12,990)
Series B Preferred Shares issuance
   costs ...............................                                      (1,040)
Issuance of common shares ..............                  723          7       6,152
Distributions on common shares,
   ($1.255 per share) ..................
Distributions on preferred shares,
   ($0.385 per Series A share and
   $12.50 per Series B share) ..........
Unrealized holding losses arising on
   interest rate swaps .................
Amortization of unearned compensation ..                                       1,329
Net loss ...............................
                                         ---------  ---------  ---------  ----------
Balances at December 31, 2001 .......... $       0     25,811  $     258  $  368,361
Loss on redemption of Series B
   preferred shares, net of $1,040
   issuance costs ......................                                        (850)
Issuance of common shares ..............                3,232         32      39,621
Allocation to minority interest ........                                        (232)
Distributions on common shares,
   ($1.00 per share) ...................
Distributions on preferred shares,
   ($6.25 per Series B share) ..........
Reclassification adjustment for
   losses included in earnings .........
Amortization of unearned compensation ..                                       1,117
Net loss ...............................
                                         ---------  ---------  ---------  ----------
Balances at December 31, 2002 .......... $       0     29,043  $     290  $  408,017
                                         =========     ======  =========  ==========


                                             OTHER                 DISTRIBUTIONS
                                         COMPREHENSIVE  TREASURY   IN EXCESS OF
                                             INCOME       STOCK        INCOME       TOTAL
                                         -------------  ---------  -------------  ---------
Balances at December 31, 1999 ..........                $  (3,656) $      (9,409) $ 361,283
Purchase of treasury shares ............                   (4,444)                   (4,444)
Issuance of common shares ..............                                                162
Distributions on common shares,
   ($1.54 per share) ...................                                 (38,586)   (38,586)
Distributions on Series A preferred
   shares, ($1.54 per share) ...........                                  (1,412)    (1,412)
Amortization of unearned compensation ..                                                661
Net income .............................                                  30,790     30,790
                                         -------------  ---------  -------------  ---------
Balances at December 31, 2000 ..........                $  (8,100) $     (18,617) $ 348,454
Redemption of Series A preferred
   shares, including $5,141 gain on
   redemption ..........................                                            (13,000)
Series B Preferred Shares issuance
   costs ...............................                                             (1,040)
Issuance of common shares ..............                                              6,159
Distributions on common shares,
   ($1.255 per share) ..................                                 (30,661)   (30,661)
Distributions on preferred shares,
   ($0.385 per Series A share and
   $12.50 per Series B share) ..........                                  (3,481)    (3,481)
Unrealized holding losses arising on
   interest rate swaps ................. $      (3,220)                              (3,220)
Amortization of unearned compensation ..                                              1,329
Net loss ...............................                                 (13,729)   (13,729)
                                         -------------  ---------  -------------  ---------
Balances at December 31, 2001 .......... $      (3,220) $  (8,100) $     (66,488) $ 290,811
Loss on redemption of Series B
   preferred shares, net of $1,040
   issuance costs ......................                                               (850)
Issuance of common shares ..............                                             39,653
Allocation to minority interest ........                                               (232)
Distributions on common shares,
   ($1.00 per share) ...................                                 (27,150)   (27,150)
Distributions on preferred shares,
   ($6.25 per Series B share) ..........                                  (1,562)    (1,562)
Reclassification adjustment for
   losses included in earnings .........         3,220                                3,220
Amortization of unearned compensation ..                                              1,117
Net loss ...............................                                  (3,788)    (3,788)
                                         -------------  ---------  -------------  ---------
Balances at December 31, 2002 .......... $           0  $  (8,100) $     (98,988) $ 301,219
                                         =============  =========  =============  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                            RFS HOTEL INVESTORS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                                                  2002        2001       2000
                                                                                                ---------   --------   --------
Cash flows from operating activities:
   Net income (loss) .........................................................................  $  (3,788)  $(13,729)  $ 30,790
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization ..........................................................     32,944     32,343     28,908
      Minority interest in Operating Partnership .............................................       (644)    (1,157)     3,218
      (Gain) loss on sale of assets, including loss on sale of discontinued operations .......      2,890     (1,127)     4,376
      Write-off of loan costs ................................................................      1,361
      Changes in assets and liabilities:
        Accounts receivable ..................................................................        835      7,508     (2,240)
        Other assets .........................................................................       (499)     5,432     (3,473)
        Deferred income taxes ................................................................     (1,096)   (24,734)
        Accounts payable and accrued expenses ................................................      4,523      5,930      3,644
                                                                                                ---------   --------   --------
        Net cash provided by operating activities ............................................     36,526     10,466     65,223
                                                                                                ---------   --------   --------
Cash flows from investing activities:
   Investment in hotel properties and hotels under development ...............................    (14,576)   (18,013)   (32,551)
   Cash paid for franchise fees ..............................................................       (172)       (65)
   Restricted cash ...........................................................................      2,434     (1,888)      (379)
   Proceeds from sale of hotel properties ....................................................      4,175     11,324     22,087
                                                                                                ---------   --------   --------
        Net cash used by investing activities ................................................     (8,139)    (8,642)   (10,843)
                                                                                                ---------   --------   --------
Cash flows from financing activities:
   Purchase of treasury stock ................................................................                           (4,444)
   Net proceeds (payments) on line of credit .................................................    (74,238)    30,914    (48,534)
   Proceeds from issuance of debt ............................................................    125,000                52,200
   Payments on mortgage notes payable ........................................................    (60,668)    (7,210)    (8,513)
   Redemption of preferred stock .............................................................    (25,850)   (13,000)
   Distributions to common and preferred shareholders ........................................    (28,712)   (34,142)   (39,972)
   Distributions to limited partners .........................................................     (2,592)    (3,135)    (3,988)
   Issuance of common stock, net of $0.3 million issuance costs in 2002 ......................     39,653      4,479        162
   Issuance of preferred stock, net of $1.0 million issuance costs ...........................                23,960
   Loan fees paid ............................................................................     (4,777)    (1,636)    (3,523)
                                                                                                ---------   --------   --------
        Net cash provided (used) by financing activities .....................................    (32,184)       230    (56,612)
                                                                                                ---------   --------   --------
Net increase (decrease) in cash and cash equivalents .........................................     (3,797)     2,054     (2,232)
Cash and cash equivalents at beginning of period .............................................      5,735      3,681      5,913
                                                                                                ---------   --------   --------
Cash and cash equivalents at end of period ...................................................  $   1,938   $  5,735   $  3,681
                                                                                                =========   ========   ========
Supplemental disclosure of cash flow information:
   Cash paid for interest ....................................................................  $  22,059   $ 24,403   $ 22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

  The accompanying notes are an integral part of these consolidated financial statements.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
of RFS Hotel Investors, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of comprehensive income (loss), of partners' capital and of cash flows present fairly, in all material respects, the financial position of RFS Partnership, L.P. (the "Partnership") at December 31, 2002 and 2001, and the results of its operations and cash flows for the three years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 2 to the consolidated financial statements, effective January 1, 2001, the Partnership adopted the provisions of FASB No. 133, "Accounting for Derivative Instruments and Hedging Activities;" and as discussed in Note 8 and Note 2 to the consolidated financial statements, effective January 1, 2002, the Partnership adopted FASB No. 144, "Accounting for the Impairment or Disposal of Long Lived Assets" and FASB No. 145, "Rescission of FAS Statements No. 4, 44 and 64, Amendment of FASB No. 13, and Technical Corrections."

PricewaterhouseCoopers LLP

Dallas, Texas
January 29, 2003, except for Note 13, as to which the date is March 3, 2003

                              RFS PARTNERSHIP, L.P.
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                DECEMBER 31,  DECEMBER 31,
                                                                                   2002          2001
                                                                                ------------  ------------
                                     ASSETS

Investment in hotel properties, net ........................................    $    593,289  $    615,562
Cash and cash equivalents ..................................................           1,938         5,735
Restricted cash ............................................................           4,383         6,817
Accounts receivable ........................................................           4,698         5,533
Deferred expenses, net .....................................................           8,805         6,964
Other assets ...............................................................           3,712         3,517
Deferred income taxes ......................................................          25,830        24,734
                                                                                ------------  ------------
   Total assets ............................................................    $    642,655  $    668,862
                                                                                ============  ============

                        LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses ......................................    $     24,202  $     23,032
Borrowings on Line of Credit ...............................................           6,950        81,188
Mortgage notes payable .....................................................         159,279       219,947
Senior notes payable .......................................................         125,000
                                                                                ------------  ------------
   Total liabilities .......................................................         315,431       324,167
                                                                                ------------  ------------
Commitments and contingencies
Series B Preferred Units, $0.01 par value, 5,000 units authorized, 250 units
issued and outstanding at December 31, 2001 ................................                        25,000
                                                                                ------------  ------------
Redeemable limited partnership units at redemption value, 2,459 units at
December 31, 2002 and 2001, respectively ...................................          26,702        27,980
                                                                                ------------  ------------
Partners' Capital:
Other comprehensive income .................................................                        (3,220)
General partnership units, 28,467 units and 25,235 units at
  December 31, 2002 and December 31, 2001, respectively ....................         300,522       294,935
                                                                                ------------  ------------
   Total partners' capital .................................................         300,522       291,715
                                                                                ------------  ------------
      Total liabilities and partners' capital ..............................    $    642,655  $    668,862
                                                                                ============  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                              RFS PARTNERSHIP, L.P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                      (IN THOUSANDS, EXCEPT PER UNIT DATA)

                                                                   2002       2001       2000
                                                                ---------  ---------  ---------
Revenue:
   Rooms ...................................................... $ 169,357  $ 187,144
   Food and beverage ..........................................    17,452     17,695
   Other operating departments ................................     6,449      9,044
   Lease revenue ..............................................     5,229      5,782  $ 106,001
   Other ......................................................       411        573        785
                                                                ---------  ---------  ---------
      Total hotel revenue .....................................   198,898    220,238    106,786
                                                                ---------  ---------  ---------
Hotel operating expenses:
   Rooms ......................................................    34,679     36,617
   Food and beverage ..........................................    12,793     13,533
   Other operating departments ................................     1,874      2,163
Undistributed operating expenses:
   Property operating costs ...................................    21,798     22,193
   Property taxes, insurance and other ........................    12,536     12,767     10,678
   Franchise costs ............................................    16,265     16,857
   Maintenance and repair .....................................     9,485      9,576
   Management fees ............................................     4,876      5,721
   Depreciation ...............................................    29,812     29,290     26,920
   Lease termination ..........................................               65,489
   Amortization of franchise fees and unearned compensation ...     1,247      1,384        674
   General and administrative .................................    19,079     19,246      6,304
                                                                ---------  ---------  ---------
      Total operating expenses ................................   164,444    234,836     44,576
                                                                ---------  ---------  ---------
Operating income (loss) .......................................    34,454    (14,598)    62,210
   Debt extinguishment and swap termination costs .............    10,122
   Amortization of loan origination costs .....................     1,617      1,354      1,036
   Interest expense ...........................................    25,484     24,688     23,016
                                                                ---------  ---------  ---------
Income (loss) from continuing operations before income taxes ..    (2,769)   (40,640)    38,158
   Benefit from income taxes ..................................    (1,096)   (24,714)
                                                                ---------  ---------  ---------
Income (loss) from continuing operations ......................    (1,673)   (15,926)    38,158
Earnings (losses) from discontinued operations ................    (3,709)       (87)       226
Gain (loss) on sale of assets .................................       950      1,127     (4,376)
                                                                ---------  ---------  ---------
Net income (loss) .............................................    (4,432)   (14,886)    34,008
   Gain (loss) on redemption of preferred units ...............    (1,890)     5,141
   Preferred unit dividends ...................................    (1,562)    (3,125)    (1,412)
                                                                ---------  ---------  ---------
NET INCOME (LOSS) APPLICABLE TO UNITHOLDERS ................... $  (7,884) $ (12,870) $  32,596
                                                                =========  =========  =========
Net income (loss) allocated to general partnership units ...... $  (7,240) $ (11,713) $  29,378
                                                                ---------  ---------  ---------
Net income (loss) allocated to limited partnership units ...... $    (644) $  (1,157) $   3,218
                                                                ---------  ---------  ---------
Earnings (loss) per share data:
Basic earnings (loss) per share from continuing operations .... $   (0.12) $   (0.47) $    1.19
   Discontinued operations ....................................     (0.14)      0.00       0.01
                                                                ---------  ---------  ---------
   Basic earnings (loss) per share ............................ $   (0.26) $   (0.47) $    1.20
                                                                =========  =========  =========
Diluted earnings (loss) per share from continuing operations .. $   (0.12) $   (0.47) $    1.19
   Discontinued operations ....................................     (0.14)      0.00       0.01
                                                                ---------  ---------  ---------
   Diluted earnings (loss) per share .......................... $   (0.26) $   (0.47) $    1.20
                                                                =========  =========  =========
Weighted average common units outstanding -- basic ............    29,905     27,520     27,121
Weighted average common units outstanding -- diluted ..........    29,905     27,520     27,127

  The accompanying notes are an integral part of these consolidated financial statements.

                              RFS PARTNERSHIP, L.P.
             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                  2002       2001       2000
                                                                ---------  ---------  ---------
Net income (loss) ............................................. $  (4,432) $ (14,886) $  34,008
Reclassification adjustment for losses included in earnings ...     3,220
Unrealized holding loss on interest rate swaps ................               (3,220)
                                                                ---------  ---------  ---------
Comprehensive income (loss) ................................... $  (1,212) $ (18,106) $  34,008
                                                                =========  =========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                              RFS PARTNERSHIP, L.P.
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

Balance, December 31, 1999 .........................................................................    369,947
Contributions ......................................................................................        162
Redemption of general partnership units ............................................................     (4,444)
Distributions to general partnership units ($1.54 per unit) ........................................    (38,585)
Distributions to redeemable limited partnership units ($1.54 per unit) .............................     (3,988)
Distributions preferred units ($1.54 per unit) .....................................................     (1,412)
Allocation to redeemable limited partnership units .................................................     (6,682)
Contribution from general partner related to amortization of stock-based compensation ..............        661
Net income .........................................................................................     34,008
                                                                                                      ---------
Balance, December 31, 2000 .........................................................................    349,667
Issuance of general partnership units ..............................................................      4,661
Redemption of Series A Preferred units, including $5,141 gain on redemption ........................    (13,000)
Series B Preferred Unit issuance costs .............................................................     (1,040)
Distributions to general partnership units ($1.255 per unit) .......................................    (30,661)
Distributions to redeemable limited partnership units ($1.255 per unit) ............................     (3,135)
Distributions preferred units ($0.385 per Series A Preferred unit and $12.50 per
  Series B Preferred unit) .........................................................................     (3,481)
Allocation from redeemable limited partnership units ...............................................      5,481
Contribution from general partner related to amortization of stock-based compensation ..............      1,329
Unrealized holding loss on interest rate swaps .....................................................     (3,220)
Net loss ...........................................................................................    (14,886)
                                                                                                      ---------
Balance, December 31, 2001 .........................................................................  $ 291,715
Issuance of general partnership units ..............................................................     39,646
Loss on redemption of Series B Preferred units, net of $1,040 in issuance costs ....................       (850)
Distributions to general partnership units ($1.00 per unit) ........................................    (27,018)
Distributions to redeemable limited partnership units ($1.00 per unit) .............................     (2,592)
Distributions preferred units ($6.25 per Series B Preferred unit) ..................................     (1,562)
Allocation from redeemable limited partnership units ...............................................      1,278
Contribution from general partner related to amortization of stock-based compensation ..............      1,117
Reclassification of holding loss on interest rate swaps into earnings ..............................      3,220
Net loss ...........................................................................................     (4,432)
                                                                                                      ---------
Balance, December 31, 2002 .........................................................................  $ 300,522
                                                                                                      =========

  The accompanying notes are an integral part of these consolidated financial statements.

                              RFS PARNTERSHIP, L.P.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000
                                 (IN THOUSANDS)

                                                                                                   2002       2001       2000
                                                                                                ---------   --------   --------
Cash flows from operating activities:
   Net income (loss) .........................................................................  $  (4,432)  $(14,886)  $ 34,008
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization ..........................................................     32,944     32,343     28,908
      (Gain) loss on sale of assets, including loss on sale of discontinued operations .......      2,890     (1,127)     4,376
      Write-off of loan costs ................................................................      1,361
      Changes in assets and liabilities:
        Accounts receivable ..................................................................        835      7,508     (2,240)
        Other assets .........................................................................       (499)     5,432     (3,473)
        Deferred income taxes ................................................................     (1,096)   (24,734)
        Accounts payable and accrued expenses ................................................      4,523      5,930      3,644
                                                                                                ---------   --------   --------
        Net cash provided by operating activities ............................................     36,526     10,466     65,223
                                                                                                ---------   --------   --------
Cash flows from investing activities:
   Investment in hotel properties and hotels under development ...............................    (14,576)   (18,013)   (32,551)
   Cash paid for franchise fees ..............................................................       (172)       (65)
   Restricted cash ...........................................................................      2,434     (1,888)      (379)
   Proceeds from sale of hotel properties ....................................................      4,175     11,324     22,087
                                                                                                ---------   --------   --------
        Net cash used by investing activities ................................................     (8,139)    (8,642)   (10,843)
                                                                                                ---------   --------   --------
Cash flows from financing activities:
   Redemption of general partnership units ...................................................                           (4,444)
   Net proceeds (payments) on line of credit .................................................    (74,238)    30,914    (48,534)
   Proceeds from issuance of debt ............................................................    125,000                52,200
   Payments on mortgage notes payable ........................................................    (60,668)    (7,210)    (8,513)
   Redemption of preferred units .............................................................    (25,850)   (13,000)
   Distributions to general partner and preferred unitholders ................................    (28,712)   (34,142)   (39,972)
   Distributions to limited partners .........................................................     (2,592)    (3,135)    (3,988)
   Issuance of general partnership units, net of $0.3 million issuance costs in 2002 .........     39,653      4,479        162
   Issuance of preferred units, net of $1.0 million issuance costs ...........................                23,960
   Loan fees paid ............................................................................     (4,777)    (1,636)    (3,523)
                                                                                                ---------   --------   --------
        Net cash provided (used) by financing activities .....................................    (32,184)       230    (56,612)
                                                                                                ---------   --------   --------
Net increase (decrease) in cash and cash equivalents .........................................     (3,797)     2,054     (2,232)
Cash and cash equivalents at beginning of period .............................................      5,735      3,681      5,913
                                                                                                ---------   --------   --------
Cash and cash equivalents at end of period ...................................................  $   1,938   $  5,735   $  3,681
                                                                                                =========   ========   ========
Supplemental disclosure of cash flow information:
   Cash paid for interest ....................................................................  $  22,059   $ 24,403   $ 22,970

Supplemental disclosure of non-cash activities: See Note 10 to the consolidated financial statements

  The accompanying notes are an integral part of these consolidated financial statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF
               RFS HOTEL INVESTORS, INC. AND RFS PARTNERSHIP, L.P.

NOTE 1. ORGANIZATION

     RFS Hotel Investors, Inc. ("RFS"), is a publicly held hotel real estate investment trust, which at December 31, 2002, owned interests in 57 Hotels with 8,271 rooms located in 24 states through its approximate 92% interest in RFS Partnership, L.P. (the "Operating Partnership"). The Operating Partnership is the issuer of public debt. Because RFS is the issuer of publicly held common stock and the Operating Partnership is the issuer of publicly held debt, both entities are required to file Form 10K's, either separately or combined. This Form 10K represents a combined Form 10K for both RFS and the Operating Partnership. RFS, the Operating Partnership, and their subsidiaries are herein referred to, collectively, as the "Company." Unless one of the notes to the consolidated financial statements specifically refers to either RFS or the Operating Partnership, the notes are applicable to both RFS and the Operating Partnership as separate registrants.

     Under the REIT Modernization Act (the "RMA") that became effective January 1, 2001, the Company is permitted to lease its hotels to wholly-owned taxable real estate investment trust ("REIT") subsidiaries of the Company ("TRS Lessees"), provided that the TRS Lessees engage a third-party management company to manage the hotels. Effective January 1, 2001, the Company terminated its operating leases, management contracts and related ancillary agreements with Hilton Hotels Corporation ("Hilton") for approximately $65.5 million. This transaction represents the cancellation of certain executory contracts some of which extended through 2012. As a result of this transaction, the Company began reporting hotel revenues and expenses rather than lease revenue.

     The following table provides a schedule of the hotels by brand at December 31, 2002 (unaudited):

                        FRANCHISE AFFILIATION                                   HOTEL PROPERTIES ROOMS/SUITES
-----------------------------------------------------------------------------   ---------------- ------------
Full Service Hotels:
   Sheraton..................................................................           4             864
   Holiday Inn...............................................................           5             954
   Sheraton Four Points......................................................           2             412
   Independent...............................................................           2             331
   Doubletree................................................................           1             221
   Hilton....................................................................           1             234
                                                                                ---------        --------
                                                                                       15           3,016
                                                                                ---------        --------
Extended Stay Hotels:
   Residence Inn by Marriott.................................................          14           1,852
   TownePlace Suites by Marriott.............................................           3             285
   Homewood Suites by Hilton.................................................           1              83
                                                                                ---------        --------
                                                                                       18           2,220
                                                                                ---------        --------
Limited Service Hotels:
   Hampton Inn...............................................................          17           2,112
   Holiday Inn Express.......................................................           5             637
   Comfort Inn...............................................................           1             184
   Courtyard by Marriott.....................................................           1             102
                                                                                ---------        --------
                                                                                       24           3,035
                                                                                ---------        --------
Total........................................................................          57           8,271
                                                                                =========        ========

         The following summarizes the number of hotels owned for the periods presented:

                                           2002   2001   2000
                                           ----   ----   ----
Hotels owned at beginning of years ....      58     60     62
Sales of hotels .......................      (1)    (2)    (2)
                                           ----   ----   ----
Hotels owned at end of years ..........      57     58     60
                                           ----   ----   ----

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation. The consolidated financial statements include the accounts of RFS, the Operating Partnership and each of their consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

     Fair Value of Financial Instruments. The Company's financial instruments include rents receivable, accounts payable, other accrued expenses and mortgage loans payable. The fair values of these financial instruments, except for the mortgage loans payable are not materially different from their carrying or contract values. The carrying values of the Company's borrowings are estimated to be below fair value by approximately $50.1 million due to changes in comparable interest rates.

     Investment in Hotel Properties. Hotel properties are recorded at cost and are depreciated using the straight-line method over estimated useful lives of 40 years for buildings and improvements and five to seven years for furniture and equipment. Repairs and maintenance costs are charged to expense as incurred. The Company periodically reviews the carrying value of each Hotel to determine if circumstances exist indicating impairment in the carrying value of the investment in the hotel or that depreciation periods should be modified. If circumstances support the possibility of impairment, the Company will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows.

     Cash and Cash Equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents.

     Restricted Cash. Restricted cash includes amounts the Company must make available for the replacement and refurbishment of furniture and equipment and amounts held in escrow by certain lenders for the payment of taxes and insurance.

     Deferred Expenses. Deferred expenses, consisting of initial fees paid to franchisors, loan fees and other costs incurred in issuing debt, are recorded at cost. Amortization of franchise fees is computed using the straight-line method over the lives of the franchise agreements, which range from 10 to 15 years. Amortization of loan fees and other costs incurred in issuing debt are computed using the interest method over the maturity period of the related debt. Accumulated amortization of deferred expenses is $7.6 million and $6.6 million at December 31, 2002 and 2001, respectively.

     Minority Interest in Operating Partnership and other Consolidated Subsidiaries. Minority interest in the Operating Partnership and other Consolidated Subsidiaries represents the limited partners' proportionate share of the equity in the Operating Partnership and other Consolidated Subsidiaries. Income (loss) is allocated to minority interest based on the weighted average percentage ownership throughout the year.

     Treasury Stock. The Board of Directors approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, the Company repurchased 409 thousand shares of common stock at an average price per share of $10.88 or $4.4 million, bringing the total number of shares repurchased under the program to 576 thousand.

     Revenue Recognition. In accordance with Staff Accounting Bulletin (SAB) 101, lease revenue is recognized as income after certain specific annual hurdles have been achieved by the lessee in accordance with the provisions of the lease agreements. The lessees are in compliance with their rental obligations under the leases. For the years ended December 31, 2002 and 2001, five hotels were leased to third party lessees.

     Income Taxes. The Company has elected to be treated as a REIT under the Internal Revenue Code. Prior to January 1, 2001, the Company, as a REIT, was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases all but five of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     Debt Extinguishment and Swap Termination Costs. The Company has elected to adopt the provisions of SFAS 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB No. 13, and Technical Corrections," as of January 1, 2002. SFAS 145 rescinds the provisions of SFAS 4 that would have required the loss on the extinguishments of debt of $6.9 million (excludes the $3.2 million swap termination costs) to be reported net of tax as an extraordinary item. Accordingly, these costs are included in debt extinguishment and swap termination costs in the accompanying 2002 statement of operations.

     Stock Based Compensation. The Company accounts for share option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25") and related Interpretations. Under APB 25, no compensation expense is recognized for employee share option grants because the exercise price of the options granted to date has equaled the market price of the underlying shares on the date of grant (the "intrinsic value method").

     Had compensation cost for the Company's stock-based compensation plans been determined consistent with SFAS 123, the Company's net income (loss) and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                            2002         2001         2000
                                                         ----------   ----------   ----------
Net income (loss) applicable to common shareholders:
   As reported ........................................  $   (7,240)  $  (11,713)  $   29,378
   Pro forma ..........................................  $   (7,728)  $  (12,013)  $   29,045
Basic and diluted earnings (loss) per share:
   As reported ........................................  $    (0.26)  $    (0.47)  $     1.20
   Pro forma ..........................................  $    (0.28)  $    (0.48)  $     1.18

     The FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. The Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

     Basic and Diluted Earnings Per Share or Unit. Basic earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units outstanding during the period. Diluted earnings (loss) per share from continuing operations is computed by dividing income (loss) from continuing operations, less preferred stock or unit dividends, plus (minus) the gain (loss) on sale of assets and plus (minus) the gain (loss) on redemption of Preferred Stock or Units by the weighted average number of common shares or units and equivalents outstanding. Basic earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units outstanding during the period. Diluted earnings per share or unit is computed by dividing net income (loss) applicable to common shareholders/unitholders by the weighted average number of common shares or units and equivalents outstanding. Common share or unit equivalents represent shares or units issuable upon exercise of options. At December 31, 2000, six thousand shares or units were issuable pursuant upon the exercise of options. For the years ended December 31, 2002 and 2001, 85 thousand and 135 thousand common share or unit equivalents pursuant upon the exercise of options would be antidilutive, and accordingly, for those periods, are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, for the year ended December 31, 2000, the Company's Series A Preferred Stock or Units, if converted to common shares or units, would be antidilutive; accordingly, the Series A Preferred Stock or Units are not assumed to be converted in the computation of diluted earnings per share or unit. In addition, the Series B Preferred Stock or Units are non-convertible and accordingly, are not included in the computation of diluted earning per share or unit for the years ended December 31, 2002 and 2001.

     Derivatives. Effective January 1, 2001, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS 138, established accounting and reporting standards for derivative instruments and hedging activities. It required that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Upon adoption of SFAS 133 on January 1, 2001, the Company recorded a liability of approximately $0.8 million with a corresponding charge to other comprehensive income representing the fair value of its interest rate swap agreements. At December 31, 2001, the fair value of the Company's interest rate swap agreements was a liability of approximately $3.2 million and was included in "Accounts payable and accrued expenses" with the related unrealized loss recorded in other comprehensive income within shareholders' equity. In February 2002, the Company terminated both interest rate swap agreements and incurred a loss on termination of approximately $3.2 million. This loss is included in debt extinguishment and swap termination costs on the 2002 statement of operations. This loss was reclassified from other comprehensive income upon termination. At December 31, 2002, the Company had no outstanding derivative interest rate swap agreements.

     In the normal course of business, the Company is exposed to the effect of interest rate changes. The Company limits these risks by following established risk management policies and procedures including the use of derivatives (cash flow hedges). The Company does not use derivatives for trading or speculative purposes. Further, the Company has a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

     Segment Information. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," requires the disclosure of selected information about operating segments. Based on the guidance provided in the standard, the Company has determined that its business is conducted in one operating segment.

     Distributions. The Company intends to pay regular quarterly distributions on its common shares or units and Operating Partnership units and the current quarterly distribution is $0.25 per share or unit. The Company's ability to make distributions is dependent upon receipt of its quarterly distributions from the Operating Partnership. The Operating Partnership's ability to make distributions is dependent upon the results of operations of the Company's hotels.

NOTE 3. INVESTMENT IN HOTEL PROPERTIES

     Investment in hotel properties consists of the following at December 31, 2002, and 2001, respectively (in thousands):

                                         2002        2001
                                      ---------   ---------
Land ...............................  $  69,639   $  70,401
Building and improvements ..........    545,557     543,912
Furniture and equipment ............    124,496     115,479
Capital improvements in progress ...     12,002      16,422
                                      ---------   ---------
                                        751,694     746,214
Accumulated depreciation ...........   (158,405)   (130,652)
                                      ---------   ---------
                                      $ 593,289   $ 615,562
                                      =========   =========

     Capitalized interest was $16 thousand, $0 and $0.6 million for the years ended December 31 2002, 2001 and 2000, respectively.

NOTE 4. DEBT

         The following details the Company's debt outstanding at December 31, 2002 and 2001 and the net book value of the collateral pledged against the debt at December 31, 2002 (dollar amounts in thousands):

                                                                  COLLATERAL
                                                            ----------------------
                                   INTEREST                  # OF
                                     RATE       MATURITY    HOTELS  NET BOOK VALUE   2002      2001
                                ------------- ------------- ------  -------------- --------  --------
VARIABLE RATE DEBT:
Line of Credit................  LIBOR + 250bp   July 2005       24  $     212,823  $  6,950  $ 11,188
FIXED RATE DEBT:
Line of Credit................                                  (a)            (a)             40,000
Line of Credit................                                  (a)            (a)             30,000
Senior Notes..................      9.75%      March 2010                           125,000
Mortgage......................      6.83%      August 2008      15                             33,181
Mortgage......................      7.30%     November 2011     (b)            (b)             25,000
Mortgage......................      7.83%     December 2008     10        122,307    90,600    92,087
Mortgage......................      8.22%     November 2007      1         42,786    17,960    18,271
Mortgage......................      8.00%      August 2010       8         81,866    50,719    51,408
                                                                    -------------  --------  --------
                                                                    $     459,782  $291,229  $301,135
                                                                    =============  ========  ========

-----------
(a) Interest rate swaps fixed the rate of interest on these portions of the Line of Credit and these portions were also collateralized by the twenty-four properties pledged against the variable portion of the Line. The interest rate swaps were terminated in 2002.

(b) This mortgage was collateralized by the fifteen properties pledged against the previous mortgage in the table.

     On October 31, 2002, the Company concluded an amendment and extension of its $140 million Line of Credit. The amendment extends the maturity of the facility from July 30, 2004 to July 30, 2005, and relaxes certain financial covenants, including the interest coverage, fixed charge coverage, and total leverage tests. The interest rate on the $140 million Line of Credit that matures in July 2005 ranges from 150 basis points to 250 basis points above LIBOR, depending on the Company's ratio of total debt to its investment in hotel properties (as defined). The average interest rate on outstanding contracts under the Line of Credit at December 31, 2002 was 3.9%, calculated as the LIBOR interest rate of 1.4% plus 250 basis points. The Line of Credit is collateralized by first priority mortgages on 24 hotels that restrict the transfer, pledge or other hypothecation of the hotels (collectively, the "Collateral Pool"). The Company may obtain a release of the pledge of any hotel in the Collateral Pool if the Company provides a substitute hotel or reduces the total availability under the Line of Credit. Borrowings under the Line of Credit are limited to the Borrowing Base Value, which was $93.3 million at December 31, 2002. Accordingly, the Company had borrowings available under the Line of Credit of approximately $86.4 million at December 31, 2002. The Line of Credit contains various covenants including the maintenance of a minimum net worth, minimum debt and interest coverage ratios, and total indebtedness and liability limitations. The Company was in compliance with these covenants at December 31, 2002.

     The Company participated in two interest rate swap agreements, the first for a notional amount of $30 million and the second for a notional amount of $40 million, both of which were terminated in February, 2002 in conjunction with the issuance of $125 million senior notes. The Company incurred a loss of $3.2 million upon termination of the interest rate swap agreements. The estimated unrealized net loss on these instruments was approximately $3.2 million and $0.8 million at December 31, 2001 and 2000.

     On February 26, 2002, the Company sold $125 million of senior notes. The senior notes mature March 1, 2012 and bear interest at a rate of 9.75% per year, payable semi-annually, in arrears, on March 1 and September 1 of each year, commencing on September 1, 2002. The senior notes are unsecured obligations of the Partnership and are guaranteed by RFS and certain of its subsidiaries. The senior notes contain covenants that could, among other things, restrict RFS's ability to borrow money, pay dividends on or repurchase capital stock, make investments, and sell assets or enter into mergers and consolidations. The Company was in compliance with these covenants at December 31, 2002. Net proceeds from the issuance of the senior notes of $121.5 million were used to retire the 1996 CMBS mortgage debt on March 20, 2002 ($57.5 million outstanding), pay the prepayment penalty on the 1996 CMBS mortgage debt of approximately $5.5 million, terminate the two outstanding interest rate swap agreements for approximately $3.2 million, with the balance used to reduce outstanding borrowings under the line of credit. As a result of the prepayment of the 1996 CMBS debt, the Company expensed $1.4 million in unamortized debt costs.

     The Company's other borrowings are nonrecourse to the Company and contain provisions allowing for the substitution of collateral, upon satisfaction of certain conditions. Most of the mortgage borrowings are prepayable and subject to various prepayment penalties, yield maintenance, or defeasance obligations. At December 31, 2002, approximately 98% of the Company's debt is fixed at a weighted average interest rate of 8.7%.

     Future scheduled principal payments of debt obligations at December 31, 2002 are as follows (in thousands):

                                                         AMOUNT
                                                        --------
2003 ..............................................     $  2,695
2004 ..............................................        2,888
2005 ..............................................       10,111
2006 ..............................................        3,424
2007 ..............................................       19,662
Thereafter ........................................      252,449
                                                        --------
                                                        $291,229
                                                        ========

     In addition to the above principal payment of debt obligations as of December 31, 2002, the Company has a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker's compensation plan for the benefit of the hotel employees of Flagstone Hospitality Management LLC ("Flagstone"). There are no outstanding balances on the letter of credit. The Company is also committed to make future payments under various operating leases that are not significant.

     The Company in the future may seek to increase further the amount of its credit facilities, negotiate additional credit facilities, or issue corporate debt instruments. Although the Company has no charter restrictions on the amount of indebtedness the Company may incur, the Board of Directors of the Company has adopted a current policy limiting the amount of indebtedness that the Company will incur to an amount not in excess of approximately 45% of the Company's investment in hotel properties, at cost, (as defined). The Board of Directors may change the debt policy at any time without shareholder approval.

     The Company may incur, or cause the Partnership to incur, indebtedness to meet distribution requirements imposed on a REIT under the Internal Revenue Code including the requirement that a REIT distribute to its shareholders annually at least 90% of its taxable income to the extent that working capital and cash flow from the Company's investments are insufficient to make such distributions.

NOTE 5. INCOME TAXES

     The Company elected to be taxed as a REIT under the Internal Revenue Code. To qualify as a REIT, the Company must meet a number of organizational and operational requirements, including a requirement that it currently distribute as least 90% of its taxable income to its stockholders. It is management's current intention to adhere to these requirements and maintain the Company's REIT status. As a REIT, the Company generally will not be subject to corporate level federal income taxes on taxable income it distributes currently to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for subsequent taxable years. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain state and local taxes on its income and property, and to federal income and excise taxes on its undistributed taxable income. In addition, taxable income from non-REIT activities managed through taxable REIT subsidiaries is subject to federal, state and local income taxes.

     Prior to January 1, 2001, the Company was not subject to federal income taxes. Under the RMA that became effective January 1, 2001, the Company leases 52 of its hotels to wholly-owned taxable REIT subsidiaries that are subject to federal and state income taxes. The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Under SFAS 109, the Company accounts for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

     The components of income tax expense (benefit) for the years ended December 31, 2002 and 2001 are as follows:

                                                     2002          2001
                                                   -------       --------
Current:
   State..........................................               $     20
Deferred:
   Federal........................................ $(1,096)       (24,734)
                                                   -------       --------
Benefit from income taxes......................... $(1,096)      $(24,714)
                                                   =======       ========

     The benefit from income taxes was calculated using an effective tax rate of 38% applied to the income or losses of the TRS Lessees, adjusted for temporary differences related to the Hilton lease termination transaction, operating losses, bad debts and contributions.

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities and for operating loss carryforwards. Significant components of the Company's deferred tax asset are as follows:

                                       2002        2001
                                     -------     -------
Lease termination ..............     $19,583     $22,228
Operating loss carryforwards ...       6,175       2,470
Other ..........................          72          36
                                     -------     -------
Deferred tax asset .............     $25,830     $24,734
                                     =======     =======

     The Company's operating loss carryforwards, which are expected to provide future tax benefits, expire in 2021 ($2.5 million) and 2022 ($3.7 million). The Company believes the TRS Lessees will generate sufficient future taxable income to realize in full the deferred tax asset, as such, no valuation allowance has been recorded at December 31, 2002 and 2001, respectively.

     The reconciliation of the Company's statutory income tax rate to effective tax rate for the years ended December 31, 2002 and 2001 is as follows:

                                                  2002       2001
                                                  ----       ----
Statutory U.S. Federal income tax benefit ...       35%        35%
State income tax benefit ....................        3%         3%
Non-taxable REIT income .....................      (22)%       25%
Other .......................................       (3)%        1%
                                                  ----       ----
   Effective tax rate .......................       13%        64%
                                                  ====       ====

Reconciliation between GAAP net income (loss) and REIT taxable income:

     The following table reconciles the Company's GAAP net income (loss) to taxable income for the years ended December 31, 2002, 2001 and 2000:

                                                                                 2002         2001          2000
                                                                               -------      --------      --------
GAAP net income (loss) ...................................................     $(3,788)     $(13,729)     $ 30,790
   Plus GAAP net loss on taxable subsidiaries included above .............       2,014        40,234           889
                                                                               -------      --------      --------
GAAP net income from REIT operations (a) .................................      (1,774)       26,505        31,679
   Book/tax differences on minority interest share of TRS Lessees' loss ..        (505)       (3,206)
   Book/tax differences on depreciation and amortization .................       6,290         4,333        (2,005)
   Book/tax differences on gains/losses from capital transactions ........       1,268         4,781         3,745
   Other book/tax differences, net .......................................         (94)         (180)          915
                                                                               -------      --------      --------
Adjusted taxable income subject to distribution requirement (b) ..........     $ 5,185      $ 32,233      $ 34,334
                                                                               =======      ========      ========

-----------
(a) All adjustments to "GAAP net income from REIT operations" are net of amounts attributable to taxable REIT subsidiaries and non-qualified REIT subsidiaries.

(b) The dividend requirement was 90% in 2002 and 2001, respectively, and 95% in 2000.

Characterization of distributions:

     The following table characterizes distributions paid per common share for the years ended December 31, 2002, 2001 and 2000:

                                                2002                        2001                        2000
                                       ----------------------      ----------------------      ----------------------
                                          $             %             $             %             $             %
                                       --------      --------      --------      --------      --------      --------
Ordinary income ..................     $   0.13          13.3%     $   0.90          71.6%     $   1.43          92.8%
Return of capital ................         0.87          86.7%         0.36          28.4%         0.02           1.3%
Capital gains ....................                                                                 0.01           0.3%
Unrecaptured Section 1250 gain ...                                                                 0.08           5.6%
                                       --------      --------      --------      --------      --------      --------
                                       $   1.00           100%     $   1.26           100%     $   1.54           100%
                                       ========      ========      ========      ========      ========      ========

NOTE 6. CAPITAL STOCK AND PARTNERSHIP UNITS

     Common Stock. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

     On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Partnership in exchange for 2.0 million units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Partnership's 250,000 outstanding Series B preferred units from RFS.

     Preferred Stock. The Board of Directors is authorized to provide for the issuance of up to 5 million shares of Preferred Stock in one or more series, to establish the number of shares in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

     In 1996, the Company issued to one of the lessees 973,684 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock"). The Company redeemed the Series A Preferred Stock on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to common shareholders in 2001.

     On January 2, 2001, the Company issued 250,000 shares of non-convertible mandatorily redeemable Series B Preferred Stock for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Stock are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Company may redeem shares of the Series B Preferred Stock in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the shares are redeemed before December 31, 2003, the redemption price is at varying amounts over the original share price. The shares are mandatorily redeemable by the holders at varying premiums over the original share price upon a change of control, dissolution, or winding up of the Company or on the Company's failure to qualify as a REIT.

     On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Company expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

     Operating Partnership Units. RFS is the sole general partner of the Operating Partnership and is obligated to contribute the net proceeds from any issuance of its equity securities to the Operating Partnership in exchange for units of partnership interest ("Units") corresponding in number and terms to the equity securities issued. The Operating Partnership may also issue Units to third parties in exchange for cash or property, and Units so issued to third parties are redeemable at the option of the holder for a like number of shares of common stock of the Company, or cash, or a combination thereof, at the election of the Company.

     The ownership of the Operating Partnership is as follows at December 31, 2002 and 2001:

                                     COMMON                        SERIES B
                                      UNITS          %         PREFERRED UNITS        %
                                   ----------     -------      ---------------     -------
2002
RFS Hotel Investors, Inc. ....     28,466,461       92.05%
Third parties ................      2,458,705        7.95%
                                   ----------     -------
Total ........................     30,925,166      100.00%
                                   ==========      ======

2001
RFS Hotel Investors, Inc. ....     25,234,877       91.12%
Third parties ................      2,458,705        8.88%          250,000         100.00%
                                   ----------     -------      ------------        -------
Total ........................     27,693,582      100.00%          250,000         100.00%
                                   ==========      ======      ============        =======

     General Partnership Units. On February 20, 2002, RFS sold 1.15 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 1.15 million units. Proceeds of approximately $14.2 million (net of $0.2 million expenses) from the sale of the common stock were used to reduce the outstanding balance on the line of credit.

     On June 4, 2002, RFS sold 2.0 million shares of common stock and contributed the net proceeds to the Operating Partnership in exchange for 2.0 million common units. Proceeds of approximately $24.6 million (net of $0.1 million expenses), together with available cash, were used to redeem the Operating Partnership's 250,000 outstanding Series B preferred units from RFS.

     Redeemable Limited Partnership Units. The Operating Partnership has issued limited partnership units to third parties in exchange for cash or property. The outstanding units of limited partnership interest in the Operating Partnership are redeemable at the option of the holder for a like number of shares of common stock of RFS, or cash, or a combination thereof, at the election of RFS. Due to these redemption rights, these limited partnership units have been excluded from partners' capital and are included in redeemable limited partnership units and measured at redemption value as of the end of the periods presented based on the closing market price of RFS's common stock at December 31, 2002 and 2001, which was $10.86 and $11.38 respectively.

     Preferred Units. Under the partnership agreement between RFS and the Operating Partnership, the Operating Partnership is authorized to provide for the issuance of up to 5 million Preferred Units in one or more series, to establish the number of units in each series and to fix the designation, powers, preferences and rights of each such series and the qualifications, limitations or restrictions thereof.

     In 1996, the Operating Partnership issued to one of the lessees 973,684 units of Series A Convertible Preferred Units (the "Series A Preferred Units"). The Operating Partnership redeemed the Series A Preferred Units on January 1, 2001 for cash consideration of $13.0 million, which resulted in a gain on redemption of $5.1 million that is included in net income (loss) applicable to unitholders in 2001.

     On January 2, 2001, the Operating Partnership issued 250 thousand shares of non-convertible mandatorily redeemable Series B Preferred Units for $25 million prior to fees and expenses of approximately $1 million. Holders of the Series B Preferred Units are entitled to receive quarterly cash dividends commencing March 31, 2001 at an annual rate of 12.5%. If not redeemed prior to January 1, 2006, the dividend rate increases 2.0% per annum up to a maximum rate of 20.5%. The Operating Partnership may redeem units of the Series B Preferred Units in whole but not in part, on or after December 31, 2003 at the original price of $25 million. If the units are redeemed before December 31, 2003, the redemption price is at varying amounts over the original unit price. The units are mandatorily redeemable by the holders at varying premiums over the original unit price upon a change of control, dissolution, or winding up of the Operating Partnership.

     On June 28, 2002, the Operating Partnership repurchased all of its Series B preferred units from RFS for an aggregate purchase price of $25,850,000, excluding dividends. Correspondingly, RFS repurchased all of its Series B Preferred Stock from an independent third party for an aggregate purchase price of $25,850,000, excluding dividends. In the second quarter of 2002, the Operating Partnership expensed $1.9 million in costs associated with the repurchase, comprised of $0.9 million related to prepayment costs and $1.0 million in issuance costs.

     When RFS, the general partner, repurchases its outstanding common stock, the Operating Partnership repurchases a matching number of units held by RFS at an equal price. The Board of Directors of RFS approved a stock repurchase program to buy back up to 3 million shares of common stock on the open market subject to certain market conditions and other factors. During 2000, RFS repurchased 409 thousand shares at an average price per share of $10.88 or $4.4 million which has been recorded as a reduction to partners' capital as a result of the redemption of units held by RFS to fund the repurchase, bringing the total number of shares repurchased under the program to 576 thousand.

NOTE 7. COMMITMENTS AND CONTINGENCIES

     The Company maintains comprehensive insurance on each of its hotels, including liability, fire and extended coverage, of the type and amount customarily obtained for or by hotel owners. All 10 of the Company's hotels in California are located in areas that are subject to earthquake activity. These hotels are located in areas of high seismic risk and some were constructed under building codes which were less stringent with regard to earthquake related requirements. An earthquake could render significant damage to the Company's hotels. Additionally, areas in Florida where six of the Company's hotels are located may experience hurricane or high-wind activity. The Company has earthquake insurance policies on its hotels in California and wind insurance policies on certain of its hotels located in Florida. However, various types of catastrophic losses, like earthquakes and floods may not be fully insurable or may not be economically insurable. With respect to its hotels in California, in addition to the applicable deductibles under its earthquake insurance policies, the Company is self-insured for the first $7.5 million per earthquake, and its coverage is for losses up to $45 million per occurrence. The Company believes that this coverage is adequate based on an analysis performed by an independent third party for the benefit of the Company. The Company maintains terrorism insurance, which the Company believes currently insures against losses resulting from a terrorist attach. In the event of a substantial loss, the Company's insurance coverage may not be able to cover the full current market value or replacement cost of its lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also affect our ability to replace or renovate a hotel after it has been damaged or destroyed.

     As of December 31, 2002, the Company had a $3.0 million letter of credit outstanding. The letter of credit serves as collateral on the worker's compensation plan set-up on behalf of the hotel employees of Flagstone. There are no outstanding balances on the letter of credit.

     During 2002 and 2001, the Company received rental income from five hotels leased to third parties under leases which expire in 2007 (1 hotel), 2008 (2 hotels) and 2009 (2 hotels). During 2000, all of the Company's hotels were leased to third parties.

     Each lease provides for the payment of percentage rent each year based on the annual room revenues of the hotel, subject to a minimum base rent. The table below sets forth the percentage rent and base rent earned by the Company for the years ended December 31, 2002, 2001 and 2000 (in thousands).

                                                                        2002        2001        2000
                                                                      -------      ------     --------
Base rent .......................................................     $ 2,487      $2,442     $ 40,073
Percentage rent .................................................       2,742       3,340       66,501
Base and percentage rent classified in discontinued operations ..                                 (573)
                                                                      -------      ------     --------
   Total lease revenue ..........................................     $ 5,229      $5,782     $106,001
                                                                      =======      ======     ========

     Minimum future rental income (base rents) due the Company under these noncancelable operating leases at December 31, 2002, is as follows (in thousands):

          YEAR               AMOUNT
-------------------------   -------
2003 ....................     2,489
2004 ....................     2,489
2005 ....................     2,489
2006 ....................     2,489
2007 ....................     2,326
2008 and thereafter .....     1,527
                            -------
                            $13,809
                            =======

     Lease revenue is based on a percentage of room revenues, food and beverage revenues and other revenues of the hotels. Both the base rent and the threshold room revenue in each lease computation are adjusted annually for changes in the Consumer Price Index ("CPI"). The adjustment is calculated at the beginning of each calendar year. The CPI adjustments made in January 2002 and 2001 were 1.6% and 3.4%, respectively.

     The Company may terminate any lease agreement with respect to a hotel property upon the sale of a hotel property in exchange for a termination payment to the lessee. Under the percentage leases, the Company is obligated to pay the costs of real estate taxes, property insurance, maintenance of underground utilities and structural elements of the Hotels, and to set aside a portion of the hotels' revenues to fund capital expenditures for the periodic replacement or refurbishment of furniture, fixtures and equipment required for the retention of the franchise licenses with respect to the hotels.

NOTE 8. DISCONTINUED OPERATIONS

     In 2002, the Company adopted the provisions of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 establishes criteria beyond that previously specified in Statement of Financial Accounting Standard No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of ("SFAS 121"), to determine when a long-lived asset is classified as held for sale, and it provides a single accounting model for the disposal of long-lived assets. Due to the adoption of SFAS 144, the Company now reports as discontinued operations any assets held for sale (as defined by SFAS 144), of which the Company has none at December 31, 2002, and assets sold in the current period. All results of these discontinued operations, less applicable income taxes, are included in a separate component of income on the consolidated statement of operations under the heading, "earnings (losses) from discontinued operations." This change has resulted in certain reclassifications of the previously reported 2001 and 2000 statements of operations.

     In 2002, the Company sold its Comfort Inn in Fort Mill, South Carolina for $3.25 million in cash, resulting in a loss on sale of approximately $3.8 million. This loss, as well as results of operations for this hotel for the years ending December 31, 2002, 2001 and 2000, are included on the consolidated statement of operations under the heading, "earnings (losses) from discontinued operations." The components of earnings (losses) from discontinued operations for the years ended December 31, 2002, 2001 and 2000 are shown below:

                                                         2002      2001    2000
                                                       -------   -------   -----
Hotel revenue .......................................  $ 1,590   $ 1,640   $ 573
Hotel operating costs ...............................   (1,110)   (1,324)
Property taxes and insurance ........................      (81)      (81)    (69)
Depreciation ........................................     (268)     (315)   (278)
Hilton lease termination ............................                 (7)
                                                       -------   -------   -----
Operating income (loss) before minority interest ....      131       (87)    226
Minority interest ...................................       10        (7)     18
                                                       -------   -------   -----
Income (loss) from operations .......................      121       (80)    208
Loss on sale of discontinued operations .............   (3,840)
                                                       -------   -------   -----
Earnings (losses) from discontinued operations ......  $(3,719)  $   (80)  $ 208
                                                       =======   =======   =====

NOTE 9. STOCK-BASED COMPENSATION PLANS

     RFS sponsors a Restricted Stock and Stock Option Plan (the "Plan") that provides for the grant of stock options to purchase a specified number of shares of common stock ("Options") and grants of restricted shares of common stock ("Restricted Stock"). Upon issuance of any stock, RFS is obligated to contribute the proceeds to the Operating Partnership in exchange for an equal number of Operating Partnership units. Under the Plan, approximately 2.3 million shares of common stock, of which 650 thousand shares may be restricted stock, are available for awards to the officers and key employees of the Company and 675 thousand shares of common stock, of which 120 thousand shares may be restricted stock, are available for awards to Directors of the Company who are not officers or employees. Options issued under the plan have a maximum term of ten years from the date of grant. The exercise price of the options shall be determined on the date of each grant. Restricted shares vest between one and five years based on each individual award and these shares have voting and dividend rights from the date of grant.

     A summary of the RFS's stock options under the Plan as of December 31, 2002, 2001 and 2000, and the changes during the years are presented below (in thousands, except per share data):

                                                 2002                         2001                        2000
                                      ---------------------------- ---------------------------- ----------------------------
                                                          WEIGHTED                     WEIGHTED                     WEIGHTED
                                                           AVERAGE                      AVERAGE                      AVERAGE
                                      NUMBER OF SHARES    EXERCISE NUMBER OF SHARES    EXERCISE NUMBER OF SHARES    EXERCISE
                                      UNDERLYING OPTIONS   PRICE   UNDERLYING OPTIONS   PRICE   UNDERLYING OPTIONS   PRICE
                                      ------------------  -------- ------------------  -------- ------------------  --------
Outstanding at beginning of years ...              1,388  $  12.76              1,207  $  13.43              1,484  $  13.83
Granted .............................                280     13.15                680     11.47                 50     11.06
Exercised ...........................                (89)    11.99               (343)    12.30                (30)    11.88
Forfeited ...........................               (251)    16.14               (156)    13.72               (297)    14.64
                                      ------------------  -------- ------------------  -------- ------------------  --------
Outstanding at end of years .........              1,328  $  12.25              1,388  $  12.76              1,207  $  13.43
                                      ==================  ======== ==================  ======== ==================  ========

Exercisable at end of years .........                581  $  12.45                519  $  14.28                700  $  14.25
                                      ==================  ======== ==================  ======== ==================  ========

Weighted-average fair value .........                     $   1.79                     $   1.10                     $   0.60
                                                          ========                     ========                     ========

Price range of shares under option    $  10.50 to $16.87           $  10.50 to $16.87           $  10.50 to $16.87

     The weighted average remaining contractual life of options outstanding as of December 31, 2001 is 8.5 years.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: dividend of $1.00 for 2002 grants, $1.10 for 2001 and $1.54 for 2000; volatility of 27.6% for 2002 grants, volatility of 26.7% for 2001 grants and volatility of 26.2% for 2000 grants, risk-free interest rate of 4.9% for 2002, 4.8% for 2001 and 6.2% for 2000 and expected life of 6 years for 2002, 2001 and 2000.

     Restricted Stock. A summary of the status of RFS's restricted stock grants as of December 31, 2002, 2001 and 2000 and the changes during the years are presented below (value is computed as the weighted average fair market value of the restricted stock at grant date):

                                            2002               2001              2000
                                     ------------------ ------------------ -----------------
                                     # SHARES    VALUE  # SHARES   VALUE   # SHARES  VALUE
                                     --------  -------- --------  -------- -------- --------
Outstanding at beginning of year ...  611,667  $  13.31  343,000  $  13.42  329,000 $  13.56
Granted, subject to vesting ........   10,500  $  11.38  270,000  $  13.11   14,000 $  11.36
Forfeited ..........................   (3,333) $  13.06   (1,333) $  11.88
                                     --------           --------           --------
Outstanding at end of year .........  618,834  $  13.28  611,667  $  13.31  343,000 $  13.42
                                     ========           ========           ========
Vested at end of year ..............  380,169  $  13.43  314,000  $  13.65  270,662 $  13.89
                                     ========           ========           ========

NOTE 10. SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

RFS HOTEL INVESTORS, INC.

     In 2002, RFS:

     i. Recorded a $0.2 million allocation from paid in capital to minority interest.

     ii. Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Stock which was previously included in additional paid-in capital.

     In 2001, RFS:

     i. Issued 103 thousand shares of common stock with a value of $1.6 million in exchange for 103 thousand Operating Partnership units and issued 7 thousand shares of common stock with a value of $0.1 million for an interest in a subsidiary partnership.

     ii. Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

     iii. Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

     In 2000, RFS:

     i. Recorded a $0.1 million allocation to paid-in capital from minority interest.

     ii. Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

RFS PARTNERSHIP, L.P.

     In 2002, the Operating Partnership:

     i. Allocated $1.3 million from redeemable limited partnership units to Partners' Capital.

     ii. Recorded an expense of $1.1 million related to the issuance costs associated with the redemption of the Series B Preferred Units which was previously included in Partners' Capital.

     In 2001, the Operating Partnership:

     i. Issued 103 thousand general partnership units with a value of $1.6 million in exchange for 103 thousand redeemable limited partnership units and issued 7 thousand general partnership units with a value of $0.1 million for an interest in a subsidiary partnership.

     ii. Allocated $1.3 million from redeemable limited partnership units to Partners' Capital.

     iii. Recorded a liability of $3.2 million for the fair value of the interest rate swaps at December 31, 2001.

     iv. Sold a hotel that closed on February 20, 2001 in which a loss and related liability of $1.0 million was recorded in the financial statements in 2000 as a non-cash transaction at December 31, 2000.

     In 2000, the Operating Partnership:

     i. Allocated $6.7 million to redeemable limited partnership units from Partners' Capital.

     ii. Recorded a loss and related liability of $1.0 million as a non-cash transaction for a hotel that was sold on February 20, 2001.

NOTE 11. CONSOLIDATING FINANCIAL INFORMATION OF RFS PARTNERSHIP, L.P.

     RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing Partnership, L.P., RFS Financing Corporation and RFS Financing 2002, LLC, wholly-owned subsidiaries of the Operating Partnership ("Guarantor Subsidiaries"), have guaranteed on a full and unconditional basis, the payment of amounts due under the Operating Partnership's $125 million senior notes. RFS Leasing II, Inc. and RFS Leasing VII, Inc. had no substantial operations prior to January 1, 2001. RFS Leasing II, Inc. leases 15 hotels directly from RFS Financing Partnership, L.P., which owns the fifteen hotels. RFS Leasing VII, Inc. leases 21 hotels from the Operating Partnership. As of and for the years ended December 31, 2002 and 2001, RFS Leasing II, Inc. and RFS Leasing VII, Inc. did not have a material amount of assets, and incurred both operating and net losses. RFS Financing 2002, LLC was formed to facilitate the issuance of the senior notes in February, 2002. RFS Financing Corporation was formed to facilitate the issuance of the 1996 commercial mortgage bonds, which were redeemed with a portion of the proceeds from the sale of the senior notes. RFS Financing Corporation and RFS Financing 2002, LLC have no operations or assets and no sources of revenue or cash flow. Consequently, in the event that it becomes necessary for RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC or RFS Financing Corporation to provide credit support for the senior notes, RFS Leasing II, Inc., RFS Leasing VII, Inc., RFS Financing 2002, LLC and RFS Financing Corporation likely will not have sufficient cash flow to make any required payments under the senior notes.

     The following tables present consolidating information for the Operating Partnership, the Guarantor Subsidiaries and the non-guarantor subsidiaries.

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                  RFS
                                              PARTNERSHIP,  GUARANTOR   NON-GUARANTOR                   TOTAL
                                                  L.P.     SUBSIDIARIES  SUBSIDIARIES  ELIMINATIONS  CONSOLIDATED
                                              ------------ ------------ -------------  ------------  ------------
ASSETS
Investment in hotel properties, net ......... $    212,823 $    133,507 $     246,959                $    593,289
Investment in consolidated entities .........      253,921                     18,962  $   (272,883)           --
Cash and cash equivalents ...................          446          825           667                       1,938
Restricted cash .............................                                   4,383                       4,383
Accounts receivable .........................        2,596       12,439        10,901       (21,238)        4,698
Deferred expenses, net ......................        6,578          176         2,051                       8,805
Other assets ................................        1,478          620         1,614                       3,712
Deferred income taxes .......................                    14,384        11,446                      25,830
                                              ------------ ------------ -------------  ------------  ------------
   Total assets ............................. $    477,842 $    161,951 $     296,983  $   (294,121) $    642,655
                                              ============ ============ =============  ============  ============
LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses ....... $     18,668 $      9,432 $      17,340  $    (21,238) $     24,202
Borrowings on Line of Credit ................        6,950                                                  6,950
Mortgage notes payable ......................                                 159,279                     159,279
Senior Notes Payable ........................      125,000                                                125,000
                                              ------------ ------------ -------------  ------------  ------------
   Total liabilities ........................      150,618        9,432       176,619       (21,238)      315,431
                                              ------------ ------------ -------------  ------------  ------------
Redeemable units at redemption value ........       26,702                                                 26,702
                                              ------------ ------------ -------------  ------------  ------------
General partnership units ...................      300,522      152,519       120,364      (272,883)      300,522
                                              ------------ ------------ -------------  ------------  ------------
   Total partners' capital ..................      300,522      152,519       120,364      (272,883)      300,522
                                              ------------ ------------ -------------  ------------  ------------
   Total liabilities and partners' capital .. $    477,842 $    161,951 $     296,983  $   (294,121) $    642,655
                                              ============ ============ =============  ============  ============

                           CONSOLIDATING BALANCE SHEET
                                DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                             RFS
                                                         PARTNERSHIP,   GUARANTOR    NON-GUARANTOR                   TOTAL
                                                             L.P.      SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                         ------------  ------------  -------------  ------------  ------------
ASSETS
Investment in hotel properties, net .................... $    216,228  $    143,523  $     255,811                $    615,562
Investment in consolidated entities ....................      195,290                       12,963  $   (208,253)           --
Cash and cash equivalents ..............................          263         3,467          2,005                       5,735
Restricted cash ........................................           20            11          6,786                       6,817
Accounts receivable ....................................       15,556        16,969          2,331       (29,323)        5,533
Deferred expenses, net .................................        3,077         1,512          2,375                       6,964
Other assets ...........................................        1,814           487          1,216                       3,517
Deferred income taxes ..................................                     13,552         11,182                      24,734
                                                         ------------  ------------  -------------  ------------  ------------
   Total assets ........................................ $    432,248  $    179,521  $     294,669  $   (237,576) $    668,862
                                                         ============  ============  =============  ============  ============

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable and accrued expenses .................. $      6,365  $      4,709  $      26,281  $    (14,323) $     23,032
Borrowings on Line of Credit ...........................       81,188                                                   81,188
Mortgage notes payable .................................                     58,181        176,766       (15,000)      219,947
                                                         ------------  ------------  -------------  ------------  ------------
   Total liabilities ...................................       87,553        62,890        203,047       (29,323)      324,167
                                                         ------------  ------------  -------------  ------------  ------------
Series B Preferred Units, $.01 par value, 5,000 units
   authorized, 250 units issued and outstanding ........       25,000                                                   25,000
                                                         ------------                                             ------------
Redeemable units at redemption value ...................       27,980                                                   27,980
                                                         ------------                                             ------------
Other comprehensive income .............................       (3,220)                                                  (3,220)
General partnership units ..............................      294,935       116,631         91,622      (208,253)      294,935
                                                         ------------  ------------  -------------  ------------  ------------
   Total partners' capital .............................      291,715       116,631         91,622      (208,253)      291,715
                                                         ------------  ------------  -------------  ------------  ------------
   Total liabilities and partners' capital ............. $    432,248  $    179,521  $     294,669  $   (237,576) $    668,862
                                                         ============  ============  =============  ============  ============

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                                 RFS
                                                             PARTNERSHIP,    GUARANTOR   NON-GUARANTOR                   TOTAL
                                                                 L.P.      SUBSIDIARIES  SUBSIDIARIES   ELIMINATIONS  CONSOLIDATED
                                                             ------------  ------------  -------------  ------------  ------------
Revenue:
   Rooms ...................................................               $    112,969  $      56,388                $    169,357
   Food and beverage .......................................                     12,241          5,211                      17,452
   Other operating departments .............................                      3,631          2,818                       6,449
   Lease revenue ........................................... $     27,071        20,569          2,487  $    (44,898)        5,229
   Other ...................................................          911            31            177          (708)          411
                                                             ------------  ------------  -------------  ------------  ------------
      Total hotel revenue ..................................       27,982       149,441         67,081       (45,606)      198,898
                                                             ============  ============  =============  ============  ============
Hotel operating expenses:

   Rooms ...................................................                     23,557         11,122                      34,679
   Food and beverage .......................................                      9,455          3,338                      12,793
   Other operating departments .............................                      1,313            561                       1,874
Undistributed operating expenses:

   Property operating costs ................................                     15,371          6,427                      21,798
   Property taxes, insurance and other .....................        3,393         3,581          5,562                      12,536
   Franchise costs .........................................         (193)       10,273          6,185                      16,265
   Maintenance and repair ..................................                      6,494          2,991                       9,485
   Management fees .........................................                      3,185          1,691                       4,876
   Percentage lease expense ................................                     44,898                      (44,898)
   Depreciation ............................................       10,213         7,228         12,371                      29,812
   Amortization of franchise fees and unearned
     compensation ..........................................        1,181            40             26                       1,247
   General and administrative ..............................          697        10,684          7,698                      19,079
                                                             ------------  ------------  -------------  ------------  ------------
      Total operating expenses .............................       15,291       136,079         57,972       (44,898)      164,444
                                                             ------------  ------------  -------------  ------------  ------------
Operating income ...........................................       12,691        13,362          9,109          (708)       34,454
Debt extinguishments and swap termination costs ............        3,210         6,912                                     10,122
Amortization of loan origination costs .....................        1,302            16            299                       1,617
Interest expense ...........................................       11,692         1,599         12,901          (708)       25,484
Equity in earnings (loss) of consolidated subsidiaries .....        1,894                        1,527        (3,421)
                                                             ------------  ------------  -------------  ------------  ------------
Income (loss) from continuing operations before income
   taxes ...................................................       (5,407)        4,835         (5,618)        3,421        (2,769)
Benefit from income taxes ..................................                       (832)          (264)                     (1,096)
                                                             ------------  ------------  -------------  ------------  ------------
Income (loss) from continuing operations ...................       (5,407)        5,667         (5,354)        3,421        (1,673)
Losses from discontinued operations ........................                     (3,709)                                    (3,709)
Gain (loss) on sale of assets ..............................          975                          (25)                        950
                                                             ------------  ------------  -------------  ------------  ------------
Net income (loss) ..........................................       (4,432)        1,958         (5,379)        3,421        (4,432)
Loss on redemption of preferred units ......................       (1,890)                                                  (1,890)
Preferred unit dividends ...................................       (1,562)                                                  (1,562)
                                                             ------------  ------------  -------------  ------------  ------------
Net income (loss) applicable to unitholders ................ $     (7,884) $      1,958  $      (5,379) $      3,421  $     (7,884)
                                                             ============  ============  =============  ============  ============

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                               RFS
                                                           PARTNERSHIP,    GUARANTOR    NON-GUARANTOR                      TOTAL
                                                               L.P.       SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                               ----       ------------   ------------    ------------   ------------
Revenue:
   Rooms.................................................                  $ 121,140      $  66,004                       $187,144
   Food and beverage.....................................                     12,556          5,139                         17,695
   Other operating departments...........................                      5,180          3,864                          9,044
   Lease revenue.........................................   $  29,455         23,172          2,651        $(49,496)         5,782
   Other.................................................       1,715             96            279          (1,517)           573
                                                            ---------      ---------      ---------        --------      ---------
      Total hotel revenue................................      31,170        162,144         77,937         (51,013)       220,238
                                                            =========      =========      =========        ========      =========
Hotel operating expenses:
   Rooms.................................................                     24,049         12,568                         36,617
   Food and beverage.....................................                     10,171          3,362                         13,533
   Other operating departments...........................                      1,521            642                          2,163
Undistributed operating expenses:
   Property operating costs..............................                     15,249          6,944                         22,193
   Property taxes, insurance and other...................       3,392          3,454          5,921                         12,767
   Franchise costs.......................................        (216)        10,436          6,637                         16,857
   Maintenance and repair................................                      6,482          3,094                          9,576
   Management fees.......................................                      3,966          1,755                          5,721
   Percentage lease expense..............................                     55,403         (5,907)        (49,496)
   Depreciation..........................................       9,037          6,726         13,527                         29,290
   Lease termination.....................................                     35,657         29,832                         65,489
   Amortization of franchise fees and unearned
     compensation........................................       1,315             41             28                          1,384
   General and administrative............................       1,384         10,420          7,442                         19,246
                                                            ---------      ---------      ---------        --------      ---------
      Total operating expenses...........................      14,912        183,575         85,845         (49,496)       234,836
                                                            ---------      ---------      ---------        --------      ---------

Operating income (loss)..................................      16,258        (21,431)        (7,908)         (1,517)       (14,598)
Amortization of loan origination costs...................         903            146            305                          1,354
Interest expense.........................................       7,355          4,650         14,200          (1,517)        24,688
Equity in earnings (loss) of consolidated subsidiaries...     (22,886)                      (22,047)         44,933
                                                            ---------      ---------      ---------        --------      ---------
Loss from continuing operations before income taxes......     (14,886)       (26,227)       (44,460)         44,933        (40,640)
Benefit from income taxes................................                    (13,552)       (11,162)                       (24,714)
                                                            ---------      ---------      ---------        --------      ---------
Loss from continuing operations..........................     (14,886)       (12,675)       (33,298)         44,933        (15,926)
Losses from discontinued operations......................                        (87)                                          (87)
Gain on sale of assets...................................                                     1,127                          1,127
                                                            ---------      ---------      ---------        --------      ---------
Net loss.................................................     (14,886)       (12,762)       (32,171)         44,933        (14,886)
Gain on redemption of preferred units....................       5,141                                                        5,141
Preferred unit dividends.................................      (3,125)                                                      (3,125)
                                                            ---------      ---------      ---------        --------      ---------
Net loss applicable to unitholders.......................   $ (12,870)     $ (12,762)     $ (32,171)       $ 44,933      $ (12,870)
                                                            =========      =========      =========        ========      =========

                      CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                       RFS
                                                   PARTNERSHIP,      GUARANTOR      NON-GUARANTOR                         TOTAL
                                                       L.P.        SUBSIDIARIES      SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                                       ----        ------------      ------------     ------------    ------------
Revenuer:
   Lease revenue ............................       $  43,716        $  24,442        $  37,843                         $ 106,001
   Other ....................................           2,221               37              177        $  (1,650)             785
                                                    ---------        ---------        ---------        ---------        ---------
      Total hotel revenue ...................          45,937           24,479           38,020           (1,650)         106,786
                                                    =========        =========        =========        =========        =========

Undistributed operating expenses:
   Property taxes, insurance and other ......           4,529            2,177            3,972                            10,678
   Depreciation .............................          11,687            5,817            9,416                            26,920
   Amortization of franchise fees and
     unearned compensation ..................             610               41               23                               674
   General and administrative ...............           3,617              100            2,587                             6,304
                                                    ---------        ---------        ---------        ---------        ---------
      Total operating expenses ..............          20,443            8,135           15,998                            44,576
                                                    ---------        ---------        ---------        ---------        ---------

Operating income ............................          25,494           16,344           22,022           (1,650)          62,210
Amortization of loan origination costs ......             678              140              218                             1,036
Interest expense ............................           8,623            4,452           11,591           (1,650)          23,016
Equity in earnings of consolidated
  subsidiaries ..............................          21,164                                            (21,164)
                                                    ---------        ---------        ---------        ---------        ---------
Income from continuing operations ...........          37,357           11,752           10,213          (21,164)          38,158
Earnings from discontinued operations .......                              226                                                226
Loss on sale of assets ......................          (3,349)                           (1,027)                           (4,376)
                                                    ---------        ---------        ---------        ---------        ---------
Net income ..................................          34,008           11,978            9,186          (21,164)          34,008
Preferred unit dividends ....................          (1,412)                                                             (1,412)
                                                    ---------        ---------        ---------        ---------        ---------
Net income applicable to unitholders ........       $  32,596        $  11,978        $   9,186        $ (21,164)       $  32,596
                                                    =========        =========        =========        =========        =========

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                                 (IN THOUSANDS)

                                                                         RFS
                                                                     PARTNERSHIP,    GUARANTOR    NON-GUARANTOR      TOTAL
                                                                         L.P.       SUBSIDIARIES   SUBSIDIARIES   CONSOLIDATED
                                                                         ----       ------------   ------------   ------------
Cash flows from (used in) operating activities ..................      $ 36,108       $ 10,066       $ (9,648)      $ 36,526
Cash flows from (used in) investing activities ..................       (64,421)        45,484         10,798         (8,139)
Cash flows from (used in) financing activities ..................        28,496        (58,192)        (2,488)       (32,184)
                                                                       --------       --------       --------       --------
Net increase (decrease) in cash and cash equivalents ............           183         (2,642)        (1,338)        (3,797)
Cash and cash equivalents at beginning of period ................           263          3,467          2,005          5,735
                                                                       --------       --------       --------       --------
Cash and cash equivalents at end of period ......................      $    446       $    825       $    667       $  1,938
                                                                       --------       --------       --------       --------

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001
                                 (IN THOUSANDS)

                                                                    RFS
                                                                PARTNERSHIP,    GUARANTOR     NON-GUARANTOR     TOTAL
                                                                    L.P.       SUBSIDIARIES    SUBSIDIARIES  CONSOLIDATED
                                                                    ----       ------------    ------------  ------------
Cash flows from (used in) operating activities .............      $ 26,229       $(14,993)      $   (770)      $ 10,466
Cash flows from (used in) investing activities .............       (34,462)       (13,540)        39,360         (8,642)
Cash flows from (used in) financing activities .............         7,447         31,864        (39,081)           230
                                                                  --------       --------       --------       --------
Net increase (decrease) in cash and cash equivalents .......          (786)         3,331           (491)         2,054
Cash and cash equivalents at beginning of period ...........         1,049            136          2,496          3,681
                                                                  --------       --------       --------       --------
Cash and cash equivalents at end of period .................      $    263       $  3,467       $  2,005       $  5,735
                                                                  --------       --------       --------       --------

                      CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                    RFS
                                                                PARTNERSHIP,    GUARANTOR     NON-GUARANTOR     TOTAL
                                                                    L.P.       SUBSIDIARIES    SUBSIDIARIES  CONSOLIDATED
                                                                    ----       ------------    ------------  ------------
Cash flows from operating activities .......................      $ 28,142       $ 18,515       $ 18,566       $ 65,223
Cash flows from (used in) investing activities .............        67,997        (14,966)       (63,874)       (10,843)
Cash flows from (used in) financing activities .............       (98,741)        (3,551)        45,680        (56,612)
                                                                  --------       --------       --------       --------
Net increase (decrease) in cash and cash equivalents .......        (2,602)            (2)           372         (2,232)
Cash and cash equivalents at beginning of period ...........         3,651            138          2,124          5,913
                                                                  --------       --------       --------       --------
Cash and cash equivalents at end of period .................      $  1,049       $    136       $  2,496       $  3,681
                                                                  --------       --------       --------       --------

NOTE 12. RECENT ACCOUNTING PRONOUNCEMENTS

         The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards ("SFAS") No. 146, "Accounting for Exit or Disposal Activities." SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for pursuant to the guidance that the Emerging Issues Task Force ("EITF") of the FASB has set forth in EITF Issue No 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The scope of SFAS No. 146 also included (1) costs related to terminating a contract that is not a capital lease and (2) termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred compensation contract. SFAS No. 146 will be effective for exit or disposal activities initiated after December 31, 2002. We believe that SFAS No. 146 will have no effect on our results of operations and financial position.

         The FASB has issued SFAS No. 147, "Acquisitions of Certain Financial Institutions," which is effective for certain transactions arising on or after October 1, 2002. SFAS No. 147 will have no impact on the Company.

         The FASB has issued SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure." SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has adopted the disclosure requirements of SFAS No. 148. As of December 31, 2002, the Company accounts for stock-based employee compensation in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. However, the Company will apply the fair value based method of accounting for stock-based employee compensation prospectively to all awards granted, modified, or settled beginning January 1, 2003.

         FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others an interpretation of FASB Statements No. 5, 57, and 107 and rescission of FASB Interpretation No. 34," ("FIN 45") was issued in November 2002. FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. FIN 45 does not prescribe a specific approach for subsequently measuring the guarantor's recognized liability over the term of the related guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company has made the disclosures required by FIN 45.

         FASB Interpretation No. 46, "Consolidation of Variable Interest Entities--an interpretation of ARB No. 51," ("FIN 46") was issued in January 2003. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risks among parties involved. FIN 46 applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. It applies in the first fiscal year or interim period beginning after June 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The Company has no ownership interest in variable interest entities that would be consolidated under the requirements of FIN 46

NOTE 13. SUBSEQUENT EVENTS

         On March 3, 2003, the Company's Board of Directors declared a first quarter distribution of $0.25 per common share or unit, payable on March 31, 2003, to holders of record on March 17, 2003.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.)
INDEX
JUNE 30, 2003

                                                                                   PAGE(s)
UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets.......................................................     F-96

Unaudited Statements of Income and Changes in Owner's Equity...................     F-97

Unaudited Statements of Cash Flows.............................................     F-98

Notes to Unaudited Financial Statements........................................     F-99

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED BALANCE SHEETS
JUNE 30, 2003 AND DECEMBER 31, 2002

                                                                       2003                2002
ASSETS
Current assets
   Cash and cash equivalents                                        $   433,642        $    95,236
   Guest and trade accounts receivable, net of allowance
     for doubtful accounts of $3,119 and $1,760, respectively           348,999            215,006
   Inventory                                                             76,817             69,738
   Prepaid expenses and other current assets                            124,219             50,263
                                                                    -----------        -----------
           Total current assets                                         983,677            430,243
Property and equipment, net                                          33,324,513         34,244,329
                                                                    -----------        -----------
           Total assets                                             $34,308,190        $34,674,572
                                                                    ===========        ===========
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Accounts payable                                                 $   178,686        $   238,828
   Accrued compensation and benefits                                    220,622            258,405
   Accrued taxes                                                        249,377             57,595
   Other accrued liabilities                                             87,975             52,817
                                                                    -----------        -----------
           Total current liabilities                                    736,660            607,645
Commitments and contingencies

Owner's equity                                                       33,571,530         34,066,927
                                                                    -----------        -----------
           Total liabilities and owner's equity                     $34,308,190        $34,674,572
                                                                    ===========        ===========

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED STATEMENTS OF INCOME AND CHANGES IN OWNER'S EQUITY
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                                SIX-MONTH PERIODS
                                                                  ENDED JUNE 30,
                                                             2003                  2002
REVENUES
Rooms                                                    $  4,312,972         $  4,272,092
Food and beverage                                             647,116              659,733
Telephone                                                      47,224              105,986
Other                                                         219,534              217,892
                                                         ------------         ------------
           Total revenues                                   5,226,846            5,255,703
                                                         ------------         ------------
DEPARTMENTAL EXPENSES
Rooms                                                         902,168              871,515
Food and beverage                                             493,018              516,180
Telephone                                                      27,008               21,517
Other                                                          48,301               50,674
                                                         ------------         ------------
           Total departmental expenses                      1,470,495            1,459,886
                                                         ------------         ------------
UNDISTRIBUTED EXPENSES
General and administrative                                    305,211              355,843
Management fees                                               156,805              157,671
Franchise fees                                                237,213              234,965
Marketing                                                     226,139              277,261
Property operations, maintenance and energy costs             337,311              331,883
Depreciation and amortization                                 936,924            1,094,241
Allocated interest expense                                    405,851              428,979
Equipment rent, local taxes and insurance                     403,803              303,756
                                                         ------------         ------------
           Total undistributed expenses                     3,009,257            3,184,599
                                                         ------------         ------------
Net income                                                    747,094              611,218

OWNER'S EQUITY
Beginning of period                                        34,066,927           36,177,456
Distributions, net                                         (1,242,491)          (1,531,127)
                                                         ------------         ------------
End of period                                            $ 33,571,530         $ 35,257,547
                                                         ============         ============

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED STATEMENTS OF CASH FLOWS
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                                  SIX-MONTH PERIODS
                                                                     ENDED JUNE 30,
                                                               2003                 2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $   747,094         $   611,218
Adjustments to reconcile net income to net cash
 provided by operating activities
   Depreciation                                                 936,924           1,090,512
   Amortization                                                       -               3,729
   Change in working capital components
     Guest and trade accounts receivable, net                  (133,993)           (163,502)
     Inventory                                                   (7,079)              3,415
     Prepaid expenses                                           (73,956)            (63,533)
     Accounts payable                                           (60,142)            148,456
     Accrued compensation and benefits                          (37,783)            (39,212)
     Accrued taxes                                              191,782              93,289
     Other accrued liabilities                                   35,158              44,608
     Deferred income                                                  -              13,711
                                                            -----------         -----------
           Net cash provided by operating activities          1,598,005           1,742,691
                                                            -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net                                       (17,108)            (27,718)
                                                            -----------         -----------
           Net cash used in investing activities                (17,108)            (27,718)
                                                            -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions, net                                           (1,242,491)         (1,531,127)
                                                            -----------         -----------
           Net cash used in financing activities             (1,242,491)         (1,531,127)
                                                            -----------         -----------
Increase in cash and cash equivalents                           338,406             183,846

CASH AND CASH EQUIVALENTS
Beginning of period                                              95,236             169,718
                                                            -----------         -----------
End of period                                               $   433,642         $   353,564
                                                            ===========         ===========

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2003

1.       GENERAL

         The statements presented herein have been prepared in accordance with the accounting principles described in the Crystal City Courtyard by Marriott 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

         The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.)
INDEX
DECEMBER 31, 2002

                                                                        PAGE(s)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................    F-101

FINANCIAL STATEMENTS

Balance Sheet........................................................    F-102

Statement of Income and Changes in Owner's Equity....................    F-103

Statement of Cash Flows..............................................    F-104

Notes to Financial Statements........................................    F-105

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Crystal City Courtyard by Marriott (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the "Hotel") at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which the date is August 29, 2003

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets
   Cash and cash equivalents                                    $    95,236
   Guest and trade accounts receivable, net of allowance
    for doubtful accounts of $1,760                                 215,006
   Inventory                                                         69,738
   Prepaid expenses and other current assets                         50,263
                                                                -----------
           Total current assets                                     430,243
Property and equipment, net                                      34,244,329
                                                                -----------
           Total assets                                         $34,674,572
                                                                ===========
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Accounts payable                                             $   238,828
   Accrued compensation and benefits                                258,405
   Accrued taxes                                                     57,595
   Other accrued liabilities                                         52,817
                                                                ===========
           Total current liabilities                                607,645

Commitments and contingencies

Owner's equity                                                   34,066,927
                                                                -----------
           Total liabilities and owner's equity                 $34,674,572
                                                                ===========

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) STATEMENT OF INCOME AND CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2002

REVENUES
Rooms                                            $  8,092,112
Food and beverage                                   1,286,557
Telephone                                             182,386
Other                                                 451,506
                                                 ------------
           Total revenues                          10,012,561
                                                 ------------
DEPARTMENTAL EXPENSES
Rooms                                               1,619,417
Food and beverage                                   1,011,702
Telephone                                              48,559
Other                                                  98,288
                                                 ------------
           Total departmental expenses              2,777,966
                                                 ------------
UNDISTRIBUTED EXPENSES
Administrative and general                            835,807
Management fees                                       300,377
Franchise fees                                        445,066
Marketing                                             548,183
Property operation, maintenance and
 energy costs                                         676,167
Depreciation and amortization                       2,206,766
Allocated interest expense                            841,544
Equipment rent, local taxes and insurance             585,062
                                                 ------------
           Total undistributed expenses             6,438,972
                                                 ------------
Net income                                            795,623

OWNER'S EQUITY
Beginning of year                                  36,177,456
Distributions, net                                 (2,906,152)
                                                 ------------
End of year                                      $ 34,066,927
                                                 ============

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                  $   795,623
Depreciation and amortization                                 2,206,766
Change in working capital
   Guest and trade accounts receivable, net                     (81,023)
   Inventory                                                     (1,200)
   Prepaid expenses and other current assets                    (19,648)
   Accounts payable                                              67,582
   Accrued compensation and benefits                             36,696
   Accrued taxes                                               (100,561)
   Other accrued liabilities                                      1,077
   Advance deposits                                              (1,500)
                                                            -----------
           Net cash provided by operating activities          2,903,812
                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net                                       (72,142)
                                                            -----------
           Net cash used in financing activities                (72,142)
                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions, net                                           (2,906,152)
                                                            -----------
           Net cash used in financing activities             (2,906,152)
                                                            -----------
Decrease in cash and cash equivalents                           (74,482)

CASH AND CASH EQUIVALENTS
Beginning of period                                             169,718
                                                            -----------

End of period                                               $    95,236
                                                            ===========

   The accompanying notes are an integral part of these financial statements.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1.       BUSINESS AND BASIS OF PRESENTATION

         The real and personal property commonly known as Crystal City Courtyard by Marriott (the "Hotel"), a 272-room hotel located in the City of Arlington, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood"). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

         Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. ("CNL"). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission's ("SEC") rules and regulations regarding acquired businesses and properties.

         The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC's rules and regulations regarding acquired businesses and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood's management believes to be reasonable. However, management believes that the Hotel's administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

         The Hotel's operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

         For tax purposes, the Hotel's real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with certain provisions in the Internal Revenue Code. The Hotel's operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel's operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.       SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORY

         Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         REVENUE RECOGNITION

         The Hotel's revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

         ADVERTISING

         Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $12,000.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel's services are sold, as well as the dispersion of customers across many geographic areas.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

Land                                   $  3,740,000
Building and improvements                32,828,811
Equipment                                 7,015,681
Construction in progress                     34,803
                                       ------------
                                         43,619,295

Less:  accumulated depreciation          (9,374,966)
                                       ------------
                                       $ 34,244,329
                                       ============

4.       COMMITMENTS AND CONTINGENCIES

         FRANCHISE AGREEMENT

         Under Starwood's franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees of 5.5 percent of gross room sales. Additionally, the Marriott agreement requires monthly national marketing fees of 2 percent of gross room sales and a reservation fee of 1 percent of gross room sales. Total franchise expense for 2002 was approximately $445,000. Total national marketing fee expense was approximately $162,000 for the year ended December 31, 2002. Total reservation fee expense was approximately $139,000 for the year ended December 31, 2002.

         CONTINGENCIES

         In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.       RELATED PARTY TRANSACTIONS

         Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers' compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $451,000 for the year ended December 31, 2002.

         The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $251,000 for the year ended December 31, 2002.

CRYSTAL CITY COURTYARD BY MARRIOTT
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

6.       EMPLOYEE BENEFIT PLAN

         The Hotel participates in a 401(k) plan (the "Plan") which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

         Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $35,000 for the year ended December 31, 2002.

7.       SUBSEQUENT EVENT

         On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.)
INDEX
JUNE 30, 2003

                                                                                      PAGE(s)
UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets........................................................       F-110

Unaudited Statements of Income and Changes in Owner's Equity....................       F-111

Unaudited Statements of Cash Flows..............................................       F-112

Notes to Unaudited Financial Statements.........................................       F-113

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED BALANCE SHEETS
JUNE 30, 2003 AND DECEMBER 31, 2002

                                                              2003           2002
ASSETS
Current assets
  Cash and cash equivalents                               $     86,664   $    363,786
  Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $81,884 and $79,414                716,070        799,119
  Inventory                                                    318,585        342,621
  Prepaid expenses and other current assets                    157,510        198,837
                                                          ------------   ------------
          Total current assets                               1,278,829      1,704,363

Property and equipment, net                                 51,481,302     52,747,184
                                                          ------------   ------------
          Total assets                                    $ 52,760,131   $ 54,451,547
                                                          ============   ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Book overdraft                                          $    208,642   $    124,997
  Accounts payable                                             323,646        333,144
  Accrued compensation and benefits                            481,472        469,273
  Accrued taxes                                                151,718        116,880
  Other accrued liabilities                                    223,296        195,565
  Advance deposits                                              97,062         73,472
                                                          ------------   ------------
          Total current liabilities                          1,485,836      1,313,331
Commitments and contingencies

Owner's equity                                              51,274,295     53,138,216
                                                          ------------   ------------
          Total liabilities and owner's equity            $ 52,760,131   $ 54,451,547
                                                          ============   ============

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED STATEMENTS OF INCOME AND CHANGES IN OWNER'S EQUITY
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                SIX-MONTH PERIODS
                                                  ENDED JUNE 30,
                                                2003             2002
REVENUES
Rooms                                       $  5,959,735   $  6,789,083
Food and beverage                              4,296,089      4,334,005
Telephone                                        171,364        194,579
Other                                            271,219        210,280
                                            ------------   ------------
           Total revenues                     10,698,407     11,527,947
                                            ------------   ------------
DEPARTMENTAL EXPENSES
Rooms                                          1,239,987      1,340,308
Food and beverage                              2,512,491      2,612,112
Telephone                                         81,808         92,143
Other                                             89,439         86,908
                                            ------------   ------------
           Total departmental expenses         3,923,725      4,131,471
                                            ------------   ------------
UNDISTRIBUTED EXPENSES
Administrative and general                       561,501        579,008
Management fees                                  320,952        345,838
Franchise fees                                   454,385        503,121
Marketing                                        509,787        479,719
Property operation, maintenance and
 energy costs                                    652,195        650,491
Depreciation and amortization                  1,273,517      1,451,046
Allocated interest expense                       637,432        673,756
Equipment rent, local taxes and insurance        289,993        192,170
                                            ------------   ------------
           Total undistributed expenses        4,699,762      4,875,149
                                            ------------   ------------
Net income                                     2,074,920      2,521,327
OWNER'S EQUITY
Beginning of period                           53,138,216     55,870,883
Distributions, net                            (3,938,841)    (2,904,659)
                                            ------------   ------------
End of period                               $ 51,274,295   $ 55,487,551
                                            ============   ============

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) UNAUDITED STATEMENTS OF CASH FLOWS
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                                SIX-MONTH PERIODS
                                                                  ENDED JUNE 30,
                                                               2003           2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  2,074,920   $  2,521,327
Depreciation                                                  1,268,018      1,437,603
Amortization                                                      5,499         13,443
Change in working capital
  Guest and trade accounts receivable, net                       83,049       (830,557)
  Inventory                                                      18,537        (11,578)
  Prepaid expenses                                               41,327         24,092
  Accounts payable                                               (9,498)       193,493
  Accrued compensation and benefits                              12,199         (3,516)
  Accrued taxes                                                  34,838         73,716
  Other accrued liabilities                                      27,731        100,187
  Advance deposits                                               23,590          4,358
                                                           ------------   ------------
          Net cash provided by operating
           activities                                         3,580,210      3,522,568
                                                           ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net                                        (2,136)       217,014
                                                           ------------   ------------
          Net cash (used in) provided by investing
           activities                                            (2,136)       217,014
                                                           ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions, net                                           (3,938,841)    (2,904,659)
Book overdraft                                                   83,645       (316,647)
                                                           ------------   ------------
          Net cash used in financing activities              (3,855,196)    (3,221,306)
                                                           ------------   ------------
Increase (decrease) in cash and cash equivalents               (277,122)       518,276

CASH AND CASH EQUIVALENTS
Beginning of period                                             363,786        151,024
                                                           ------------   ------------
End of period                                              $     86,664   $    669,300
                                                           ============   ============

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2003

1.       GENERAL

        The statements presented herein have been prepared in accordance with the accounting principles described in the Marriott BWI 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

        The statements for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.)
INDEX
DECEMBER 31, 2002

                                                                         PAGE(s)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.....................   F-115

FINANCIAL STATEMENTS

Balance Sheet..........................................................   F-116

Statement of Income and Changes in Owner's Equity......................   F-117

Statement of Cash Flows................................................   F-118

Notes to Financial Statements..........................................   F-119

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Marriott BWI (a wholly owned property of Starwood Hotels & Resorts Worldwide, Inc.) (the "Hotel") at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
July 18, 2003, except as to the second
paragraph of Note 1 and Note 7 for which the date is August 29, 2003

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets
  Cash and cash equivalents                               $    363,786
  Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $79,414                            799,119
  Inventory                                                    342,621
  Prepaid expenses and other current assets                    198,837
                                                          ------------
          Total current assets                               1,704,363

Property and equipment, net                                 52,747,184
                                                          ------------
          Total assets                                    $ 54,451,547
                                                          ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Book overdraft                                          $    124,997
  Accounts payable                                             333,144
  Accrued compensation and benefits                            469,273
  Accrued taxes                                                116,880
  Other accrued liabilities                                    195,565
  Advance deposits                                              73,472
                                                          ------------
          Total current liabilities                          1,313,331

Commitments and contingencies

Owner's equity                                              53,138,216
                                                          ------------
          Total liabilities and owner's equity            $ 54,451,547
                                                          ============

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) STATEMENT OF INCOME AND CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2002

REVENUES
Rooms                                       $ 13,403,457
Food and beverage                              8,466,146
Telephone                                        353,960
Other                                            400,638
                                            ------------
          Total revenues                      22,624,201
                                            ------------
DEPARTMENTAL EXPENSES
Rooms                                          2,523,002
Food and beverage                              5,235,608
Telephone                                        194,715
Other                                            184,063
                                            ------------
          Total departmental expenses          8,137,388
                                            ------------
UNDISTRIBUTED EXPENSES
Administrative and general                     1,245,567
Management fees                                  678,726
Franchise fees                                   992,599
Marketing                                        934,543
Property operation, maintenance and
 energy costs                                  1,307,066
Depreciation and amortization                  2,930,468
Allocated interest expense                     1,321,734
Equipment rent, local taxes and insurance        461,136
                                            ------------
          Total undistributed expenses         9,871,839
                                            ------------
Net income                                     4,614,974

OWNER'S EQUITY
Beginning of year                             55,870,883
Distributions, net                            (7,347,641)
                                            ------------
End of year                                 $ 53,138,216
                                            ============

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                        $ 4,614,974
Depreciation                                        2,902,596
Amortization                                           27,872
Change in working capital
  Guest and trade accounts receivable, net             80,947
  Inventory                                           (40,792)
  Prepaid expenses                                    (33,615)
  Accounts payable                                    296,484
  Accrued compensation and benefits                   142,961
  Accrued taxes                                         2,107
  Other accrued liabilities                          (141,616)
  Advance deposits                                    (25,233)
                                                  -----------
          Net cash provided by operating
           activities                               7,826,685
                                                  -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from equipment disposals, net                114,105
                                                  -----------
          Net cash provided by investing
           activities                                 114,105
                                                  -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions, net                                 (7,347,641)
Book overdraft                                       (380,387)
                                                  -----------
          Net cash used in financing activities    (7,728,028)
                                                  -----------
Increase in cash and cash equivalents                 212,762

CASH AND CASH EQUIVALENTS
Beginning of year                                     151,024
                                                  -----------
End of year                                       $   363,786
                                                  ===========

   The accompanying notes are an integral part of these financial statements.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1.       BUSINESS AND BASIS OF PRESENTATION

         The real and personal property commonly known as Marriott BWI (the "Hotel"), a 310-room hotel located in the City of Linthuum, is owned and operated by subsidiaries of Starwood Hotels & Resorts Worldwide, Inc. ("Starwood"). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

         Effective August 29, 2003, the Hotel was sold to CNL Hospitality Properties, Inc. ("CNL"). The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of CNL complying with the Securities and Exchange Commission's ("SEC") rules and regulations regarding acquired businesses and properties.

         The financial statements reflect the historical accounts of the Hotel. Additionally, the financial statements include certain adjustments for the purpose of CNL complying with the SEC's rules and regulations regarding acquired business and properties, including the allocation of general and administrative expenses from Starwood in the form of management fees and the allocation of interest expense. The management fees, calculated as a percentage of revenue, are based on determinations that Starwood's management believes to be reasonable. However, management believes that the Hotel's administrative and general expenses on a stand-alone basis may have been different had the Hotel operated as an unaffiliated entity.

         The Hotel's operations have been financed through its operating cash flows, and investments in and advances from Starwood. Interest expense has been allocated to the Hotel based on the debt-to-equity ratios and weighted average interest rate of Starwood for the year ended December 31, 2002. The Hotel is expected to have a capital structure different from Starwood post acquisition; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

         For tax purposes, the Hotel's real estate and the majority of its equipment are owned by a subsidiary of Starwood that has elected to be taxed as a Real Estate Investment Trust ("REIT") under the Internal Revenue Code. The REIT is exempt from the payment of tax assuming it complies with the related provisions in the Internal Revenue Code. The Hotel's operations are included in entities that are part of a group that files a consolidated tax return. For tax reporting purposes, the Hotel pays rent to the REIT. The rent, which is eliminated in connection with the preparation of these financial statements, has the effect of offsetting the majority of the taxable income generated by the Hotel's operating activities. Accordingly, no provision for income taxes has been made in these financial statements.

2.       SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORY

         Inventory consists of food and beverage stock items as well as linens, china, glass, silver, uniforms, utensils and guest room items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Significant purchases of linens, china, glass, silver, uniforms, utensils and guest room items are recorded at purchased cost and amortized to 50 percent of their cost over 36 months. Normal replacement purchases are expense as incurred.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Interest incurred during construction of the Hotel is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 15 years for building improvements and 3-10 years for furniture and equipment.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         REVENUE RECOGNITION

         The Hotel's revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

         ADVERTISING

         Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $18,000.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is limited due to the wide variety of customers and industries to which the Hotel's services are sold, as well as the dispersion of customers across many geographic areas.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 2002:

Land                              $    3,600,000
Building and improvements             53,495,504
Equipment                              7,951,714
Construction in progress                  23,219
                                  --------------
                                      65,070,437
Less:  accumulated depreciation      (12,323,253)
                                  --------------
                                  $   52,747,184
                                  ==============

4.       COMMITMENTS AND CONTINGENCIES

         FRANCHISE AGREEMENT

         Under Starwood's franchise agreement with Marriott International, the Hotel is required to pay monthly franchise fees at 6 percent of gross room sales and 3 percent of gross food and beverage sales, as defined. Additionally, the Marriott agreement requires monthly national marketing fees of 1 percent of gross room sales. Total franchise expense was approximately $993,000 for the year ended December 31, 2002. Total national marketing fee expense was approximately $134,000 for the year ended December 31, 2002.

         CONTINGENCIES

         In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.       RELATED PARTY TRANSACTIONS

         Starwood charges the Hotel for certain reimbursable expenses including insurance premiums paid by Starwood on behalf of the Hotel for general liability and workers' compensation insurance as well as any direct costs incurred on behalf of the Hotel. The amount paid to Starwood for these services and other reimbursable costs was approximately $662,000 for the year ended December 31, 2002.

         The Hotel participates in national marketing, co-op advertising and frequent guest programs operated by Starwood under the Starwood brands. Fees for these programs were approximately $459,000 for the year ended December 31, 2002.

6.       EMPLOYEE BENEFIT PLAN

         The Hotel participates in a 401(k) plan (the "Plan") which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing after the participant attains age 21 and is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

MARRIOTT BWI
(A WHOLLY OWNED PROPERTY OF STARWOOD HOTELS & RESORTS WORLDWIDE, INC.) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         Participants may contribute from 1 percent to 18 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches participant contributions dollar for dollar for the first 2 percent of eligible employee compensation and $.50 for every dollar over 2 percent up to 4 percent. Matching contributions made by the Hotel were approximately $58,000 for the year ended December 31, 2002.

7.       SUBSEQUENT EVENT

         On August 29, 2003, the Hotel was acquired by CNL Hospitality Properties, Inc.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION)
INDEX
JUNE 30, 2003

                                                                          PAGE(s)
UNAUDITED FINANCIAL STATEMENTS

Unaudited Balance Sheets................................................   F-124

Unaudited Statements of Income and Changes in Owner's Equity............   F-125

Unaudited Statements of Cash Flows......................................   F-126

Notes to Unaudited Financial Statements.................................   F-127

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) UNAUDITED BALANCE SHEETS
JUNE 30, 2003 AND DECEMBER 31, 2002

                                                                    2003           2002
ASSETS
Current assets
  Cash and cash equivalents                                     $    696,232   $    458,362
  Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $77,494 and $73,608, respectively      3,022,494      2,659,615
  Inventory                                                          105,171        110,804
  Prepaid expenses and other current assets                          424,929        529,583
                                                                ------------   ------------
          Total current assets                                     4,248,826      3,758,364

Property and equipment, net                                       11,392,244     11,999,869
                                                                ------------   ------------
          Total assets                                          $ 15,641,070   $ 15,758,233
                                                                ============   ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Book overdraft                                                $    557,616   $    568,812
  Accounts payable                                                   657,864        534,451
  Accrued compensation and benefits                                  902,994      1,062,738
  Accrued taxes                                                      468,876        502,055
  Other accrued liabilities                                          442,224        410,027
  Advance deposits                                                   186,763        201,806
                                                                ------------   ------------
          Total current liabilities                                3,216,337      3,279,889

Commitments and contingencies
Owner's equity                                                    12,424,733     12,478,344
                                                                ------------   ------------
          Total liabilities and owner's equity                  $ 15,641,070   $ 15,758,233
                                                                ============   ============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) UNAUDITED STATEMENTS OF INCOME AND CHANGES IN OWNER'S EQUITY
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                        SIX-MONTH PERIODS
                                                          ENDED JUNE 30,
                                                        2003           2002
REVENUES
Rooms                                               $  9,197,766   $  9,595,945
Food and beverage                                      6,599,219      6,653,191
Telephone                                                358,234        445,983
Other                                                    234,811        360,441
                                                    ------------   ------------
          Total revenues                              16,390,030     17,055,560
                                                    ------------   ------------
DEPARTMENTAL EXPENSES
Rooms                                                  2,334,260      2,399,901
Food and beverage                                      5,700,929      5,722,246
Telephone                                                193,366        177,907
                                                    ------------   ------------
          Total departmental expenses                  8,228,555      8,300,054
                                                    ------------   ------------
UNDISTRIBUTED EXPENSES
General and administrative                             1,112,194      1,155,461
Management fees                                          628,990        750,943
Marketing                                                896,066        987,466
Property operations, maintenance and energy costs      1,597,752      1,594,884
Depreciation                                             612,685        599,898
Allocated interest expense                                     -         13,953
Local taxes and insurance                                899,911        741,010
                                                    ------------   ------------
          Total undistributed expenses                 5,747,598      5,843,615
                                                    ------------   ------------
Income before allocation of income taxes               2,413,877      2,911,891
Allocation of consolidated income taxes                  893,134      1,077,400
                                                    ------------   ------------
Net income                                             1,520,743      1,834,491

OWNER'S EQUITY
Beginning of period                                   12,478,344     14,587,799
Distributions, net                                    (1,574,354)    (3,886,431)
                                                    ------------   ------------
End of period                                       $ 12,424,733   $ 12,535,859
                                                    ============   ============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) UNAUDITED STATEMENTS OF CASH FLOWS
SIX-MONTH PERIODS ENDED JUNE 30, 2003 AND 2002

                                                           SIX-MONTH PERIODS
                                                             ENDED JUNE 30,
                                                          2003           2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                            $  1,520,743   $  1,834,491
Adjustments to reconcile net income to net cash
 provided by operating activities
  Depreciation                                             612,685        599,898
  Change in working capital components
    Guest and trade accounts receivable, net              (362,878)       301,414
    Inventory                                                5,633          1,576
    Prepaid expenses and other assets                      104,654        240,149
    Advance deposits                                       (15,043)      (201,729)
    Accounts payable                                       123,413       (105,723)
    Accrued compensation and benefits                     (159,744)       145,511
    Accrued taxes                                          (33,179)       113,153
    Other accrued liabilities                               32,197       (181,431)
                                                      ------------   ------------
          Net cash provided by operating activities      1,828,481      2,747,309
                                                      ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures, net                                   (5,061)       (19,708)
                                                      ------------   ------------
          Net cash used in investing activities             (5,061)       (19,708)
                                                      ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Book overdraft                                             (11,196)       (56,683)
Distributions, net                                      (1,574,354)    (3,886,431)
                                                      ------------   ------------
          Net cash used in financing activities         (1,585,550)    (3,943,114)
                                                      ------------   ------------
Increase (decrease) in cash and cash equivalents           237,870     (1,215,513)

CASH AND CASH EQUIVALENTS
Beginning of period                                        458,362      1,523,642
                                                      ------------   ------------
End of period                                         $    696,232   $    308,129
                                                      ============   ============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) NOTES TO UNAUDITED FINANCIAL STATEMENTS
JUNE 30, 2003

1.       GENERAL

         The statements presented herein have been prepared in accordance with the accounting principles described in the Hyatt Regency Dearborn 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

         The statements as of and for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION)
INDEX
DECEMBER 31, 2002

                                                                          PAGE(s)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS......................   F-129

FINANCIAL STATEMENTS

Balance Sheet...........................................................   F-130

Statement of Income and Changes in Owner's Equity.......................   F-131

Statement of Cash Flows.................................................   F-132

Notes to Financial Statements...........................................   F-133

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION)
INDEX
DECEMBER 31, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Hyatt Regency Dearborn (a wholly owned property of Ford Motor Land Development Corporation) (the "Hotel") at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
September 5, 2003

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION)
BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets
  Cash and cash equivalents                               $    458,362
  Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $73,608                          2,659,615
  Inventory                                                    110,804
  Prepaid expenses and other current assets                    529,583
                                                          ------------
          Total current assets                               3,758,364
Property and equipment, net                                 11,999,869
                                                          ------------
          Total assets                                    $ 15,758,233
                                                          ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
  Book overdraft                                          $    568,810
  Accounts payable                                             534,454
  Accrued compensation and benefits                          1,062,738
  Accrued taxes                                                502,055
  Other accrued liabilities                                    410,026
  Advance deposits                                             201,806
                                                          ------------
          Total current liabilities                          3,279,889

Commitments and contingencies

Owner's equity                                              12,478,344
                                                          ------------
          Total liabilities and owner's equity            $ 15,758,233
                                                          ============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) STATEMENT OF INCOME AND CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2002

REVENUES
Rooms                                      $   19,697,315
Food and beverage                              14,286,607
Telephone                                         827,484
Other                                             614,404
                                           --------------
          Total revenues                       35,425,810
                                           --------------
DEPARTMENTAL EXPENSES
Rooms                                           5,007,935
Food and beverage                              11,927,389
Telephone                                         384,279
                                           --------------
          Total departmental expenses          17,319,603
                                           --------------
UNDISTRIBUTED EXPENSES
Administrative and general                      2,403,407
Management fee                                  1,612,196
Marketing                                       1,866,645
Property operation, maintenance and
 energy costs                                   3,216,278
Depreciation                                    1,206,945
Allocated interest expense                         27,905
Local taxes and insurance                       1,515,050
                                           --------------
          Total undistributed expenses         11,848,426
                                           --------------
Income before allocation of income taxes        6,257,781
Allocation of consolidated income taxes         2,315,379
                                           --------------
Net income                                      3,942,402

OWNER'S EQUITY
Beginning of year                              14,587,799
Distributions, net                             (6,051,857)
                                           --------------
End of year                                $   12,478,344
                                           ==============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                            $  3,942,402
Depreciation                                             1,206,945
Change in working capital
  Guest and trade accounts receivable, net                  59,739
  Inventory                                                 (2,726)
  Prepaid expenses and other current assets                 51,253
  Accounts payable                                        (127,303)
  Accrued compensation and benefits                         32,638
  Accrued taxes                                             52,201
  Other accrued liabilities                                (45,743)
  Advance deposits                                        (195,434)
                                                      ------------
          Net cash provided by operating activities      4,973,972
                                                      ------------
CASH FLOWS FROM INVESTING ACTIVITIES

Capital expenditures, net                                 (337,116)
                                                      ------------
          Net cash used in investing\ activities          (337,116)
                                                      ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Book overdraft                                             568,810
Distributions, net                                      (6,051,857)
                                                      ------------
          Net cash used in financing activities         (5,483,047)
                                                      ------------
Decrease in cash and cash equivalents                     (846,191)

CASH AND CASH EQUIVALENTS
Beginning of period                                      1,304,553
                                                      ------------
End of period                                         $    458,362
                                                      ============

   The accompanying notes are an integral part of these financial statements.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1.       BUSINESS AND BASIS OF PRESENTATION

         The real and personal property commonly known as Hyatt Regency Dearborn (the "Hotel"), a 772-room hotel located in the City of Dearborn, is owned by Ford Motor Land Development Corporation ("Ford") and is leased to Hyatt Corporation ("Hyatt"). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

         Effective August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford. The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties.

         The financial statements reflect the historical accounts of the Hotel. Under the terms of the lease arrangement between Ford and Hyatt, the amount of profit that Hyatt retains is considered to be the equivalent of a management fee (and is restated as such in the Statement of Operations) that would be incurred if Hyatt was operating the Hotel on Ford's behalf.

         The Hotel's operations have been financed through its operating cash flows, and investments in and advances from Ford. Interest expense has been allocated to the Hotel based on a property specific allocation of Ford's debt for the year ended December 31, 2002. Post acquisition, the Hotel is expected to have a capital structure different from Ford as presented in these financial statements; accordingly, interest expense is not necessarily indicative of the interest expense that the Hotel would have incurred as a separate, independent company.

         The Hotel is part of a group that files consolidated tax returns. Federal and state income tax expense has been allocated to the Hotel's accounts based on the effective tax rate incurred by Ford during the period.

2.       SIGNIFICANT ACCOUNTING POLICIES

         CASH AND CASH EQUIVALENTS

         The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         INVENTORY

         Inventory consists of food and beverage stock items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Purchases of linens, china, glass, silver, uniforms, utensils and guest room items are expensed as incurred.

         PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 36 years for buildings, 30 years for land improvements and 8-20 years for furniture and equipment.

         IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

         INCOME TAXES

         The Hotel is included in the consolidated federal income tax return of Ford, as well as the applicable state and local income tax returns where applicable. Income taxes have been computed using the statutory rate estimated to be paid by Ford for the Hotel's share of taxable income. In addition, the income tax effects of any temporary differences between financial and income tax reporting have been assumed by Ford.

         REVENUE RECOGNITION

         The Hotels' revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

         ADVERTISING

         Advertising costs are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $188,000.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounts principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is generally limited due to the wide variety of customers and industries to which the Hotel's services are sold, as well as the dispersion of customers across many geographic areas. During 2002, the Hotel derived approximately 13 percent of its revenues from Ford Motor Land Development Corporation and its affiliates.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

Land                              $    289,662
Building and land improvements      35,107,425
Furniture and equipment              3,584,939
                                  ------------
                                    38,982,026

Less:  accumulated depreciation    (26,982,157)
                                  ------------
                                  $ 11,999,869
                                  ============

4.       COMMITMENTS AND CONTINGENCIES

         CONTINGENCIES

         In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.       RELATED PARTY TRANSACTIONS

         In connection with its operations and Hyatt's customary practices, the Hotel incurred charges for services, programs and allocated costs from Hyatt and certain of its subsidiaries and affiliates for the year ended December 31, 2002 as follows:

Chain allocation                 $  534,293
Coordinated marketing services       41,233
Gold Passport program               285,719
Employees' benefit plans            710,381
Insurance                           497,725
Data processing services            171,468
Other                               224,546

         At December 31, 2002, amounts included in other accrued liabilities related to the above transactions were $114,864.

         In addition, the Hotel incurred charges of $104,212 in 2002 from a publicly-held company, in which Hyatt holds a minority interest, which provides certain consolidated travel agent payment processing facilities, Internet reservation capabilities and other
         Internet-related services.

         Additionally, Hyatt provides an aggregate of twelve complimentary rooms per year (on a space available basis) to employees who have completed one year of employment with Hyatt or any Hyatt hotel. The maximum number of complimentary room nights per employee in any one hotel is three nights per year. As required by Hyatt, the Hotel must generally reserve 1 percent of room inventory for employee complimentary rooms.

HYATT REGENCY DEARBORN
(A WHOLLY OWNED PROPERTY OF FORD MOTOR LAND DEVELOPMENT CORPORATION) NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         The Hotel's electricity and gas charges are billed directly to Ford to take advantage of lower energy costs associated with being under the Ford umbrella. Electricity and gas expense for the year ended December 31, 2002 was approximately $954,000.

6.       EMPLOYEE BENEFIT PLAN

         The Hotel participates in a 401(k) plan (the "Plan") which is a defined contribution plan. The Plan covers substantially all salaried and nonunion hourly employees. On the first day of the month following 90 days of employment, Hotel employees become eligible to participate in the Plan and may elect to make tax-deferred contributions. The Hotel matches contributions commencing when the participant is credited with at least 1,000 hours of service during a consecutive 12-month period of employment.

         Participants may contribute from 1 percent to 30 percent of their compensation annually, subject to certain limitations as defined by the Plan. The Hotel matches 3 percent of salaried employees' compensation and 2.1 percent of hourly employees' compensation. Matching contributions made by the Hotel were approximately $138,000 for the year ended December 31, 2002.

7.       SUBSEQUENT EVENT

         On August 28, 2003, CNL Hospitality Properties, Inc. acquired an 85 percent interest in the Hotel from Ford.

                           HOTEL DEL CORONADO ENTITIES
                                      INDEX
                                  JUNE 30, 2003

                                                                                  PAGE(s)
UNAUDITED COMBINED FINANCIAL STATEMENTS

Unaudited Combined Balance Sheets..........................................        F-138

Unaudited Combined Statements of Operations and Changes in Owner's Equity..        F-139

Unaudited Combined Statements of Cash Flows................................        F-140

Notes to Unaudited Combined Financial Statements...........................        F-141

                           HOTEL DEL CORONADO ENTITIES

                        Unaudited Combined Balance Sheets

                       June 30, 2003 and December 31, 2002

                                                       JUNE 30, 2003   DECEMBER 31, 2002
                                                       -------------   -----------------
                     ASSETS
Current assets
   Cash and cash equivalents                           $   8,509,813     $   6,806,127
   Accounts receivable, net                                7,848,194         6,385,876
   Prepaid expenses and other assets                       2,842,747         2,878,722
                                                       -------------     -------------
   Total current assets                                   19,200,754        16,070,725

   Hotel property, net of accumulated
           depreciation and amortization
           of $78,251,262 and $72,190,153                322,514,366       325,980,649
                                                       -------------     -------------

   Total assets                                        $ 341,715,120     $ 342,051,374
                                                       =============     =============

            LIABILITIES AND OWNER'S EQUITY

Current liabilities
   Accounts payable and accrued expenses               $  10,160,960     $   9,616,714
   Unearned revenue and deposits                           3,711,199         4,693,848
   Current portion of note payable                         3,616,794         3,616,794
                                                       -------------     -------------
   Total current liabilities                              17,488,953        17,927,356

   Note payable                                          146,031,833       147,809,128
                                                       -------------     -------------

   Total liabilities                                     163,520,786       165,736,484

   Owner's equity                                        178,194,334       176,314,890
                                                       -------------     -------------

   Total liabilities and owner's equity                $ 341,715,120     $ 342,051,374
                                                       =============     =============

See accompanying notes to unaudited combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
    Unaudited Combined Statements of Operations and Changes in Owner's Equity
                 Six-Month Periods Ended June 30, 2003 and 2002

                                                      2003           2002
                                                 -------------  -------------
Revenue:
   Rooms                                         $  26,198,750  $  25,140,468
   Food and beverage                                20,882,158     18,434,714
   Telephone                                           555,392        863,694
   Retail                                            3,185,684      2,470,603
   Rental at other                                   6,048,303      5,590,728
                                                 -------------  -------------
   Total revenue                                    56,870,287     52,500,207
                                                 -------------  -------------
Departmental expenses:
   Rooms                                             6,397,696      6,155,084
   Food and beverage                                15,247,358     13,725,131
   Telephone                                           376,998        319,300
   Retail                                              894,348        657,956
   Other                                             4,145,109      3,714,674
                                                 -------------  -------------

   Total departmental expenses                      27,061,509     24,572,145
                                                 -------------  -------------

       Departmental profit                          29,808,778     27,928,062
                                                 -------------  -------------
Interest income                                         32,612         50,971
                                                 -------------  -------------

Other expenses
   Management fees                                     853,425        787,929
   Administrative and general                        3,459,773      3,291,905
   Sales and marketing                               2,775,862      2,568,399
   Property operation and maintenance                2,464,123      2,506,399
   Energy                                              918,400        943,454
   Depreciation and amortization expense             6,061,109      6,304,060
   Interest expense                                  5,188,597      5,307,447
   Trustee fees                                         18,291         17,651
   Property taxes                                    1,601,299      1,699,997
   Insurance                                           606,411        594,099
   Base asset management fee                           502,045        181,463
   Other                                                37,022         48,253
                                                 -------------  -------------

   Total other expenses                             24,486,357     24,251,056
                                                 -------------  -------------

       Net income                                $   5,355,033  $   3,727,977
                                                 =============  =============

CHANGES IN OWNER'S EQUITY

Balance, beginning of the period                   176,314,890    185,159,146
Net income                                           5,355,033      3,727,977
Distributions, net                                  (3,475,589)    (5,951,562)
                                                 -------------  -------------

Balance, end of period                           $ 178,194,334  $ 182,935,561
                                                 =============  =============

See accompanying notes to unaudited combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                   Unaudited Combined Statements of Cash Flows
                 Six-Month Periods Ended June 30, 2003 and 2002

                                                                     2003           2002
                                                                 ------------   ------------
Cash flows from operating activities:
   Net income                                                    $  5,355,033   $  3,727,977
   Adjustments to reconcile net income to net cash
         provided by operating activities:
   Depreciation and amortization                                    6,061,109      6,304,060
   Increase in accounts receivable, net                            (1,462,318)    (4,308,132)
   Decrease (increase) in prepaid expenses and other assets            35,975        (76,264)
   Increase in accounts payable and accrued expense                   544,246      2,099,554
   Decrease in unearned revenue and deposits                         (982,649)      (719,801)
                                                                 ------------   ------------

   Net cash provided by operating activities                        9,551,396      7,027,394
                                                                 ------------   ------------

Cash flows used in investing activities:- payments for capital
   Payments for capital improvements                               (2,594,826)      (804,855)
   Decrease in restricted cash                                             --        678,062
                                                                 ------------   ------------
   Net cash used in investing activities                           (2,594,826)      (126,793)
                                                                 ------------   ------------

Cash flows from financing activities:
   Distributions, net                                              (3,475,589)    (5,951,562)
   Principal payments on note payable                              (1,777,295)    (1,659,124)
                                                                 ------------   ------------

   Net cash used in financing activities                           (5,252,884)    (7,610,686)
                                                                 ------------   ------------

   Net (decrease) increase in cash and cash equivalents             1,703,686       (710,085)
Cash and cash equivalents at the beginning of the period            6,806,127      8,313,237
                                                                 ------------   ------------

Cash and cash equivalents at the end of the period               $  8,509,813   $  7,603,152
                                                                 ============   ============
Supplemental disclosure of cash flow information:
   Cash paid for interest                                        $  5,188,597   $  5,307,447
                                                                 ============   ============

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                Notes to Unaudited Combined Financial Statements
                                  June 30, 2003

1.       GENERAL

         The statements presented herein have been prepared in accordance with the accounting principles described in the Hotel Del Coronado Entities 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

         The statements for the six months ended June 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

                           HOTEL DEL CORONADO ENTITIES
                                      INDEX
                                DECEMBER 31, 2002

                                                                                                             PAGE(s)
INDEPENDENT AUDITOR'S REPORT...............................................................................   F-143

COMBINED FINANCIAL STATEMENTS

Combined Balance Sheets....................................................................................   F-144

Combined Statements of Operations..........................................................................   F-145

Combined Statements of Changes in Owner's Equity...........................................................   F-146

Combined Statements of Cash Flows..........................................................................   F-147

Notes to Combined Financial Statements.....................................................................   F-148

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors of Lowe Enterprises, Inc.

We have audited the accompanying combined balance sheets of the Hotel del Coronado Entities (as defined in note 1 to the combined financial statements) (the Companies) as of December 31, 2002 and 2001 and the related combined statements of operations, changes in owner's equity, and cash flows for each of the years in the two-year period ended December 31, 2002. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Hotel del Coronado Entities as of December 31, 2002 and 2001 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
KPMG LLP

Los Angeles, California
October 28, 2003

                           HOTEL DEL CORONADO ENTITIES
                             Combined Balance Sheets
                           December 31, 2002 and 2001

                                                                                       2002                2001
                                                                                   -------------        -----------
                                     ASSETS
Current assets:
   Cash and cash equivalents                                                       $   6,806,127          8,313,237
   Restricted cash (note 3)                                                                   --            678,062
   Accounts receivable, less allowance for doubtful accounts of
      $192,826 and $140,408 in 2002 and 2001, respectively                             6,385,876          4,475,422
   Inventory                                                                           1,463,564          1,255,536
   Prepaid expenses and other assets                                                   1,415,158          1,126,250
                                                                                   -------------        -----------
        Total current assets                                                          16,070,725         15,848,507
   Hotel property, net of accumulated depreciation and amortization
      of $72,190,153 and $60,240,924 (notes 2 and 3)                                 325,980,649        336,117,555
                                                                                   -------------        -----------
        Total assets                                                               $ 342,051,374        351,966,062
                                                                                   =============        ===========
                          LIABILITIES AND OWNER'S EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                           $   9,616,714          7,924,036
   Unearned revenue and deposits                                                       4,693,848          4,080,641
   Current portion of note payable (note 3)                                            3,616,794          3,376,317
                                                                                   -------------        -----------
        Total current liabilities                                                     17,927,356         15,380,994
Note payable (note 3)                                                                147,809,128        151,425,922
                                                                                   -------------        -----------
        Total liabilities                                                            165,736,484        166,806,916
Owner's equity                                                                       176,314,890        185,159,146
                                                                                   -------------        -----------
        Total liabilities and owner's equity                                       $ 342,051,374        351,966,062
                                                                                   =============        ===========

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                        Combined Statements of Operations
                     Years ended December 31, 2002 and 2001

                                                                            2002              2001
                                                                       --------------     -----------
Revenue:
    Rooms                                                              $   52,198,995      47,851,533
    Food and beverage                                                      38,715,097      35,426,849
    Telephone                                                               1,341,206       1,480,698
    Retail                                                                  5,850,271       4,552,570
    Rental and other                                                       10,708,407      11,197,846
                                                                       --------------     -----------
                  Total revenue                                           108,813,976     100,509,496
                                                                       --------------     -----------
Departmental expenses:
    Rooms                                                                  12,333,362      11,279,169
    Food and beverage                                                      29,062,757      26,686,695
    Telephone                                                                 669,723         673,729
    Retail                                                                  4,270,092       3,386,503
    Other                                                                   4,746,045       4,945,399
                                                                       --------------     -----------
                  Total departmental expenses                              51,081,979      46,971,495
                                                                       --------------     -----------
                  Departmental profit                                      57,731,997      53,538,001
                                                                       --------------     -----------
Interest income                                                               111,151         303,069
                                                                       --------------     -----------
Other expenses:
    Hotel management fees (note 6)                                          1,110,085       1,257,885
    Administrative and general                                              7,279,284       6,791,378
    Sales and marketing (note 6)                                            5,254,451       5,154,291
    Property operation and maintenance                                      4,764,740       5,112,573
    Energy                                                                  1,963,680       2,280,414
    Depreciation and amortization expense                                  11,949,229      12,554,463
    Interest expense (note 3)                                              10,556,491      10,782,269
    Trustee fees (note 6)                                                      35,273          35,115
    Property taxes                                                          3,446,649       3,130,052
    Insurance                                                               1,199,223         747,007
    Base asset management fees (note 6)                                     1,007,220         362,359
    Other                                                                      31,642         221,707
                                                                       --------------     -----------
                  Total other expenses                                     48,597,967      48,429,513
                                                                       --------------     -----------
                  Net income                                           $    9,245,181       5,411,557
                                                                       ==============     ===========

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                Combined Statements of Changes in Owner's Equity
                     Years ended December 31, 2002 and 2001

Owner's equity, December 31, 2000                                      $  177,011,909
Capital contributions                                                       6,303,000
Distributions                                                              (3,567,320)
Net income                                                                  5,411,557
                                                                       --------------
Owner's equity, December 31, 2001                                         185,159,146
Capital contributions                                                       9,000,328
Distributions                                                             (27,089,765)
Net income                                                                  9,245,181
                                                                       --------------
Owner's equity, December 31, 2002                                      $  176,314,890
                                                                       ==============

See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES
                        Combined Statements of Cash Flows
                     Years ended December 31, 2002 and 2001

                                                                       2002            2001
                                                                   ------------     ----------
Cash flows from operating activities:
   Net income                                                      $  9,245,181      5,411,557
   Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                              11,949,229     12,554,463
          (Increase) decrease in accounts receivable, net            (1,910,454)     2,385,823
          Increase in inventory                                        (208,028)      (229,215)
          Increase in prepaid expenses and other assets                (288,908)      (417,910)
          Increase (decrease) in accounts payable and accrued
                     expenses                                         1,692,678     (2,376,040)
          Increase in unearned revenue and deposits                     613,207        537,900
                                                                   ------------     ----------
            Net cash provided by operating activities                21,092,905     17,866,578
                                                                   ------------     ----------
Cash flows from investing activities:
     Payments for capital improvements                               (1,812,323)   (15,765,574)
     Decrease in restricted cash                                        678,062      1,958,963
                                                                   ------------     ----------
            Net cash used in investing activities                    (1,134,261)   (13,806,611)
                                                                   ------------     ----------
Cash flows from financing activities:
     Capital contributions                                            9,000,328      6,303,000
     Distributions                                                  (27,089,765)    (3,567,320)
     Principal paid on note payable                                  (3,376,317)    (3,151,829)
                                                                   ------------     ----------
            Net cash used in financing activities                   (21,465,754)      (416,149)
                                                                   ------------     ----------
            Net (decrease) increase in cash and cash equivalents     (1,507,110)     3,643,818
Cash and cash equivalents at the beginning of the year                8,313,237      4,669,419
                                                                   ------------     ----------
Cash and cash equivalents at the end of the year                   $  6,806,127      8,313,237
                                                                   ============     ==========
Supplemental disclosure of cash flow information:
     Cash paid for interest                                        $ 10,575,904     10,782,269

         See accompanying notes to combined financial statements.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      DESCRIPTION OF BUSINESS AND PRINCIPLES OF COMBINATION

                  The accompanying combined financial statements include the accounts of L-O Coronado Member, Inc. and its subsidiaries and L-O Coronado Holding, Inc. and its subsidiary (collectively, Hotel del Coronado Entities). As further discussed below, L-O Coronado Member, Inc. and L-O Coronado Holding, Inc. are ultimately wholly owned by the Public Employees Retirement System of Ohio (OPERS). All significant intercompany transactions have been eliminated.

                  L-O Coronado Member, Inc. is a wholly owned subsidiary of a trust for OPERS for which Wells Fargo Bank N.A. is the trustee (Wells Fargo Trust). L-O Coronado Holding, Inc. is a wholly owned subsidiary of a trust for OPERS for which Ronald E. Silva is the trustee (Coronado Trust). The Wells Fargo Trust and the Coronado Trust (collectively, the Trusts) were established for the purpose of facilitating OPERS' investments in real estate that is managed by Lowe Enterprises, Inc.
                  (Lowe). Property management is provided by a subsidiary of Destination Hotels and Resorts, Inc. (DH&R). DH&R is a subsidiary of Lowe.

                  L-O Coronado Holding, Inc.'s sole asset is an investment in its subsidiary, L-O Coronado Holding II, Inc. L-O Coronado Holding II, Inc. was formed to acquire and own the 692-room hotel known as the Hotel del Coronado (the Hotel) located in Coronado, California, which was acquired on August 28, 1997.

                  L-O Coronado Member, Inc. was formed to own stock in its subsidiaries, L-O Coronado Hotel, Inc. and L-O Coronado IP, Inc. L-O Coronado Hotel, Inc. was formed to operate the Hotel, as well as own the furnishings and equipment of the Hotel. L-O Coronado IP, Inc. was formed to own the intangible assets related to the Hotel.

                  During 2003, the Trusts made the decision to sell the Hotel and entered into a sales agreement. The accompanying combined financial statements have been prepared to accommodate the proposed buyer as further discussed below.

         (b)      BASIS OF ACCOUNTING

                  The Hotel del Coronado Entities maintain their books and records on a fair-value basis as that is the basis of accounting utilized by the ultimate owner, OPERS, as required by Government Accounting Standards Board No. 25, Financial Reporting for Defined Benefit Plans. The accompanying combined financial statements have been prepared for the purpose of a filing with the Securities and Exchange Commission by the proposed buyer of the Hotel; accordingly, these combined financial statements have been prepared on the historical-cost basis of accounting to comply with SEC requirements.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

         (c)      CASH EQUIVALENTS

                  Cash equivalents represent highly liquid investments purchased with an original maturity of three months or less.

         (d)      INVENTORY

                  Inventory consists primarily of food, beverage, and merchandise held for sale. Inventory is stated at cost, which approximates fair value.

         (e)      HOTEL PROPERTY

                  Hotel property is stated at cost, less accumulated depreciation and amortization. Depreciation of building, equipment, furniture, and fixtures is recorded on a straight-line basis over the estimated useful lives of the assets, which range from 3 to 39 years. Amortization of intellectual property is recorded on a straight-line basis over 15 years.

         (f)      FAIR VALUE OF FINANCIAL INSTRUMENTS

                  The estimated fair value of the note payable is determined based on the currently available terms of similar debt. The estimated fair values are $159,474,000 and $155,583,000 as of December 31, 2002 and 2001, respectively.

                  The carrying value of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates fair value, due to the short-term nature of these financial instruments.

         (g)      MANAGEMENT ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of revenue and expense for the period. Actual results could differ from those estimates.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

         (h)      INCOME TAXES

                  For federal income tax purposes, L-O Coronado Holding, Inc. and its subsidiary operate in a manner intended to enable them to qualify for tax-exempt status under Section 501(c) of the Internal Revenue Code. L-O Coronado Member, Inc. and its subsidiaries are taxable entities. Income taxes for L-O Coronado Member, Inc. and its subsidiaries are recorded under the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the amounts of existing assets and liabilities and their respective tax bases. To the extent that current available evidence about the future raises doubt about the realization of a deferred tax asset, a valuation allowance must be established. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(2)      HOTEL PROPERTY

         Hotel property consists of the following as of December 31, 2002 and 2001:

                                                2002             2001
                                            -------------     -----------
Land                                        $ 158,900,000     158,900,000
Building                                      125,160,264     124,502,411
Furniture and fixtures                         34,110,538      32,956,068
Intellectual property                          80,000,000      80,000,000
                                            -------------     -----------
                                              398,170,802     396,358,479
Accumulated depreciation and amortization     (72,190,153)    (60,240,924)
                                            -------------     -----------
                                            $ 325,980,649     336,117,555
                                            =============     ===========

         Intellectual property relates primarily to the intangible value of the Hotel del Coronado Brand. Such value was estimated in connection with allocating the purchase price among the assets acquired and liabilities assumed when the Hotel was acquired.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(3)      NOTE PAYABLE

         The note payable is secured by the Hotel. Amounts outstanding under the note bear interest at 6.9% per annum through January 1, 2008. Monthly principal and interest payments of $1,162,686 are due through January 1, 2008. Thereafter, monthly payments of $1,162,686 plus excess cash flow, as defined, are due through maturity on January 1, 2023. The interest rate for the period from January 1, 2008 through maturity is the greater of 11.9% or the Treasury rate, as defined, plus 5%. If the note payable is repaid prior to January 1, 2008, a prepayment penalty will be assessed.

         The note agreement has certain financial covenants, all of which were met as of December 31, 2002. The note agreement required that $3.2 million be deposited in an escrow account to be utilized to make certain repairs to the Hotel property. The remaining balance of this escrow account was released to the Hotel in 2002 and was $678,062 as of December 31, 2001. The note agreement also requires that an aggregate of 5% of operating income, as defined, be deposited in reserve accounts for capital improvements and purchases of furnishings and equipment.

         Principal payments due on the note payable as of December 31, 2002 are as follows:

2003                                                     $    3,616,794
2004                                                          3,874,398
2005                                                          4,150,350
2006                                                          4,445,956
2007                                                          4,762,618
Thereafter                                                  130,575,806
                                                         --------------
                                                         $  151,425,922
                                                         ==============

(4)      LEASES

         L-O Coronado Hotel, Inc. leases space to tenants at various terms. The majority of the tenants are charged a fixed base rental plus contingent rent based on a percentage of gross revenues, as defined, in excess of amounts stated in the lease agreements.

         Minimum future rentals on the noncancelable operating leases at December 31, 2002, excluding revenues from contingent rents, are as follows:

2003                                                     $      758,863
2004                                                            671,286
2005                                                            624,498
2006                                                            501,985
2007                                                            279,535
Thereafter                                                      850,080
                                                         --------------
                                                         $    3,686,247
                                                         ==============

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(5)      INCOME TAXES

         There is no provision for income taxes primarily due to the tax-exempt status of L-O Coronado Holding, Inc. and its subsidiary and the valuation allowance for deferred tax assets, related primarily to net operating loss carryforwards, recorded for L-O Coronado Member, Inc. and its subsidiaries. A valuation allowance equal to the deferred tax asset has been recorded as realization of such deferred tax asset is not more likely than not.

         At December 31, 2002, L-O Coronado Member, Inc. has a consolidated net operating loss carryforward for federal income tax purposes of approximately $55 million, expiring at various dates through 2021, and a net operating loss carryforward for California franchise tax purposes of approximately $30 million, expiring at various dates through 2006.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(6)      RELATED PARTY TRANSACTIONS

         (a)      TRUSTEE AND MANAGEMENT FEES

                  Wells Fargo Bank N.A., as trustee, is entitled to receive, on an annual basis, trustee fees equal to 0.04% of the first $185 million of cost of the Wells Fargo Trust assets (see note 1) and 0.03% of the Wells Fargo Trust assets in excess of $185 million. Trustee fees to Wells Fargo Bank N.A. are allocated pro rata among the Wells Fargo Trust assets. Ronald E. Silva, as trustee, is entitled to receive, on an annual basis, trustee fees equal to $1.

                  Pursuant to various agreements, the Hotel del Coronado Entities pay the following to Lowe or its affiliates:

                  - Beginning January 1, 2002, the base asset management fee for the Hotel is 0.5% of the Average Daily Outstanding Capital Account Balance. Prior to January 1, 2002, such fee was based on various percentages depending on the performance of the Hotel.

                  - An incentive asset management fee based on the "adjusted gross profit distributions," as defined, that exceeds a cumulative return to OPERS, as defined.

                  - Hotel management fees based on a maximum of 1.5% of the Hotel's gross revenues or, if lower, annual costs as defined in the management agreements. Reimbursements for marketing costs not to exceed 0.5% of gross revenues, as defined, and project management costs related to capital expenditures. The management agreements also require the L-O Coronado Hotel, Inc. to annually expend or reserve 3% of gross revenue, as defined, for the purchase, repair, and replacement of Hotel property, furniture, fixtures, and equipment. In addition, L-O Coronado Hotel, Inc. is obligated to pay the compensation of personnel employed at the Hotel property, professional fees, and certain out-of-pocket expenses.

                  - For the years ended December 31, 2002 and 2001, the Hotel del Coronado Entities incurred trustee fees of $35,273 and $35,115, base asset management fees of $1,007,220 and $362,359, Hotel management fees of $1,110,085 and $1,257,885, marketing costs of
                           $544,376 and $38,818, and project management costs of $10,997 and $2,357,930, respectively. No incentive asset management fees are currently payable as of December 31, 2002 and 2001 based on net distributed income, and no potential incentive fees were accrued as of December 31, 2002 and 2001.

         (b)      HOTEL EMPLOYEES

                  Nonunion Hotel employees may participate in a 401(k) plan sponsored by DH&R. L-O Coronado Hotel, Inc. matches 25% of employees' contributions to the plan, up to 3% of the employees' annual salaries.

                           HOTEL DEL CORONADO ENTITIES

                     Notes to Combined Financial Statements

                           DECEMBER 31, 2002 AND 2001

(7)      COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Hotel del Coronado Entities is subject to certain claims and litigation, including unasserted claims. The Hotel del Coronado Entities, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on its financial position or results of its operations.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
INDEX
SEPTEMBER 30, 2003

                                                                                                                   PAGE(s)
FINANCIAL STATEMENTS

Unaudited Balance Sheets.........................................................................................   F-156

Unaudited Statements of Income and Changes in Owner's Equity.....................................................   F-157

Unaudited Statements of Cash Flows...............................................................................   F-158

Notes to Financial Statements....................................................................................   F-159

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED BALANCE SHEETS
SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

                                                                   2003           2002
ASSETS
Current assets
   Cash and cash equivalents                                   $    595,865   $    316,944
   Guest and trade receivable, net of allowance for
    doubtful accounts of $76,640 and $181,812                     2,428,862      3,263,945
   Inventory                                                        263,995        241,553
   Prepaid expenses and other current assets                        606,326        299,551
                                                               ------------   ------------
           Total current assets                                   3,895,048      4,121,993
Property and equipment, net                                      54,866,741     55,619,207
Goodwill                                                          3,060,648      3,060,648
                                                               ------------   ------------
           Total assets                                        $ 61,822,437   $ 62,801,848
                                                               ============   ============
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Book overdraft                                              $    932,131   $    933,786
   Accounts payable                                               1,007,734        339,219
   Accrued compensation and benefits                                956,042        747,066
   Accrued taxes                                                    538,777        393,281
   Other accrued liabilities                                      1,160,963      2,470,464
   Advance deposits                                                 518,044        421,036
                                                               ------------   ------------
           Total current liabilities                              5,113,691      5,304,852
Note payable to owner                                            54,557,252     54,557,252
                                                               ------------   ------------
           Total liabilities                                     59,670,943     59,862,104
Commitments and contingencies
Owner's equity                                                    2,151,494      2,939,744
                                                               ------------   ------------
           Total liabilities and owner's equity                $ 61,822,437   $ 62,801,848
                                                               ============   ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED STATEMENTS OF INCOME AND CHANGES IN OWNERS' EQUITY
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                   NINE-MONTH PERIODS
                                                                   ENDED SEPTEMBER 30,
                                                                   2003           2002
REVENUES
Rooms                                                          $ 18,804,285    $ 18,912,280
Food and beverage                                                 9,420,563       9,088,994
Telephone                                                           535,319         563,154
Health club and spa                                                 811,688         826,957
Other income                                                        861,316         893,508
                                                               ------------    ------------
           Total revenues                                        30,433,171      30,284,893
                                                               ------------    ------------
DEPARTMENTAL EXPENSES
Rooms                                                             5,130,189       4,895,857
Food and beverage                                                 6,965,689       6,716,439
Telephone                                                           337,118         286,212
Health club and spa                                                 659,058         675,521
                                                               ------------    ------------
           Total departmental expenses                           13,092,054      12,574,029
                                                               ------------    ------------
UNDISTRIBUTED EXPENSES
Administrative and general                                        2,611,752       2,742,278
Management fee                                                    1,305,463       1,234,347
Marketing                                                         1,740,452       1,641,028
Property operation, maintenance and energy costs                  2,657,940       2,666,335
Depreciation                                                      2,447,808       1,993,254
Interest expense                                                  3,682,615       3,682,615
Real estate, property tax and insurance                             884,499       1,143,331
                                                               ------------    ------------
           Total undistributed expenses                          15,330,529      15,103,188
                                                               ------------    ------------
Income before allocation of income taxes                          2,010,588       2,607,676
Allocation of income taxes                                          834,092       1,081,794
                                                               ------------    ------------
Net income                                                        1,176,496       1,525,882
OWNER'S EQUITY
Beginning of year                                                 2,939,744       3,880,215
(Distributions) and contributions, net                           (1,964,746)        201,179
                                                               ------------    ------------
End of year                                                    $  2,151,494    $  5,607,276
                                                               ============    ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
UNAUDITED STATEMENTS OF CASH FLOWS
NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2003 AND 2002

                                                                     NINE-MONTH PERIODS
                                                                     ENDED SEPTEMBER 30,
                                                                     2003           2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                       $  1,176,496   $  1,525,882
Depreciation                                                        2,447,808      1,993,254
Change in current assets and liabilities
   Guest and trade accounts receivable, net                           835,083       (956,369)
   Inventory                                                          (22,442)        27,681
   Prepaid expenses and other current assets                         (306,775)       113,071
   Accounts payable                                                   668,515          3,357
   Accrued compensation and benefits                                  208,976        403,022
   Accrued taxes                                                      145,496         13,964
   Other accrued liabilities                                       (1,309,501)    (1,280,350)
   Advance deposits                                                    97,008         87,507
                                                                 ------------   ------------
           Net cash provided by operating
            activities                                              3,940,664      1,931,019
                                                                 ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                               (1,695,342)    (1,136,040)
                                                                 ------------   ------------
           Net cash used in investing activities                   (1,695,342)    (1,136,040)
                                                                 ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
(Distributions) and contributions, net                             (1,964,746)       201,179
Book overdraft                                                         (1,655)       138,061
                                                                 ------------   ------------
           Net cash (used in) provided by financing activities     (1,966,401)       339,240
                                                                 ------------   ------------
Increase in cash and cash equivalents                                 278,921      1,134,219
CASH AND CASH EQUIVALENTS
Beginning of period                                                   316,944        804,038
                                                                 ------------   ------------
End of period                                                    $    595,865   $  1,938,257
                                                                 ============   ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2003

1.       GENERAL

         The statements presented herein have been prepared in accordance with the accounting principles described in the Capital Hilton 2002 financial statements and should be read in conjunction with the notes to financial statements which appear in that report.

         The statements for the nine months ended September 30, 2003 and 2002 are unaudited; however, in the opinion of management, all adjustments (which include only normal recurring accruals) have been made which are considered necessary to present fairly the operating results and financial position for the unaudited periods.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
INDEX
DECEMBER 31, 2002

                                                                                                                     PAGE(s)
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...............................................................      F-161

FINANCIAL STATEMENTS

Balance Sheet....................................................................................................      F-162

Statement of Income and Changes in Owner's Equity................................................................      F-163

Statement of Cash Flows..........................................................................................      F-164

Notes to Financial Statements....................................................................................      F-165

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the board of directors and shareholders of CNL Hospitality Properties, Inc.

In our opinion, the accompanying balance sheet and the related statements of income and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of the Capital Hilton (a wholly owned property of Hilton Hotels Corporation) (the "Hotel") at December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Hotel's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida
January 10, 2004

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
BALANCE SHEET
DECEMBER 31, 2002

ASSETS
Current assets
   Cash and cash equivalents                               $   316,944
   Guest and trade accounts receivable, net of allowance
   for doubtful accounts of $181,812                         3,263,945
   Inventory                                                   241,553
   Prepaid expenses and other current assets                   299,551
                                                           -----------
           Total current assets                              4,121,993
Property and equipment, net                                 55,619,207
Goodwill                                                     3,060,648
                                                           -----------
           Total assets                                    $62,801,848
                                                           -----------
LIABILITIES AND OWNER'S EQUITY
Current liabilities
   Book overdraft                                          $   933,786
   Accounts payable                                            339,219
   Accrued compensation and benefits                           747,066
   Accrued taxes                                               393,281
   Other accrued liabilities                                 2,470,464
   Advance deposits                                            421,036
                                                           -----------
           Total current liabilities                         5,304,852
Note payable to owner                                       54,557,252
                                                           -----------
           Total liabilities                                59,862,104
Commitments and contingencies
Owner's equity                                               2,939,744
                                                           -----------
           Total liabilities and owner's equity            $62,801,848
                                                           ===========

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
STATEMENT OF INCOME AND CHANGES IN OWNER'S EQUITY
YEAR ENDED DECEMBER 31, 2002

REVENUES
Rooms                                                      $ 24,423,617
Food and beverage                                            12,008,425
Telephone                                                       751,667
Health club and spa                                           1,105,905
Other income                                                  1,214,913
                                                           ------------
           Total revenues                                    39,504,527
                                                           ------------
DEPARTMENTAL EXPENSES
Rooms                                                         6,493,840
Food and beverage                                             8,946,186
Telephone                                                       390,476
Health club and spa                                             892,214
                                                           ------------
           Total departmental expenses                       16,722,716
                                                           ------------
UNDISTRIBUTED EXPENSES
Administrative and general                                    3,681,629
Management fee                                                1,580,181
Marketing                                                     2,189,021
Property operation, maintenance and
 energy costs                                                 3,381,166
Depreciation                                                  2,726,774
Interest expense                                              4,910,153
Real estate, property tax and insurance                       1,565,598
                                                           ------------
           Total undistributed expenses                      20,034,522
                                                           ------------
Income before allocation of income taxes                      2,747,289
Allocation of income taxes                                    1,139,713
                                                           ------------
Net income                                                    1,607,576
OWNER'S EQUITY
Beginning of year                                             3,880,215
Distributions, net                                           (2,548,047)
                                                           ------------
End of year                                                $  2,939,744
                                                           ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                 $  1,607,576
Depreciation                                                  2,726,774
Change in current assets and liabilities
   Guest and trade accounts receivable, net                    (108,929)
   Inventory                                                     14,257
   Prepaid expenses and other current assets                    254,018
   Accounts payable                                            (492,161)
   Accrued compensation and benefits                             79,123
   Accrued taxes                                                 89,853
   Other accrued liabilities                                    (86,329)
   Advance deposits                                             224,508
                                                           ------------
           Net cash provided by operating activities          4,308,690
                                                           ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures                                         (2,941,821)
                                                           ------------
           Net cash used in investing activities             (2,941,821)
                                                           ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Book overdraft                                                  694,084
Distributions                                                (2,548,047)
                                                           ------------
           Net cash used in financing activities             (1,853,963)
                                                           ------------
Decrease in cash and cash equivalents                          (487,094)
CASH AND CASH EQUIVALENTS
Beginning of period                                             804,038
                                                           ------------
End of period                                              $    316,944
                                                           ============

   The accompanying notes are an integral part of these financial statements.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

1.       BUSINESS AND BASIS OF PRESENTATION

         The real and personal property commonly known as the Capital Hilton (the "Hotel"), a 544-room hotel located in Washington, DC, is owned by Hilton Hotels Corporation ("Hilton"). The financial statements presented herein reflect the assets, liabilities and operations of the Hotel.

         Effective December 17, 2003, CNL Hospitality Properties, Inc. acquired a 75 percent interest in the Hotel from Hilton. The accompanying financial statements have been prepared to present the historical financial results of the Hotel and are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses and properties. The financial statements reflect the historical accounts of the Hotel.

         The Hotel's operations have been financed through its operating cash flows, and a note payable to Hilton. Interest expense has been charged to the Hotel based on the terms of the note agreement. Post acquisition, the Hotel is expected to have a capital structure different from that presented in these financial statements.

         The Hotel is part of a group that files consolidated tax returns. Federal and state income tax expense has been allocated to the Hotel's accounts based on the statutory rates in effect at that time.

2.       SIGNIFICANT ACCOUNTING POLICIES

                  CASH AND CASH EQUIVALENTS

         The Hotel considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

                  INVENTORY

         Inventory consists of food and beverage stock items. Food and beverage inventory is recorded at the lower of FIFO cost (first-in, first-out) or market. Purchases of linens, china, glass, silver, uniforms, utensils and guest room items are expensed as incurred.

                  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Interest incurred during construction of facilities is capitalized and amortized over the life of the asset. Costs of improvements are capitalized. Cost of normal repairs and maintenance are charged to expense as incurred. Upon the sale or retirement of property and equipment, the cost and related accumulated depreciation are removed from the respective accounts, and the resulting gain or loss, if any, is included in income.

         Depreciation is provided on a straight-line basis over the estimated useful life of the assets. The service lives of assets are generally 40 years for buildings, 8 years for furniture and equipment, and 3 years for computer equipment.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

                  GOODWILL

         Goodwill represents the excess of the purchase price over the fair value of net assets from the 1996 acquisition of the remaining 50 percent interest in the Hotel. Hilton accounts for goodwill in accordance with FAS 142 which requires that goodwill is not amortized but reviewed annually for impairment. Prior to January 1, 2002, goodwill was amortized using the straight-line method over 40 years.

                  IMPAIRMENT OF LONG-LIVED ASSETS

         Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount to future undiscounted net cash flows expected to be generated by the asset. If assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the assets' carrying amount exceeds its fair value.

                  INCOME TAXES

         The Hotel is included in the consolidated federal income tax return of Hilton, as well as the applicable state and local income tax returns. Income taxes have been computed using the statutory rates estimated to be paid by Hilton for the Hotel's share of taxable income. In addition, the income tax effects of any temporary differences between financial and income tax reporting have been assumed by Hilton.

                  REVENUE RECOGNITION

         The Hotels' revenues are derived from its operations and include revenues from the rental of rooms, food and beverage sales, telephone usage and other service revenue. Revenue is recognized when rooms are occupied and services have been performed.

                  ADVERTISING

         Advertising costs, in addition to the marketing fee paid to Hilton, are expensed as incurred. Advertising expense for the year ended December 31, 2002 was approximately $272,000.

                  USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  CONCENTRATION OF CREDIT RISK

         Financial instruments which potentially subject the Hotel to a concentration of credit risk consist principally of guest and trade accounts receivable. Concentration of credit risk with respect to guest and trade accounts receivable is generally limited due to the wide variety of customers and industries to which the Hotel's services are sold, as well as the dispersion of customers across many geographic areas.

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

3.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

Land                                  $ 15,212,556
Building and leasehold improvements     46,017,167
Furniture and equipment                 16,951,488
Construction in progress                 1,070,171
Computer equipment                         150,000
                                      ------------
                                        79,401,382
Less:  accumulated depreciation        (23,782,175)
                                      ------------
                                      $ 55,619,207
                                      ============

4.       COMMITMENTS AND CONTINGENCIES

         In the normal course of business, the Hotel is subject to certain claims and litigation, including unasserted claims. The Hotel, based on its current knowledge and discussion with its legal counsel, is of the opinion that such legal matters will not have a material adverse effect on the financial position or results of operations of the Hotel.

5.       RELATED PARTY TRANSACTIONS

         Note payable to owner consists of an interest-only note payable to Hilton with a principal maturity date of March 31, 2016. Interest payments are due quarterly at an annual rate of 9 percent. Interest expense for the year totaled $4,910,153.

         The Hotel is charged a management fee, by Hilton, computed at 4% of total gross revenues, as defined by the management agreement. Management fees incurred for the year ended December 31, 2002 totaled $1,580,180.

         The Hotel procures the majority of its supplies and hotel equipment, including computer hardware and software, from Hilton Supply Management, a wholly-owned subsidiary of Hilton Hotels Corporation. The amount of purchases for the year ended December 31, 2002 totaled $1,341,180.

         In connection with its operations and Hilton's customary practices, the Hotel incurred charges for services, programs and allocated costs from Hilton for the year ended December 31, 2002 as follows:

Hilton Honors Program                                                                  $ 430,883
Hilton Reservations Worldwide                                                            295,785
HHC Group sales                                                                          227,403
HHC Group marketing                                                                      201,264

CAPITAL HILTON
(A WHOLLY OWNED PROPERTY OF HILTON HOTELS CORPORATION)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2002

         At December 31, 2002, amounts included in other accrued liabilities related to the above transactions were $41,587.

6.       EMPLOYEE BENEFIT PLAN

         The Hotel participates in a 401(k) plan (the "Plan") which is a defined contribution plan. The Plan covers employees who are not covered by a collective bargaining agreement (unless such plan provides for participation) after attainment of age 21 and after completing one year of service, as defined in the plan document. Participants may contribute from 1 percent to 50 percent of their compensation on a pre-tax basis each year. Hilton contributes an amount equal to 100 percent of the first 3 percent of a participant's compensation deferrals and 50 percent of the next 2 percent of a participant's compensation deferrals. Matching contributions made by the Hotel were approximately $90,000 for the year ended December 31, 2002.

7.       SUBSEQUENT EVENT

         On December 17, 2003, CNL Hospitality Properties, Inc. acquired a 75 percent interest in the Hotel from Hilton Hotels Corporation.

                           OTHER FINANCIAL INFORMATION

                  Marriott International, Inc. and Subsidiaries
                             Selected Financial Data
                      (in Millions, except per share data)

Condensed Consolidated Balance Sheets Data:

                            September 12,   January 3,   December 28,
                                2003           2003          2001
                            -------------   ----------   ------------
Current Assets              $       1,258   $    1,773   $      2,747
Noncurrent Assets                   6,814        6,523          6,360
Current Liabilities                 1,883        2,207          1,970
Noncurrent Liabilities              2,521        2,516          3,659
Minority Interest                      20            -              -
Stockholders' Equity                3,648        3,573          3,478

Condensed Consolidated Statements of Income
Data:

                                                           Thirty-Six     Fiscal Year   Fiscal Year    Fiscal Year
                                                           Weeks Ended       Ended         Ended          Ended
                                                          September 12,    January 3,   December 28,   December 29,
                                                              2003           2003           2001           2000
                                                          -------------   -----------   ------------   ------------
Gross revenues                                            $       6,153   $     8,441   $      7,786   $      7,911
Costs and expenses (including income tax expense)                 5,847         8,164          7,550          7,432
Income from discontinued operations                                  27             -              -              -
                                                          -------------   -----------   ------------   ------------

Net income                                                $         333   $       277   $        236   $        479
                                                          =============   ===========   ============   ============

Basic earnings per share                                  $        1.43   $      1.15   $       0.97   $       1.99
                                                          =============   ===========   ============   ============

Diluted earnings per share                                $        1.36   $      1.10   $       0.92   $       1.89
                                                          =============   ===========   ============   ============

                                   ADDENDUM TO
                                   APPENDIX B

                            PRIOR PERFORMANCE TABLES

                  THE TABLE I AND TABLE II AS WELL AS TABLE III FOR CNL RESTAURANT PROPERTIES, INC. AND CNL RETIREMENT PROPERTIES, INC. IN THIS ADDENDUM UPDATES AND REPLACES TABLE I AND TABLE II AS WELL AS TABLE III FOR CNL RESTAURANT PROPERTIES, INC. AND CNL RETIREMENT PROPERTIES, INC. IN APPENDIX B TO THE PROSPECTUS, DATED APRIL 30, 2003.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                                                                       CNL Retirement
                                                                         Properties,
                                                                            Inc.
                                                                        ------------
                                                                       (Notes 1 and 2)
Dollar amount offered                                                   $310,000,000
                                                                        ============

Dollar amount raised                                                      (Note 3)
                                                                        ------------

Less offering expenses:

   Selling commissions and discounts                                            (7.5)
   Organizational expenses                                                      (3.0)
   Marketing support and due diligence
     expense reimbursement fees
     (includes amounts reallowed to
     unaffiliated entities)                                                     (0.5)
                                                                        ------------
                                                                               (11.0)
                                                                        ------------
Reserve for operations                                                            --
                                                                        ------------
Percent available for investment                                                89.0%
                                                                        ============
Acquisition costs:

   Cash down payment                                                            84.0%
   Acquisition fees paid to affiliates                                           4.5
   Acquisition expenses                                                           .5
                                                                        ------------
Total acquisition costs                                                         89.0%
                                                                        ============

Percent leveraged (mortgage financing
   divided by total acquisition costs)                                            --

Date offering began                                                          9/18/98
                                                                         and 9/19/00

Length of offering (in months)                                            24 and 20,
                                                                        respectively

Months to invest 90% of amount
   available for investment measured
   from date of offering                                                  19 and 24,
                                                                        respectively

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The Initial Offering of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares), including $50,463
                  (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002 Offering"), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the Retirement Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the reinvestment plan.

Note 2: The amounts shown represent the results of the Retirement Properties REIT's Initial Offering and 2000 Offering only due to the fact that the 2002 Offering was not yet fully subscribed at December 31, 2002.

Note 3: During its Initial Offering and the 2000 Offering, the Retirement Properties REIT raised $9,718,974 or 6.3% and $155,000,000 or 100%, respectively, of the dollar amount offered.

      Past performance is not necessarily indicative of future performance.

                                    TABLE II
                             COMPENSATION TO SPONSOR

                                                                        CNL Retirement
                                                                          Properties,
                                                                             Inc.               Other Programs
                                                                        ---------------         --------------
                                                                           (Note 2)                (Note 1)
Date offering commenced                                                 9/18/98, 9/19/00
                                                                            and  5/24/02           (Note 1)
Dollar amount raised                                                        $442,346,060           (Note 1)
                                                                            ============           =======

Amount paid to sponsor from proceeds
   of offering:
     Selling commissions and discounts                                        33,175,952
     Real estate commissions                                                          --
     Acquisition fees                                                         19,887,341
     Marketing support and due diligence
       expense reimbursement fees
       (includes amounts reallowed to
       unaffiliated entities)                                                  2,211,731
                                                                            ------------
Total amount paid to sponsor                                                  55,275,024           (Note 1)
                                                                            ============           =======
Dollar amount of cash generated from (used in)
   operations before deducting payments
   to sponsor:
     2002                                                                     18,120,532              167,271,966
     2001                                                                      2,466,324              101,478,002
     2000                                                                      1,349,284             (103,119,307)
     1999                                                                         51,647              NA
     1998                                                                             --              NA
     1997                                                                             --              NA
     1996                                                                             --
     1995                                                                             --
     1994                                                                             --
     1993                                                                             --
Amount paid to sponsor from operations (administrative, accounting and management fees) (Note 5):
     2002                                                                      1,335,769                7,333,973
     2001                                                                        292,945                8,241,644
     2000                                                                        253,265                5,489,273
     1999                                                                         38,796              NA
     1998                                                                             --              NA
     1997                                                                             --              NA
     1996                                                                             --
     1995                                                                             --
     1994                                                                             --
     1993                                                                             --
Dollar amount of property sales and refinancing before deducting payments to sponsor:
     Cash (Note 6)                                                                    --              433,519,616
     Notes                                                                            --                       --
Amount paid to sponsors from property sales and refinancing:
     Real estate commissions                                                          --                       --
     Incentive fees                                                                   --                       --
Other (Notes 3 and 4)                                                          2,051,748                4,480,309

Note 1: Other Programs in the table above includes prior public programs sponsored by CNL whose offerings were fully subscribed prior to January 1, 2000. This column present payments to the sponsor during the three years ended December 31, 2002 by the CNL Income Funds (18 limited partnerships) and CNL Restaurant Properties, Inc. (the "Restaurant Properties REIT"), a REIT, all of which invested in triple-net leased restaurant properties. A total of approximately $1.36 billion was raised from 1986 to 1999 for these programs.

Note 2: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it

      Past performance is not necessarily indicative of future performance.

Note 2
   (Continued):   received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. As of December 31, 2002, the Retirement
                  Properties REIT had received subscription proceeds of $277,627,086 (27,762,705 shares) from its 2002 Offering, including $739,169 (73,917 shares) issued pursuant to the reinvestment plan. The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering, including subscription proceeds issued pursuant to the reinvestment plan as of December 31, 2002.

Note 3: In addition to acquisition fees paid on gross proceeds from the offerings, CNL Retirement Corp., the advisor of the Retirement Properties REIT, is entitled to receive acquisition fees for services related to obtaining permanent financing that is used to acquire properties. The acquisition fees are equal to 4.5% of the loan proceeds from the permanent financing. During the year ended December 31, 2002, the Retirement Properties REIT paid the advisor $2,051,748 in acquisition fees relating to permanent financing for properties owned by the Retirement Properties REIT. These acquisition fees were not paid using proceeds from the offerings.

Note 4: During the years ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT (included in "Other Programs") incurred $1,493,436, $1,493,436 and $1,493,437, respectively, of soliciting dealer servicing fees payable to the sponsor, and during the years ended December 31, 2002 and 2001, the Hospitality Properties REIT incurred $293,000 and $293,002, respectively, in soliciting dealer servicing fees payable to the sponsor. As of December 31, 2002, no such fees had been incurred with respect to the Retirement Properties REIT.

Note 5: In connection with its Initial Offering, the Retirement Properties REIT had agreed to issue and sell soliciting dealer warrants ("Soliciting Dealer Warrants") to CNL Securities Corp. The price for each warrant was $0.0008 and one warrant was issued for every 25 shares sold by the managing dealer. The holder of a Soliciting Dealer Warrant is entitled to purchase one share of common stock from the Retirement Properties REIT at a price of $12.00 during the five year period commencing the date the Initial Offering began. During the year ended December 31, 2000, the Retirement Properties REIT issued 35,776 Soliciting Dealer Warrants to CNL Securities Corp. For the years ended December 31, 2002 and 2001, no Soliciting Dealer Warrants were issued.

Note 6: Excludes properties sold and substituted with replacement properties, as permitted under the terms of the lease agreements.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III

                       Operating Results of Prior Programs

                                         CNL RESTAURANT PROPERTIES, INC.

                                                                                                          1997
                                                          1994          1995              1996           (Notes 2
                                                        (Note 1)      (Note 23)         (Note 23)         and 23)
                                                       --------      ---------         ----------      ------------
  Continuing Operations:
    Gross revenue (Note 24)                            $    --       $ 539,776         $4,363,456      $ 15,516,102
    Equity in earnings of unconsolidated
    joint venture                                           --              --                 --                --

    Gain (loss) on sale of assets (Notes 7,
      15, 18, 21 and 23)                                    --              --                 --                --
    Provision for losses on assets (Notes 12,
      14, 17 and 23)                                        --              --                 --                --
    Sale of real estate (Notes 23 and 24)                   --              --                 --                --
    Interest income                                         --         119,355          1,843,228         3,941,831
    Less:  Operating expenses (Note 23)                     --        (186,145)          (908,924)       (2,066,962)
           Transaction costs                                --              --                 --                --
           Loss on investment in securities                 --              --                 --                --
           Provision for loss on mortgage
           notes held for sale                              --              --                 --                --
           Provision for loss on mortgage,
           equipment and other notes
           receivables                                      --              --                 --                --
           Interest expense (Note 23)                       --              --                 --                --
           Cost of real estate sold (Notes 23
             and 24)                                        --              --                 --                --
           Depreciation and amortization
             (Note 23)                                      --        (104,131)          (521,871)       (1,795,062)
           Loss on termination of cash flow
           hedge accounting                                 --              --                 --                --
           Advisor acquisition expense
             (Note 16)                                      --              --                 --                --
           Minority interest in (income)/loss
          of consolidated joint ventures                    --             (76)           (29,927)          (31,453)
  Discontinued Operations:
    Earnings/(loss) from discontinued
    operations, net (Note 23)                               --              --                 --                --
    Gain on disposal of discontinued
    operations, net (Note 23)                               --              --                 --                --
  Cumulative effect of accounting change                    --              --                 --                --
                                                       --------      ---------         ----------      ------------
  Net income (loss) - GAAP basis                            --         368,779          4,745,962        15,564,456
                                                       ========      =========         ==========      ============
  Taxable income
    -  from operations (Note 8)                             --         379,935          4,894,262        15,727,311
                                                       ========      =========         ==========      ============
    -  from gain (loss) on sale (Notes 7, 15,
       18 and 21)                                           --              --                 --           (41,115)
                                                       ========      =========         ==========      ============
  Cash generated from (used in) operations
    (Notes 4 and 5)                                         --         498,459          5,482,540         17,076,214
  Cash generated from sales (Notes 7, 15, 18
    and 21)                                                 --              --                 --          6,289,236
  Cash generated from refinancing                           --              --                 --                 --
                                                       --------      ---------         ----------      ------------
  Cash generated from (used in) operations,
  sales  and refinancing                                    --         498,459          5,482,540         23,365,450
  Less:  Cash distributions to investors (Note 9)

        -  from operating cash flow (Note 4)                --        (498,459)        (5,439,404)       (16,854,297)
        -  from sale of properties                          --              --                 --                 --
        -  from cash flow from prior period                 --              --                 --                 --
        -  from return of capital (Note 10)                 --        (136,827)                --                 --
                                                       --------      ---------         ----------      ------------
  Cash generated (deficiency) after cash
  distributions                                             --        (136,827)            43,136          6,511,153
  Special items (not including sales of real
  estate and refinancing):
        Subscriptions received from                         --      38,454,158        100,792,991        222,482,560
        stockholders
        Sale of common stock to CNL Fund
        Advisors, Inc.                                 200,000              --                 --                 --
        Retirement of shares of common stock
        (Note 13)                                           --              --                 --                 --
        Contributions from minority interest
        of consolidated joint venture                       --         200,000             97,419                 --
        Distributions to minority interest                  --              --            (39,121)           (34,020)
        Payment of stock issuance costs
          (Note 20)                                        (19)     (3,680,704)        (8,486,188)       (19,542,862)
        Acquisition of land and buildings on
        operating leases (Note 4)                           --     (18,835,969)       (36,104,148)      (143,542,667)
        Investment in direct financing leases
        (Note 4)                                            --      (1,364,960)       (13,372,621)       (39,155,974)

      Past performance is not necessarily indicative of future performance.

    1998              1999             2000                2001               2002
  (Notes 3          (Notes 3         (Notes 3            (Notes 3           (Notes 3
   and 23)           and 23)          and 23)            and 23)             and 23)
 -----------       -----------     ------------        ------------        -----------
 $29,560,219       $55,511,625     $ 86,558,213        $107,560,301        $99,358,298
      16,018            97,307           97,559           1,106,775            921,453
          --        (1,851,838)        (721,230)         (1,136,997)          (347,179)
    (269,149)       (6,198,447)      (2,214,159)        (16,900,116)        (8,639,377)
          --                --               --         105,645,379        189,425,562
   8,984,546        13,335,146       29,794,446          48,699,202         40,882,800
  (3,493,160)      (12,047,844)     (28,550,472)        (33,479,222)       (37,889,123)
          --        (6,798,803)     (10,315,116)                 --                 --
          --                --       (5,347,659)           (121,675)                --
          --                --       (6,854,932)         (5,070,213)        (5,368,261)
          --                --       (1,804,000)        (28,199,674)        (3,098,660)
          --        (8,346,585)     (46,944,260)        (68,371,033)       (58,780,246)
          --                --               --         (97,586,970)      (175,184,763)
  (3,658,617)       (9,554,319)     (16,401,286)        (18,213,287)       (13,732,875)
          --                --               --          (8,060,600)                 --
          --       (76,333,516)              --                  --                  --
     (30,156)          (41,678)       1,023,730            (242,030)        (1,133,798)
   1,042,707         2,391,618        4,606,330          (6,240,436)        (1,892,409)
          --                --               --                  --         11,068,271
          --                --               --          (3,840,902)                --
 -----------       -----------     ------------        ------------         ----------
  32,152,408       (49,837,334)       2,927,163         (24,451,498)        35,589,693
 ===========       ===========     ============        ============         ==========
  33,553,390        58,152,473       28,881,542          22,681,442          3,205,385
 ===========       ===========     ============        ============         ==========
    (149,948)         (789,861)      (2,696,079)         (9,518,197)       (10,831,314)
 ===========       ===========     ============        ============         ==========
  39,116,275       307,261,214     (155,961,649)         48,203,362        111,493,558
   2,385,941         5,302,433       12,833,063          11,207,122         67,043,108
          --                --               --                  --                 --
 -----------       -----------     ------------        ------------         ----------
  41,502,216       312,563,647     (143,128,586)         59,410,484        178,536,666
 (39,116,275)      (60,078,825)              --         (48,203,362)       (67,990,684)
          --                --               --                  --                 --
    (265,053)               --      (66,329,582)        (18,263,335)                --
     (67,821)               --               --                  --                 --
 -----------       -----------     ------------        ------------        -----------
   2,053,067       252,484,822     (209,458,168)         (7,056,213)       110,545,982
 385,523,966           210,736               --           3,691,600          9,750,000
          --                --               --                  --                 --
    (639,528)          (50,891)              --                  --             (4,709)
          --           740,621           39,922                  --                 --
     (34,073)          (66,763)        (146,601)           (234,002)          (242,788)
 (34,579,650)         (737,190)      (1,493,436)         (1,493,436)        (1,493,437)
(200,101,667)     (286,411,210)    (160,901,355)        (26,051,869)        (7,211,699)
 (47,115,435)      (63,663,720)     (15,368,629)                 --                 --

      Past performance is not necessarily indicative of future performance.

                                                         1994                                                   1997
                                                       (Note 1)            1995                1996            (Note 2)
                                                       --------         ----------           --------         ----------
     Proceeds from sales of equipment
        direct financing leases                              --                 --                 --            962,274
      Proceeds from sale of consolidated
        partnership interest (Note 19)                       --                 --                 --                 --
      Proceeds from sale of securities                       --                 --                 --                 --
      Proceeds from borrowing from affiliate
        (Note 22)                                            --                 --                 --                 --
      Investment in joint venture                            --                 --                 --                 --
      Increase in restricted cash                            --                 --                 --                 --
      Purchase of other investments (Note 4)                 --                 --                 --                 --
      Investment in mortgage, equipment and
        other notes receivable (Note 4)                      --                 --        (13,547,264)       (16,923,383)
      Collections on mortgage, equipment and
        other notes receivable (Note 4)                      --                 --            133,850            250,732
      Redemption of (investment in)
        certificates of deposit                              --                 --                 --         (2,000,000)
      Proceeds from the issuance of bonds                    --                 --                 --                 --
      Payment on bonds                                       --                 --                 --                 --
      Proceeds from borrowing on credit
        facility, note payable and subordinated
        note payable                                         --                 --          3,666,896         19,721,804
      Payment on credit facility and note
        payable                                              --                 --           (145,080)       (20,784,577)
      Reimbursement of organization,
        acquisition, and deferred offering and
        stock issuance costs paid on behalf of
        CNL Restaurant Properties, Inc.
        by related parties                             (199,036)        (2,500,056)          (939,798)        (2,857,352)
      Decrease (increase) in intangibles and
        other assets                                         --           (628,142)        (1,103,896)                --
      Proceeds from borrowings on mortgage
        warehouse facilities                                 --                 --                 --                 --
      Payments on mortgage warehouse
        facilities                                           --                 --                 --                 --
      Payments of loan and bond issuance costs               --                 --                 --                 --
      Other                                                  --                 --            (54,533)            49,001
                                                       --------         ----------           --------         ----------
Cash generated (deficiency) after cash                      945         11,507,500         30,941,643          5,136,689
      distributions and special items                  ========         ==========           ========         ==========

TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (loss) (Notes 9 and 11)
     - from operations (Notes 8 and 25)                      --                 20                 61                 67
                                                       ========         ==========           ========         ==========
     - from recapture                                        --                 --                 --                 --
                                                       ========         ==========           ========         ==========
Capital gain (loss) (Notes 7, 15, 18 and 21)                 --                 --                 --                 --
                                                       ========         ==========           ========         ==========
Cash distributions to investors:
    Source (on GAAP basis):
     - from investment income                                --                 19                 59                 66
     - from capital gain                                     --                 --                 --                 --
     - from investment income from prior period              --                 --                 --                 --
     - from return of capital (Note 10)                      --                 14                  8                  6
                                                       --------         ----------           --------         ----------
Total distributions on GAAP basis (Note 11):                 --                 33                 67                 72
                                                       ========         ==========           ========         ==========
   Source (on cash basis):
     - from sales                                            --                 --                 --                 --
     - from refinancing                                      --                 --                 --                 --
     - from operations (Note 4)                              --                 26                 67                 72
     - from cash flow from prior period                      --                 --                 --                 --
     - from return of capital (Note 10)                      --                  7                 --                 --
                                                       --------         ----------           --------         ----------
Total distributions on cash basis (Note 11)                  --                 33                 67                 72
                                                       ========         ==========           ========         ==========
Total cash distributions as a percentage of                0.00%              5.34%              7.06%              7.45%
    original $1,000 investment (Note 6)
Total cumulative cash distributions per                      --                 33                100                172
    $1,000 investment from inception
Amount (in percentage terms) remaining
    invested in program properties at the
    end of each year (period) presented
   (original total acquisition cost of properties
    retained, divided by original total
    acquisition cost of all properties in
    program)  (Notes 7, 15, 18 and 21)                      N/A                100%               100%               100%

      Past performance is not necessarily indicative of future performance.

       1998             1999             2000               2001                2002
     (Notes 3         (Notes 3         (Notes 3           (Notes 3            (Notes 3
      and 23)          and 23)          and 23)            and 23)             and 23)
    ----------      ------------      -----------        ------------        ------------
            --         2,252,766        1,848,664           1,451,456              41,500
            --                --        1,187,238                  --                  --
            --                --        7,720,997             982,050                  --
            --                --               --           8,708,400          11,750,000
      (974,696)         (187,452)              --             (10,000)           (664,867)
            --                --       (1,875,838)         (9,055,564)          6,357,321
   (16,083,055)               --       (2,831,779)                 --                  --
   (10,724,398)      (31,004,345)     (11,130,607)        (11,457,682)         (6,606,837)
     1,555,623         3,894,067        8,334,231           9,325,173          14,967,959
            --         2,000,000               --                  --                  --
            --                --      280,906,000         177,222,667                  --
            --                --       (2,422,469)        (10,065,808)        (16,557,295)
     7,692,040       439,941,245      397,538,000          63,948,887         249,333,516
        (8,039)      (61,580,289)    (586,425,008)       (159,590,370)        (90,858,385)
    (4,574,925)       (1,492,310)              --                  --                  --
    (6,281,069)       (1,862,036)        (377,755)                 --                  --
            --        27,101,067      301,227,438         325,264,212         189,901,470
            --      (352,808,966)      (7,718,739)       (358,859,850)       (474,312,483)
            --        (5,947,397)     (20,891,532)         (9,633,523)            (22,557)
       (95,101)               --               --                  --                  --
    ----------      ------------      -----------        ------------        ------------
    75,613,060       (77,188,245)     (22,239,426)         (2,913,872)         (5,327,309)
    ==========      ============      ===========        ============        ============
            63                73               30                  15                  --
    ==========      ============      ===========        ============        ============
            --                --               --                  --                  --
    ==========      ============      ===========        ============        ============
            --                --               --                  --                  --
    ==========      ============      ===========        ============        ============
            60                --                3                  --                  40
            --                --               --                  --                  --
            --                --               --                  --                  --
            14                76               73                  76                  36
    ----------      ------------      -----------        ------------        ------------
            74                76               76                  76                  76
    ==========      ============      ===========        ============        ============
            --                --               --                  --                  --
            --                --               --                  --                  --
            73                76               --                  55                  76
             1                --               76                  21                  --
            --                --               --                  --                  --
    ----------      ------------      -----------        ------------        ------------
            74                76               76                  76                  76
    ==========      ============      ===========        ============        ============
         7.625%            7.625%           7.625%              7.625%              7.625%
           246               322              398                 474                 550
           100%              100%             100%                100%                100%

      Past performance is not necessarily indicative of future performance.

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective March 29, 1995, CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc. (the "Restaurant Properties REIT") registered for sale $165,000,000 of shares of common stock (the "Initial Offering"), including $15,000,000 available only to stockholders participating in the company's reinvestment plan. The Initial Offering of the Restaurant Properties REIT commenced April 19, 1995, and upon completion of the Initial Offering on February 6, 1997, had received subscription proceeds of $150,591,765 (7,529,588 shares), including $591,765 (29,588 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective January 31, 1997, the Restaurant Properties REIT registered for sale $275,000,000 of shares of common stock (the "1997 Offering"), including $25,000,000 available only to stockholders participating in the company's reinvestment plan. The 1997 Offering of the Restaurant Properties REIT commenced following the completion of the Initial Offering on February 6, 1997, and upon completion of the 1997 Offering on March 2, 1998, had received subscription proceeds of $251,872,648 (12,593,633 shares), including $1,872,648 (93,632 shares) issued pursuant to the reinvestment plan. Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective May 12, 1998, the Restaurant Properties REIT registered for sale $345,000,000 of shares of common stock (the "1998 Offering"). The 1998 Offering of the Restaurant Properties REIT commenced following the completion of the 1997 Offering on March 2, 1998. As of January 31, 1999, the Restaurant Properties REIT had received subscriptions totalling approximately $345,000,000 (17,250,000 shares), from the 1998 Offering, including $3,107,848 (155,393 shares) issued pursuant to the company's reinvestment plan. The 1998 Offering became fully subscribed in December 1998 and proceeds from the last subscriptions were received in January 1999. Activities through June 1, 1995, were devoted to organization of the Restaurant Properties REIT and operations had not begun.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 1997 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, 1997 Offering and 1998 Offering.

Note 4: Cash generated from operations from inception through September 1999 included cash received from tenants, less cash paid for expenses, plus interest received. In September 1999, the Restaurant Properties REIT acquired two companies which make and service mortgage loans and securitize portions of loans. Effective with these acquisitions, the Restaurant Properties REIT classifies its investments in and collections of mortgage loans held for sale, proceeds from sale of mortgage loans held for sale, proceeds from securitization transactions, acquisition in and proceeds from real estate held for sale and purchases of other investments held for sale as operating activities in its financial statements. The Restaurant Properties REIT continues to classify investments in mortgage loans, investments in land and buildings, investments in direct financing leases and other investments intended to be held as investments as investing activities in its financial statements.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the financial statements of the Restaurant Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: In May 1997 and July 1997, the Restaurant Properties REIT sold four properties and one property, respectively, to a tenant for $5,254,083 and $1,035,153, respectively, which was equal to the carrying value of the properties at the time of sale. In May and July 1998, the Restaurant Properties REIT sold two and one properties, respectively, to third parties for $1,605,154 and $1,152,262, respectively (and received net sales proceeds of approximately $1,233,700 and $629,435, respectively, after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale), which approximated the carrying value of the properties at the time of sale. As a result, no gain or loss was recognized for financial reporting purposes.

Note 8: Taxable income presented is before the dividends paid deduction.

Note 9:           For the years ended December 31, 2002, 2001, 2000, 1999, 1998,
                  1997, 1996 and 1995, 0%, 21%, 40%, 97%, 84.87%, 93.33%, 90.25%
                  and 59.82%, respectively, of the distributions received by stockholders were considered to be ordinary income and 100%, 79%, 60%, 15%, 15.13%, 6.67%, 9.75% and 40.18%, respectively, were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000, 1999, 1998, 1997, 1996 and 1995 are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

Note 10: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income (loss) includes deductions for depreciation and amortization expense and income from certain non-cash items. This amount is not required to be presented as a return of capital except for purposes of this table, and the Restaurant Properties REIT has not treated this amount as a return of capital for any other purpose. During the year ended December 31, 1999, accumulated net loss included a non-cash deduction for the advisor acquisition expense of $76.3 million (see Note
                  16). During the year ended December 31, 2001, the Restaurant Properties REIT recorded non-cash provisions for loan losses of $28.2 million due to financial difficulties of a borrower.

      Past performance is not necessarily indicative of future performance.

Note 11: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average dollars outstanding during each period presented.

Note 12: During the year ended December 31, 1998, the Restaurant Properties REIT recorded provisions for losses on land and buildings in the amount of $269,149 for financial reporting purposes relating to two Shoney's properties and two Boston Market properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1998 and the estimated net realizable value for these properties.

Note 13: In October 1998, the Board of Directors of the Restaurant Properties REIT elected to implement the Restaurant Properties REIT's redemption plan. Under the redemption plan, the Restaurant Properties REIT elected to redeem shares, subject to certain conditions and limitations. During the year ended December 31, 1998, 69,514 shares were redeemed at $9.20 per share ($639,528) and retired from shares outstanding of common stock. During 1999, as a result of the stockholders approving a one-for-two reverse stock split of common stock, the Restaurant Properties REIT agreed to redeem fractional shares (2,545 shares). During 2002, the Restaurant Properties REIT retired 325 shares of common stock.

Note 14: During the year ended December 31, 1999, the Restaurant Properties REIT recorded provisions for losses on buildings in the amount of $6,198,447 for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 1999 and the estimated net realizable value for these properties.

Note 15: During the year ended December 31, 1999, the Restaurant Properties REIT sold six properties and received aggregate net sales proceeds of $5,302,433, which resulted in a total aggregate loss of $781,192 for financial reporting purposes. The Restaurant Properties REIT reinvested the proceeds from the sale of properties in additional properties. In addition, the Restaurant Properties REIT recorded a loss on securitization of $1,070,646 for financial reporting purposes.

Note 16: On September 1, 1999, the Restaurant Properties REIT issued 6,150,000 shares of common stock to affiliates of the Restaurant Properties REIT to acquire its external advisor and two companies which make and service mortgage loans and securitize portions of loans. The Restaurant Properties REIT recorded an advisor acquisition expense of $76,333,516 relating to the acquisition of the external advisor, which represented the excess purchase price over the net assets acquired.

Note 17: During the year ended December 31, 2000, 2001 and 2002, the Restaurant Properties REIT recorded provision for losses on land, buildings, and direct financing leases in the amount of $2,214,159, $16,900,116 and $8,639,377, respectively, for financial reporting purposes relating to several properties. The tenants of these properties experienced financial difficulties and/or ceased payment of rents under the terms of their lease agreements. The allowances represent the difference between the carrying value of the properties at December 31, 2000, 2001 and 2002, respectively, and the estimated net realizable value for these properties.

Note 18: During the year ended December 31, 2000, the Restaurant Properties REIT sold fifteen properties for aggregate net sales proceeds of $12,833,063, which resulted in total aggregate losses of $732,334 for financial reporting purposes (after deduction of construction costs incurred but not paid by the Restaurant Properties REIT as of the date of the sale).

Note 19: During the year ended December 31, 2000, the Restaurant Properties REIT received $1,187,238 for the sale of consolidated partnership interests.

Note 20: An affiliate of the Restaurant Properties REIT is entitled to receive, in connection with each common stock offering, a soliciting dealer servicing fee payable annually by the Restaurant Properties REIT beginning on December 31 of the year following the year in which each offering terminated in the amount of 0.20% of the stockholders' investment in the Restaurant Properties REIT in connection with such offering. An affiliate of the Restaurant Properties REIT in turn, may reallow all or a portion of such fee to broker-dealers whose clients purchased shares in such offering and held shares on such date. During the years ended December 31, 1998, 1999, 2000, 2001 and 2002 the Restaurant Properties REIT incurred $300,206, $1,493,437, $1,493,436, $1,493,436 and $1,493,437 of
                  such fees, respectively, which were paid in January 1999, 2000, 2001, 2002 and 2003, respectively.

Note 21: During the year ended December 31, 2001 and 2002, the Restaurant Properties REIT sold several properties held for investment for aggregate net sales proceeds of $11,207,122 and $67,043,108, which resulted in total aggregate losses of $1,136,997 and $347,179 for financial reporting purposes. In addition, during the year ended December 31, 2001, the Restaurant Properties REIT began acquiring certain properties with the intent of selling them to third parties.

Note 22: During the year ended December 31, 2001, an affiliate of the Restaurant Properties REIT advanced $6.0 million to the Restaurant Properties REIT in the form of a demand balloon promissory note. The note is uncollateralized, bears interest at LIBOR plus 2.5 percent with interest payments and outstanding principal due upon demand. During the year ended December 31, 2001, the Restaurant.

      Past performance is not necessarily indicative of future performance.

Note 22
(Continued):      Properties REIT converted the outstanding principal balance plus accrued interest under the advances into shares of Restaurant Properties REIT stock. As of December 31, 2001, the affiliate had advanced an additional $2.7 million to the Restaurant Properties REIT under the same terms of the previous advances. During 2002, the affiliate advanced $7.5 million to the Restaurant Properties REIT and subsequently converted the outstanding balances plus accrued interest under the advances, into shares of Restaurant Properties REIT stock.
                  As of December 31, 2002, the affiliate had advanced an additional $4.25 million to the Restaurant Properties REIT under the same terms as the previous advances.

Note 23: Effective January 1, 2002, the Restaurant Properties REIT adopted Statement of Financial Accounting Standards No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FASB #144"). This statement requires that a long lived asset be tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. In addition, the statement also requires that the results of operations of a component of an entity that either has been disposed of or is classified as held for sale be reported as a discontinued operation, for components designated on or after the effective date. As a result of the adoption of FASB #144, the operating results and the related gains/(losses) from the sale of all properties designated for sale effective January 1, 2002 have been classified as discontinued operations. The results of operations for these properties have been restated and reclassified to discontinued operations for each of the years ended December 31, 1998, 1999, 2000 and 2001 to conform to the 2002 presentation. The results of operations for these properties for the years ended December 31, 1994, 1995, 1996 and 1997 have not been restated or reclassified to conform to the 2002 presentation.

Note 24: Starting in 2001, the Restaurant Properties REIT began designating certain properties as held for sale and began selling these properties to private investors as an alternative to retaining the properties as a long term investment. The accounting for these properties differs from that of similar properties without this designation as the Restaurant Properties REIT does not record depreciation on these properties for financial reporting purposes. All properties designated through December 31, 2001 as held for sale reflect the gross sales proceeds received from the sale as a revenue line item. The related cost of the properties are reflected in a cost of real estate sold expense line item. All properties designated as held for sale subsequent to December 31, 2001 are presented as discontinued operations (see Note
                  23).

Note 25: For the year ended December 31, 2002, 100% of the distributions to stockholders were deemed return of capital for federal income tax purposes.

      Past performance is not necessarily indicative of future performance.

                                    TABLE III
                       Operating Results of Prior Programs
                         CNL RETIREMENT PROPERTIES, INC.

                                                             1997          1998            1999               2000
                                                           (Note 1)      (Note 1)        (Note 1)           (Note 2)
                                                          ---------     ---------       -----------       ------------
Gross revenue                                             $     --      $      --       $        --       $    981,672
Interest and other income                                       --             --            86,231            103,058
Equity in earnings of unconsolidated subsidiary                 --             --                --                 --
Less:  Operating expenses                                       --             --           (79,621)          (181,596)
       Interest expense                                         --             --                --           (367,374)
       Depreciation and amortization                            --             --                --           (310,982)
       Organizational costs                                     --             --           (35,000)                --
       Minority interest in earnings of consolidated
         joint ventures                                         --             --                --                 --
                                                          ---------     ---------       -----------       ------------
Net income (loss) - GAAP basis                                  --             --           (28,390)           224,778
                                                          =========     =========       ===========       ============
Taxable income
     - from operations (Note 7)                                 --             --            86,231             93,269
                                                          =========     =========       ===========       ============
     - from gain (loss) on sale                                 --             --                --                 --
                                                          =========     =========       ===========       ============
Cash generated from operations (Notes 4 and 5)                  --                           12,851          1,096,019
Less:  Cash distributions to investors (Note 8)
       - from operating cash flow                               --             --           (12,851)          (502,078)
       - from sale of properties                                --             --                --                 --
       - from cash flow from prior period                       --             --                --                 --
       - from return of capital (Note 9)                        --             --           (37,553)                --
                                                          ---------     ---------       -----------       ------------
Cash generated (deficiency) after cash                          --             --           (37,553)           593,941
    Distributions
Special items (not including sales of real
    estate and refinancing):
      Subscriptions received from stockholders                  --             --         5,200,283          6,491,310
      Sale of common stock to CNL
         Retirement Corp.                                  200,000             --                --                 --
      Stock issuance costs                                      --       (199,908)         (418,600)          (931,461)
      Acquisition of land, building and
         equipment on operating leases                          --             --                --        (13,848,900)
      Investment in direct financing leases                     --             --                --                 --
      Investment in notes receivable                            --             --                --                 --
      Investment in unconsolidated subsidiary                   --             --                --                 --
      Distributions received from unconsolidated
         Subsidiary                                             --             --                --                 --
      Distributions to minority interest                        --             --                --                 --
      Payment of acquisition costs                              --             --                --           (562,491)
      Increase in restricted cash                               --             --                --            (17,312)
      Proceeds of borrowing on line of credit                   --             --                --          8,100,000
      Payment on line of credit                                 --             --                --         (4,305,000)
      Proceeds from borrowings on mortgages payable             --             --                --                 --
      Principal payments on mortgages payable                   --             --                --                 --
      Payment of loan costs                                     --             --                --            (55,917)
      Retirement of shares of common stock                      --             --                --            (30,508)
                                                          ---------     ---------       -----------       ------------
Cash generated (deficiency) after cash
    distributions and special items                        200,000       (199,908)        4,744,130         (4,566,338)
                                                          =========     =========       ===========       ============
TAX AND DISTRIBUTION DATA PER
    $1,000 INVESTED (Note 6)
Federal income tax results:
Ordinary income (Note 10)
     - from operations (Note 7)                                 --             --                12                 32
                                                          =========     =========       ===========       ============
     - from recapture                                           --             --                --                 --
                                                          =========     =========       ===========       ============
Capital gain (Note 8)                                           --             --                --                 --
                                                          =========     =========       ===========       ============


      Past performance is not necessarily indicative of future performance.

       2001              2002
     (Note 2)          (Note 3)
   -----------      ------------
   $ 1,764,217      $ 16,938,823
       135,402         1,913,205
            --             5,404
      (343,472)       (2,182,674)
      (105,056)       (1,408,611)
      (535,126)       (3,461,279)
            --                --
            --          (433,012)
   -----------      ------------
       915,965        11,371,856
   ===========      ============
       600,447         7,792,023
   ===========      ============
            --                --
   ===========      ============
     2,173,379        16,784,763
    (1,507,322)      (14,379,477)
            --                --
            --                --
            --                --
   -----------      ------------
       666,057         2,405,286
    59,519,751       371,134,716
            --                --
    (6,903,096)      (40,231,933)
   (20,269,138)     (219,929,327)
            --      (109,720,000)
            --        (2,000,000)
            --          (350,364)
            --           190,922
            --          (508,885)
    (2,644,534)      (16,131,759)
       (17,797)       (1,649,575)
            --                --
    (3,795,000)               --
            --        32,620,000
            --          (267,720)
            --        (1,308,758)
       (13,020)         (173,839)
   -----------      ------------
    26,543,223        14,078,764
   ===========      ============
            41                42
   ===========      ============
            --                --
   ===========      ============
            --                --
   ===========      ============

      Past performance is not necessarily indicative of future performance.

                                                               1997             1998                1999              2000
                                                             (Note 1)         (Note 1)            (Note 1)          (Note 2)
                                                             --------         --------            --------          --------
Cash distributions to investors
    Source (on GAAP basis)
       from investment income                                   --                --                  --                 27
       from capital gain                                        --                --                  --                 --
       from investment income from
         prior period                                           --                --                  --                 --
       from return of capital (Note 9)                          --                --                  12                 32
                                                             ------           -------             -------           --------
Total distributions on GAAP basis (Note 10)                     --                --                  12                 59
                                                             ======           =======             =======           ========
   Source (on cash basis)
       from sales                                               --                --                  --                 --
       from refinancing                                         --                --                  --                 --
       from operations (Note 4)                                 --                --                   3                 59
       from cash flow from prior period                         --                --                  --                 --
       from return of capital (Note 9)                          --                --                   9                 --
                                                             ------           -------             -------           --------
Total distributions on cash basis (Note 10)                     --                --                  12                 59
                                                             ======           =======             =======           ========
Total cash distributions as a percentage
    of original $1,000 investment (Note 6)                     N/A               N/A                 3.0%              5.79%
Total cumulative cash distributions per
    $1,000 investment from inception                           N/A               N/A                  12                 71
Amount (in percentage terms) remaining
    invested in program properties at the end of
    each year presented (original total acquisition
    cost of properties retained, divided by original
    total acquisition cost of all properties in program)       N/A               N/A                 N/A                100%

Note 1: Pursuant to a Registration Statement on Form S-11 under the Securities Act of 1933, as amended, effective September 18, 1998, CNL Retirement Properties, Inc. (the "Retirement Properties REIT") registered for sale up to $155,000,000 of shares of common stock (the "Initial Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. The offering of shares of the Retirement Properties REIT commenced September 18, 1998, and upon the termination of the Initial Offering on September 18, 2000, the Retirement Properties REIT had received subscription proceeds of $9,718,974 (971,898 shares) from the Initial Offering, including $50,463 (5,046 shares) through the reinvestment plan. Upon termination of the Initial Offering, the Retirement Properties REIT commenced an offering of up to $155,000,000 (the "2000 Offering"), including up to $5,000,000 available to stockholders participating in the company's reinvestment plan. On May 24, 2002, the Retirement Properties REIT completed its 2000 Offering from which it received subscription proceeds of $155,000,000 (15,500,000 shares), including $418,670 (41,867 shares) through the reinvestment plan. Immediately following the completion of the 2000 Offering, the Retirement Properties REIT commenced an offering of up to $450,000,000 (45,000,000 shares) (the "2002
                  Offering"), including up to $50,000,000 (5,000,000 shares) available to stockholders participating in the company's reinvestment plan. Activities through July 13, 1999, were devoted to organization of the Retirement Properties REIT and operations had not begun. Amounts shown represent the results of the Initial Offering, including subscription proceeds issued pursuant to the reinvestment plan, from July 14, 1999 through December 31, 1999.

Note 2: The amounts shown represent the combined results of the Initial Offering and the 2000 Offering.

Note 3: The amounts shown represent the combined results of the Initial Offering, the 2000 Offering and the 2002 Offering.

Note 4: Cash generated from operations includes cash received from tenants, interest and other income, less cash paid for operating expenses.

Note 5: Cash generated from operations per this table agrees to cash generated from operations per the statement of cash flows included in the consolidated financial statements of the Retirement Properties REIT.

Note 6: Total cash distributions as a percentage of original $1,000 investment are calculated based on actual distributions declared for the period.

Note 7: Taxable income presented is before the dividends paid deduction.

Note 8: For the years ended December 31, 2002, 2001, 2000 and 1999, approximately 65%, 65%, 54% and 100%, respectively, of the distributions received by stockholders were considered to be ordinary income for federal income tax purposes. For the years ended December 31, 2002, 2001 and 2000, approximately 35%, 35% and 46%, respectively, of distributions received by stockholders were considered a return of capital for federal income tax purposes. No amounts distributed to stockholders for the years ended December 31, 2002, 2001, 2000 and 1999, are required to be or have been treated by the company as a return of capital for purposes of calculating the stockholders' return on their invested capital.

      Past performance is not necessarily indicative of future performance.

   2001              2002
 (Note 2)          (Note 3)
 --------          --------
   38                52
   --                --
   --                --
   25                13
 ----              ----
   63                65
 ====              ====
   --                --
   --                --
   63                65
   --                --
   --                --
 ----              ----
   63                65
 ====              ====
  7.0%              7.0%
  134               199

  100%              100%

Note 9: Cash distributions presented above as a return of capital on a GAAP basis represent the amount of cash distributions in excess of accumulated net income on a GAAP basis. Accumulated net income includes deductions for depreciation and amortization expense and income from certain non-cash items. In addition, cash distributions presented as a return of capital on a cash basis represents the amount of cash distributions in excess of cash generated from operating cash flow and excess cash flows from prior periods. These amounts have not been treated as a return of capital for purposes of calculating the amount of stockholders' invested capital.

Note 10: Tax and distribution data and total distributions on GAAP basis were computed based on the weighted average shares outstanding during each period presented. The taxability of distributions of a REIT is based on the annual earnings and profits split of the REIT. Therefore, federal income tax results per $1,000 invested presented above has been calculated using the annual earnings and profits split as described in Note 8.

Note 11: Certain data for columns representing less than 12 months have been annualized.

      Past performance is not necessarily indicative of future performance.